As filed with the Securities and Exchange Commission on June 22, 2007
Registration No. 333-139042

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHOPOFF PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Governing Instruments)

8951 Research Drive
Irvine, California 92618
1-877-TSG-REIT
(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

William A. Shopoff, President and Chief Executive Officer
Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California 92618
1-877-TSG-REIT
1-949-417-1399 (Facsimile)
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Mark Kelson, Esq.
Blase Dillingham, Esq.
Manatt, Phelps & Phillips, LLP
11355 W. Olympic Boulevard
Los Angeles, California 90064
(310) 312-4000
(310) 312-4224 (Facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We cannot sell any of the securities described in this prospectus until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities, in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED JUNE 22, 2007

PROSPECTUS

Maximum Offering of 20,100,000 Shares of Common Stock
Minimum Offering of 1,700,000 Shares of Common Stock
First 2,000,000 Shares Offered at $9.50/Share
Last 18,100,000 Shares Offered at $10.00/Share
Minimum Purchase: 2,000 Shares (In Most States)

We are offering and selling to the public up to 20,100,000 shares of our common stock (such common stock is referred to in this prospectus as the “shares” or the “share” as the context requires). The offering price is $9.50 per share until we have sold the first 2,000,000 shares and then the offering price will increase to $10.00 per share until the remaining 18,100,000 shares are sold or until the offering is terminated, whichever occurs first. Until a minimum of 1,700,000 shares is sold in this offering, we will place all proceeds raised in an escrow account. If we have not sold 1,700,000 shares before          , 2008, we will terminate the offering and stop selling shares and refund the purchasers. Purchases by our affiliates will not count toward the 1,700,000 share minimum. The minimum purchase by any one investor is generally 2,000 shares, unless a different minimum amount is required pursuant to applicable state securities laws. We are a newly formed Maryland corporation that intends to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 7 for a discussion of material risk factors relevant to an investment in our common stock, including, but not limited to, the following:

•	Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid.

•	Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	No public market exists for our shares. Our shares cannot be readily sold, and if you are able to sell your shares, you may have to sell them at a substantial discount.

•	Neither we nor our advisor, Shopoff Advisors, L.P., have an operating history. We have not made any investments. We have not identified any investments to make with the proceeds from this offering. As a result, you will not have the opportunity to review our investments prior to purchasing shares.

•	We will rely on Shopoff Advisors for our day-to-day operations and the selection of our investments. We will pay substantial fees to Shopoff Advisors for these services. Shopoff Advisors is an affiliate of ours and of our sponsor, The Shopoff Group, L.P., and therefore, these fees were not determined on an arm’s-length basis. Shopoff Advisors is also subject to conflicts of interest due to relationships its principals have with other programs sponsored by The Shopoff Group.

•	We are the first publicly-offered investment program sponsored by The Shopoff Group. You should not assume that the prior performance of privately-held programs sponsored by The Shopoff Group is necessarily indicative of our future results.

•	Although we intend to qualify as a real estate investment trust for U.S. federal income tax purposes, we may fail to do so.

	Public Offering	Aggregate Offering	Less Selling	Proceeds to Us
This Offering	Price per Share	Price	Commissions(1)	Before Expenses

Offering Price for First 2,000,000 shares sold	$9.50	$19,000,000	$0.00	$19,000,000

Offering Price for Last 18,100,000 shares sold	$10.00	$181,000,000	$0.00	$181,000,000

TOTAL		$200,000,000	$0.00	$200,000,000

(1)	There will be no selling commissions or other discounts associated with this offering. However, Shopoff Securities, Inc., our broker-dealer in this offering, will receive a fixed monthly marketing fee of $100,000 from our sponsor, The Shopoff Group.

If the maximum offering is raised, we anticipate that we will invest at least 88.7% of the offering proceeds in real estate and real estate-related investments with the balance used to pay fees and expenses and to serve as a reserve for initial working capital. If the minimum offering is raised, we anticipate that we will invest at least 80.2% of the offering proceeds in real estate and real estate-related investments with the balance used to pay fees and expenses and to serve as a reserve for initial working capital.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from your investment in our shares of common stock is prohibited.

All securities to be sold under this offering shall be offered by Shopoff Securities, Inc., which shall sell the minimum number of securities offered, or 1,700,000 shares, if any are sold, and use its best efforts to sell the maximum number of securities offered, or 20,100,000 shares. Shopoff Securities, Inc. may not complete a sale of our shares to you until at least five business days after the date you receive a copy of the final prospectus. Shopoff Securities, Inc. must also send you a confirmation of your purchase. Shopoff Securities, Inc. is an entity wholly owned by The Shopoff Revocable Trust dated August 12, 2004, which is a trust owned by William A. Shopoff, the President of The Shopoff Group, L.P., a Delaware limited partnership, and the sponsor of this REIT.

•	We will sell shares until the earlier of , 2009, or the date on which the maximum offering has been sold.

•	Your investment will be placed in an interest-bearing escrow account with Wells Fargo Bank, N.A., as escrow agent, with interest accruing to the benefit of investors only if the minimum offering amount is not obtained. No funds will be disbursed in accordance with this prospectus until we have received and accepted subscriptions for at least 1,700,000 shares.

•	This offering will be conducted in compliance with SEC Rules 10b-9 and 15c2-4. If we do not sell 1,700,000 shares before one year from the effective date [ , 2008], this offering will be terminated and our escrow agent will refund your investment with interest and without deduction for escrow expenses within ten business days of the termination of this offering.

The date of this prospectus is          , 2007

PART I — INFORMATION REQUIRED IN PROSPECTUS

INVESTOR SUITABILITY STANDARDS

An investment in Shopoff Properties Trust, Inc. involves significant risk. An investment in our common stock is suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a minimum net worth (excluding your home, home furnishings and personal automobiles) of at least $150,000; or

•	a minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

Investors with investment discretion over assets of an employee benefit plan covered under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should carefully review the information entitled “ERISA Considerations.”

Some states may have established suitability standards that are less rigorous than those described in this prospectus. We reserve the right to sell to investors in those states that meet such state’s lower suitability standards even if below our suitability standards described in this prospectus. On the other hand, some of the states in which we intend to sell have established suitability standards for individual investors and subsequent transferees that are more rigorous than those set by Shopoff Properties Trust, Inc. We must adhere to those higher state standards when selling to investors in such states.

If you are an individual, including an individual beneficiary of a purchasing individual retirement account, or IRA, or if you are a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Account, you must represent that you meet our investor suitability standards, as set forth in the Subscription Agreement attached as Exhibit A to this prospectus, including the following:

[TO BE COMPLETED]

Several states have established suitability standards different from those we have established. In these states, shares will be sold only to investors who meet the special suitability standards set forth below:

California:  Investors must have had during the last tax year, or estimate that the investor will have during the current tax year, (1) a minimum net worth of $250,000 (exclusive of home, home furnishings, and personal automobiles) together with a $65,000 minimum annual gross income; or (2) a minimum net worth of $500,000 (exclusive of home, home furnishings, and personal automobiles) irrespective of annual gross income, or, (3) a minimum net worth of $1,000,000 (inclusive of home, home furnishings, and personal automobiles).

Iowa:  Investors must have either: (1) a minimum net worth of $500,000 (exclusive of home, auto, and furnishings), or (2) a minimum annual gross income of $100,000 and a net worth of $250,000 (exclusive of home, auto, and furnishings). In addition, an investor’s maximum investment in us and our affiliates cannot exceed 10% of an investor’s net worth.

Kentucky:  Investors must have either: (1) a minimum annual gross income of $100,000 together with a minimum liquid net worth of $500,000; or (2) a minimum liquid net worth alone of $1,000,000; and in neither case shall the investment exceed 10% of an investor’s liquid net worth.

North Carolina:  Investors must have either: (1) a minimum annual gross income of $60,000 together with a minimum net worth of $60,000; or (2) a minimum net worth of $225,000.

Washington:  Investors must have either: (1) a net worth of at least $250,000; or (2) a gross annual income of at least $70,000 together with a net worth of at least $70,000.

i

[TO BE COMPLETED]

We will not permit transfers of less than the minimum required purchase. Only in very limited circumstances, such as a division between an IRA and an individual investment, may you sell, transfer, fractionalize or subdivide your shares so as to retain less than the minimum number of our shares. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs provided that each such contribution is made in increments of at least 100 shares. However, your investment in us will not, in itself, create a retirement plan for you and, in order to create a retirement plan, you must comply with all applicable provisions of the federal income tax laws. After you have purchased the minimum investment, any additional investments must be made in increments of at least 100 shares.

Ensuring Our Suitability Standards Are Adhered To

In order to assure adherence to the suitability standards described above, requisite suitability standards must be met as set forth in the Subscription Agreement, including the Subscription Agreement Signature Page. We and each person selling common stock on our behalf are required to (1) make reasonable efforts to assure that each person purchasing our common stock is suitable in light of the person’s age, educational level, knowledge of investments, financial means and other pertinent factors and (2) maintain records for at least six years of the information used to determine that an investment in our common stock is suitable and appropriate for each investor. Our agreement with our broker-dealer, Shopoff Securities, requires it to (a) make inquiries diligently as required by law of all prospective investors in order to ascertain whether an investment in us is suitable for the investor and (b) transmit promptly to us all fully completed and duly executed Subscription Agreements.

In addition, by signing the Subscription Agreement Signature Page, you represent and warrant to us that you have received a copy of this prospectus, that you meet the net worth and annual gross income requirements described above and, if applicable, that you will comply with requirements of California law summarized in the Subscription Agreement attached as Exhibit A with respect to resale of our shares of common stock. These representations and warranties help us to ensure that you are fully informed about an investment in us and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.

Escrow Account

Subscription proceeds will be placed in an interest-bearing account with the escrow agent, Wells Fargo Bank, N.A., until subscriptions for at least the minimum offering of 1,700,000 shares aggregating at least $16,150,000 have been received and accepted by us.

Shares purchased by The Shopoff Group, its officers or employees or its affiliates, or shares issued to or purchased by our officers or directors will not be counted in calculating the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by Shopoff Advisors. This will occur from the time the investment is deposited with the escrow agent until:

•	you are accepted by us as a stockholder; or

•	one year from the time the offering period began, whichever comes first.

Subscribers may not otherwise withdraw funds from the escrow account.

Page

Joint Ventures	37
Our Policies With Respect to Borrowing	38
Sale or Disposition of Properties	38
Our Long-Term Investment Objectives	39
Changes in Our Investment Objectives	40
Appraisals	40
Reserves	40
Distribution Policy	41
MANAGEMENT OF SHOPOFF PROPERTIES TRUST, INC	42
General	42
The Directors and Executive Officers	42
Committees of Our Board of Directors	46
Director Compensation	47
Executive Officer Compensation	48
Compensation Committee Interlocks and Insider Participation	48
2007 Equity Incentive Plan	48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	51
Our Related Party Transaction Policy	51
OUR ADVISOR	53
Management	53
The Advisory Agreement	53
Possible Internalization	54
Indemnification	54
Other Services	55
MANAGEMENT COMPENSATION	55
Limitation on Acquisition-Related Compensation	60
Limitation on Payments Involving Joint Ventures	60
Limitation on Operating Expenses	60
Additional Important Information on Compensation to Our Affiliates	61
PRIOR PERFORMANCE SUMMARY	62
Programs Similar in Nature to Registration Statement Objectives	63
Secured Loan Acquisition Programs	75
Institutional Programs — No Ownership; Management Agreement	79
Low Income Housing Tax Credit Programs	81
CONFLICTS OF INTEREST	83
Competition for the Time and Service of Shopoff Advisors and Its Affiliates	83
Process for Resolution of Conflicting Opportunities	84
Acquisitions from Affiliates of Shopoff Advisors	84
We May Purchase Properties from Persons with Whom Affiliates of Shopoff Advisors Have Prior Business Relationships	84
Shopoff Advisors May Have Conflicting Fiduciary Obligations in the Event Shopoff Properties Trust, Inc. Acquires Properties with Shopoff Advisors’ Affiliates	84
Receipt of Fees and Other Compensation by Shopoff Advisors and its Affiliates	85
Non-Arm’s-Length Agreements; Conflicts; Competition	85
Legal Counsel for Shopoff Properties Trust, Inc. and Shopoff Advisors is the Same Law Firm	85

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of our shares of common stock offered by this prospectus.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	pays annual dividends to investors of at least 90% of its taxable income;

•	avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is generally not subject to federal corporate income taxes on its net income that it distributes, provided certain income tax requirements are satisfied; and

•	allows individual investors to invest in a large-scale real estate portfolio through the purchase of interests, typically shares, in the REIT.

Q:	What is Shopoff Properties Trust, Inc.?

A:	Shopoff Properties Trust, Inc., a Maryland corporation formed on November 16, 2006, has not yet qualified as a REIT for federal income tax purposes, but intends to do so for the full taxable year in 2008. Our primary focus will be to acquire undeveloped real estate assets for which we will obtain entitlements and hold such assets as long term investments for eventual sale. Our headquarters are located at 8951 Research Drive, Irvine, California 92618. Our telephone number is (877) TSG-REIT. Our web site is www.shopoff.com.

Q:	What is The Shopoff Group, L.P.?

A:	The Shopoff Group, L.P., a Delaware limited partnership formed on July 21, 2004, is the sponsor of the REIT. As sponsor, The Shopoff Group is instrumental in organizing the REIT and in participating in its management, primarily through its affiliate, Shopoff Advisors, L.P. William A. Shopoff, our Chairman of the Board, Chief Executive Officer and President, is also the President of The Shopoff Group.

Q:	What is Shopoff Advisors, L.P.?

A:	Shopoff Advisors, L.P., a Delaware limited partnership formed on November 17, 2006, is our advisor and, as such, makes investment recommendations and supervises and manages our day-to-day operations, subject to oversight by our board of directors. Shopoff Advisors will also provide marketing, sales and client services on our behalf. Shopoff Advisors is an affiliate of our sponsor, The Shopoff Group. Shopoff Advisors is located at 8951 Research Drive, Irvine, California 92618. The telephone number for Shopoff Advisors is (877) TSG-REIT.

Q:	What is Shopoff Securities, Inc.?

A:	Shopoff Securities, Inc., a Delaware corporation formed on September 14, 2006, is our broker-dealer for this offering. The Shopoff Revocable Trust dated August 12, 2004, owned by William A. Shopoff, is the sole stockholder of Shopoff Securities.

Q:	What kind of offering is this?

A:	Through our broker-dealer, we are offering the first 2,000,000 shares of our common stock at an offering price of $9.50. Once 2,000,000 shares are sold, the offering price will increase to $10.00 per share until the remaining 18,100,000 shares of common stock are sold or the offering is terminated, whichever occurs first. This offering is being made on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the broker(s) – dealer(s) participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any minimum number of shares will be sold. Until a minimum of 1,700,000 shares is sold in this offering, we will place all proceeds raised from the offering in an escrow account. If we have not sold the minimum of 1,700,000 shares before , 2008 (one year after the effective date of this prospectus), we will terminate the offering and stop selling shares. In such event, your funds in the escrow account, including interest thereon, will be returned to you within 10 business days. We will bear all expenses of the escrow and, as such, the amount to be returned to any subscriber will not be reduced for such expenses. If the minimum offering amount is reached, the interest earned on the escrow account will be retained by us.

Q:	What will you do with the money raised in this offering?

A:	If we sell the minimum number of shares offered in this offering, we will use your investment proceeds to purchase undeveloped real estate, improved residential and commercial properties, and real estate-related investments. We may also use some net proceeds from this offering to retire existing debt that we may assume when acquiring properties and to pay the fees and expenses due to Shopoff Advisors, Shopoff Securities, and their affiliates, as applicable. Real estate-related investments include, but are not limited to, (i) first mortgages, second mortgages or mezzanine loans, which we refer to collectively in this prospectus as mortgage loans (secured directly or indirectly by the same types of properties we may acquire directly), and (ii) preferred equity investments in corporations, partnerships or limited liability companies that own the same types of properties that we may acquire directly. If the minimum offering is raised, we intend to invest at least 80.2% of the offering proceeds to acquire undeveloped real estate, improved residential and commercial properties, and real estate-related investments, and the remaining net proceeds will be used to pay fees and expenses of this offering and acquisition expenses and to establish a reserve for working capital. Until we invest the proceeds of this offering in real estate and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in real estate and real estate-related investments.

Q:	Do you currently own any real estate or any real estate-related investments?

A:	No. This offering is a “blind pool” offering in that we have not yet identified specific real estate that we will acquire or real estate-related investments we will make with the net proceeds from this offering.

Q:	Who will select our real estate and real estate-related investments?

A:	Our advisor has an investment committee consisting of four directors and/or officers who have had at least ten years of experience in the real estate investment industry. They will have primary responsibility for selecting our real estate and real estate-related investments. Once selected, the investments must be approved by a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to us and consistent with our investment objectives. If the board approves a given acquisition, Shopoff Advisors will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the board of directors.

Properties may be acquired from affiliates of Shopoff Advisors, provided that a majority of our board of directors, including a majority of the independent directors not otherwise interested in the transaction, approves the transaction as being fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliate, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.

Q:	What are the risks involved in an investment in our shares?

A:	An investment in our common stock is subject to significant risks. The following are some of the most significant risks relating to your investment:

•	Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid.

•	Due to risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose some or all of your money.

•	There is no public trading market for our shares on a stock exchange. Our shares cannot be readily sold and, if you are able to sell your shares, you may have to sell them at a substantial discount.

•	Neither we nor Shopoff Advisors have an operating history. Therefore, we may not be able to successfully and profitably operate our business. We do not yet own any real estate or real estate-related investments and we have not identified any specific assets to acquire or investments to make with the net proceeds from this offering. We are considered to be a blind pool, and you will not have the opportunity to review the assets we acquire or the other investments we make with the proceeds from this offering.

•	We will rely on Shopoff Advisors to manage our day-to-day operations and the selection of our investments. We will pay substantial fees to Shopoff Advisors for these services, some of which will be paid regardless of the quality or performance of the investments acquired or services provided to us. These fees were not determined on an arm’s-length basis.

•	The executive officers of Shopoff Advisors, who also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved.

•	We will compete with affiliates of Shopoff Advisors for investment opportunities. Shopoff Advisors may face conflicts of interest in allocating investment opportunities between us and these other programs.

•	We are the first publicly-offered investment program sponsored or advised by The Shopoff Group, Shopoff Advisors or their affiliates. The prior programs and investments sponsored by The Shopoff Group were conducted through privately-held entities. You should not assume that the prior performance of these programs is necessarily indicative of our future performance for any reason.

•	Investors in this offering who purchase a portion of the 2,000,000 shares offered at $9.50 per share will experience immediate dilution as a result of the grant of restricted stock to our directors and executive officers once the minimum offering amount is sold. Investors in this offering who purchase a portion of the remaining 18,100,000 shares at $10.00 per share may experience dilution if the value of our net assets is less than $10.00 at the time of their respective purchases.

•	Real estate investments are subject to numerous risks, including changes in general economic conditions, local market conditions, supply or demand of competing properties in a market area, operating costs, interest rates, or tax, real estate, environmental or zoning laws and regulations.

•	If we are unable to acquire suitable investments or locate suitable investments in a timely manner, our ability to meet our investment objectives and pay dividends (if any) will be impacted.

•	This offering is being made on a “best efforts” basis, whereby our broker-dealer, who will sell our shares in this offering, is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount of 1,700,000 shares.

•	We intend to qualify as a REIT and to elect to be taxed as a REIT for the taxable year ending December 31, 2008, but as of the date of this prospectus we are not qualified as a REIT. If we fail to qualify as, or lose our tax status as, a REIT, we will be subject to increased taxes which will reduce the amount of cash we have available to pay dividends, if any, to our stockholders.

•	Terrorist attacks and other acts of violence or war may affect the markets in which we will operate, our operations and our profitability.

•	We may borrow money and secure such borrowings with our real estate investments which will put us at risk of losing the assets should we be unable to make debt service payments.

•	In order to maintain our status as a REIT, we may incur debt, issue securities and/or sell assets to pay the required dividends to our stockholders.

Before you invest in our shares, you should review the “Risk Factors” section beginning on page [7] of this prospectus.

Q:	What are the fees and expense reimbursements you will pay to Shopoff Advisors and Shopoff Securities?

A:	Shopoff Advisors and some of our other affiliates will receive substantial compensation and fees for services relating to the investment and management of our assets. Shopoff Securities will not receive any selling commissions, but it will receive a fixed monthly marketing fee from our sponsor and reimbursements from us for expenses incurred in connection with the offering. The most significant items of compensation are included in the following table:

ORGANIZATION AND OFFERING STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount(1)

Marketing Fee/Shopoff Securities	Fixed fee of $100,000 per month paid by The Shopoff Group directly to Shopoff Securities (not from the proceeds of this offering) to cover administrative costs, such as employee salaries and other employee-related expenses, the office lease, computer and technology, insurance and office supplies.	$2,400,000
Reimbursement of Organization and Offering Expenses/Shopoff Advisors, Shopoff Securities, and The Shopoff Group	Reimbursement of actual expenses is allowable up to 11.75% of gross offering proceeds at the minimum offering amount; however, we expect actual expenses to be approximately 2.88% of gross offering proceeds, or $5,750,000, if we raise the maximum amount pursuant to this offering.	$5,750,000

ACQUISITION STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount

Acquisition and Advisory Fees/Shopoff Advisors	3% of (i) the contract purchase price of the underlying property, for any real estate asset acquired by us directly or indirectly other than a real estate-related investment, and (ii) the contract purchase price of the underlying property, for any real estate-related investment acquired by us directly or indirectly. We will not pay acquisition and advisory fees in connection with any temporary investments.	$5,827,500

x

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount

Reimbursement of Acquisition Expenses/Shopoff Advisors and Third Parties	Reimbursement of actual expenses, up to 0.5% of (i) the contract purchase price for a property acquired directly or through a joint venture or (ii) with respect to real estate-related investments, the contract purchase price of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment.	$971,250(2)
Debt Financing Fee/Shopoff Advisors	1% of the amount available under any loan or line of credit made available to us. Shopoff Advisors will pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.(3)	Actual amounts are dependent upon the amount of any debt financed and, therefore, cannot be determined at the present time.

(1)	For purposes of this calculation, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, this amount is dependent upon the value of our properties as financed and cannot be determined at the present time. For illustrative purposes, assuming we use debt financing in connection with the acquisition of our properties or other investments and further assuming no reinvestments with the proceeds of any sales of investments were made, we could make investments with an aggregate contract price of approximately $400,000,000, less applicable fees, expenses, and reserves for working capital, if the maximum offering is sold. In such a case, acquisition and advisory fees could be approximately $12,000,000 (3% of $400,000,000); acquisition expenses could be approximately $2,000,000 (.5% of $400,000,000); and debt financing fees could be approximately $4,000,000 (1% of $400,000,000). (See “Estimated Use of Proceeds of this Offering” for more information.)

(2)	This amount includes customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average .5% of the contract purchase price of property acquisitions. (See “Estimated Use of Proceeds of this Offering” for more information.)

(3)	In the event that the 1% debt financing fee does not cover all loan or letter of credit fees payable, Shopoff Advisors may seek the approval of our independent directors for reimbursement of amounts due in excess of 1%. In determining whether to pay such excess amount, our independent directors will consider, among other things, (i) the difficulty of the loan transaction by comparison with industry standards, (ii) any extraordinary work undertaken in order to complete the loan process, (iii) the number of lenders involved in the transaction, (iv) variations in the fee structures among different market areas, (v) changes in market conditions which result in substantial increases in the standard fees charged.

OPERATING STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount

Asset Management Fee/Shopoff Advisors	A monthly payment of one-twelfth of 2% of (i) the aggregate asset value for operating assets (1) and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by us directly or indirectly as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value for real estate assets held for greater than one year by us directly or indirectly as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by us directly or indirectly as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.
Property Management Fees/Shopoff Management, Inc.(2)	3% of gross revenues of the property.	Actual amounts to be paid depend upon the gross revenues of the properties and, therefore, cannot be determined at the present time.
Leasing Fees/Shopoff Management, Inc.	Leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Such fees generally range between 4% to 6% of the gross rental income of the negotiated lease.	Actual amounts to be paid depend upon the negotiated lease rates and, therefore, cannot be determined at this time.
Development Fee/The Shopoff Group	Paid in an amount that is usual and customary for comparable services rendered to similar projects in the geographic location of the project; typically, 3% of total project value paid monthly over project life; provided, however, that no Asset Management Fee will be paid during the time the Development Fee is being paid.	Not determinable at this time.
Subordinated Participation in Distributable Cash (Payable at any time during the Operations and Disposition/Liquidation Stages and only if our shares are not listed on a national securities exchange)	50% of remaining amounts of Distributable Cash after return of capital plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the amount of Distributable Cash, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.

(1)	Operating assets are properties that are income producing or in a leased state to be considered income producing.

(2)	Shopoff Management, Inc., a Delaware corporation wholly owned by The Shopoff Revocable Trust dated August 12, 2004, will serve as property manager for any income-producing properties we acquire. For additional information on Shopoff Management, please see “Prospectus Summary — Our Structure.”

DISPOSITION/ LIQUIDATION STAGE

Type of Compensation / Recipient	Method of Compensation	Estimated Maximum Amount

Disposition Fee(1)/Shopoff Advisors	(i) in the case of the sale of any real estate asset other than real estate-related investments, the lesser of: (a) one-half of the competitive real estate commission paid up to 3% of the contract sales price (such amount, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the competitive real estate commission or 6% of the contracted sales price) or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract purchase price of each property sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price of such real estate-related investments.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.
Shopoff Advisors has a subordinated participation interest in the profits of Shopoff Partners(2) pursuant to which Shopoff Advisors will receive cash distributions from Shopoff Partners under the circumstances described below.
Subordinated Participation in Distributable Cash (Payable at any time during the Operations and Disposition/Liquidation Stages and only if our shares are not listed on a national securities exchange)	50% of remaining amounts of Distributable Cash after return of capital plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the amount of Distributable Cash, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.

Type of Compensation / Recipient	Method of Compensation	Estimated Maximum Amount

Subordinated Incentive Listing Fee (Payable only if shares are listed on a national securities exchange)	50% of the amount by which the market value of our common stock exceeds the aggregate capital contributed by stockholders plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the market value of our outstanding common stock at a later date and, therefore, cannot be determined at the present time. Upon listing, the market value of our outstanding common stock will be measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the common stock is traded, with such period beginning at least 12 months after the date of listing.
Subordinated Performance Fee (Payable only if the Subordinated Incentive Listing Fee is not paid and/or Subordinated Participation in Distributable Cash is not paid)	Upon termination of the advisory agreement between us and Shopoff Advisors, a performance fee of 50% of the amount by which the greater of the market value of our outstanding common stock or real estate at the time of termination, plus total distributions paid to our stockholders, exceeds the aggregate capital contributed by stockholders plus payment to investors of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the market value of our outstanding common stock or the net appraised value of our asset at a later date and, therefore, cannot be determined at the present time. Upon listing, the market value of our outstanding common stock will be measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the common stock is traded, with such period beginning at least 12 months after the date of listing.

(1)	Payable only if Shopoff Advisors provides a substantial amount of services, as determined by our independent directors, in connection with selling one or more assets and subject to certain conditions.

(2)	Shopoff Partners is an operating partnership through which we intend to own substantially all of our assets and to conduct our operations. For additional information on Shopoff Partners, please see “Prospectus Summary — Our Structure.”

In the event we acquire a real estate asset or a real estate-related investment through a joint venture with a third party or an affiliate, the fees specified in the table above would apply to the transaction. However, payment of any acquisition and advisory fees and asset management fees owed to Shopoff Advisors by us would be limited to the pro rata portion of our ownership interest in the joint venture.

There are many additional conditions and restrictions on the amount of compensation and reimbursements Shopoff Advisors, Shopoff Securities, and affiliated entities may receive. For a more detailed explanation of the fees, expenses, and reimbursements payable to Shopoff Advisors and Shopoff Securities, please see the “Management Compensation” section of this prospectus.

With the exception of any shares issued under our 2007 equity incentive plan, we do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

Q:	What conflicts of interest exist between you and Shopoff Advisors and its affiliates?

A:	Shopoff Advisors, as our advisor, will experience conflicts of interest in connection with the management of our business affairs including the operation of approximately 31 other real estate programs in which The Shopoff Group and our executive officers are involved. These conflicts include the following:

•	The executive officers of Shopoff Advisors, who also serve as our officers and directors, will have to allocate their time between us and other real estate programs and activities in which they are or will be involved;

•	The executive officers of Shopoff Advisors must determine how to allocate investment opportunities between us and other real estate programs of The Shopoff Group;

•	Shopoff Advisors may compete with other programs of The Shopoff Group in selling similar properties at the same time; and

•	Shopoff Advisors and some of our affiliates will receive fees in connection with transactions involving the purchase, management and sale of our real estate and real estate-related investments regardless of the quality or performance of the investments acquired or the services provided to us.

•	The Shopoff Advisors advisory agreement, the fees payable under the advisory agreement and distributions payable to Shopoff Advisors under the Shopoff Partners partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with a third-party.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

Q:	If I buy shares, will I receive dividends and how often?

A:	Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid.

Q:	May I reinvest my dividends?

A:	In the future, we may establish a dividend reinvestment plan, but there is no such plan in place at this time. Accordingly, there is no automatic mechanism pursuant to which our stockholders may reinvest their dividends.

Q:	How long will this offering last?

A:	The offering will not last beyond , 2009 (which is two years after the effective date of this prospectus). If the minimum offering of 1,700,000 shares is not sold by , 2008 (one year after the effective date of this prospectus), we will terminate this offering. We reserve the right to terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either: (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description in the “Investor Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must initially purchase at least 2,000 shares, which equals a minimum investment of at least $19,000 if the shares are purchased at $9.50 per share, or $20,000 if the shares are purchased at $10.00 per share. The minimum investment levels may be different in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing in the “Investor Suitability Standards” section of this prospectus. Subject to restrictions imposed by state law, once an investor has purchased shares meeting the minimum investment, that investor may make additional purchases in increments of at least 100 shares.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, you will need to contact our broker-dealer, Shopoff Securities, and complete a Subscription Agreement, like the one attached to this prospectus as Exhibit A, and pay for the shares you wish to purchase at the time you subscribe.

Q:	If I buy shares in this offering, how may I later sell them?

A:	At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of our outstanding shares. See the “Investor Suitability Standards” and “Description of Capital Stock — Restrictions on Ownership and Transfer” sections of this prospectus for additional information.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

•	A detailed quarterly report after the end of each of the first three fiscal quarters of the year;

•	An annual report after the end of each year; and

•	An annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact our broker-dealer:
Shopoff Securities, Inc.
8951 Research Drive
Irvine, California 92618
(877) TSG-REIT
For questions regarding our assets and operations, contact us at:
Investor Relations
Shopoff Properties Trust, Inc.
8951 Research Drive
Irvine, California 92618
(877) TSG-REIT

e-mail: info@shopoff.com
www.shopoff.com

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. Historical results and trends should not be taken as indicative of future operations. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative/ regulatory changes, including changes to laws governing the taxation of REITs; availability of capital; interest rates; our ability to service our debt; competition; supply and demand for undeveloped land and other real estate in our proposed market areas; the prospect of a continuing relationship with Shopoff Advisors; changes in accounting principles generally accepted in the United States of America; and policies and guidelines applicable to REITs. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, such information should not be regarded as a representation by us or any other person that any of our objectives and plans, which we consider to be reasonable, will be achieved.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. It is not complete and does not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section.

Shopoff Properties Trust, Inc.

Our primary focus will be to acquire undeveloped real estate assets for which we will obtain entitlements and hold such assets as long term investments for eventual sale. “Entitlements” is an all inclusive term used to describe the various components of our value added business plan. We will undertake various functions to enhance the value of our land holdings, including land planning and design, engineering and processing of tentative tract maps and obtaining required environmental approvals. All of these initial entitlements are discretionary actions as approved by the local governing jurisdictions. The subsequent entitlement process involves obtaining federal, state, or local biological and natural resource permits if applicable. Federal and state agencies may include the U.S. Army Corps of Engineers, the U.S. Fish and Wildlife Service, state wildlife, or others as required. By obtaining these approvals or entitlements, the firm can remove impediments for development for future owners and developers of the projects. It is through this systematic process that we believe that we can realize profits for our investors by enhancing asset values of our real estate holdings. The majority of the property acquired will be located primarily in the States of California, Nevada, Arizona, Hawaii and Texas. If market conditions dictate and if approved by our board of directors, we may invest in properties located outside of these states. On a limited basis, we may acquire interests in income producing properties and ownership interests in firms engaged in real estate activities or whose assets consist of significant real estate holdings, provided these investments meet our overall investment objectives.

Our Sponsor

Our sponsor, The Shopoff Group L.P., is wholly owned by The Shopoff Revocable Trust dated August 12, 2004, and is involved in the acquisition, management and disposition of real estate investments. The firm employs a staff of 30 people, including real estate project managers, with significant experience in our approach to accomplishing the execution of our business plan. The firm has considerable experience in evaluating and managing real estate projects similar to those we contemplate acquiring for Shopoff Properties Trust. See “Prior Performance Summary.”

Our Advisor

In addition to making investment recommendations and supervising and managing our day-to-day operations, subject to oversight by our board of directors, Shopoff Advisors will also provide marketing, sales and client services on our behalf. The sole limited partner of Shopoff Advisors is Shopoff Investors, L.P. The general partner of Shopoff Advisors is The Shopoff Corporation, an S-corporation whose sole stockholder is The Shopoff Revocable Trust dated August 12, 2004. Shopoff Advisors, through the employees of The Shopoff Group, will create a business plan for each asset that we propose to acquire. This plan will focus on the methodology to create maximum value from each property being acquired. The professionals at The Shopoff Group will focus on potential land uses for the subject property. This requires a comprehensive knowledge of various product types and their relative values. After a careful consideration of the highest and best use of the property our team will work with local planning officials and elected officials to affect a plan to obtain the requisite approvals desired.

Our team has expertise in numerous facets of the business and is experienced in many different political subdivisions. We understand the nuances within each jurisdiction required to accomplish our goals and objectives. This provides a higher level of certainty in accomplishing the underlying business plan. Once the primary objectives of the business plan have been accomplished, Shopoff Advisors will determine the optimal manner and timing to dispose of the property in order to maximize shareholder value.

References in this prospectus to “affiliates of Shopoff Advisors” include The Shopoff Group and each other affiliate of Shopoff Advisors.

Our Broker-Dealer

Shopoff Securities, Inc., was formed for the purpose of acting as placement agent or best efforts underwriter for the issuance of debt and/or equity securities. Shopoff Securities became a licensed broker-dealer registered with the National Association of Securities Dealers, Inc., or the “NASD,” on May 29, 2007. This is the first offering for which Shopoff Securities has acted as a broker-dealer or provided sales, promotional, and marketing assistance services. Shopoff Securities will not receive selling commissions in connection with the offering, but will receive a fixed monthly marketing fee from our sponsor and reimbursements from us for expenses incurred in connection with the sale of shares.

Our Structure

We plan to own substantially all of our assets and conduct our operations through an operating partnership called Shopoff Partners, L.P., which was organized in the State of Delaware on November 17, 2006. Shopoff Partners has a sole general partner, Shopoff General Partner, LLC, which is our wholly owned subsidiary, and two limited partners: (1) us, and (2) Shopoff Advisors. Shopoff Partners will purchase property from the owners for cash and notes. In this prospectus:

•	we refer to Shopoff Partners, L.P. as Shopoff Partners; and

•	we use the terms “we,” “us,” “our” and similar pronouns to refer to either: (1) Shopoff Properties Trust, Inc., or (2) Shopoff Properties Trust, Inc. and Shopoff Partners, collectively, as required by the context in which such pronoun is used.

Three other entities affiliated with us will participate in our operation, ownership and/or management. They are: (i) Shopoff T.R.S., Inc., whose purpose is to serve as a fully taxable corporation that may earn income that would not be qualifying REIT income if earned directly by us, (ii) Shopoff Management, Inc., whose purpose is solely to serve as property manager for any income-producing properties we may acquire, and (iii) Shopoff General Partner, L.L.C., whose purpose is solely to serve as the general partner of Shopoff Partners.

The following chart indicates the relationships among the various entities that are related to us.

Shopoff Management, Inc. (Property Management Company)
100%
The Shopoff Revocable Trust dated August 12, 2004 (Sole Shareholder)1
100%
Shopoff Investors, L.P. (Sole Limited Partner)2
100%
The Shopoff Corporation (Sole General Partner)
General Partner 1%
Limited Partner 99%
Shopoff Advisors, L.P. (Advisor)
The Shopoff Revocable Trust dated August 12, 2004 (Sole Limited Partner)2
TSG GP, LLC (Sole General Partner)
The Shopoff Group, L.P. (Sponsor)
Approx. 0.01% at Maximum Offering
General Public
The Shopoff Revocable Trust dated August 12, 2004 (Sole Shareholder)1
100%
Shopoff Securities, Inc. (Broker-Dealer)
Broker-Dealer Agreement
Shopoff Properties Trust, Inc. (REIT)
Advisory Agreement
Limited Partner 1%
100%
Limited Partner 98%
Shopoff General Partner, L.L.C. (Sole General Partner)
General Partner 1%
Shopoff Partners, L.P. (Operating Partnership)
100%
Shopoff T.R.S., Inc. (Taxable REIT Subsidiary)
Future Real Estate and Real Estate Related Investments

[1]	William and Cindy Shopoff are the sole trustees of The Shopoff Revocable Trust dated August 12, 2004.

[2]	The Shopoff Corporation is the general partner and controlling entity of Shopoff Investors, L.P. The Shopoff Revocable Trust dated August 12, 2004 is the sole shareholder of The Shopoff Corporation.

As of the commencement of this offering, the 21,100 shares owned by The Shopoff Group represented 100% of our outstanding shares. We expect that these 21,100 shares will represent a significantly lower percentage of our outstanding shares once we begin selling shares in this offering. Specifically, these shares would represent approximately 1% of our outstanding shares if the minimum offering is raised and approximately 0.1% of our outstanding shares if the maximum offering is raised. As of the commencement of this offering, our wholly owned subsidiary, Shopoff General Partner, LLC, owned a 1% general partnership interest in Shopoff Partners resulting from a capital contribution of $100, and we and Shopoff Advisors owned a 98% and a 1%, respectively, limited partnership interest in Shopoff Partners resulting from a $9,800 capital contribution and a $100 capital contribution, respectively. We intend to own substantially all of our assets and conduct our operations through Shopoff Partners.

Our Management

Our board of directors supervises and evaluates the performance of Shopoff Advisors, and is also responsible for certain other matters set forth in our charter. We have a classified board consisting of nine members on our board of directors. Five of our directors are independent of us, Shopoff Advisors and The Shopoff Group. Our stockholders will elect each class of directors annually.

Description of Real Estate and Real Estate-Related Investments

As of the date of this prospectus, we have neither acquired nor contracted to acquire any real estate or real estate-related investments. We have not identified any investments in which there is a reasonable probability that we will invest. Although we intend to focus on undeveloped real estate assets, we may use a portion of the net proceeds from this offering to occasionally purchase improved properties or interests in them or to purchase securities in firms engaged in real estate activities and/or other real estate-related securities. We may acquire real estate or make real estate-related investments either alone or jointly with another party. Our real estate-related investments could include investments in mortgages secured by real property or loans made to real estate companies secured by a pledge of securities. In addition, real estate-related investments could be in the securities of a company involved in real estate investing. We may borrow money to acquire properties and securities, pay related fees and for other purposes, but the aggregate amount of this financing generally will not exceed 100% of our total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied. The investment committee of our advisor will monitor our investments to ensure compliance with the Investment Company Act, which may require Shopoff Advisors to impose limitations on our investment activities including limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act. Our articles of incorporation contain other limitations on the types of investments we may make. See the “Risk Factors — Risks Associated With Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” section of this prospectus for additional information.

We may incur indebtedness of up to 100% of our aggregate asset value as of the date of any borrowing. Our board of directors must review, at least quarterly, our aggregate borrowing. Our charter provides that our independent directors must approve any borrowing in excess of 100% of our total assets and the justification for such excess borrowing must be disclosed to our stockholders in our next quarterly report. We currently have not established any financing sources for such borrowings. See the “Investment Objectives and Criteria — Our Policies With Respect to Borrowing” section of this prospectus for a more detailed discussion of our borrowing policies.

Investment Objectives

Our investment objectives are:

•	to preserve, protect and return your capital contribution;

•	to realize growth in the market value of our properties upon our ultimate sale of such properties; and to provide you with liquidity for your investment by listing the shares on a national securities exchange by , 2017 or, if our shares are not listed prior to that date, by commencing the liquidation of our assets and, following the satisfaction of our liabilities, distributing the remaining proceeds as set forth in this prospectus under “Agreement of Limited Partnership — Distributions.”

We may change these investment objectives without a vote of our stockholders.

Plan of Distribution

We are offering the first 2,000,000 shares of our common stock at an offering price of $9.50 for a total amount of $19,000,000. Once 2,000,000 shares are sold, the offering price will increase to $10.00 per share until the remaining 18,100,000 shares of common stock are sold and a total of $200,000,000 has been raised. We will begin selling shares in this offering upon the effective date of this prospectus. Prior to the time we have sold the minimum offering amount of 1,700,000 shares, or $16,150,000, all subscription proceeds will be placed in an account held by our escrow agent, Wells Fargo Bank, N.A., and will be held in trust for the benefit of the subscribers. If we are not able to sell at least $16,150,000 in shares by          , 2008, which is one year from the effective date of this prospectus, the funds in the escrow account, including interest thereon, will be returned to the subscribers within 10 business days and we will terminate this offering. However, we may terminate this offering at any time prior to such termination date. Interest earned on the escrow account will be retained by us once the minimum offering is reached. Shares purchased by our executive officers and directors, our broker-dealer and by The Shopoff Group, Shopoff Advisors or affiliates will not count toward the sale of the minimum number of shares required to be sold in this offering. If the minimum offering of $16,150,000 in shares is sold and if this offering continues thereafter, we will hold your investment proceeds in our account until we withdraw funds for investment or the payment of fees and expenses. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly. This offering will terminate on or before          , 2009.

Prior Investment Programs

Our sponsor, The Shopoff Group, and its affiliates have previously offered interests in limited partnerships for strategic real estate investments. The Shopoff Group has provided venture capital, equity and mezzanine debt in 119 transactions in the past ten years to support the acquisition and entitlements or development of more than 5,000 residential lots, acquisition of over 5,000 multi-family units, and more than 1 million square feet of commercial real estate projects with an aggregate completed market value in excess of $500 million. Of these 119 transactions, 79 involved real estate for which The Shopoff Group has obtained entitlements and 40 involved real estate for which the entitlement process is in progress. The Shopoff Group focuses on identifying undervalued or mismanaged assets and taking an active role in adding value in order to maximize equity returns to its investors. Prior projects include (a) residential land investment, consisting of the acquisition and entitlement of land into residential and master-planned communities which are held for investment, and (b) income properties, consisting of residential, commercial, retail and industrial interests that create revenue by generating any operating cash flow during the course of ownership and capital gains upon sale, as well as offering tax advantages. The “Prior Performance Summary” of this prospectus contains a discussion of prior programs sponsored to date by The Shopoff Group. Certain financial data relating to The Shopoff Group’s prior real estate programs is also provided in the “Prior Performance Tables” in Exhibit B to this prospectus. The prior performance of The Shopoff Group’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will necessarily experience financial performance and returns comparable to those experienced by investors in The Shopoff Group’s prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see the “Risk Factors — Risks Related to Our Business — Our investments may differ from prior programs sponsored by The Shopoff Group, and therefore the past performance of those programs may not be indicative of our future results” section of this prospectus for additional information.

Distribution Policy

In order to qualify as a REIT, we are required to distribute at least 90% of our annual taxable income to our stockholders. As of the date of this prospectus, we do not own any real estate, nor have we made any real estate investments, and we have not identified any probable investments. Consistent with our investment policy, we will acquire and hold undeveloped real estate assets as a long-term investment and will not realize any income from these properties until they are sold. Accordingly, we cannot predict when, if ever, we will generate any income or income sufficient to pay cash dividends to our stockholders. The amount of any cash dividends will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If and when our investments produce operating cash flow, we expect to pay dividends to you on a periodic basis as determined by our board of directors. Because our cash available for distribution in any year may be less than 90% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities and/or sell assets to pay out enough of our taxable income to satisfy the distribution requirement.

Generally, dividends that you receive will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the reduced basis of the shares will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see the “Federal Income Tax Considerations” section of the prospectus for additional information.

Listing

Our shares of common stock are not currently listed on a national securities exchange. We do not expect our shares to become listed in the near future, and they may not become listed at all. Under our charter, we will automatically terminate and dissolve on          , 2017, unless the shares of our common stock, including the shares offered by this prospectus, are listed on a national securities exchange. If the shares are listed, we will automatically become a perpetual life entity. If the shares of our common stock are not listed by          , 2017, we will commence with the liquidation of our assets and, following the satisfaction of our liabilities, we will distribute any remaining proceeds to our stockholders in accordance with the section of this prospectus entitled “Agreement of Limited Partnership — Distributions.”

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts, which we refer to as IRAs, and retirement and welfare plans subject to ERISA. Any plan trustee or individual considering purchasing shares for a retirement or welfare plan or for an IRA should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of our outstanding shares. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus for further explanation of the restrictions on ownership of our shares.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before you decide to purchase our shares of common stock. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition and operating results. If any of the following risks, or any other risks not described below actually occur, our results of operations and ability to pay dividends would likely suffer materially or could be eliminated entirely. As a result, the value of our shares of common stock may decline, and you could lose all or part of the money you paid to buy our shares of common stock.

Investment Risks

There is currently no public market for our shares of common stock. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you may have to sell them at a substantial discount from the price you paid.

There currently is no public market for our shares of common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, available funds will be reduced to pay organizational and offering expenses and acquisition and advisory fees and expenses. Unless our aggregate investments increase in value to compensate for these up front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of our shares of common stock as an illiquid and long-term investment. You must be prepared to hold your shares for an indefinite length of time.

This is a blind pool offering because we have not identified any specific real estate to purchase or real estate-related investments to make with the net proceeds we will receive from this offering. If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

As of the date of this prospectus, we have not acquired or contracted to acquire any real estate or real estate-related investments. Shopoff Advisors has not identified any real estate to purchase or any real estate-related investments to make with the net proceeds we will receive from this offering. As a result, investors in the offering will be unable to evaluate the manner in which the net proceeds are invested and the economic merits of projects prior to investment. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning our real estate and real estate-related investments. You must rely on the investment committee of our advisor to evaluate our investment opportunities, and the investment committee of our advisor may not be able to achieve our investment objectives, may make unwise decisions or may make decisions that are not in our best interest because of conflicts of interest. Further, we cannot assure you that acquisitions of real estate or real estate-related investments made using the net proceeds of this offering will produce a return on our investment or will generate any operating cash flow to enable us to make distributions to our stockholders.

Investors in this offering who purchase a portion of the 2,000,000 shares offered at $9.50 per share will experience immediate dilution as a result of the grant of restricted stock to our directors and executive officers once the minimum offering amount is sold. Investors in this offering who purchase a portion of the remaining 18,100,000 shares at $10.00 per share may experience dilution if the value of our net assets is less than $10.00 at the time of their respective purchases.

Prior to the commencement of this offering, our sponsor purchased 21,100 shares at $9.50 per share constituting our initial capitalization. In addition, our directors and executive officers will be granted a total of 173,750 shares of restricted stock at the time our minimum offering of 1,700,000 shares offered at $9.50 per share is sold. Moreover, under the terms of the offering, 300,000 shares, in addition to the 1,700,000 shares comprising the minimum offering, will also be sold at $9.50 per share for a total of 2,000,000 shares sold at $9.50 per share. The last 18,100,000 shares offered will be sold at $10.00 per share. Consequently, investors who purchase shares in this offering at the purchase price of $9.50 will experience immediate dilution due to the restricted stock that will be granted to our officers and directors upon sale of the minimum offering amount. Investors who purchase shares at the purchase price of $10.00 per share will experience immediate dilution due to both the prior restricted stock grants and sales of our stock at the $9.50 per share offering price, unless at the time of such purchase, due to appreciation in value of our assets, our net asset value is equal to or greater than $10.00 per share. Otherwise stated, upon the sale of the initial 2,000,000 shares at $9.50 per share, investors who paid $9.50 per share will have contributed approximately 99% of the funds to conduct our operations, but will only own approximately 91.1% of our common stock due to the prior stock grants. This represents an immediate dilution of $1.77 per share. On the other hand, assuming the maximum of 20,100,000 shares are sold at the same time as the minimum offering was reached, investors who paid $9.50 per share would have contributed approximately 9.5% of the funds to conduct our operations, but would own approximately 9.9% of the common stock and investors who paid $10.00 per share would have contributed approximately 90.4% of the funds to conduct our operations, but would only own approximately 89.2% of our common stock due to the prior stock grants and the prior sales at $9.50 per share. This represents an immediate dilution of $0.37 per share, based upon a weighted average per share price of $9.50 for 2,000,000 shares and $10.00 for 18,100,000 shares and assumes the sale of all 20,100,000 shares.

Because we will continue to sell shares at a fixed price during the course of this offering and, at the same time, will be acquiring real estate and real estate-related assets with the proceeds of the offering, if you purchase shares after completion of the minimum offering, you will experience dilution to the extent that future shares are issued when and if the value of our underlying net assets exceeds the price you paid for your shares in the offering.

Under the terms of this offering, we will sell shares of our common stock at an initial fixed price of $9.50 per share for the first 2,000,000 shares and $10.00 per share thereafter. We may continue selling shares at $10.00 per share for a period of two years following the date of this prospectus or until the maximum offering is sold. During such time, we may acquire real estate or real estate-related assets. Any future issuances of our shares will have a dilutive effect on the earlier purchasers of our common stock to the extent that at the time of such future issuances, the value of our underlying net assets exceeds the price they paid for their shares.

Because we established the offering price on an arbitrary basis, it may not be indicative of the price at which our shares would trade if they were actively traded.

Our board of directors has arbitrarily determined the selling price of the shares and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Our offering price may not be indicative of the price at which our shares would trade if they were listed on an exchange or inter-dealer quotation system or actively traded by brokers or of the proceeds that a stockholder would receive if we were liquidated or dissolved.

The Board of Directors has significant discretion to modify or expand our investment objectives and policies without shareholder approval.

Subject to the limitations in our charter, our bylaws and the Maryland General Corporation Law, or MGCL, our powers will be exercised by or under the authority of, and our business and affairs will be controlled by, the board of directors. The board of directors has the right and power to establish policies concerning our investments and the right, power and obligation to monitor our procedures, investment operations and performance.

In general, our charter can be amended only if the proposed amendment is declared advisable by the board of directors and approved by the affirmative vote of a majority of the outstanding shares of our common stock, but the board of directors has the exclusive power to amend or repeal the bylaws and to make new bylaws.

Within the express restrictions and prohibitions of our bylaws, our charter and applicable law, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective stockholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the best interests of our stockholders. Our stockholders will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and the investment committee of our advisor and may be changed at any time.

Risks Related to Our Business

We and Shopoff Advisors are new companies with no operating histories, and we may not be able to operate successfully.

We and Shopoff Advisors are each recently formed companies with no operating history, and you should not rely upon the past performance of other real estate investment programs sponsored by The Shopoff Group to predict our future results. As of the date of this prospectus we have not purchased any real estate or made any other investments. We have not identified any probable investments. Additionally, none of our officers, Shopoff Advisors, our other affiliates or their respective employees have operated a public company or an entity that has elected to be taxed as a REIT. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	identify and acquire investments that further our investment strategies;

•	increase awareness of the Shopoff name within the investment products market;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other real estate-related investments as well as for potential investors in our shares; and

•	build and expand our operations structure to support our business.

Our failure, or Shopoff Advisors’ failure, to operate successfully or profitably could have a material adverse effect on our ability to generate operating cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares of common stock.

Our investments may differ from prior programs sponsored by The Shopoff Group, and therefore the past performance of those programs may not be indicative of our future results.

The past performance of investment programs sponsored by The Shopoff Group may not be indicative of our future results, and we may not be able to successfully implement and operate our business, which is different in a number of respects from the operations of those programs. The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. Our portfolio may or may not mirror in any way the portfolios of the prior programs sponsored by The Shopoff Group, and accordingly returns to our stockholders will vary from those generated by such programs. While The Shopoff Group has experience in managing real estate portfolios, none of The Shopoff Group, Shopoff Advisors, or any of their affiliates have experience in operating a REIT or a publicly-offered investment program. As a result of all these factors, you should not assume that you will experience returns, if any, comparable to those experienced by investors in the prior programs sponsored by The Shopoff Group and its affiliates.

Our ability to successfully conduct this offering is dependent in part on the ability of Shopoff Securities, Inc., a newly-formed entity, to successfully sell our shares in the offering.

Shopoff Securities will act as the broker in this offering. Shopoff Securities was formed on September 14, 2006 by William A. Shopoff. The Shopoff Revocable Trust dated August 12, 2004 is the sole stockholder of Shopoff Securities. This will be the first public offering conducted by Shopoff Securities. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent on the ability of Shopoff Securities to sell interests in the REIT to prospective investors. If Shopoff Securities fails in its sales performance, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Because our broker-dealer, Shopoff Securities, is our affiliate, there will be no independent “due diligence” review of us.

Our broker-dealer may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Shopoff in performing independent “due diligence” with respect to us. Any review of our structure, formation or operations performed by our broker-dealer will be conducted as if it was an independent review; however, because the broker-dealer is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and reduce the return on your investment.

There may be a substantial period of time before the net proceeds of this offering are invested in real estate or real estate-related investments. We will rely on the investment committee of our advisor to identify and negotiate the terms of acquisitions of real estate and real estate-related investments we make. There can be no assurance that the investment committee of our advisor will be able to identify or negotiate acceptable terms for the acquisition of, or make real estate-related investments with respect to, real estate that meets our investment criteria, or that we will be able to acquire such real estate or make such real estate-related investments on terms favorable to us or at all. Any delays we encounter in identifying and negotiating acquisitions of real estate and real estate-related investments could reduce your returns and our ability to make distributions to our stockholders.

Because this is a “best efforts” offering, Shopoff Securities is only required to use its best efforts to sell our shares. If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby Shopoff Securities is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being significantly affected by the performance of any one of our investments will increase.

We will acquire, entitle and hold properties as long-term investments. Accordingly, you may not realize a return on your investment for years, if at all.

Our business strategy is primarily to acquire, entitle and hold vacant undeveloped real estate. While we may on occasion invest in properties that produce any operating income, the majority of our properties will not produce income and, accordingly, distributions to stockholders are expected to be made at the time when our undeveloped properties are sold or refinanced. The entitlement process may take two or more years and we may continue to hold the property after the entitlements are completed, depending upon market conditions. Accordingly, it will be a period of years before you earn any return on your investment, if at all.

We may not have sufficient funds to pay dividends prior to the sale of properties we acquire.

Our directors will determine the amount and timing of cash dividends to our stockholders based on many factors, including the amount of funds available for distribution, our financial condition, requirements we must meet to qualify to be taxed as a REIT, whether to reinvest or distribute such funds, capital expenditure and reserve requirements and general operational requirements. The amount of funds available for distribution will be affected by (i) our ability to identify and make real estate or real estate-related investments as net offering proceeds become available, (ii) the amount of the returns upon the sale of those real estate or real estate-related investments we make, and (iii) our operating expense levels, as well as many other variables. We cannot predict how long it may take to identify and to raise sufficient net proceeds to acquire real estate or real estate-related investments. We may never have sufficient funds to allow us to pay dividends or to meet other financial obligations and, if we do pay dividends, we may not be able to maintain or increase such dividends.

We are uncertain of our sources of debt and/or equity financing to fund future capital needs. If we are not able to locate sources of funding, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The proceeds of the offering will be used to buy real estate, make real estate-related investments and pay various fees and expenses. In addition, to maintain our REIT status, we generally must distribute to our stockholders at least 90% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and we cannot assure you that such sources of funding will be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

Payment of fees, distributions and expense reimbursements to Shopoff Advisors and its affiliates will reduce cash available for investment and for distribution to our stockholders.

Shopoff Advisors and its affiliates will perform services for us in connection with the offer and sale of the shares, the management of our investments, and administrative and other services. Shopoff Advisors will be paid acquisition and advisory fees, an asset management fee and a disposition fee, as determined by our board of directors, for these services pursuant to the advisory agreement between us and Shopoff Advisors. In addition, distributions may be payable to Shopoff Advisors pursuant to the subordinated participation interest it holds in Shopoff Partners upon a distribution of distributable cash to our stockholders, the listing of our shares or the termination of Shopoff Advisors as our advisor. In addition, Shopoff Advisors and its affiliates will provide administrative services to us for which it will be reimbursed at cost. These fees, distributions and expense reimbursements are substantial and will reduce the amount of cash available for investment and distribution to our stockholders.

We depend on key personnel, the loss of any of whom could be detrimental to our business.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including William A. Shopoff, Edward Fitzpatrick, Kevin Bridges and Tim McSunas, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements with us. Although we intend to purchase key man life insurance to cover transition and replacement costs for our key executive officers, if any of our key personnel were to cease employment with us, our operating results could suffer. We also believe that our future success depends, in large part, upon our ability, and the ability of Shopoff Advisors, to attract and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we or Shopoff Advisors will be successful in attracting and retaining such personnel.

Our success will be dependent on the performance of Shopoff Advisors as well as key employees of Shopoff Advisors.

Our ability to achieve our investment objectives and to pay dividends is dependent upon the performance of Shopoff Advisors and their key employees in the management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. We will rely entirely on the management ability of Shopoff Advisors, subject to the oversight of our board of directors. Shopoff Advisors is not required to provide any specific or dedicated personnel to managing our business, nor is it required to dedicate any specific amount of time to our business. If Shopoff Advisors suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, Shopoff Advisors may be unable to allocate time and/or resources to our operations. If Shopoff Advisors is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks may negatively affect our operations and your investment in our shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss and/or increased security costs. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for insurance coverage against property and casualty claims. We do not intend to obtain insurance that specifically covers against losses arising from terrorism unless required by our lenders. As a result, we may suffer uninsured losses as a result of terrorism, or in cases where we are required to obtain terrorism insurance, such insurance may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks.

More generally, terrorist attacks, war or political instability could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay dividends to our stockholders.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to general economic and regulatory factors we cannot control or predict.

Our results of operations are subject to the risks of a national economic slowdown or disruption, other changes in national or local economic conditions and changes in tax, real estate, environmental or zoning laws. The following factors may affect income from our real estate and real estate-related investments, our ability to dispose of real estate and real estate-related investments, and yields from our real estate and real estate-related investments:

•	Increases in supply of competing properties and/or decreases in demand for our properties may impact our results;

•	Changes in interest rates and availability of debt financing could render the sale of properties difficult or unattractive;

•	Increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution.

Some or all of the foregoing factors may affect the returns we receive from our investments, our results of operations, our ability to pay dividends to our stockholders and/or our ability to dispose of our investments.

Risks Related to Investments in Real Estate

Uncertainties in the entitlement process may result in increased costs and risks of ownership of the properties.

We will invest a substantial portion of the proceeds available for investment in undeveloped real estate and in the entitlement of such real estate. For those properties, we will be subject to risks relating to uncertainties associated with entitlements, environmental risks, and other mandates/concerns of governmental entities and/or community groups and our ability to control entitlement costs and/or to develop the land in conformity with plans, specifications and timetables. While we generally expect at least a 2 -year entitlement process for the undeveloped real estate properties we acquire, delays in completion of the entitlement process beyond the expected time period could result in increased costs of a project and/or loss of our investment. Furthermore, we must rely upon projections of expenses and estimates of the fair market value of property upon completion of the entitlement process when determining a price to be paid for the property at the time of its acquisition. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our real estate and real estate-related investments until such time as Shopoff Advisors determines that a sale or other disposition appears to be advantageous to achieve our investment objectives. Shopoff Advisors, subject to the oversight of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation if we do not list the shares by          , 2017. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating unpredictable market conditions.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we intend to own undeveloped real estate, improved residential and commercial properties, and real estate-related investments, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of remediation of hazardous or toxic substances on, under or in such property. The costs of remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury and/or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws and/or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, and/or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to sell a property, or to use the property as collateral for borrowing.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and/or enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return (if any) on your investment.

If we acquire real estate or make real estate-related investments at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income producing properties, the real estate we purchase, or real estate-related investments we make, may not appreciate or may even decrease in value.

The real estate market has experienced and still may be experiencing a substantial influx of capital from investors. This flow of capital may result in inflated purchase prices for such assets. To the extent we purchase real estate, or to the extent we make real estate-related investments in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, the value of our investments may not appreciate or may decrease significantly below the amount we paid for such investments.

Uninsured losses relating to real estate may reduce your returns.

Shopoff Advisors will attempt to ensure that all of our properties are adequately insured to cover certain casualty losses; however, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of relationships among us, our officers, Shopoff Advisors and its affiliates, including the material conflicts discussed below. All references to affiliates of

Shopoff Advisors include The Shopoff Group and each other affiliate of The Shopoff Group and Shopoff Advisors.

We will compete with affiliates of Shopoff Advisors in the acquisition of properties.

Affiliates of Shopoff Advisors have approximately 31 existing programs with investment objectives and strategies similar to ours and such affiliates may sponsor or advise other similar programs in the future. These existing and future programs may own properties located in geographical areas in which we may acquire properties. Therefore, we may compete with affiliates of Shopoff Advisors in the purchase of properties.

If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that will not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, your returns may be decreased by us entering into joint ventures with affiliates of Shopoff Advisors.

In the event that we enter into a joint venture with any other program sponsored or advised by Shopoff Advisors or one of its affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Shopoff program may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of our properties in the future. In addition, in the event that we are not listed on a securities exchange, by          , 2017, our organizational documents provide for an orderly liquidation of our assets. In the event of such liquidation, any joint venture between us and another Shopoff program may be required to sell its properties at such time. Our joint venture partners may not desire to sell the properties at that time. Joint ventures between us and other Shopoff programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you. Joint ventures with other Shopoff programs would also be subject to the risks associated with joint ventures with unaffiliated third parties described below.

Shopoff Advisors and employees of Shopoff Advisors and its affiliates will face conflicts of interest relating to time management and allocation of resources, and our results of operations may suffer as a result of these conflicts of interest.

Affiliates of Shopoff Advisors are active in other real estate programs having investment objectives similar to ours or to which they have legal and fiduciary obligations similar to those they owe to us and our stockholders. Because affiliates of Shopoff Advisors have interests in other real estate programs and also engage in other business activities, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If Shopoff Advisors, for any reason, is not able to provide sufficient resources to manage our business due to the other activities of its affiliates, our business will suffer as we have no other personnel to perform these services. Likewise, if Shopoff Advisors or its affiliates suffer financial and/or operational problems as a result of any of the activities of its affiliates, whether or not related to our business, and Shopoff Advisors is unable to manage our business, we will have no one to manage or dispose of our investments. Conflicts with our business and interests are most likely to arise from involvement in activities related to:

•	the allocation of new investments among us and affiliates of Shopoff Advisors;

•	the allocation of time and resources among us and affiliates of Shopoff Advisors;

•	the timing and terms of the investment in or sale of an asset;

•	entitlement or management of our properties by affiliates of Shopoff Advisors;

•	investments with and/or sales to and acquisitions from affiliates of Shopoff Advisors; and

•	compensation to Shopoff Advisors.

Shopoff Advisors will face conflicts of interest relating to its compensation structure. The distribution payable to Shopoff Advisors upon termination of the advisory agreement may also influence decisions about terminating Shopoff Advisors or our acquisition or disposition of investments.

Under the advisory agreement between us, Shopoff Partners and Shopoff Advisors, Shopoff Advisors holds a subordinated participation interest in Shopoff Partners which entitles it to certain fees and distributions that are structured in a manner intended to provide incentives to Shopoff Advisors to perform in our best interests and in the best interests of our stockholders. Shopoff Advisors is entitled to receive fees including acquisition and advisory fees, asset management fees and a subordinated disposition fee. The distributions Shopoff Advisors may become entitled to receive would be payable upon distribution of distributable cash to our stockholders, the listing of our shares or the termination of Shopoff Advisors as our advisor.

However, because Shopoff Advisors does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, Shopoff Advisors’ interests are not wholly aligned with those of our stockholders. In that regard, the only fee Shopoff Advisors receives with respect to ongoing operation and management of properties is the asset management fee, which is based on the amount of our initial investment and not the performance of those investments, which could result in Shopoff Advisors not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, Shopoff Advisors could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to Shopoff Advisors or for us to generate the specified levels of performance or distributable cash that would entitle Shopoff Advisors to fees or distributions. In addition, Shopoff Advisors’ entitlement to fees upon the sale of our assets and to participate in distributable cash could result in Shopoff Advisors recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in the best long-term interest of our stockholders.

The subordinated participation interest requires Shopoff Partners to make a distribution to Shopoff Advisors upon termination of the advisory agreement, other than a termination by us because of a material breach of the advisory agreement by Shopoff Advisors. This distribution will not be paid if we terminate the advisory agreement after the listing of our shares. To avoid Shopoff Partners making this distribution, our independent directors may decide against terminating the advisory agreement prior to listing our shares even if, but for the requirement to make this distribution, termination of the advisory agreement would be in the best interest of our stockholders. In addition, the requirement for Shopoff Partners to make this distribution could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy Shopoff Partners’ obligation to the terminated advisor.

We may acquire assets from, or dispose of assets to, entities managed by Shopoff Advisors or its affiliates, which could result in us entering into transactions on less favorable terms than we would receive from an unrelated party and/or that negatively affect the public’s perception of us.

We may acquire properties or other real estate-related investments from entities which are managed by affiliates of Shopoff Advisors. Further, we may also dispose of properties or other real estate-related investments to entities which are controlled by affiliates of Shopoff Advisors. Affiliates of Shopoff Advisors may make substantial profits in connection with such transactions. Affiliates of Shopoff Advisors may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on the investment committee of our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.

The fees we pay Shopoff Advisors under the advisory agreement and the distributions payable to Shopoff Advisors under the Shopoff Partners partnership agreement were not determined on an arm’s-length basis and therefore may not be on the same terms as those we could negotiate with a third-party.

Our sponsor, The Shopoff Group, and its affiliates have determined the fees and distributions payable to Shopoff Advisors and its affiliates under the advisory agreement and the subordinated participation interest in Shopoff Partners. As a result, these fees and distributions cannot be viewed as having been determined on an arm’s-length basis and we cannot assure you that an unaffiliated third party would not be willing and able to provide to us the same services at a lower price. Shopoff Advisors is entitled to receive fees including acquisition and advisory fees, asset management fees and a subordinated disposition fee. The distributions Shopoff Advisors may become entitled to receive would be payable upon distribution of distributable cash to our stockholders, the listing of our shares or the termination of Shopoff Advisors as our advisor.

Risks Associated With Our Organizational Structure

Your interest in us may be diluted if we issue additional shares in this offering or otherwise.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes the issuance of 200,000,000 shares of common stock. In addition, subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All such shares may be issued at the discretion of our board of directors.

Existing stockholders and investors purchasing shares in this offering may also experience dilution of their equity investment in us in the event that we:

•	sell additional shares in the future;

•	sell securities that are convertible into shares of our common stock;

•	issue shares of our common stock in a private offering to institutional investors;

•	issue shares of our common stock to our directors and executive officers pursuant to our 2007 equity incentive plan (we intend to issue 30,000 restricted shares to our non-officer directors and 143,750 shares to our officer directors, with the exception of William A. Shopoff, as of the date on which we raise the minimum offering, and an additional 1,481,250 shares will remain available for issuance under the plan); or

•	issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Shopoff Partners (we have no intention of making such exchanges at this time).

The limit on the number of shares a person could own may discourage a takeover attempt.

Our charter prohibits the ownership of more than 9.8% of the outstanding shares of common stock by any one investor. This restriction may discourage a change of control and may deter individuals or entities from making tender offers for our shares of common stock, which offers might otherwise be financially attractive to our stockholders and/or which might cause a change in our management. Further, this restriction may limit the opportunity for stockholders to receive a premium for their shares of common stock that might otherwise exist if an investor attempted to acquire in excess of 9.8% of our shares of common stock or otherwise to effect a change of control of us.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control of our company.

Certain provisions of Maryland law, our charter and our bylaws have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control of our company. These provisions include the following:

•	Removal of Directors. Under our charter, subject to the rights of one or more classes or series of preferred stock to elect one or more directors, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors.

•	Number of Directors, Board Vacancies, Term of Office. Under certain amendments to our charter which will become effective at such time as a class of our equity securities is registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act (which will occur upon completion of our initial public offering), we have elected to be subject to certain provisions of Maryland law which vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board even if the remaining directors do not constitute a quorum.

•	Classified Board. Under our charter, we have a classified board serving staggered, five-year terms, which may lengthen the time required to gain control of our board of directors.

•	Advance Notice Provisions for Stockholder Nominations and Proposals. Our bylaws require advance written notice for stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders. This bylaw provision limits the ability of stockholders to make nominations of persons for election as directors or to introduce other proposals unless we are notified in a timely manner prior to the meeting.

•	Exclusive Authority of our Board to Amend the Bylaws. Our bylaws provide that our board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Thus, our stockholders may not effect any changes to our bylaws.

•	Preferred Stock. Under our charter, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without approval of our stockholders

•	Duties of Directors with Respect to Unsolicited Takeovers. Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (1) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (2) authorize the corporation to redeem any rights under, or modify or render inapplicable, any stockholders rights plan, (3) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (4) act or fail to act solely because of the effect of the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of the directors of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

•	Ownership Limit. In order to preserve our status as a REIT under the Code, our charter generally prohibits any person, from beneficially or constructively owning more than 9.8% in value or in number of shares (whichever is more restrictive) of the aggregate of our outstanding common stock or more than 9.8% of the aggregate of our outstanding shares of capital stock unless our board of directors waives or modifies this ownership limit.

•	Maryland Business Combination Act. The Maryland Business Combination Act provides that unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuance of shares of stock and other specified transactions, with an “interested stockholder” or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Our board of directors has adopted a resolution exempting only transactions between us and our affiliates from this statute. Therefore, the provisions of the Maryland Business Combination Act are applicable to business combinations between our company and persons other than our affiliates.

•	Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended. If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of Shopoff Advisors and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Associated With Debt Financing

We expect to incur mortgage and other indebtedness, which may increase our business risks and impair our ability to make distributions to our stockholders.

We expect to make investments with both the net proceeds from this offering and debt. In addition, we may incur mortgage debt by obtaining loans secured by some or all of our real estate. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes. There are no limitations in our charter or bylaws on the level of indebtedness we may incur.

Although we intend not to have a debt to equity ratio that exceeds 100% of our total assets, incurring mortgage debt increases our risks since defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, we may have less cash available for distributions to our stockholders.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance or refinance the properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance properties we wish to acquire, even if such acquisition would otherwise be in our best interests, which could reduce the number of properties we can acquire. In addition, once we have placed mortgage debt on properties, we run the risk of being unable to refinance the entire outstanding loan balance when the loans come due, or of being unable to refinance any amount on favorable terms. In addition, if interest rates are higher when properties require refinancing, we may not be able to refinance the entire outstanding loan balance or our debt service may be higher if we do refinance the loan balance, either of which could reduce our income from those properties and reduce cash available for distribution to our stockholders.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining debt financing, a lender could impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain customary negative covenants that may limit our ability to further mortgage the property, to discontinue insurance coverage, to replace Shopoff Advisors as our advisor, and/or to impose other limitations. Any such restriction or limitation may have an adverse effect on our operations.

Fluctuations in interest rates could increase our expenses, require us to sell investments and/or make it more difficult to make attractive investments.

We expect that a portion of our indebtedness may bear interest at a variable rate. Accordingly, increases in interest rates would increase our interest costs, which could have a material adverse effect on our operating cash flow and our ability to pay dividends to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we would be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments. Further, increases in interest rates may make investments in other entities more attractive than an investment in us. Conversely, decreases in interest rates may cause the price of real estate and real estate-related investments to increase, thus making it more difficult for us to make otherwise attractive investments. Any of these circumstances could reduce our profitability and our ability to pay dividends to our stockholders.

If we enter into financing arrangements involving balloon payment obligations, the repayment of the balloon payments may require us to enter into unfavorable refinancings and/or to divert funds from other sources, which would reduce dividends paid.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment, which could require us to incur debt on unfavorable terms and/or divert funds from other sources to make the balloon payment. As a result, financing arrangements with balloon payments could result in increased costs and reduce our liquidity. In addition, payments of principal and interest to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Associated With Real Estate-Related Investments

We may make or acquire real estate-related investments which include but are not limited to first mortgages, second mortgages or mezzanine loans secured, directly or indirectly by the same types of properties we may acquire directly, and also preferred equity investments in partnerships and/or limited liability companies that own the same types of properties that we may acquire directly. We will be subject to risks associated with these real estate-related investments, including the material risks discussed below.

Our real estate-related investments may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make real estate-related investments, we will be at risk of a loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate levels, and the other economic and liability risks associated with real estate. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make such investment. If the values of the underlying properties decline, our risk will increase and the values of our interests may decrease.

Our returns on mortgage loans may be reduced by interest rate fluctuations.

If we invest in fixed-rate, long-term mortgage loans and interest rates rise, the mortgage loans could yield a return lower than then-current market rates. Also, if interest rates decrease and mortgage loans are prepaid without adequate penalty, we may not be able to make new loans or other real estate-related investments at the previously higher interest rates.

Delays in liquidating defaulted real estate-related investments could reduce our investment returns.

If there are defaults under our real estate-related investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, if there are defaults under mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Returns on our mortgage loans may be limited by regulations.

The mortgage loans may also be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions, which may increase our costs associated with making or acquiring mortgage loans and thereby reduce our returns. In addition, we may determine not to make mortgage loans in certain jurisdictions based on state or local regulation, which may limit our ability to make or acquire mortgage loans that we otherwise believe to be attractive investments.

Foreclosures create additional risks, as we would be subject to all of the risks of owning the property on which we foreclose.

If we acquire property by foreclosure following defaults under our mortgage loans, we will have the economic and liability risks inherent in the ownership of real property.

If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.

If we have not listed our shares on a national securities exchange by          , 2017, we will be required to liquidate all of our assets and distribute the net proceeds to our stockholders. We may make real estate-related investments with terms that expire after          , 2017. If we become required to liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their principal amount.

Risks Associated with Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate or making real estate-related investments, we may enter into joint ventures with affiliated or unaffiliated partners. In addition, we may also purchase or develop properties in co-tenancies and other co-ownership arrangements with affiliates of The Shopoff Group, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as ours. These joint venture partners or co-tenants may have rights to take some actions over which we have no control and may take actions contrary to our interests. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•	a partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	we may incur liabilities as the result of actions taken by joint venture partners in which we had no direct involvement; and

•	such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies and objectives or fail to take actions as we instruct, or in accordance with our policies and objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. We may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our co-venturer or partner.

We may structure our joint venture relationships in a manner which could limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, we may incur losses on joint venture investments and/or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Risks Associated with Income Taxes

We will be subject to tax risks arising out of our election to be taxed as a REIT, including the material risks discussed below. We strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our stock or your individual tax situation.

Failure to qualify as a REIT would reduce our net income (if any) and cash available for distributions.

Manatt, Phelps & Phillips, LLP, our legal counsel, has rendered an opinion to us in connection with this offering that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, on an ongoing basis, requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets, and other tests imposed by the Internal Revenue Code. Manatt, Phelps & Phillips will not review our compliance with the REIT qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Manatt, Phelps & Phillips’ legal judgment based on the law in effect as of the date of this prospectus. Manatt, Phelps & Phillips’ opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings, if any, available for investment and/or distribution to stockholders because of the additional tax liability that we would incur. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds and/or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we remain qualified as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

•	Our taxable REIT subsidiaries will be subject to tax on their taxable income.

To maintain our REIT status, we may be forced to borrow funds during unfavorable market conditions to make distributions to our stockholders, which could increase our operating costs and decrease the value of your investment.

To qualify as a REIT, we must distribute to our stockholders each year at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain). At times, we may not have sufficient funds to satisfy these distribution requirements and may need to borrow funds to maintain our REIT status and avoid the payment of income and excise taxes. These borrowing needs could result from (1) differences in timing between the receipt of cash and inclusion of income for federal income tax purposes, (2) the effect of nondeductible capital expenditures, and/or (3) the creation of reserves. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of our common stock.

To maintain our REIT status, we may be forced to forego attractive investment opportunities, which could delay or hinder our ability to meet our investment objectives and lower the return on your investment.

To qualify as a REIT, we must satisfy tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

The extent of our use of taxable REIT subsidiaries may affect the value of our common stock relative to the share price of other REITs.

We intend to conduct a portion of our business activities through one or more taxable REIT subsidiaries, or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying REIT income if earned directly by us. Our use of TRSs will enable us to engage in non-REIT qualifying business activities, such as the sale of inventory properties. However, under the Internal Revenue Code, no more than 20% of the value of the assets of a REIT may be represented by securities of one or more TRSs. This limitation may affect our ability to increase the size of our non-REIT qualifying operations. Furthermore, because the income earned by our TRSs will be subject to corporate income tax and will not be subject to the requirement to distribute annually at least 90% of our REIT taxable income to our stockholders, our use of TRSs may cause our common stock to be valued differently than the shares of other REITs that do not use TRSs in the manner in which we expect to use them.

Even if we qualify as a REIT, we could be subject to an excise tax on non-arm’s-length transactions with our taxable REIT subsidiaries.

In the event that any transaction between us and our TRSs is not conducted on an arm’s-length basis, we could be subject to a 100% excise tax on such transactions. We believe that all such transactions will be conducted on an arm’s-length basis, but there can be no assurance that the IRS will not successfully contest the arm’s-length nature of such transactions or that we will be otherwise able to avoid the 100% excise tax.

Any such tax could adversely affect our overall profitability and the amounts of distributions to our stockholders.

We may be required to pay a penalty or may not qualify as a REIT if the value of our taxable REIT subsidiaries exceeds 20% of the value of our total assets at the close of any calendar quarter.

To qualify as a REIT, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries at the close of any calendar quarter (subject to a 30-day “cure” period following the close of the quarter). We will monitor the value of our investment in our TRSs in relation to our other assets to comply with the 20% asset test. There cannot be complete assurance that we will be successful in that effort. Although we will seek to be prudent in valuing our investment in our TRSs and our other assets, there can be no assurance that the IRS will not disagree with those determinations. In the event of a more than de minimis failure of the 20% asset test, we will not lose our REIT status as long as (i) the failure was due to reasonable cause and not to willful neglect, (ii) we dispose of the assets causing the failure or otherwise comply with the 20% asset test within six months after the last day of the applicable quarter in which we identify such failure, and (iii) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the 20% asset test. If there is a more than de minimis failure of the 20% asset test and we do not satisfy the requirements described in the preceding sentence, we would lose our REIT status.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

As a REIT, we will be subject to a 100% tax on any net income from “prohibited transactions.” In general, prohibited transactions are sales or other dispositions of property to customers in the ordinary course of business. Sales by us of inventory property at the REIT level would constitute prohibited transactions.

For these purposes, inventory property does not include foreclosure property. Examples of inventory property include sales to customers of condominium units or subdivided lots in a development tract. The determination of whether property is inventory property is fact-driven. Some of the relevant factors are the number, frequency and continuity of sales, the duration of ownership, the level of sales activities, the types of development activities undertaken with respect to the property, the purpose for acquisition of the property and the reason for which the property is held, the substantiality of sales in relation to other business activities and statements by the taxpayer regarding the property. There is a safe harbor in the REIT rules exempting certain sales from the prohibited transactions tax. In order to be in the safe harbor, certain factual tests must be satisfied. We will attempt to meet the safe harbor requirements whenever practicable, but we cannot guarantee that everyone of our sales of real property interests will take place within the safe harbor.

We intend to avoid the 100% prohibited transaction tax by conducting activities that would be prohibited transactions through one or more TRSs. We may not, however, always be able to identify properties that will become part of our “dealer” land sales business. Therefore, if we sell any properties at the REIT level that we incorrectly identify as property not held for sale to customers in the ordinary course of business or that subsequently become properties held for sale to customers in the ordinary course of business, we may be subject to the 100% prohibited transactions tax.

If Shopoff Partners, or any joint ventures in which Shopoff Partners invests, fails to maintain its status as a partnership for federal income tax purposes, its income may be subject to taxation and we may fail to satisfy the REIT asset requirements.

We intend to maintain the status of Shopoff Partners as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of Shopoff Partners as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that Shopoff Partners could make to us. This could also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which Shopoff Partners owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to Shopoff Partners. Such a recharacterization of Shopoff Partners or an underlying property owner could also threaten our ability to maintain REIT status.

We may incur excess inclusion income that would increase the tax liability of our stockholders.

In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income as defined in Section 512 of the Internal Revenue Code. If we realize excess inclusion income and allocate it to stockholders, however, such income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is foreign, it would generally be subject to U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income-tax treaty. U.S. stockholders would not be able to offset such income with their operating losses.

Excess inclusion income could result if we held a residual interest in a real estate mortgage investment conduit, or REMIC. Excess inclusion income also may be generated if we were to issue debt obligations with two or more maturities and the payment terms on these obligations bore a relationship to the payments that we received on our mortgage loans or mortgage-backed securities securing those debt obligations. The Internal Revenue Service may determine that these borrowings give rise to excess inclusion income that should be allocated among our stockholders. We may invest in equity securities of other REITs and it is possible that we might receive excess inclusion income from those investments.

Misplaced reliance on legal opinions or statements by issuers of mortgage-backed securities and government securities could result in a failure to comply with REIT gross income or asset tests.

When purchasing interests in other REITs, partnership interests, mortgage-backed securities and government securities, we may rely on opinions of counsel for the issuer or sponsor of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and product income that qualifies under the REIT gross income tests. The inaccuracy of any such opinions or statements may harm our REIT qualification and result in significant corporate level tax.

Risks Related to Employee Benefit Plans and IRAs

We, and our investors that have employee benefit plans or IRAs, will be subject to risks relating specifically to our having employee benefit plans as stockholders, which risks are discussed below.

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA or U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with Shopoff Advisors and its affiliates could be considered “prohibited transactions” under ERISA and/or the Internal Revenue Code. If such transactions were considered “prohibited transactions” Shopoff Advisors and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Shopoff Advisors and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA, and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code and/or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make and/or our management of our properties. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

DILUTION

As of the date of this prospectus, we have 21,100 shares of common stock outstanding which were issued to our sponsor, The Shopoff Group, for $9.50 per share. In addition, we will issue an aggregate of 173,750 shares of restricted stock (stock that is subject to restrictions on transferability and such other restrictions, if any, as our compensation committee may impose at the date of grant) to our directors and executive officers, pursuant to our 2007 equity incentive plan on the date we reach the minimum offering of 1,700,000 shares. As of the date hereof, taking into account the issuance of those shares to our directors and executive officers, we have a net tangible book value of $200,450 or $1.03 per outstanding share of common stock. Net tangible book value per share is equal to our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common stock outstanding.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our shares in this offering and the net tangible book value per share immediately after the completion of this offering assuming no changes in tangible book value due to increases in value of properties purchased during the offering period. After giving effect to the sale in this offering of 2,000,000 shares of common stock at $9.50 per share and 18,100,000 shares of common stock at $10.00 per share, the payment of organization and offering expenses and the receipt by us of the net proceeds from this offering, our adjusted net tangible book value per share would have changed from $1.03 to $7.63 per share (assuming the minimum offering) or to $9.58 per share (assuming the maximum offering). This represents (i) assuming the minimum offering is raised, an immediate increase in net tangible stockholders’ equity of $14,255,000 to current stockholders and an immediate dilution of $1.87 per share, or 19.7%, to new investors and (ii) assuming the maximum offering is raised, an increase in net tangible stockholders’ equity of $194,250,000 to current stockholders at the $9.95 offering price and an immediate dilution of $0.37 per share, or 3.7%, to new investors, as illustrated in the following table:

	1,700,000		20,100,000
	Minimum		Maximum

Initial Public Offering Price per Share	$9.50		$9.95	(1)
Net Tangible Value per share at minimum offering	$1.03	(2)	$1.03
Increase per share attributable to new investors	$6.60		$8.55
As adjusted net tangible book value per share after the offering	$7.63		$9.58
Dilution per share to new investors (dollars)	$1.87		$0.37
Dilution per share to new investors (percentage)	19.7%		3.7%

(1)	This number is based upon a weighted average per share price of $9.50 for 2,000,000 shares and $10.00 for 18,100,000 shares and assumes the sale of all 20,100,000 shares.

(2)	This computation is based upon the 21,100 shares of common stock previously issued to our sponsor and the 173,750 shares which are to be issued to our directors and executive officers (except William A. Shopoff) on the date the minimum offering is reached.

The tables below summarize, on an adjusted basis as described above, the differences between the total consideration paid to us and the average price per share paid by current stockholders (our directors and executive officers) with respect to the shares of restricted stock to be issued to them on the date we reach the minimum offering, and by new investors purchasing our shares of common stock in this offering assuming 2,000,000 shares are sold at $9.50 per share and 18,100,000 shares are sold at $10.00 per share.

	Minimum Number of Shares Sold
	Number(1)%		Amount	%

Shares Issued to The Shopoff Group	21,100	1.1%	$200,450	1.2%
Shares to be Granted to Non-Officer Directors	30,000	1.6%	$—	0.0%
Shares to be Granted to Officer Directors	143,750	7.6%	$—	0.0%
New Investors @ $9.50 per Share	1,700,000	89.7%	$16,150,000	98.8%
New Investors @ $10.00 per Share	—	0.0%	—	0.0%

Totals	1,894,850	100.0%	$16,350,450	100.0%

	Maximum Number of Shares Sold
	Number(1)%		Amount	%

Shares Issued to The Shopoff Group	21,100	0.1%	$200,450	0.1%
Shares to be Granted to Non-Officer Directors	30,000	0.1%	$—	0.0%
Shares to be Granted to Officer Directors	143,750	0.7%	$—	0.0%
New Investors @ $9.50 per Share	2,000,000	9.9%	$19,000,000	9.5%
New Investors @ $10.00 per Share	18,100,000	89.2%	$181,000,000	90.4%

Totals	20,294,850	100.0%	$200,200,450	100.0%

(1)	Gives effect to the issuance of 30,000 shares of restricted stock to our non-officer directors, and 143,750 shares of restricted stock to officer directors (except William A. Shopoff), which will occur on the date we reach the minimum offering.

ESTIMATED USE OF PROCEEDS OF THIS OFFERING

The principal use of the net proceeds will be to make long-term investments in undeveloped real estate assets, improved residential and commercial real estate properties and real estate-related investments. We may also use some net proceeds from this offering to retire existing debt that we may assume when acquiring properties and to pay the fees and expenses due to Shopoff Advisors, Shopoff Securities, and their affiliates, as applicable.

Our fees and expenses, as listed below, include the following:

•	Organization and offering expenses are defined generally as all expenses incurred by and to be paid from our assets in connection with the registration and the subsequent offer and distribution of our shares to the public, including, but not limited to, reimbursements for costs to prepare sales materials, sales seminars, and travel and lodging for the sales team, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. The total amount of organization and offering expenses is variable depending upon the length of the offering.

•	Acquisition and advisory fees are defined generally as fees paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making of or investing in, mortgage loans or other real estate investments. We will pay our advisor acquisition and advisory fees of 3.0% of the contract price of each asset or the funds advanced pursuant to a mortgage loan. Acquisition and advisory fees do not include acquisition expenses.

•	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties. We will reimburse our advisor for actual acquisition expenses not to exceed 0.5% per transaction.

The following table sets forth information concerning the estimated use of the gross proceeds of this offering. Many of the figures set forth below represent our best estimate since they cannot be precisely determined at this time.

	Minimum Offering		Maximum Offering
	$16,150,000		$200,000,000
		Percent of Gross		Percent of Gross
	Amount	Offering Proceeds	Amount	Offering Proceeds

Gross Offering Proceeds	$16,150,000	100.0%	$200,000,000	100.0%
Less Organizational and Public Offering Expenses:
Selling Commissions(1)	$—	0.0%	$—	0.0%
Organizational and Offering Expenses	$1,895,000	11.7%	$5,750,000	2.9%

Amount Available for Investment(2)	$14,255,000	88.3%	$194,250,000	97.1%
Acquisition and development expenses:
Acquisition and Advisory Fees(3)	$427,650	2.7%	$5,827,500	2.9%
Acquisition expenses(4)	$71,275	0.4%	$971,250	0.5%
Initial Working Capital Reserve(5)	$807,500	5.0%	$10,000,000	5.0%

Amount Invested in Real Estate and Real Estate-Related Investments(6)	$12,948,575	80.2%	$177,451,250	88.7%

(1)	Shopoff Securities, Inc., our broker-dealer, will receive no selling commissions in connection with this offering and will only be entitled to a fixed monthly marketing fee of approximately $100,000 paid by our sponsor and reimbursement from us of its sales expenses, such as costs for the preparation of sales materials, sales seminars, and travel and lodging for the sales team.

(2)	Until required in connection with the acquisition of real estate or real estate-related investments, substantially all of the net proceeds of the offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(3)	For purposes of this table, we have assumed that we will use the full “Amount Available for Investment” to acquire investments and to pay related fees and expenses and that the acquisition and advisory fees will equal 3% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) our pro rata share of the gross asset value of real estate investments held by another entity when we make an investment indirectly through another entity. As a result, if we raise the minimum offering and 88.3% of those proceeds are applied to investments and related fees and expenses, acquisition and advisory fees would equal 2.7% of gross offering proceeds. If we raise the maximum offering and 97.1% of those proceeds are applied to investments and related fees and expenses, acquisition fees would equal 2.9% of gross offering proceeds. For purposes of this table we have also assumed that we will not use debt in making investments. If we raise the maximum of $200,000,000 in the offering and all of our investments are 100% leveraged at the time we make them, total acquisition fees would be approximately $12,000,000 (3% of $400,000,000 leveraged amount). In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition fees. At this time, we cannot estimate the amounts of funds that may be provided by joint venture partners.

(4)	Assuming full investment of the proceeds of this offering, these acquisition expenses would equal up to 0.5% of the contracted purchase price of each asset purchased or the principal amount of loans made by us. For purposes of this table we have assumed that we will not use debt in making investments. If we raise the maximum of $200,000,000 in this offering and all of our investments are 100% leveraged at the time we make them, the total acquisition expenses for which we could become obligated to reimburse Shopoff Advisors would be approximately $2,000,000 (0.5% of the $400,000,000 leveraged amount). In addition, to the extent any joint venture partners contribute funds for investment by joint ventures in which we invest, those funds would increase the maximum amount of our investments and, as a result, the maximum acquisition expenses. At this time, we cannot estimate the amount of funds that may be provided by joint venture partners.

(5)	A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus for a discussion of the capital plan that we will establish for our investments.

(6)	Includes amounts anticipated to be invested in acquisition and entitlements of properties net of fees and expenses. We estimate that at least a minimum of 80.2% to a maximum of 88.7% of the proceeds received from the sale of shares will be used to acquire and entitle properties.

Shopoff Advisors is entitled to receive a cumulative monthly asset management fee of one-twelfth of 2% of aggregate assets value for operating assets, one-twelfth of 2% of the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year, one-twelfth of 2% of the appraised value for real estate assets held for greater than one year and one-twelfth of the appraised value of the underlying property, for any real estate-related investment held by us not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment. “Aggregate assets value” means, for any period, our aggregate asset value invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the aggregate of such values at the end of each month during such period.

INVESTMENT OBJECTIVES AND CRITERIA

Our Business and Objectives

Our objective is to acquire a portfolio of undeveloped real estate assets that present “value-added” opportunities for our stockholders and to:

•	preserve, protect and return your capital contributions;

•	realize capital appreciation upon the sale of our properties;

•	provide periodic dividends;

•	provide you with liquidity for your investment by listing the shares on a national securities exchange by , 2017 or, if our shares are not listed prior to that date, by selling our real estate and real estate-related investments and distributing the cash to you.

Consistent with our investment objectives, we will invest in properties with the following attributes:

•	the potential for an annual internal rate of return in excess of 30% on a compounded basis;

•	the potential for a sharp increase in value due to such factors as a recent or potential future zoning change or other opportunity where a property might lie in the path of progress;

•	characteristics of the property enable us to ascertain that we could purchase the property at a discount from current market value;

•	geographic location in California, Nevada, Arizona, Hawaii, or Texas;

•	potential for capital appreciation;

•	potential for economic growth in the community in which the property is located;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	moderate competition from existing properties;

•	location in a market in which we have familiarity based upon past experience or we have an advantage based upon our experience in repositioning properties;

•	potential for development of the property into income property.

We cannot assure you that we will attain these objectives or that our invested capital will not decrease. Our investment objectives will not be altered if less than the maximum offering amount is raised; however, if only the minimum offering amount is raised, the number of properties purchased may be substantially reduced.

While real estate investing involves considerable risk, the members of the investment committee of Shopoff Advisors possess considerable experience in the real estate sector, which we believe will help enable us to identify appropriate properties to meet our objectives and goals. Overall, we intend to focus on providing our stockholders with a stable asset base and a strategy for growth consistent with preservation of capital.

Investment in Undeveloped Real Estate Assets

Our primary focus will be to invest in undeveloped real estate assets that present “value-added” opportunities or other opportunistic investments for our stockholders. “Undeveloped real estate” means any real property that (a) has no development or construction in process on the land, (b) no development or construction on such land is planned to commence within one year, and (c) produces no rental or other operating income. We will oversee all entitlement work on our properties acquired and, upon completion of such entitlement work and at the appropriate time, we will sell the properties and distribute any profits as provided in the section of this prospectus entitled “Agreement of Limited Partnership — Distributions.” Because we expect that the majority of the properties we acquire will not generate any operating cash flow, our stockholders should have the expectation that no substantial income will be generated from our operations for at least four years from the time we begin property acquisitions. As discussed in more detail in this section, some of our investment activities may generate cash flow; however, our primary activity will be to buy, hold and sell undervalued, undeveloped real estate assets and to generate returns to our stockholders upon disposition of such properties. The land acquired may be zoned for residential, commercial or industrial uses. We will make changes in investment allocations and percentages based upon our evaluation of current market conditions.

Returns from development of undeveloped properties are subject to risks and uncertainties associated with obtaining development permits and environmental and other mandates/concerns of governmental entities and/or community groups.

Other Property Acquisitions

Although we anticipate that our focus will be on undeveloped real estate assets our charter and bylaws do not preclude us from acquiring other types of properties. We may acquire other real estate assets, including, but not limited to, improved properties, particularly those in which there is a potential for a change in use, such as an industrial building changing to high density residential. There is no percentage of the capital raised in this offering that would be reserved for improved properties. We would consider all property types that meet our overall objectives of achieving optimal yield with a commensurate amount of risk.

In addition to fee simple interests, we may acquire long-term leasehold interests and leasehold estates. Other methods of acquiring a property may be used when advantageous. For example, as discussed below, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity that owns real property.

In addition, when and as determined appropriate by Shopoff Advisors and as approved by our board of directors, the portfolio may also include real estate or real estate-related investments relating to properties in various other stages of development. These stages would include, without limitation, property to be redeveloped and repositioned, newly constructed properties and properties in the midst of lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Shopoff Advisors will make this determination based upon a variety of factors, including the available risk adjusted returns for such and all other properties, the appropriate diversification of the portfolio, our objectives of realizing capital appreciation upon the sale of properties, and the potential for generating dividend income from the net operating income of our income property portfolio.

We may enter into purchase and leaseback transactions, under which we will purchase a property from an entity and lease the property back to such entity under a net lease.

We do not intend to purchase interests in hedge funds.

We do not intend to incur aggregate indebtedness in excess of 100% of the aggregate estimated fair market value of all our properties, as determined at the end of each calendar year beginning with our first full year of operations. Estimates of the fair market value will be determined each year by a majority of our directors, in a similar manner as the estimated fair market value determination at the time of purchase.

Shopoff Advisors or its affiliates may purchase properties in their own name, assume loans in connection with the purchase of properties and temporarily hold title to such properties for the purpose of facilitating our acquisition of such property, borrowing money or obtaining financing, completing construction of the property or for any other purpose related to our business. We may also acquire properties from affiliates of Shopoff Advisors and entities advised or managed by Shopoff Advisors or its affiliates. Such acquisitions must be approved by a majority of our directors, including a majority of our independent directors, and supported by an independent appraisal prepared by an appraiser who is a member in good standing of the American Institute of Real Estate Appraisers or similar national organization selected by the independent directors. In order to qualify as an “independent” for this purpose, the person or entity must have no material current or prior business or personal relationship with Shopoff Advisors or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us.

Making Loans and Investments in Mortgages

We are not a mortgage bank or portfolio lender. We do not intend to engage in the business of originating, warehousing or servicing real estate mortgages. If we engage in any such activities, it will be only as an ancillary result of our main business of investing in real estate properties. We may provide seller financing on certain properties if, in our judgment, it is prudent to do so. However, our main business is not investing in real estate mortgages, mortgage-backed securities or other securities.

We will not make loans to other entities or persons unless secured by mortgages, and we will not make any mortgage loans to Shopoff Advisors or any of its affiliates. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property from a licensed independent appraiser. We will maintain such appraisal in our records for at least five years, and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed 80% of the appraised value of the property as determined by an appraisal from a licensed independent appraiser, unless we find substantial justification due to the presence of other underwriting criteria. In no event will our acquisition price for mortgage loans exceed the appraised value of the property as of the date of the loans.

All of our mortgage loans must provide for at least one of the following:

•	except for differences attributable to adjustable rate loans, equal periodic payments on a schedule that would be sufficient to fully amortize the loan over a 20 to 40 year period;

•	payments of interest only for a period not greater than ten years with the remaining balance payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 30 year period; or

•	payment of a portion of the stated interest currently and deferral of the remaining interest for a period not greater than five years, with the remaining principal and interest payable in equal periodic payments on a schedule that would fully amortize the loan over a 20 to 35 year period.

We will not invest in real estate contracts of sale otherwise known as land sale contracts.

We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, any director, officer or any of their affiliates.

We will not invest in subordinated secured indebtedness except where the amount of total indebtedness secured by that property does not exceed 80% of the appraised value of such property. In addition, the value of all such investments, as shown on our books in accordance with accounting principles generally accepted in the United States of America, after all reasonable reserves but before provision for depreciation, will not exceed 25% of our total assets.

Investment in Securities

We will invest in equity securities of another entity, other than our operating partnership or a wholly-owned subsidiary, only if a majority of our directors, including a majority of the independent directors not otherwise interested in such transaction, approve the transaction as being fair, competitive, commercially reasonable and consistent with our investment objectives. Our objectives will include the opportunity to obtain a 100% return on our investment in these securities. We will limit this type of investment to 25% of our total assets, subject to certain tests for REIT qualification. Investments in entities affiliated with Shopoff Advisors, any officer, director or affiliates must be approved by a majority of the independent directors. We may purchase our own securities when traded on a secondary market or on a national securities exchange or national market system, if a majority of the directors determine such purchase to be in our best interests (in addition to repurchases made pursuant to our 2007 equity incentive plan which are subject to the right of first refusal upon transfer by plan participants). We may in the future acquire some, all or substantially all of the securities or assets of other REITs or similar entities where that investment would be consistent with our investment policies and the REIT qualification requirements. We do not anticipate investing in the securities of other entities for the purpose of exercising control over that entity. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to divest securities before any such registration would be required.

We do not intend to engage in trading, underwriting, agency distribution or sales of securities of other issuers. We would consider an investment in the securities of another firm that is not in the real estate business, but whose underlying assets consist of significant real estate holdings.

General Competitive Conditions

We will face several issues related to our business plan that could add to the risk of your investment in us.

One issue we will encounter relates to the markets we select for investments. Real estate is a generally a local market although these local markets can be impacted by macro-economic conditions (interest rates, employment growth rates, consumer confidence, national politics). The success of our projects will be impacted by our ability to gauge regional economic conditions and seek out opportunities where gaps in the market exist.

We also will be subject to competition from other firms seeking to do business within the same market niche. Among our competition would be pension funds and those firms funded by pension funds, investment banking businesses who have committed capital to this business line, privately held investment firms based both locally and regionally, and homebuilders and developers who have sufficient resources to hold land for long term investment. As the lead time for our investments to maturity is lengthy, we will have to analyze and project future demand in addition to accounting for other competition in the same investment area. As there are numerous competitors in each market with potentially similar business plans, the presence of this localized competition could adversely impact our investment returns.

The markets we select for investment as well as the competition within these markets we select for investment could be impacted by capital markets and the availability of funds from these capital sources. Whether we are purchasing an investment or selling an investment that we have held for a period of time, our ability to purchase at a price which will provide us the best opportunity for long-term appreciation or to sell an investment at a price which will take advantage of the investments long-term appreciation will depend on the availability of capital at the time the purchasing or selling is taking place.

Investment Company Act

If for any reason we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, in order to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to invest the proceeds of the offering within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, the investment committee of our advisor may be required to impose limitations on our investment activities. In particular, the investment committee of our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forego investments that we would otherwise want to acquire and that could be important to our investment strategy. On a limited basis, we may invest in preferred equity securities and mortgage loans. The investment committee of our advisor will monitor such investments to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, the investment committee of our advisor may be required to limit the percentage of our assets represented by preferred equity securities or mortgage loans.

Our Operating Partnership

We will conduct our business and own properties through our operating partnership, Shopoff Partners and its wholly-owned subsidiaries. Shopoff Partners will be governed by its Agreement of Limited Partnership, a copy of which may be obtained from us. We and Shopoff Advisors are the two limited partners of Shopoff Partners, and our wholly owned subsidiary, Shopoff General Partner, LLC, a Delaware limited liability company, is the sole general partner of Shopoff Partners. Accordingly, we will have indirect control over the affairs of our operating partnership. We will delegate to Shopoff Advisors the management of the day-to-day affairs of our operating partnership.

Investment Policies

Decisions relating to the purchase and sale of properties will be made by the investment committee of our advisor consisting of William A. Shopoff, the President of our advisor, Kevin Bridges, the Chief Financial Officer of our advisor, Edward Fitzpatrick, the Executive Vice President of our advisor, and Tim McSunas, the Senior Vice President — Acquisitions of our advisor. See “Management” for a description of the background and experience of our directors and officers. The investment committee will be subject to oversight by our board of directors, but will have discretion with respect to the selection of specific properties. Once selected, the investments must be approved by a majority of our board of directors, including a majority of the independent directors, as being fair and reasonable to us and consistent with our investment objectives. If the board approves a given acquisition, then our advisor will be directed to acquire the property on our behalf, if such acquisition can be completed on terms approved by the board.

Our board of directors has established written policies on investment objectives and borrowing. Our board is responsible for monitoring the administrative procedures, investment operations and our performance and Shopoff Advisors to ensure such policies are carried out. The independent directors will review our investment policies at least annually to determine that our policies are in the best interests of our stockholders and will set forth their determinations in the minutes of the board meetings. You will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and the investment committee of our advisor and may be changed at any time.

We initially plan to acquire properties primarily in California, but also in Nevada, Arizona, Hawaii and Texas. These states would be the primary targets for acquisitions consisting of approximately 75% of our portfolio. We expect that properties located outside of these states, particularly properties not located in the western United States, would comprise approximately 25% of our portfolio. If we invest in any properties outside of this targeted geographic area, such properties must have the potential to bring a higher return than in the states we have named in order to compensate for the lack of proximity to our headquarters. We will always seek to operate in markets in which members of our board of directors and our advisor have direct and recent experience. In the case of outlying markets we would likely seek a local partner in the investment in a joint venture arrangement.

We are not specifically limited in the number or size of properties we may acquire. Assuming the maximum offering is sold, we generally do not intend to invest more than 20% of the gross proceeds of this offering in any one property, although we may do so with the approval of a majority of our board of directors. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of net proceeds we raise in this offering.

The sheltering from tax of income from other sources is not our objective.

We will not close the purchase of any property unless and until we obtain an environmental assessment, a minimum of Phase I review, for each property purchased and are generally satisfied with the environmental status of the property, as determined by Shopoff Advisors.

In determining whether to purchase a particular property, we may, in accordance with customary industry practice, obtain an option on such property exercisable within two to five years. The amount paid for an option, if any, is normally forfeited if the property is not purchased, and is normally credited against the purchase price if the property is purchased. Generally, this will allow us to make a substantially higher return on our capital in exchange for bearing the risk of unexercised options. In such cases, we would record a Memorandum of Option on the title.

Other investment policies, deviations from which require our board of directors’ approval, are as follows:

•	We will not repurchase or otherwise reacquire our shares or other securities, except (i) in the case of shares issued under our 2007 equity incentive plan which are subject to the right of first refusal upon transfer by plan participants, and (ii) when and if shares of our common stock are traded on a secondary market or on a national securities exchange or national market system, if a majority of the directors determine such purchase to be in our best interests.

•	We will not issue our shares on a deferred payment basis or other similar arrangement.

•	We will not invest in the securities of other issuers for the purpose of exercising control.

•	We will not engage in underwriting or the agency distribution of securities issued by others.

•	We do not intend to make distributions-in-kind, except for:

°	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the Maryland General Corporations Law; or

°	distributions of property which meet all of the following conditions:

°	our board of directors advises each stockholder of the risks associated with direct ownership of the property;

°	our board of directors offers each stockholder the election of receiving in-kind property distributions; and

°	our board of directors distributes in-kind property only to those stockholders who accept the directors’ offer.

We anticipate that the purchase price of properties we acquire will vary widely depending on a number of factors, including size and location. In addition, the cost to us will vary based on the amount of debt we incur in connection with financing the acquisition. If only the minimum offering amount is sold, we will not be able to purchase a significant number of properties for our portfolio and may only be able to purchase one property. If the maximum offering amount is sold, we will likely acquire a substantial number of properties; however, it is difficult to predict with precision the actual number of properties that we will actually acquire because the purchase prices of properties varies widely and our investment in each will vary based on the amount of leverage we use.

Other than funds raised in the offering that are held in the escrow account at Wells Fargo Bank, N.A., until the minimum offering is reached funds will be held in our own separate account at Wells Fargo, Bank, N.A., pending investment in properties, in readily marketable, interest-bearing securities which will allow us to continue to qualify as a REIT. Such investments will be highly liquid and provide for appropriate safety of principal and may include, but will not be limited to, investments such as bank money market accounts, short-term CDs issued by a bank or other short-term securities issued or guaranteed by the U.S. government.

Joint Ventures

We may invest in limited partnerships, general partnerships and other joint venture arrangements with other real estate entities programs formed by, sponsored by or affiliated with Shopoff Advisors or an affiliate of Shopoff Advisors, if a majority of our independent directors who are not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and our stockholders and on substantially the same terms and conditions as those received by the other joint venturers. We may also invest with nonaffiliated third parties by following the general procedures to obtain approval of an acquisition.

We will invest in limited partnerships, general partnerships or other joint venture arrangements with Shopoff Advisors and its affiliates only when:

•	we are the managing member of a limited liability company or the general partner of a limited partnership and we are receiving a larger share of the profits than our capital represents to the overall venture;

•	we are investing with a local operating partnership over which we have management control thereby allowing us to exert control over operations and the disposition of the assets within the venture;

•	we have the right of first refusal if the joint venturer wishes to sell its interest in the property to a third party;

•	there are no duplicate property management or other fees; and

•	the investment of each entity is on substantially the same terms and conditions or on terms and conditions more favorable to us.

We may invest in limited partnerships, general partnerships or other joint venture arrangements with Shopoff Advisors and its affiliates to allow us to increase our equity participation in such venture as additional proceeds of this offering are received, with the result that we will own a larger equity percentage of the property. In addition, we will have the right to enter into joint venture arrangements with entities unaffiliated with Shopoff Advisors and its affiliates.

There is a potential risk that we and our joint venture partner will be unable to agree on a matter material to the joint venture and we may not control the decision. Furthermore, we cannot assure you that we will have sufficient financial resources to exercise any right of first refusal.

Our Policies With Respect to Borrowing

When we think it is appropriate, we will borrow funds to acquire or finance properties. We may later refinance or increase mortgage indebtedness by obtaining additional loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties for the purpose of increasing our cash flow and providing further diversification. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 100% of all of our properties’ combined estimated fair market values, as determined at the end of each calendar year beginning with our first full year of operation. In addition, we anticipate that no property will be encumbered by indebtedness or financed by unsecured indebtedness in excess of 80% of its estimated fair market value. Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. The amount of such borrowings in relation to our net assets will not exceed 100%. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs and/or to meet the distribution requirements applicable to REITs under the federal income tax laws.

When incurring secured debt, we generally intend to incur only nonrecourse indebtedness, which means that the lenders’ rights upon our default generally will be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.

Our board of directors controls our policies with respect to borrowing and may change such policies without stockholder approval.

Sale or Disposition of Properties

The investment committee of Shopoff Advisors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including appreciation of the property and market conditions, with a view toward achieving our principal investment objectives.

In general, we intend to hold properties, prior to sale, for a minimum of four years. When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives without recognizing taxable gain on the sale. Furthermore, our general policy will be to reinvest in additional properties proceeds from the sale, financing, refinancing or other disposition of our properties that represent our initial investment in such property or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase our reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the total value of real estate assets that we own to pay distributions to our stockholders.

Despite this policy, our board of directors, in its discretion, may distribute to our stockholders all or a portion of the proceeds from the sale, financing, refinancing or other disposition of our properties. In determining whether any of such proceeds should be distributed to our stockholders, our board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions and compliance with the REIT distribution requirements. Because we may reinvest such portion of the proceeds from the sale, financing or refinancing of our properties, we could hold our stockholders’ capital until the REIT is liquidated or listed on a national securities exchange. However, the affirmative vote of stockholders controlling a majority of our outstanding shares of common stock may force us to liquidate our assets and dissolve.

While it is our intention to hold each property we acquire for a minimum of four years, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if:

•	in the judgment of Shopoff Advisors, the value of a property might decline substantially;

•	an opportunity has arisen to acquire other properties; or

•	in our judgment, the sale of the property is otherwise in our best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of the relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. In connection with sales of our properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

In connection with a sale of a property, our general preference will be to obtain an all-cash sale price. However, we may accept a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to you as a stockholder, to the extent contemplated by our board of directors, may be delayed until that time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Our Long-Term Investment Objectives

Our long-term investment objective is the preservation of capital and capital appreciation. We anticipate that by 2017, our board of directors will determine when, and if, to apply to have our shares of common stock listed for trading on a national securities exchange or included for quotation on a national market system, if we meet the then applicable listing requirements. We believe that listing our shares on a national securities exchange may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and to decrease our operating costs. In this regard, our board of directors may consider listing our shares on a national securities exchange in the future. However, we cannot assure you that such listing will ever occur. If it is not feasible or desirable to list our shares or include them on a national market system by 2017, our board of directors may decide to sell our assets individually, list our shares at a future date, or liquidate us within two years of such date.

Changes in Our Investment Objectives

As discussed in the “Risk Factors — Investment Risks — The Board of Directors has significant discretion to modify or expand our investment objectives and policies without shareholder approval” section, subject to the limitations in our charter, our bylaws and the Maryland General Corporation Law, or MGCL, our powers will be exercised by or under the authority of, and our business and affairs will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning our investments and the right, power and obligation to monitor our procedures, investment operations and performance.

In general, our charter can be amended only if the proposed amendment is declared advisable by the board of directors and approved by the affirmative vote of a majority of the outstanding shares of our common stock, but the board of directors has the exclusive power to amend or repeal the bylaws and to make new bylaws.

Within the express restrictions and prohibitions of our bylaws, our charter and applicable law, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us made our stated investment objectives and policies unworkable or imprudent.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective stockholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the best interests of our stockholders. Our stockholders will have no voting rights with respect to implementing our investment objectives and policies, all of which are the responsibility of our board of directors and the investment committee of our advisor and may be changed at any time.

Appraisals

The purchase price for each property that we acquire must be approved by a majority of our independent directors and be based on the estimated fair market value of the property. In cases in which a majority of the independent directors require, and in all cases in which we acquire property from our officers, directors, advisor or any affiliate of our officers, directors or advisor, we will obtain an appraisal from an independent appraiser who is a member-in-good-standing of the American Institute of Real Estate Appraisers or similar national or regional organization and who will be selected by the independent directors. In order to qualify as an “independent” for this purpose, the person or entity must have no material current or prior business or personal relationship with Shopoff Advisors or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We believe this reserve allocation will aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. We will initially allocate to our working capital reserve not less than 0.5% and not more than 5% of the gross proceeds of the offering (assuming we raise the maximum offering). As long as we own any undeveloped real estate assets, we will retain as working capital reserves an amount equal to at least 0.5% of the gross proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties and/or liquidating our investment in one or more properties.

Distribution Policy

Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of our properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid.

In order to qualify as a REIT for federal income tax purposes, among other things, we must distribute each taxable year at least 90% of our taxable income, other than net capital gain. We do not intend to maintain cash reserves to fund distributions to stockholders.

We will have a policy of avoiding, to the extent possible, the fluctuations in distributions that might result if distribution payments were based on actual cash received during the distribution period. To implement this policy, we may use cash received during prior periods or cash received subsequent to the distribution period and prior to the payment date for such distribution, to pay annualized distributions consistent with the distribution level established from time to time by our board of directors. Our ability to maintain this policy will depend upon the availability of cash flow and applicable requirements for qualification as a REIT under the federal income tax laws. Therefore, we cannot assure you that there will be cash flow available to pay distributions or that distributions will not fluctuate. If cash available for distribution is insufficient to pay distributions to you as a stockholder, we may obtain the necessary funds by borrowing, issuing new securities and/or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs.

To the extent that distributions to our stockholders are made out of our current or accumulated earnings and profits, such distributions will be taxable as ordinary dividend income. To the extent that distributions exceed our current and accumulated earnings and profits, such amounts will constitute a return of capital to our stockholders for federal income tax purposes, to the extent of their basis in their stock, and thereafter will constitute capital gain.

Quarterly distributions will be calculated with daily record and distribution declaration dates. However, our board of directors could, at any time, elect to pay distributions annually to reduce administrative costs. It will be our general policy, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of our properties through the purchase of additional properties, although we cannot assure you that we will be able to do so.

MANAGEMENT OF SHOPOFF PROPERTIES TRUST, INC.

General

We operate under the direction of our board of directors, which is responsible for the overall management of our business and affairs. However, our board of directors has retained Shopoff Advisors to manage our day-to-day affairs, subject to our board of directors’ supervision.

Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. As of the commencement of this offering, our board of directors will be comprised of nine individuals, five of whom will be independent directors. We consider a director to be independent if in the last two years he or she was not associated, directly or indirectly, with us, Shopoff Advisors or the affiliates of Shopoff Advisors.

The independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income (if any) and the fees and expenses of other comparable unaffiliated REITs. This determination will be reflected in the minutes of the meetings of our board of directors. For purposes of this determination, our net assets include our total assets, other than intangibles, calculated at cost before deducting depreciation, bad debt or other non-cash reserves, less total liabilities and computed at least quarterly on a consistently-applied basis.

In addition, the independent directors will determine from time to time, but at least annually, that the compensation that we contract to pay to Shopoff Advisors is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by any applicable state regulatory authorities. The independent directors will also supervise the performance of Shopoff Advisors and the compensation paid to it to determine that the provisions of the advisory agreement are being carried out. The independent directors will base each determination on the factors set forth below and other factors that they deem relevant. This determination also will be reflected in the minutes of the meetings of the board of directors. Such factors include:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio of properties;

•	the success of Shopoff Advisors in generating opportunities that meet our investment objectives;

•	the fees charged to similar REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by Shopoff Advisors and any affiliate through their relationship with us, including servicing and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of the service and advice furnished by Shopoff Advisors;

•	the performance of our portfolio of properties, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio of properties in relationship to the investments generated by Shopoff Advisors for its own account and for the account of other entities it advises.

The Directors and Executive Officers

Our charter provides for a classified board of directors consisting of five classes which shall be as equal in number as possible. Of our nine directors, two directors each will be in Class I, Class II, Class III, and Class IV, and one director will be in Class V. Each year the stockholders elect a different class of directors to serve a five-year term. We intend to purchase key man life insurance to cover transition and replacement costs for our key executive officers, including William A. Shopoff, Edward Fitzpatrick, Kevin Bridges, and

Tim McSunas. The following table and biographical descriptions set forth certain information with respect to the individuals who are our officers and directors:

Name	Age	Position

William A. Shopoff	49	President, Chief Executive Officer and Chairman of the Board of Directors
Edward Fitzpatrick	60	Executive Vice President and Director
Kevin M. Bridges	40	Chief Financial Officer, Corporate Secretary and Director
Tim McSunas	43	Senior Vice President — Acquisitions
Jeffrey W. Shopoff(1)	63	Director
Glenn Patterson	53	Independent Director
Patrick Meyer	55	Independent Director
Diane Kennedy	50	Independent Director
Stuart McManus	39	Independent Director
Melanie Barnes	52	Independent Director

(1)	William A. Shopoff and Jeffrey W. Shopoff are brothers.

Officers and Directors

William A. Shopoff is our President, Chief Executive Officer, and Chairman of the Board of Directors. Mr. Shopoff has more than 25 years of real estate and investment experience. His expertise includes the acquisition, development and sale of new and redeveloped residential and commercial properties throughout the United States, as well as partnership structure, debt placement, venture capital and investment underwriting.

Mr. Shopoff has been personally involved in over $1 billion worth of real estate transactions, including more than 1,000 residential, multi-family and commercial properties and over 15,000 acres of land investments. In the past 15 years, Mr. Shopoff has raised over $200 million in private placement equity.

Mr. Shopoff’s focus has been on opportunistic or value added investing with his specialty for the past 10 plus years being land investments. He has a systematic approach to acquiring undervalued land assets and creating substantial value through the land planning, zoning and regulatory approval process. This disciplined approach has led to considerable wealth creation for his clients.

Mr. Shopoff co-founded Asset Recovery Fund in 1992. Asset Recovery Fund and its successor, Eastbridge Partners, L.P., achieved an average yield in excess of 30 percent. Mr. Shopoff served as the President of the Asset Recovery Fund from 1998 to 2006. Since August 1999 Mr. Shopoff has served as President of Eastbridge Partners, L.P., a position he holds today. Upon acquiring the assets of Eastbridge Partners, L.P., in April 2004, Mr. Shopoff created The Shopoff Group and has served as its President since that time. The Shopoff Group is a private real estate investment firm offering qualified high net worth clients strategic investment opportunities including land, residential and commercial properties, mortgage products, and pooled funds. Mr. Shopoff is also founder and president of Real Estate Mastery, a mentoring program created for select real estate investors committed to the advanced study of real estate investing.

Mr. Shopoff earned his Bachelors of Science degree in biology and an MBA in finance/accounting from the University of Texas at Austin. Mr. Shopoff is a member of Commercial Investment Real Estate (CIRE) and is a Certified Commercial Investment Member (CCIM). Mr. Shopoff is a member of the Urban Land Institute and the Building Industry Association, and is also a board member of Global Energy Network International, a non-profit organization based in San Diego, California. Mr. Shopoff was recently named to the Advisory Council of the Real Estate Finance and Investment Center at the University of Texas’ McCombs School of Business. This Advisory Council advises faculty and staff on curriculum matters within the university’s real estate department. Additionally, Mr. Shopoff has been the top fundraiser for the past four years with the AIDS Life Cycle, a 585 mile bicycle ride.

Edward J. Fitzpatrick is our Executive Vice President and is also one of our Directors. Mr. Fitzpatrick’s real estate experience spans 30 years. As The Shopoff Group’s Executive Vice President, Mr. Fitzpatrick oversees the complete land process from acquisition to entitlement and, in certain situations, improvements to the finished product. Since 2000, and until beginning his tenure as our Executive Vice President and one of our Directors, Mr. Fitzpatrick served as the Director of Development for Eastbridge Partners, The Shopoff Group’s predecessor. His accomplishments include the acquisition and/or development of over 10,000 acres of land, the construction and marketing for lease and for sale of approximately 2 million square feet of industrial, office, retail, recreational and multi-family buildings, and the generation of over $200 million in profits for the entities served.

Mr. Fitzpatrick served as Manager of Bulk Land Sales and Director of Industrial Development for International Paper (IP) Realty Corporation, where he advised various divisions regarding facility expansions and dispositions from May 1975 to June 1978. Mr. Fitzpatrick has also managed the development of industrial and office projects in Southern California for Kaiser Development Company, and was president of the development arm of Ferguson Partners in Irvine from April 1984 to May 1991, specializing in the development of industrial, commercial and multi-family projects in Southern California and Las Vegas.

Mr. Fitzpatrick formed the firm of Patrick Gray and Associates in 1991. The firm specialized in property management and development of industrial, office and retail properties in San Diego County and Las Vegas, Nevada. Mr. Fitzpatrick served as Vice President of Development for Dartmouth Development Company in San Diego, where he oversaw the acquisition, improvement and construction of a variety of properties in San Diego and Riverside Counties from April 1996 to March 2000.

Mr. Fitzpatrick is a graduate of the University of Notre Dame and Notre Dame Law School. Mr. Fitzpatrick is also a member of the Urban Land Institute and the Building Industry Association.

Kevin M. Bridges is our Chief Financial Officer, Corporate Secretary and is also one of our Directors. Mr. Bridges’ 15 years of experience in the residential development industry includes a wide range of projects, varying in sizes and complexity, for national public homebuilders and regional developers. Mr. Bridges has had direct due diligence, acquisition, project management, and daily financial responsibility for a variety of properties, including master-planned and multi-use communities. Mr. Bridges’ experience also includes the formation of community facility districts, where over $20 million in aggregate project savings have been generated. Mr. Bridges has also financed and managed project-specific loans with aggregate commitments in excess of $300 million from senior, mezzanine, and private lenders.

Before joining The Shopoff Group in May 2006, Mr. Bridges managed the homebuilding line of business for Cameo Homes, a large private real estate development company from 2001 to 2006, which, during Mr. Bridges’ tenure, experienced a 633% growth in real estate holdings and a 825% growth in project profits. Mr. Bridges has also been a controller for several Southern California and Texas-based builder/developers, where his responsibilities included the preparation of divisional/company business plans, project feasibility analysis, financial statement preparation, daily accounting management, software system analysis and enhancement, as well as compliance reporting for various equity and joint venture partners.

Mr. Bridges earned a Bachelors of Business Administration degree with an emphasis in accounting from the University of Texas at Austin and is a Certified Public Accountant. Mr. Bridges is also a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and the National Association of Real Estate Investment Trusts (NAREIT).

Tim McSunas is our Senior Vice President of Acquisitions. Mr. McSunas has over 20 years of experience in land planning and acquisitions and project management for several Southern California homebuilders. Mr. McSunas oversees the identification and acquisition process of investment properties for The Shopoff Group. Before joining the Shopoff Group in May, 2006, Mr. McSunas served as the Southern California division president for Taylor Woodrow Homes from September 2004 to March 2006, where he managed $500 million in revenues and closed 569 homes in 2005.

Mr. McSunas also served as the regional manager and vice president for Pardee Homes from April 2001 to September 2004, where he created a start-up division that subsequently grew to $275 million in revenue in three years, establishing the company as the tenth largest builder in home sales in Orange County in 2003. Mr. McSunas also served as director of land acquisitions for John Laing Homes in San Diego and Orange Counties from March 1997 to April 2001, and founded a residential and commercial building company in Bend, Oregon from 1991 to 1997.

Mr. McSunas earned his Bachelor of Science degree in Architecture and Urban Planning from Arizona State University and is a licensed contractor in California and Oregon. He has also been an active member of the Southern California Building Industry Association since 1988. He joined the BIA Orange County in 1996 and became a member of the BIA/OC Board of Directors in 2001. In 2003, he was appointed to the BIA/OC Executive Committee and is the President for 2007. Currently, he serves on the board of directors for the BIA Southern California, and is also a trustee for the Political Action Committee, and serves on the board of directors for Home Aid/Orange County.

Jeffrey W. Shopoff is one of our Directors. Mr. Shopoff is an active member of the California Bar, and has been a practicing attorney for 36 years. Since 2002, Mr. Shopoff has been a partner at the law firm of Shopoff & Cavallo LLP in San Francisco. Mr. Shopoff was previously a partner at the California law firm of Jeffer, Mangels, Butler & Marmaro LLP from 1992 to 2002. From 1970 to 1992 Mr. Shopoff was a partner at Feldman, Waldman, & Kline LLP where, in addition to his trial activities, he held positions including Managing Partner and Chairman of the Litigation Department. Mr. Shopoff has extensive experience in the trial of commercial disputes, including 55 trials in the State and Federal Courts of California, New York, Washington, and Oregon. Mr. Shopoff’s legal practice focuses on the areas of accounting and corporate/partnership disputes, class actions, contract, fraud, securities, intellectual property, banking, malpractice, franchise, and employment litigation.

Since 2003 Mr. Shopoff has been a Director of American Legal Net, Inc., a privately held legal software and internet company, where he is Chairman of the Audit Committee.

Mr. Shopoff earned a Bachelors of Business Administration degree, with an emphasis in accounting, from the University of Michigan Business School, and a Juris Doctor degree from the University of Michigan Law School. Mr. Shopoff has served as Judge Pro Tem and Arbitrator for the San Francisco Superior Court. Mr. Shopoff also participates in the San Francisco Superior Court and San Francisco Bar Association’s Early Settlement Program, as a court assigned mediator. Mr. Shopoff has also been a lecturer on Accounting for Lawyers for the Continuing Education of the Bar, and a faculty member for the Practice Program of the Northern District of California, and Hastings College of Advocacy.

Glenn Patterson is one of our Independent Directors. Mr. Patterson has a wide range of management experience. Specifically, over the past five years, Mr. Patterson has served in two notable managerial positions, (1) he currently serves as the President of HAP International, Inc. a research and analysis firm that specializes in real estate and private placement business investments, and (2) between the years of 1996 to 2004, he served as the President of Oregon Electric Group, an electrical and technological services contracting firm. During his years as President at Oregon Electric Group, sales grew from $16 million to $127 million, and had over 1100 employees at its peak. Mr. Patterson currently sits on the board of Axion Power International, Inc.

Mr. Patterson received a Bachelors of Science degree in economics from Willamette University.

Patrick Meyer is one of our Independent Directors. Mr. Meyer has over 30 years of planning and consulting experience. Mr. Meyer began his career in municipal government planning with the City of San Dimas, California, where he assisted with the preparation and implementation of the specific plan for the downtown central business district, and served as the staff representative to the local merchant’s board. Mr. Meyer is the owner of Urban Environs, a planning consultant firm, which he formed in 1982. Since 1998, Mr. Meyer has served as the chairman of the board of directors for 1st Centennial Bancorp, a full service state-chartered commercial bank. Mr. Meyer has overseen the banks expansion to six branches and four specialized divisions.

Mr. Meyer earned a Bachelors of Science degree in Urban Planning from California State Polytechnic University. He is a member of the American Planning Association and the American Institute for Certified Planners.

Diane Kennedy is one of our Independent Directors. Ms. Kennedy has 25 years of public accounting experience at regional and national CPA firms. Since 1992 Ms. Kennedy has been a CPA at the accounting firm of D Kennedy & Associates, PC, which she founded and where she currently serves as President. D Kennedy & Associates, PC is a national firm with affiliated offices in Phoenix, AZ, Tempe, AZ, Irvine, CA, and New York City, NY. Ms. Kennedy is also the founder and co-owner of Tax Loopholes, an online tax education company established in January 2000. Ms. Kennedy has authored several tax and financial educational books, including The Insider’s Guide to Real Estate Investing Loopholes. Ms. Kennedy has also made several radio and television appearances as a guest for her financial and tax expertise, and was also the host of the nationally syndicated radio program “Wealth Talk America”.

Ms. Kennedy received a Bachelors of Science degree in accounting from the University of Nevada, Reno, and completed a Masters Program in Taxation from Golden Gate University.

Stuart McManus is one of our Independent Directors. Mr. McManus has a significant background in venture investing, business development, general management, and financial engineering within both entrepreneurial and Fortune 100 environments. Since October 2000, Mr. McManus worked for Capstar Partners LLC serving in various investment and managerial roles, and in 2002 became the company’s President. Capstar Partners is the private investment company of R. Steven Hicks. Capstar leads and participates in the funding of early stage companies as well as more traditional investments. The company also serves as the management vehicle for all of the business assets of Mr. Hicks. Immediately prior to joining Capstar Partners, McManus was an investment partner at Beachside Capital Partners in Westport, CT. More recently, Mr. McManus formed Crystal Lake Capital, LLC, a company whose aim is to invest in other companies that have real estate as a significant component of their assets. Mr. McManus currently serves as the principal for the company.

Mr. McManus began his career with IBM Corporation in Sales and Marketing in New York City. After receiving his MBA from the J.L. Kellogg School of Management in 1995, McManus worked in the Project Finance division of ABN AMRO Bank in London and Amsterdam until 2000. Immediately prior to joining Capstar Partners, McManus was an investment partner at Beachside Capital Partners in Westport, CT.

Mr. McManus is active in the local community and serves on various Boards of investment companies and non-profit organizations. Mr. McManus received his BA from Northwestern University in 1989 and his MBA from J.L. Kellogg Graduate School of Management in 1995.

Melanie Harper Barnes is one of our Independent Directors. Ms. Barnes practiced law in Austin, Texas for 15 years in the areas of real estate development and finance, banking, and corporate reorganization. She represented a variety of corporations, banks, limited partnerships, and individuals, including developers, lenders, and small business owners.

Ms. Barnes worked on property acquisitions and sales, negotiated and documented construction and financing of commercial properties, participated in assemblages, conducted title insurance and survey review, represented borrowers and lenders in arranging short term and long term real estate financing, documented and negotiated equipment and line of credit lending, represented clients in disputes involving real and personal property, and engaged in strategy sessions regarding complex real estate and other business plans.

Ms. Barnes retired from the practice of law in 1994 and, since that time, has been active in many Austin nonprofit organizations, including the Lady Bird Johnson Wildflower Center, Ballet Austin, St. Francis School, National Charity League, and University United Methodist Church.

Ms. Barnes attended Texas Tech University, receiving a Bachelor of Science degree in 1977 with high honors. She graduated from the University of Texas School of Law in 1981.

Committees of Our Board of Directors

Our board of directors will have three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee, each consisting solely of independent directors.

Audit Committee

We will have an audit committee comprised of a minimum of three independent directors. The audit committee members shall initially be Diane Kennedy (Chairwoman), Stuart McManus, and Glenn Patterson. Ms. Kennedy will be designated as the audit committee financial expert. The audit committee will:

•	make recommendations to our board of directors concerning the engagement of independent registered public accountants;

•	review the plans and results of the audit engagement with the independent registered public accountants;

•	approve professional services provided by, and the independence of, the independent registered public accountants;

•	consider the range of audit and non-audit fees; and

•	consult with the independent registered public accountants regarding the adequacy of our internal accounting controls, including our disclosure controls and procedures and other internal controls over financial reporting.

Compensation Committee

We will have a compensation committee comprised of a minimum of three independent directors to establish compensation policies and programs for our directors and executive officers. At present, our compensation committee serves only to determine awards under our 2007 equity incentive plan. However, at a later date, the compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the board of directors if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934. The compensation committee shall initially consist of Glenn Patterson (Chairman), Patrick Meyer, and Stuart McManus.

Nominating and Corporate Governance Committee

We will have a nominating and corporate governance committee consisting of Patrick Meyer (Chairman), Diane Kennedy, and Melanie Barnes. The nominating and corporate governance committee:

•	assists the board by identifying individuals qualified to become board members;

•	recommends to the board the director nominees for the next annual meeting;

•	recommends to the board director nominees for each committee; and

•	develops and recommends a set of corporate governance principles applicable to us.

Director Compensation

We intend to pay each of our non-officer directors an annual retainer of $20,000. In addition, we will pay non-officer directors for attending board and committee meetings as follows:

•	$1,500 per board meeting in person or $750 if by telephone.

•	$1,000 annually for members of the audit committee, except the audit committee chairperson will receive $7,500 annually.

•	$750 annually for the nominating and corporate governance committee and compensation committee members, except the nominating and corporate governance committee and compensation committee chairperson will receive $2,500 annually.

Our non-officer directors also qualify for a restricted stock award of 5,000 shares each, under the 2007 equity incentive plan, which shall be granted on the date we reach the minimum offering amount.

The restricted stock award will have a vesting schedule of four years and will vest in equal percentages each year. Our non-officer directors will also receive stock option grants of 3,000 shares per year following the date of the initial grant. Chairpersons of each of our standing committees will receive stock option grants of 3,500 shares per year instead of 3,000 shares per year.

Two of our directors, who are also executive officers, will receive initial restricted stock grants on the date we reach the minimum offering amount and annual grants of stock options thereafter. Edward Fitzpatrick, our Executive Vice President and a director, will receive an initial restricted stock grant of 75,000 shares, which shall vest in equal percentages over a five-year period. Thereafter, he will receive an annual incentive stock option grant of 50,000 shares, which options shall expire ten years after the date of grant if not exercised. Kevin Bridges, our Chief Financial Officer and a director, will receive an initial restricted stock grant of 18,750 shares on the date we reach the minimum offering amount, which shall vest in equal percentages over a five-year period. Thereafter, he will receive an annual incentive stock option grant of 12,500 shares, which options shall expire ten years after the date of grant if not exercised.

Executive Officer Compensation

We have no employees and our executive officers are all employees of Shopoff Advisors and/or its affiliates. Our executive officers and key employees of Shopoff Advisors are compensated by Shopoff Advisors and/or its affiliates and will not receive any compensation from us for their services. However, the executive officers and key employees of Shopoff Advisors will be eligible for awards under our 2007 equity incentive plan. On the date we reach the minimum offering amount, Tim McSunas, our Senior Vice President — Acquisitions, will receive an initial restricted stock grant of 50,000 shares, which shall vest in equal percentages over a five-year period. Thereafter, he will receive an annual incentive stock option grant of 33,000 shares, which options shall expire ten years after the date of grant if not exercised.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks or insider participation as to compensation decisions.

2007 Equity Incentive Plan

The following is a summary of the principal features of the 2007 equity incentive plan, or plan, as it is currently proposed. This summary highlights information from the plan. Because it is a summary, it may not contain all the information that is important to you. To fully understand the plan, you should carefully read the entire plan, which is included as an exhibit to the registration statement, of which this prospectus is a part.

General.  The plan provides for grants of stock options, stock appreciation rights (SARs), restricted stock and performance shares (sometimes referred to individually or collectively as “Awards”) to our non-employee directors, officers, employees, and consultants. Stock options may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (ISOs), or nonqualified stock options (NQSOs).

Shares Subject to the Plan.  The plan reserves 1,655,000 shares for issuance and to serve as the underlying equity instrument of all Awards granted under the plan. We will register such shares with the Securities and Exchange Commission following the commencement of the offering. When Awards made under the plan expire, or are forfeited or cancelled, the underlying shares will become available for future Awards under the plan. Shares awarded and delivered under the plan may be authorized but unissued, or reacquired shares.

Plan Administration; Amendment and Termination.  Our board and/or one or more of its committees shall administer the plan in accordance with applicable law (“Plan Administrator”). The Plan Administrator may amend, suspend or terminate any portion of the plan for any reason, but must obtain stockholder consent for any material plan amendment, or the consent of affected plan participants if any such action alters or impairs any obligations regarding Awards that have been granted. Additionally, see “No Material Amendments or Re-Pricing without Stockholder Approval” below. The plan terminates 10 years from the date of its adoption by our board. However, such termination will not affect Awards granted under the plan prior to termination.

Eligibility for Awards.  Our employees, officers, consultants and non-employee directors may be granted Awards under the plan. The Plan Administrator determines which individuals will receive Awards, as well as the number and composition of each Award. Awards under the plan may consist of a single type or any combination of the types of Awards permissible under the plan as determined by the Plan Administrator (or by the full board in the case of Awards to non-employee directors). These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to our success, and other factors. As of the date of this prospectus, we have no employees, 6 non-employee directors, and no consultants.

Exercise Price Limitations.  The Plan Administrator will determine the exercise price for the shares underlying each Award on the date the Award is granted. However, the exercise price for shares under an ISO may not be less than 100% of the fair market value on the date the Award is granted. The exercise price for SARs and NQSOs also may not be less than 100% of fair market value on the date of grant.

No Material Amendments or Re-Pricing without Stockholder Approval.  Except for adjustments upon changes in capitalization, dissolution, merger or asset sale, the plan prohibits us from making any material amendments to the plan or decreasing the exercise price or purchase price of any outstanding Award (including by means of cancellation or re-grant) without the approval of a majority of our stockholders.

Individual Grant Limits.  No participant may be granted Awards in any one year to purchase more than an aggregate total of the lesser of (i) 2% of our total number of outstanding shares immediately prior to the grant, or (ii) 400,000 shares. Such limitation is subject to proportional adjustment in connection with any change in our capitalization as described in the plan.

Award Exercise; Payment of Exercise Price.  The Plan Administrator will determine when Awards become exercisable. However, no Award may have a term longer than 10 years from the date of grant unless otherwise approved by our stockholders, and no Award may be exercised after expiration of its term. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s Award Agreement, and may be made by cash, check or other means specified in the plan.

Tax Withholding.  We have the right to deduct or withhold or require a participant to remit to us an amount sufficient to satisfy federal, state, local and any applicable foreign taxes (including FICA obligations, if applicable) required to be withheld with respect to the grant, exercise or vesting of any Award.

Effect of Termination, Death, Disability or Retirement.  If a participant’s employment, consulting arrangement, or service as a non-employee director terminates for a reason other than death, disability or retirement, vesting of ISOs and NQSOs (and related SARs) generally will stop as of the effective termination date. Participants other than non-employee directors generally will have 3 months from their termination date to exercise vested options before they expire. Non-employee directors generally have a period of 12 months from the date they cease their service as a director to exercise their vested options before they expire. Longer post-termination exercise periods apply in the event of retirement (in the case of employee participants only), or a termination of employment or cessation of service resulting from death or disability. The post-termination exercise period may be as short as 5 business days if a participant is dismissed for cause.

Nontransferability of Awards.  Unless otherwise determined by the Plan Administrator, Awards granted under the plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime.

Right of First Refusal.  In the event that a participant proposes to sell, pledge or otherwise transfer any shares acquired under the plan, we have the right of first refusal of such shares. If we fail to exercise our right of first refusal within 30 days after receiving written notice from the participant of his/her desire to sell shares, the participant may conclude a transfer of the shares, provided that any such sale is made in compliance with applicable federal and state securities laws. In the event that the shares become readily tradable on an established securities market when the participant desires to transfer shares, we have no right of first refusal.

Stock Appreciation Rights.  Under the plan, SARs must be settled in shares and granted with an exercise price of not less than 100% of the fair market value on the date of grant. Upon exercise of a SAR, a participant is entitled to receive a number of shares that is equivalent in value to the difference between the fair market value on the exercise date and the exercise price of the SAR. For example, assume a participant is granted 100 SARs with an exercise price of $10. When the SARs become exercisable, assume the fair market value of the shares is $20 per share. At exercise, the participant is entitled to receive 50 shares [(($20 — $10) × 100) / $20].

Restricted Stock.  The plan also permits us to grant restricted stock. The Plan Administrator has discretion to establish periods of restriction during which shares awarded remain subject to our right to repurchase if the participant’s employment or term of service terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Plan Administrator in its discretion. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares.

Performance Shares.  The plan also permits us to grant performance shares that are payable in shares of our stock. Each performance share is equivalent in value to one share of our stock. Depending on the number of performance shares that become vested at the end of the performance period, the equivalent number of shares are payable to the participant. The performance goals can be based on our and/or individual performance objectives as determined by the Plan Administrator. The plan is designed to permit us to pay compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Changes in Capitalization; Change of Control.  The plan provides for exercise price and quantity adjustments if we declare a stock dividend or stock split. Also, vesting or restriction periods may be accelerated if we merge with another entity that does not either assume the outstanding Awards or substitute equivalent Awards.

Participation in the Plan.  The grant of Awards is subject to the discretion of the Plan Administrator.

Tax Consequences of the 2007 Equity Incentive Plan

Option Grants:  Options granted under the plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonqualified stock options which are not intended to meet those requirements. The federal income tax treatment for nonqualified stock options and incentive stock options are as follows:

Nonqualified Stock Options.  No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Generally, the optionee will recognize ordinary income in the year in which the option is exercised. The amount of ordinary income will equal the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. We and the optionee are required to satisfy the tax withholding requirements applicable to that income, unless the optionee is a non-employee director, where in such case tax withholding is not required. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to exercised nonqualified stock options. We will generally receive the tax deduction in the taxable year that the ordinary income is recognized by the optionee.

Incentive Stock Options.  No taxable income is recognized by an optionee upon the grant of an incentive stock option. Generally, the optionee will not recognize ordinary income in the year in which the option is exercised although the optionee’s gain from exercise may be subject to alternative minimum tax. If the optionee sells the underlying shares acquired from the option within two years after the option grant date or within one year of the option exercise date, then this is treated as a disqualifying disposition and the optionee will be taxed in the year of disposition on the gain from exercise, but not exceeding the gain from disposition as ordinary income and the balance of the gain from disposition, if any, as short-term or long-term capital gain. We will be entitled to an income tax deduction that equals the amount of the optionee’s compensatory ordinary income. If the optionee does not make a disqualifying disposition, then we will not be entitled to a tax deduction.

Restricted Shares Plan.  The tax principles applicable to the issuance of restricted shares under the plan will be substantially the same as those summarized above for the exercise of non-statutory option grants in that they are both governed by Section 83 of the Internal Revenue Code. Generally, when the restriction lapses, the grantee will have ordinary income equal to the difference between the fair market value of the shares on the vesting date and any amount paid for the shares. Alternatively, at the time of the grant, the grantee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of the grant, an amount equal to the difference between the fair market value of the granted shares on the grant date and any amount paid for the shares. If the Section 83(b) election is made, the grantee will not recognize any additional compensation income when the restriction lapses, but may have capital gain income or loss upon sale of the shares. We will be entitled to an income tax deduction equal to the ordinary income recognized by the grantee in the year in which the grantee recognizes such income.

Performance Shares.  Generally, a plan participant who is granted performance shares will recognize ordinary income in the year of the grant of the right, if a present transfer of stock or value is made to the participant, or in the year of payment if no present transfer occurs. That income will generally be equal to the fair market value of the granted right or payment. We will generally be entitled to an income tax deduction equal to the income recognized by the participant on the grant or payment date for the taxable year in which the ordinary income is recognized by the participant.

Deductibility of executive compensation.  We anticipate that any compensation deemed paid by us in connection with the exercise of both Incentive Stock Options and nonqualified stock options granted with exercise prices equal to or greater than the fair market value of the shares on the grant date will not be subject to the Internal Revenue Code Section 162(m) $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, we believe all compensation deemed paid under the plan with respect to those dispositions or exercises will remain deductible by us without limitation under Internal Revenue Code Section 162(m).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William A. Shopoff is our Chairman of the Board, Chief Executive Officer, and President. He serves in the same capacities for Shopoff Advisors. He is also the founder and President of The Shopoff Group, L.P., a Delaware limited partnership, our sponsor. Shopoff Advisors is primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our board of directors. Shopoff Advisors will receive substantial compensation and fees for services relating to the investment and management of our assets. The Shopoff Revocable Trust dated August 12, 2004, a trust owned by William A. Shopoff, is the sole stockholder of Shopoff Securities, Inc., our broker-dealer in this offering.

To satisfy the requirements of the North American Securities Administrators Association, prior to this offering The Shopoff Group purchased 21,100 shares of our common stock at a price of $9.50 per share, or $200,450. The Shopoff Group purchased those shares for cash and may not sell these shares for as long as it serves as the sponsor to us; however, The Shopoff Group may transfer all or a portion of these shares to its affiliates, although it has no current intention to do so.

Our Related Party Transaction Policy

Policy Statement.  Our Board of Directors understands that related party transactions (as defined below) may raise concerns among our investors that those transactions are not made in the best interests of our shareholders. It is our policy to enter into or ratify related party transactions only when the Board of Directors, acting through the nominating and corporate governance committee or as otherwise described herein, determines that the related party transaction in question is in, or is not inconsistent with, our best interest and the best interest of our shareholders. Therefore, we have adopted the written policies and procedures set forth below for the review, approval or ratification of related party transactions.

Our policy has been approved by the Board of Directors and our nominating and corporate governance committee. The nominating and corporate governance committee shall review this policy annually and shall make changes to our policy from time to time. Any changes shall be reported to the Board of Directors at the next meeting following the approval of such changes.

Related Party Transactions Defined.  For the purposes of this policy, a “related party transaction” is any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•	we are a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

Related Party Defined.  For purposes of this Policy, a “related party” is any:

•	person who is or was, since the beginning of the last fiscal year, even if they do not presently serve in that role, an executive officer, director or nominee for election as a director;

•	greater than 5 percent beneficial owner of any class of our voting securities;

•	immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5 percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5 percent beneficial owner; or

•	firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5 percent or greater beneficial ownership interest.

Procedures.  The nominating and corporate governance committee shall review the material facts of all related party transactions that require the nominating and corporate governance committee’s approval and either approve or disapprove of the entry into the related party transaction, subject to the exceptions described below. If advance nominating and corporate governance committee approval of a related party transaction is not feasible, then the related party transaction shall be considered and, if the nominating and corporate governance committee determines it to be appropriate, ratified at the nominating and corporate governance committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, the nominating and corporate governance committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the related party transaction to the nominating and corporate governance committee.

Ongoing Related Party transactions.  If a related party transaction will be ongoing, the nominating and corporate governance committee, at its first meeting of each fiscal year, shall review any previously approved or ratified related party transactions that remain ongoing and have a remaining term of more than six months to determine whether they are in compliance with the committee’s guidelines and whether it is in our or our shareholders best interest to continue, modify, or terminate the related party transaction.

Disclosure.  All related party transactions that are required to be disclosed in our filings with the Securities and Exchange Commission, as required by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

The material features of our policy will be disclosed in our annual report on Form 10-K or in our proxy statement, as and when required by applicable laws, rules and regulations.

OUR ADVISOR

Our advisor, Shopoff Advisors, L.P., is primarily responsible for managing our day-to-day business affairs and assets and carrying out our board of directors’ directives. Shopoff Advisors is a Delaware limited partnership that was formed on November 17, 2006. Mr. William A. Shopoff also owns interests in and is the President of The Shopoff Group, an affiliate of Shopoff Advisors. Since 1992, The Shopoff Group has directed the acquisition and disposition of more than 600 real estate properties, raising more than $200 million in equity.

Shopoff Advisors may engage The Shopoff Group to provide services in connection with our properties.

Management

The following table sets forth information with respect to Shopoff Advisor’s executive officers:

Name	Position

William A. Shopoff	President and Chief Executive Officer
Jeffrey W. Shopoff	Executive Vice President and Corporate Secretary
Edward J. Fitzpatrick	Executive Vice President
Tim McSunas	Senior Vice President — Acquisitions
Kevin M. Bridges	Chief Financial Officer

The background of each of the executive officers referenced above is described under the “Management of Shopoff Properties Trust, Inc. — The Directors and Executive Officers” section of the prospectus.

The Advisory Agreement

Under the terms of the advisory agreement, Shopoff Advisors generally:

•	evaluates and recommends purchases, sales, refinancings, development and entitlement of property;

•	has responsibility for our day-to-day operations;

•	administers our bookkeeping and accounting functions;

•	serves as our consultant in connection with policy decisions to be made by our board of directors;

•	manages or causes to be managed our properties and other assets; and

•	may render other property-level services if our board of directors requests.

Shopoff Advisors is subject to the supervision of our board of directors and, except as expressly provided in the advisory agreement, has only such additional functions as are delegated to it. In addition, Shopoff Advisors will have a duty to our stockholders. A copy of the advisory agreement has been filed as an exhibit to the registration statement, of which this prospectus is a part, and you may obtain a copy from us.

Fees and Expenses

Under the terms of the advisory agreement, Shopoff Advisors will receive Acquisition and Advisory Fees, Reimbursement of Acquisition Expenses, Debt Financing Fees, Asset Management Fees, Property Management Fees, Leasing Fees, Development Fees and Disposition Fees as set forth below in the section entitled “Management Compensation.”

Term

The advisory agreement, which was entered into by us with the approval of a majority of our independent directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. In determining whether to renew the advisory agreement, our board of directors will re-evaluate the performance of Shopoff Advisors. The criteria used in such evaluation will be reflected in the minutes of our board of director’s meetings.

The advisory agreement may be terminated by Shopoff Advisors or us upon 60 days’ prior written notice without cause.

If the advisory agreement is terminated, the advisory agreement requires Shopoff Advisors to cooperate with us and take all reasonable steps requested to assist the directors in making an orderly transition of all advisory functions. If the advisory agreement is terminated, our board of directors, including a majority of the independent directors, will determine that any successor advisor possesses sufficient qualifications to:

•	perform the advisory function for us; and

•	justify the compensation provided for in the contract with us.

If we liquidate all or a portion of our assets, Shopoff Advisors may be entitled to compensation pursuant to the “Subordinated Participation in Net Sale Proceeds” described under the heading “Management Compensation.” Additionally, if the advisory agreement is terminated in connection with the listing of our shares of common stock on a national securities exchange, Shopoff Advisors may be entitled to receive compensation pursuant to the “Subordinated Incentive Listing Fee” described under the heading “Management Compensation.” Further, we may choose to redeem Shopoff Advisors’ limited partner interest in our operating partnership or terminate the advisory agreement with Shopoff Advisors other than for material breach of the advisory agreement, which may entitle it to receive cash, an interest bearing note or if agreed by us and Shopoff Advisors, shares of our common stock or units of limited partnership interest in our operating partnership equal to the amount that would be payable to the advisor pursuant to the “Subordinated Performance Fee” described under the heading “Management Compensation” if we liquidated all of our assets for their estimated fair market value. Finally, upon the termination of our advisory agreement, the advisory agreement provides that our independent directors and Shopoff Advisors will agree on the compensation payable to the advisor pursuant to such termination.

Possible Internalization

Many REITs that are listed on a national securities exchange or included for quotation on a national market system are considered “self-administered” because the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like ours, typically engage a third-party to perform management functions on their behalf. Accordingly, if we apply to have our shares listed for trading on a national securities exchange, it may be in our best interest to become self-administered. If the independent directors determine that we should become self-administered, the advisory agreement contemplates the internalization of Shopoff Advisors into us and the termination of the advisory agreement, with the consideration for such internalization and termination to be determined by us and Shopoff Advisors. In the event Shopoff Advisors is internalized into us, many of Shopoff Advisors’ key employees will become our employees. While we would then be relieved of paying fees to Shopoff Advisors under the advisory agreement, we would be required to pay the salaries of Shopoff Advisors’ employees and related costs and expenses formerly absorbed by Shopoff Advisors under the advisory agreement.

Indemnification

We have agreed to indemnify Shopoff Advisors, its managers, members and employees and pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to claims relating to alleged acts or omissions of Shopoff Advisors, provided that:

•	the indemnified person determined, in good faith, that the course of conduct that caused a loss or liability was in our best interests;

•	the indemnified person was acting on behalf of, or performing services for, us;

•	such liability or loss was not the result of negligence or misconduct; and

•	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Other Services

In addition to the services described above to be provided by Shopoff Advisors and its affiliates, if we request, affiliates of Shopoff Advisors may provide other property-level services to us and may receive compensation for such services, including development, loan origination and servicing, property tax reduction and risk management fees. However, under no circumstances will such compensation exceed an amount that would be paid to non-affiliated third parties for similar services. A majority of the independent directors must approve all compensation for such other services paid to Shopoff Advisors or any of its affiliates.

MANAGEMENT COMPENSATION

The compensation table below outlines compensation that we will pay to Shopoff Advisors, Shopoff Securities, and some of our other affiliates in connection with the investment and management of our assets and other payments that are subordinated to achieving the returns listed in the table below.

In those instances in which there are maximum amounts or ceilings on the compensation and reimbursements which may be received by Shopoff Advisors or the reimbursements which may be received by Shopoff Securities, Shopoff Advisors and Shopoff Securities may not recover any amounts in excess of such ceilings or maximum amounts for those services by reclassifying such services under a different compensation or fee category. Except as expressly provided in the table, we will not pay, directly or indirectly, a commission or fee to Shopoff Advisors or its affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a company property.

ORGANIZATION AND OFFERING STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount(1)

Marketing Fee/Shopoff Securities	Fixed fee of $100,000 per month paid by The Shopoff Group directly to Shopoff Securities (not from the proceeds of the offering) to cover administrative costs, such as employee salaries and other employee-related expenses, the office lease, computer and technology, insurance and office supplies.	$2,400,000
Reimbursement of Organization and Offering Expenses/Shopoff Advisors, Shopoff Securities, and The Shopoff Group	Reimbursement of actual expenses is allowable up to 11.75% of gross offering proceeds at the minimum offering amount; however, we expect actual expenses to be approximately 2.88% of gross offering proceeds, or $5,750,000, if we raise the maximum amount pursuant to this offering.	$5,750,000

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount(1)

ACQUISITION STAGE
Acquisition and Advisory Fees/Shopoff Advisors	3% of (i) the contract purchase price of the underlying property, for any real estate asset acquired by us directly or indirectly other than a real estate-related investment, and (ii) the contract purchase price of the underlying property, for any real estate-related investment acquired by us directly or indirectly. We will not pay acquisition and advisory fees in connection with any temporary investments.	$5,827,500
Reimbursement of Acquisition Expenses/Shopoff Advisors and Third Parties	Reimbursement of actual expenses, up to 0.5% of (i) the contract purchase price for a property acquired directly or through a joint venture or (ii) with respect to real estate-related investments, the contract purchase price of the underlying property, not to exceed 1.0% of the funds we advance with respect to the investment.	$971,250(2)
Debt Financing Fee/Shopoff Advisors	1% of the amount available under any loan or line of credit made available to us. Shopoff Advisors will pay some or all of the fees to third parties with whom it subcontracts to coordinate financing for us.(3)	Actual amounts are dependent upon the amount of any debt financed and, therefore, cannot be determined at the present time.

(1)	For purposes of this calculation, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Therefore, this amount is dependent upon the value of our properties as financed and cannot be determined at the present time. For illustrative purposes, assuming we use debt financing in connection with the acquisition of our properties or other investments, and further assuming no reinvestments with the proceeds of any sales of investments were made, we could make investments with an aggregate contract price of approximately $400,000,000, less applicable fees, expenses, and reserves for working capital, if the maximum offering is sold. In such a case, acquisition and advisory fees could be approximately $12,000,000 (3% of $400,000,000); acquisition expenses could be approximately $2,000,000 (.5% of $400,000,000); and debt financing fees could be approximately $4,000,000 (1% of $400,000,000). (See “Estimated Use of Proceeds of this Offering” for more information.)

(2)	This amount includes customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisal, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that the third-party costs would average .5% of the contract purchase price of property acquisitions. (See “Estimated Use of Proceeds of this Offering” for more information.)

(3)	In the event that the 1% debt financing fee does not cover all loan or letter of credit fees payable, Shopoff Advisors may seek the approval of our independent directors for reimbursement of amounts due in excess of 1%. In determining whether to pay such excess amount, our independent directors will consider, among other things, (i) the difficulty of the loan transaction by comparison with industry standards, (ii) any extraordinary work undertaken in order to complete the loan process, (iii) the number of lenders involved in the transaction, (iv) variations in the fee structures among different market areas, (v) changes in market conditions which result in substantial increases in the standard fees charged.

OPERATING STAGE

Type of Compensation/Recipient	Method of Compensation	Estimated Maximum Amount

Asset Management Fee/Shopoff Advisors	A monthly payment of one-twelfth of 2% of (i) the aggregate asset value for operating assets (1) and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by us directly or indirectly as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value for real estate assets held for greater than one year by us directly or indirectly as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by us directly or indirectly as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.
Property Management Fees/Shopoff Management, Inc.(2)	3% of gross revenues of the property.	Actual amounts to be paid depend upon the gross revenues of the properties and, therefore, cannot be determined at the present time.
Leasing Fees/Shopoff Management, Inc.	Leasing commissions based upon the customary leasing commission applicable to the geographic location of the property. Such fees generally range between 4% to 6% of the gross rental income of the negotiated lease.	Actual amounts to be paid depend upon the negotiated lease rates and, therefore, cannot be determined at this time.
Development Fee/The Shopoff Group	Paid in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; typically, 3% of total project value paid monthly over project life; provided, however, that no Asset Management Fee will be paid during the time the Development Fee is being paid.	Not determinable at this time.
Subordinated Participation in Distributable Cash (Payable at any time during the Operations and Disposition/Liquidation Stages and only if our shares are not listed on a national securities exchange)	50% of remaining amounts of Distributable Cash after return of capital plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the amount of Distributable Cash, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.

(1)	Operating assets are properties that are income producing or in a leased state to be considered income producing.

(2)	Shopoff Management, Inc., a Delaware corporation wholly owned by The Shopoff Revocable Trust dated August 12, 2004, will serve as property manager for any income-producing properties we acquire. For additional information on Shopoff Management, please see “Prospectus Summary — Our Structure.”

DISPOSITION/ LIQUIDATION STAGE

Type of Compensation / Recipient	Method of Compensation	Estimated Maximum Amount

Disposition Fee(1)/ Shopoff Advisors	(i) in the case of the sale of any real estate asset other than real estate-related investments, the lesser of: (a) one-half of the competitive real estate commission paid up to 3% of the contract sales price (such amount, when added to the sums paid to unaffiliated parties, shall not exceed the lesser of the competitive real estate commission or 6% of the contracted sales price) or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract purchase price of each property sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price of such real estate-related investments.	Actual amounts are dependent upon the purchase price, cost of capital improvements and sales price of specific properties and, therefore, cannot be determined at the present time.

Shopoff Advisors has a subordinated participation interest in the profits of Shopoff Partners pursuant to which Shopoff Advisors will receive cash distributions from Shopoff Partners under the circumstances described below.
Subordinated Participation in Distributable Cash (Payable at any time during the Operations and Disposition/Liquidation Stages and only if our shares are not listed on a national securities exchange)	50% of remaining amounts of Distributable Cash after return of capital plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the amount of Distributable Cash, debt for borrowed money and aggregate book value of our assets and, therefore, cannot be determined at the present time.

Subordinated Incentive Listing Fee (Payable only if shares are listed on a national securities exchange)	50% of the amount by which the market value of our common stock exceeds the aggregate capital contributions contributed by stockholders plus payment to stockholders of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the market value of our outstanding common stock at a later date and, therefore, cannot be determined at the present time. Upon listing, the market value of our outstanding common stock will be measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the common stock is traded, with such period beginning at least 12 months after the date of listing.

Type of Compensation / Recipient	Method of Compensation	Estimated Maximum Amount

Subordinated Performance Fee (Payable only if the Subordinated Incentive Listing Fee is not paid and/or Subordinated Participation in Distributable Cash is not paid)	Upon termination of the advisory agreement between us and Shopoff Advisors, a performance fee of 50% of the amount by which the greater of the market value of our outstanding common stock or real estate at the time of termination, plus total distributions paid to our stockholders, exceeds the aggregate capital contributions contributed by stockholders plus payment to investors of a 10% annual, cumulative, non-compounded return on capital.	Actual amounts are dependent upon the market value of our outstanding common stock or the net appraised value of our assets at a later date and, therefore, cannot be determined at the present time. Upon listing, the market value of our outstanding common stock will be measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the common stock is traded, with such period beginning at least 12 months after the date of listing.

(1)	Payable if Shopoff Advisors provides a substantial amount of services, as determined by our independent directors, in connection with selling one or more assets and subject to certain conditions.

There are many additional conditions and restrictions on the amount of compensation and reimbursements Shopoff Advisors, Shopoff Securities, and affiliated entities may receive. For a more detailed explanation of the fees, expenses, and reimbursements payable to Shopoff Advisors and Shopoff Securities, please see the “Management Compensation” section of this prospectus.

With the exception of any shares issued under our 2007 equity incentive plan, we do not intend to pay our affiliates in shares of our common stock or units of limited partnership interests in our operating partnership for the services they provide to us, but we reserve the right to do so if our board of directors, including a majority of our independent directors, determines that it is prudent to do so under the circumstances.

Limitation on Acquisition-Related Compensation

The total of all acquisition fees and expenses paid in connection with our purchase of a property may not exceed an amount equal to 3% of, (i) the contract purchase price of the underlying property for any real estate asset acquired by us directly or indirectly other than a real estate-related investment, and (ii) the contract purchase price of the underlying property for any real estate-related investment acquired by us directly or indirectly. We will not pay acquisition and advisory fees in connection with any temporary investments.

Limitation on Payments involving Joint Ventures

In the event we acquire a real estate asset or a real estate-related investment through a joint venture with a third party or an affiliate, the fees specified in the table above would apply to the transaction. However, payment of any acquisition and advisory fees and asset management fees owed to Shopoff Advisors by us would be limited to the pro rata portion of our ownership interest in the joint venture. For example, in the case of a joint venture in which we own a 50% interest, our payment of acquisition and advisory fees and asset management fees to Shopoff Advisors would be limited to 50%. The other 50% participant in the joint venture would pay Shopoff Advisors the balance of any acquisition and advisory and asset management fees.

Limitation on Operating Expenses

No reimbursement to Shopoff Advisors or its affiliates is permitted for items such as rent, depreciation, utilities, capital equipment, salaries, fringe benefits and other administrative items of any controlling persons of Shopoff Advisors, its affiliates or any other supervisory personnel. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for Shopoff Advisors similar to those of chairman or member of the board of directors, president or executive vice president, or those entities or individuals holding 5% or more of the stock of Shopoff Advisors or a person having the power to direct or cause the direction of Shopoff Advisors, whether through ownership of voting securities, by contract or otherwise. Permitted reimbursements, except as set forth above, include salaries and related expenses for non-supervisory services which could be performed directly for us by independent parties such as legal, accounting, transfer agent, data processing and duplication. Despite the foregoing, and subject to the approval of our board of directors, including a majority of the independent directors, we may reimburse Shopoff Advisors for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons.

Total operating expenses include aggregate expenses of every character paid or incurred by us as determined under accounting principles generally accepted in the United States of America, including the fees we pay to Shopoff Advisors. However, total operating expenses do not include:

•	the expenses we incur in raising capital such as organizational and offering expenses, legal, audit, accounting, registration and other fees, printing and other expenses, and taxes incurring in connection with the issuance, distribution, transfer and registration of our shares;

•	interest payments;

•	taxes;

•	non-cash expenditures, such as depreciation, amortization and bad debt reserves;

•	the incentive distribution paid to Shopoff Advisors; and

•	acquisition fees, acquisition expenses, real estate commissions on resale of properties and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property.

In any fiscal year, the operating expenses may not exceed the greater of 2% of our average invested assets or 25% of our net income for such year. “Average invested assets” means, for any period, the average of the aggregate book value of our assets that are invested, directly or indirectly, in real estate assets or in equity interests and in loans secured by real estate, before deducting depreciation, bad debts or other similar non-cash reserves, computed by taking the average of the values at the end of each month during such period. As defined, “net income” means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If our advisor receives an incentive distribution, net income, for purposes of calculating operating expenses, will exclude any gain from the sale of our assets.

We bear our own expenses for functions not required to be performed by our advisor under the advisory agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties and assets.

Additional Important Information on Compensation to Our Affiliates

Shopoff Advisors and its affiliates will be involved in determining the types and structure of the transactions in which we participate. Shopoff Advisors may benefit from our acquiring properties, retaining ownership of our properties or leveraging our properties, while it may be in your best interest as a stockholder for us to buy, sell or hold such property on an unleveraged basis. Furthermore, Shopoff Advisors’ receipt and retention of many of the fees it receives and reimbursements depends upon our making investments in properties. Therefore, the interest of Shopoff Advisors in receiving such fees may conflict with the interest of our stockholders to earn income on their investment in our common stock and may result in our entering into transactions that do not solely reflect your interest as a stockholder. As a result of these potential conflicts of interest, Shopoff Advisors is subject to oversight by our board of directors and is obligated pursuant to the advisory agreement to provide us with a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be received by Shopoff Advisors or its affiliates by reclassifying them under a different category.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information in this section represents the historical experience of certain real estate programs managed by our sponsor and its affiliates, including certain officers and directors of the sponsor. Our investors should not assume that they will experience returns, if any, comparable to those experienced by investors in any prior real estate programs. Investors who purchased our shares will not thereby acquire any ownership interest in any partnerships or corporations to which the following information relates or in any other programs of our affiliates.

Our chief executive officer and founder, William A. Shopoff, has served as general partner, president and/or manager in 56 prior programs over the last ten years.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit B show relevant summary information concerning real estate programs sponsored by our sponsor and its affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) tax results of prior real estate programs (Table III); (4) results of completed operations (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our sponsor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

The Table III and Table V data for all private programs (which are generally formed using limited partnerships) are prepared and presented in accordance with the cash basis of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash basis of accounting for income tax purposes, and the limited partnerships are required to report using such basis when more than 50% of their investors are taxpayers that report using the cash basis of accounting for income tax purposes. This presentation was made for consistency and to present results meaningful to the typical individual investor who invests in a limited partnership.

While SEC rules and regulations allow us to record and report results for our private programs on an income tax basis, investors should understand that the results of these private programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash method of accounting and accrual method (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.

•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.

•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.

•	GAAP requires that when a building is purchased certain intangible assets (such as above- and below-market leases, tenant relationships and in-place lease costs) are allocated separately from the building and are amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.

•	GAAP requires that an asset is considered impaired when the carrying amount of the asset is greater than the sum of the future undiscounted cash flows expected to be generated by the asset, and an impairment loss must then be recognized to decrease the value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s-length transaction.

The prior real estate programs listed below have performance summaries which were positive in nature as well as negative in nature. These programs reflect the general nature of investing in real estate, the financial results of which can vary widely. If a program has had a significant adverse business development or condition arise that affected the programs performance, details of that adverse business development or condition has been discussed within the program.

Total gross offering proceeds includes the initial capital raised from the private placement offering and subsequent capital infusions if any into the limited partnership or, in a few instances, limited liability companies.

In each of the programs listed below the number of sales of limited partnership interests or membership interest investments is disclosed. The number of sales of limited partnership interests or membership interest investments in each program represents the total head count within each program, not the total number of K-1’s issued by the limited partnership or, in a few instances, limited liability companies, as some investors could have more than one funding source (separate cash account and separate IRA account) resulting in multiple K-1’s for a single investor.

Net results of operations and offering proceeds of completed and on-going programs to date discussed in the following pages refer to the net results of such operations and offering proceeds from inception through December 31, 2006.

Return on Investment (ROI) is calculated by dividing the net income generated by the program, by the gross proceeds from the offering. This represents the total amount of net income as a percentage of invested capital which we believe measures the overall performance of the programs. Because this amount includes the promotional interest paid to the sponsor, it is not indicative of the amount the program’s investors received on their cash investments.

PROGRAMS SIMILAR IN NATURE TO REGISTRATION STATEMENT OBJECTIVES

Prior programs were deemed to be similar in nature to registration statement objectives if the program raised funds from private placement offerings for the purpose of acquiring real estate as long term investments for eventual sale. Investments in real estate include the purchase of unentitled and undeveloped land, as well as income producing properties.

Programs similar in nature have been classified into the following two categories: “Completed Programs” and “Ongoing Programs”. Programs classified as completed have disposed of the asset(s) in which the program was investing and programs classified as ongoing have not yet disposed of all of the asset(s) in which the program was investing. As disposition of all the asset(s) within a program is the primary source of profit and cash for the sponsor and investors, if a complete disposition of all assets within a program has occurred then the total return on investment (ROI) can be determined. For completed programs, the ROI is presented as an indication of the result of operations for that program.

For ongoing programs whose assets have not yet not been sold, the income or loss generated to date via operations reflects the net uses of cash only. As the disposition of the asset has not yet occurred, the projected primary source of profit and cash for the sponsor and its investors has not yet been realized.

ROI is not therefore a relevant indicator of the projected future profit and cash expected to be realized by the program and has been excluded.

Completed Programs

1. MRF — Denver, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase an office building located at 10455 East 25th Avenue in Aurora, Colorado. The property was purchased in 1993 for $117,259 and sold in June 1996. The private placement offering commenced in June 1993 and was completed in 1996. MRF — Denver, Ltd. raised total gross offering proceeds of $208,000 from the sale of 2 limited partnership interests. Net income produced by this program was $58,130, resulting in a ROI of 28%.

2. MRF — Rockport, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase 714 acres of real estate purchased from the Federal Deposit Insurance Corporation (“FDIC”). This single asset was purchased in August 1993 for $335,000. The sale of this one asset was completed in 2000 when the general partner sold its interest to the limited partners as the limited partners desired to hold the asset long term. The private placement offering commenced in August 1993 and was completed in 2000. MRF — Rockport, Ltd. raised total gross offering proceeds of $620,816 from the sale of 10 limited partnership interests. Net loss produced by this program at the time of the general partner’s interest sale was ($132,875), resulting in a ROI of (21%). The losses incurred by the partnership were normal operating expenses related to holding this parcel of land. There was no actual capital loss to the limited partner investors as the limited partners were holding the property as a long term investment.

3. MRF — Catalina West, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase sixty-six separate duplex properties located in Southwest Houston, Texas. The properties were purchased in 1994 for $3,047,000. The sale of the sixty-six separate duplex properties was completed in 1997. The private placement offering commenced in March 1994 and was completed in 1995. MRF — Catalina West, Ltd. raised total gross offering proceeds of $1,343,573 from the sale of 29 limited partnership interests. Net income produced by this program was $438,695, resulting in a ROI of 33%.

4. MRF — Cedar Run, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a multifamily/mini-storage project containing a total of 79 apartment units and 204 mini-storage units, located in Odessa, Texas. The properties were purchased in January 1995 for $775,000. The sale of the 79 unit apartment and the 204 unit mini-storage property was completed in 2002. The private placement offering commenced in January 1995 and was completed in 2002. MRF — Cedar Run, Ltd. raised total gross offering proceeds of $844,380 from the sale of 26 limited partnership interests. Net income produced by this program was $110,374, resulting in a ROI of 13%.

5. MRF — Sunrise, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase and develop 4.65 acres of land with the intent to construct twenty-two duplexes comprised of forty-four (44) Garden Homes on the said 4.65 acres of land located at the intersection of Sunrise Road and David Curry Drive in East Round Rock, Texas. The 4.65 acres was purchased in March 1995 for $142,500. The sale of the forty-four (44) Garden Homes in twenty-two duplexes was completed in 1998. The private placement offering commenced in March 1995 and was completed in 1995. MRF — Sunrise, L.P. raised total gross offering proceeds of $400,000 from the sale of 14 limited partnership interests. Net income produced by this program was $102,850, resulting in a ROI of 26%.

6. MRF — 3939, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase the Montrose Commons Shopping Center, a 2-level retail strip center containing a total of 26,801 square feet of net rentable area, located in Central Houston, Texas. The retail strip center was purchased in April 1995 for $1,500,000. MRF-3939, Ltd. held the single asset that was purchased from the

RTC Mortgage Trust 1993-N1 by an affiliate, Asset Recovery Fund. The sale of the partnership interests occurred in 1997. The private placement offering commenced in April 1995 and was completed in 1995. MRF — 3939, Ltd. raised total gross offering proceeds of $1,721,000 from the sale of 29 limited partnership interests. Net income produced by this program was $737,246, resulting in a ROI of 43%.

7. MRF — Spring Village L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase the Spring Village Apartment Complex, located in the City of San Bernardino, San Bernardino County, California. The apartment complex was purchased in April 1997 for $4,000,000. The sale of the single asset occurred in 1999. The private placement offering commenced in March 1997 and was completed in 1999. MRF — Spring Village L.P. raised total gross offering proceeds of $2,529,929 from the sale of 31 limited partnership interests. Net loss produced by this program was $(989,129), resulting in a ROI of (39)%. The losses incurred by the partnership were the result of a flood and subsequent mud slide that inundated almost all the ground floor units of the apartment building. Due to a delay in the receipt of insurance proceeds to compensate for the loss of rents and additional renovation costs, the partnership suffered extreme cash flow difficulties which had a severe financial impact on the program.

8. MRF — Hollywood News L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a 48,000 square foot office building known as the Hollywood News Building, located in City of Hollywood, Los Angeles County, California. This single asset was purchased in December 1997 for $2,779,000. This single asset was sold in 2001. The private placement offering commenced in November 1997 and was completed in 1998. MRF — Hollywood News L.P. raised total gross offering proceeds of $1,025,500 from the sale of 21 limited partnership interests. Net income produced by this program was $2,312,772, resulting in a ROI of 226%.

9. MRF — WFBB, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a three-story Wells Fargo Bank Building, located in Missouri City, Fort Bend County, Texas. The bank building was purchased in 1998 for $1,650,000. The sale of this one asset occurred in 1999. The private placement offering commenced in November 1997 and was completed in 2006. MRF — WFBB L.P. raised total gross offering proceeds of approximately $1,177,584 from the sale of 17 limited partnership interests. Net loss produced by this program to date is $(40,240), resulting in a current ROI of (3)%. The losses incurred by the partnership were the result of significant expenses incurred to satisfy a city mandate to install sprinklers for a building that did not previously require them. The reallocation of cash due to this unforeseen expense caused a material cash flow shortage. The partners decided to sell this asset rather than to continue to invest additional cash to turn this property’s performance positive. The original purpose of this program has been completed but the general partners of MRF Groves, L.P. and MRF Carbon Canyon, L.P. have assigned the limited partners of MRF WFBB, L.P. a percentage of cash flows from MRF Groves, L.P. and MRF Carbon Canyon, L.P. as a compensating measure due to the lower than projected economic performance of MRF-WFBB, L.P. Due to the continued operations of this limited partnership after the sale of the asset in 1999, additional capital was raised for general operating activities. The capital raise ended in 2006.

10. MRF — Lanai, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a property consisting of 7.46 acres of beach front property located along the northeast shoreline of the island of Lana’i along with a 200 ft. leased pier known as Club Lanai. The acquisition of this single asset occurred in February 1998. The purchase price was $2,695,000. The sale of this single asset occurred in 2000. The private placement offering commenced in January 1998 and was completed in 1998. MRF — Lanai, L.P. raised total gross offering proceeds of $1,401,000 from the sale of 34 limited partnership interests. Net loss produced by this program was $(384,000), resulting in a ROI of (27)%. The losses incurred by the partnership were the result of an abrupt termination of the lease when the operator of the pier, the lessee, discontinued its business. The property was subject to a conditional use permit issued to the operator/lessee which the partnership was unable to renew.

11. Texas Land Company Bedford Center, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase the Lakehills Plaza, located in the City of Austin, Travis County, Texas. The acquisition of this single asset occurred in June 1998 for a purchase price of $5,350,000. The sale of this single asset occurred in 2001. The private placement offering commenced in February 1998 and was completed in 1999. Texas Land Company Bedford Center, Ltd. raised total gross offering proceeds of $1,475,101 from the sale of 44 limited partnership interests. Net income produced by this program was $1,190,798, resulting in a ROI of 81%.

12. L & A Michigan Partners, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a 273,000 square foot retail mall known as the Westlakes Mall in southwestern San Antonio, Texas and an adjacent 15.239-acre investment tract suitable for expansion or future development. The Westlakes Mall and the adjacent 15.239 acre investment tract were purchased in July 1998 for $10,200,000. The disposition of these two assets occurred in 2001 via a return of the assets to the lender. The private placement offering commenced in March 1998 and was completed in 1999. L & A Michigan Partners, L.P. raised total gross offering proceeds of $1,760,118 from the sale of 25 limited partnership interests. Net loss produced by this program was $(884,884), resulting in a ROI of (50)%. The losses incurred by the partnership were the result of the anchor tenant of the retail mall filing bankruptcy twice, thus allowing several of the other tenants to terminate their leases. Net operating income (NOI) dropped and the partners decided to give building to the lender.

13. MAP AZ — 7706, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, a 176-unit multifamily property consisting of 30 two story buildings and one supporting HVAC building on a 7.136 acre site in Phoenix, Arizona. This single asset was purchased in May 1998 for $4,100,000. This single asset was sold in 2001. The private placement offering commenced in April 1998 and was completed in 2001. MAP AZ — 7706, L.P. raised total gross offering proceeds of $344,325 from the sale of 7 limited partnership interests. Net loss produced by this program was $(293,298), resulting in a ROI of (85)%. The losses incurred by the partnership were caused by an expansion of the scope of work for a planned renovation, resulting in a material cash flow shortage that was not part of the original underwriting of the project.

14. CAP TX — 8500 L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase four office and light industrial buildings located at 8500 Shoal Creak in Austin, Texas. The four separate assets were purchased in one bulk acquisition for $5,400,000 in October 1998. The disposition of this asset occurred in 2001 via a return of the asset to the lender. The private placement offering commenced in August 1998 and was completed in 1999. CAP TX — 8500 L.P. raised total gross offering proceeds of $5,000 from the sale of 6 limited partnership interests. Net income produced by this program was $908,413 resulting in a ROI of 18,168%.

15. MRF Eastchase, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, the Villas at Eastchase, a 48 unit apartment complex located in Eastern Fort Worth, Tarrant County, Texas. The 48 unit apartment complex was purchased in May 1997 for $750,000 by an affiliate, Asset Recovery Fund. The disposition of this asset occurred in 2000. The private placement offering commenced in September 1998 and was completed in 1999. MRF Eastchase, L.P. raised total gross offering proceeds of $884,284 from the sale of 18 limited partnership interests. Net loss produced by this program was $(338,556), resulting in a ROI of (38)%. The losses incurred by the partnership were the result of an abandonment of a planned conversion from an apartment complex into an assisted living facility. The general partner had negotiated with an assisted living operator to be a partial owner and operator of the project. When the operator’s involvement with the program discontinued, the general partner decided to abandon the conversion and sell at a loss rather than continue the conversion due to the limited experience of the general partner with such conversions.

16. ST Fund, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a 945-acre, a 98-acre, a 2.21-acre and a 47.37-acre property consisting of unentitled and unimproved land in the Foothill and Trabucco areas of East Orange County, California. The 945-acre property was purchased in March 1999 for $9,600,000, the 98-acre property was purchased in February 1999 for $2,150,000, the 2.21-acre property was purchased in February 2000 for $446,165 and the 47.37-acre property was purchased in February 2000 for $625,000. The general partnership interest was sold in 2001 for liabilities plus $1,750,000. The purpose of the partnership was to entitle the property for resale as an upper-end residential subdivision. The private placement offering commenced in February 1999 and was completed in 1999. ST Fund, L.P. raised total gross offering proceeds of $701,000 from the sale of 18 limited partnership interests. Net loss produced by this program was $(201,000), resulting in a ROI of (29)%.

Funds raised from the ST Fund, L.P. were invested in a separate program, Santiago Land Holdings, L.P. through a direct investment as a note. This related fund is discussed separately below (see 16A). The net loss from this program in aggregate was $(201,000) comprised of a Santiago Land Holdings, L.P. loss of $(194,010) and a ST Fund, L.P. loss of $(6,990).

16A. Santiago Land Holdings, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, a 945 acre, a 98 acre, a 2.21 acre and a 47.37 acre property consisting of unentitled and unimproved land in the Foothill and Trabucco areas of East Orange County, California. The 945 acre property was purchased in March 1999 for $9,600,000, the 98 acre property was purchased in February 1999 for $2,150,000, the 2.21 acre property was purchased in February 2000 for $446,165 and the 47.37 acre property was purchased in February 2000 for $625,000. The general partner interest was sold in 2001 for liabilities plus $1,750,000. The purpose of the partnership was to entitle the property for resale as an upper-end residential subdivision. The private placement offering commenced in February 1999 and was completed in 2000. Santiago Land Holdings, L.P. raised total gross offering proceeds of $1,739,709 from the sale of 7 limited partnership interests. Net loss produced by this program was $(194,010), resulting in a ROI of (11)%. The losses incurred by the partnership were due to a situation where the mezzanine lender in the project failed to continue funding the project. By not continuously funding the project as agreed, the mezzanine lender caused the first mortgage to go into default. After causing the first mortgage to go into default, the mezzanine lender and general partner agreed to sell the partnership holding at a small loss to settle their dispute.

17. TSG Fund I, L.P. was formed as a special purpose Texas Limited Partnership. The private placement offering commenced in March 2004 and was completed in 2004. TSG Fund I, L.P. raised a total of $3,182,000 from the sale of 18 limited partnership interests. The funds raised were then loaned to William A. Shopoff, as an individual. Mr. Shopoff used the funds towards the purchase of his business partner’s 50% ownership interest in 6 different entities. Funds remaining from the buyout were used for working capital purposes. The loan to Mr. Shopoff was secured by the 50% ownership interest he acquired from his business partner in the 6 different entities. The term of the loan was a maximum of two years with interest accruing at a rate of 18% per year with an additional payment to the partnership such that each investor would earn a 25% annual internal rate of return. The loan provided that Mr. Shopoff would repay the funds from cash generated from the sale of assets owned by the 6 different entities. Mr. Shopoff repaid the loan. After repayment of the loan, $1,339,484 in net income was distributed to TSG Fund I, L.P.’s investors, resulting in an ROI of 42%.

18. MRF — Groves Development II, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase two properties consists of 191 acres located in the Highgrove area of Riverside County, California. The acquisition of the first asset, 57 acres, occurred in November 2002 for $450,000. The acquisition of the second asset, 134 acres, occurred in November 2002 for $3,350,000. The sale of these assets occurred in 2004 and 2005. The private placement offering commenced in February 2000 and was completed in 2005. MRF-Groves Development II, L.P. raised total gross offering proceeds of $2,242,458 from the sale of 18 limited partnership interests. Net income produced by this program was $4,743,141, resulting in a ROI of 212%.

19. SEI Multi Family Fund 2003, L.P. was formed as a special purpose Texas Limited Partnership, to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a loan to three properties purchased using low income housing tax credits consisting of

Oasis West Apartments, Scottsdale New Ventura, and Sky Harbor Apartments (see programs 52, 53, 56). NES Investments, Inc. a Texas corporation acted as the general partner of SEI Multi Family Fund 2003, L.P. The loan was repaid in 2006. The private placement offering commenced in January 2003 and was completed in 2003. SEI Multi Family Fund 2003, L.P. raised total gross offering proceeds of $751,000 from the sale of 11 limited partnership interests. Net income produced by this program was $257,015 resulting in a ROI of 34%.

Ongoing Programs

20. MRF — Groves Development, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase four separate assets totaling 506 acres located in the City of Highgrove, Riverside County, California. The acquisition of the first asset, 9 acres, occurred in March 1998 for $123,921. The acquisition of the second asset, 99.94 acres, occurred in March 1998 for $1,376,079. The acquisition of the third asset, 352 acres, occurred in May 1998 for $4,590,293 and included shares of stock in the Riverside Highland Water Company, a mutual water company. The acquisition of the fourth asset, 46 acres, occurred in December 2004 for $750,000. A portion of these assets acquired were sold in 2004 and in 2005. The private placement offering commenced in February 1998 and was completed in 2004. MRF — Groves Development L.P. raised total gross offering proceeds of $9,827,899 from the sale of 38 limited partnership interests. Net income produced by this program to date is $22,477,001.

21. MRF Carbon Canyon, L.P. and MRF Carbon Canyon II, L.P. are inter-related entities with a common purpose, to participate in the profits from the purchase of undeveloped property located in the City of Brea, Orange County, California whose ownership originated from individual land owners. The original acquisitions were made by MRF Carbon Canyon, L.P. whose limited partners included the partners of Carbon Canyon II, L.P. MRF Carbon Canyon, L.P. whose operations started in 1998 redeemed all investors whose capital contributions were made via IRA and IRA related funds in 2005 for an undivided interest in a portion of the MRF Carbon Canyon, L.P. assets. The investors of these IRA and IRA related funds became limited partners in Carbon Canyon II, L.P. Each of these entities is discussed separately below (see 21A, 21B).

21A. MRF Carbon Canyon, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase 611 acres of undeveloped property located in the City of Brea, Orange County, California. In addition the Partnership did acquire, additional tracts of undeveloped property adjacent to the 611 acres including 52 acres and a tract of approximately 27.8 acres. The partnership purchased the right to buy an existing option on the 611 acres in November 1998 for $1,600,000. Although the partnership had the right to buy 611 acres, only 312 ended up being purchased. The 312 acres were purchased in November 2002 for $7,914,584, the 52 acres were purchased in December 1998 for $470,000 and the 27.8 acres were purchased in August 1999 for $140,000. The private placement offering commenced in October 1998 and is ongoing. MRF Carbon Canyon L.P. to date has raised total gross offering proceeds of $14,754,531 from the sale of 93 limited partnership interests. Net loss produced by this program to date is $(5,958,160).

On April 27, 2007, MRF Carbon Canyon, L.P. filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court, Central District of California, due to the pending May 1, 2007 maturity of an existing indebtedness of $11,150,000. The beneficiary of this indebtedness is Old Standard Life Insurance Company, an Idaho corporation (“Old Standard”) which is currently in rehabilitation. MRF Carbon Canyon, L.P. proposed several solutions to the pending maturity including a twenty-four month extension of the existing indebtedness with Old Standard. Old Standard was not willing to extend its note beyond the current maturity. MRF Carbon Canyon, L.P. then communicated its desire for a short term extension to Old Standard as MRF Carbon Canyon, L.P. has been working with several potential lending sources to payoff the existing indebtedness owed to Old Standard. Old Standard again indicated that it was not willing to extend its note beyond the current maturity of May 1, 2007. The Chapter 11 reorganization proceeding was filed to protect the asset(s) of MRF Carbon Canyon, L.P. based on the unsuccessful negotiations with Old Standard, and to provide an opportunity to restructure or refinance the obligation.

21B. MRF Carbon Canyon II, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the

Partnership to purchase fee unimproved and unentitled land in the City of Brea, Orange County, California for the purpose of rezoning and entitling said land for ultimate sale in bulk to residential, commercial and industrial developers. This program has as limited partners, specific limited partners originally of MRF Carbon Canyon, L.P. who redeemed their interests in MRF Carbon Canyon, L.P. in exchange for undivided interest in a portion of the MRF Carbon Canyon, L.P. assets. Carbon Canyon II, L.P. has made one acquisition. The acquisition was made in October 2005 for $240,000. The private placement offering commenced in October 2005 and is ongoing. Carbon Canyon II, L.P. raised total gross offering proceeds of $2,584,184 from the sale of 23 limited partnership interests. Net income produced by this program to date is $730,331.

22. Springbrook Investments, L.P., Springbrook Investments II, L.P., Springbrook South, L.P. are inter-related entities with a common purpose, to participate in the profits of a purchase of unimproved and unentitled land in the Highgrove area of Riverside County, California whose ownership originated from individual land owners. The original acquisitions were made by Springbrook Investments, L.P. whose limited partners included the partners of Springbrook Investments II, L.P. Springbrook Investments, L.P. whose operations started in 2002 redeemed all investors whose capital contributions were made via IRA and IRA related funds in 2005 for an undivided interest in a portion of the Springbrook Investments, L.P. assets. The investors of these IRA and IRA related funds became limited partners in Springbrook Investments II, L.P.

When Springbrook Investments, L.P. sold a portion of its properties acquired, a 1031 exchange was elected by a portion of the Springbrook Investments, L.P. investors. As a portion of the original properties acquired still existed and certain investors elected not to exchange, Springbrook South, L.P. was formed and all remaining original property was deeded to Springbrook South, L.P. in order to redeem all investors who did not participate in the 1031 exchange of Springbrook Investments, L.P. The limited partners of Springbrook Investments, L.P. who did exchange retained an ownership interest in the remaining original property deeded to Springbrook South, L.P.

Each of these entities is discussed below (see 22A, 22B, 22C) however it is important to note that these entities are not inter-related as it relates to the post 1031 operation activities of Springbrook Investments, L.P.

22A. Springbrook Investments, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase fee and/or option interests in twelve separate properties consisting of unimproved and unentitled land in the Highgrove area of Riverside County, California. The first acquisition occurred in September 2002 for $300,000. The second acquisition occurred in August 2003 for $25,000. The third and fourth acquisitions occurred in February 2004 for $507,569 and $455,000, respectively. The fifth acquisition occurred in September 2004 for $2,137,650. The sixth, seventh, and eighth acquisitions occurred in December 2004 for $1,250,000, $927,000 and $400,000, respectively. The ninth and tenth acquisitions occurred in June 2005 for $375,000 and $830,000, respectively. The eleventh acquisition occurred in August 2005 for $950,000. The twelfth acquisition occurred in December 2005 for $86,963. A portion of the properties acquired under the original private placement offering referenced above were sold in September 2002, October 2005 and December 2005. After the December 2005 sale, a subsequent 1031 exchange was elected by the partnership and the remaining property acquired under the private placement offering was deeded to another special purpose California Limited Partnership. The exchanging limited partners then had an undivided interest in fee and/or option interests in properties consisting of unimproved and unentitled land in the City of Lake Elsinore, Riverside County, California and in the Kohanaiki, District of North Kona, Island, County of Hawaii, Hawaii. Since the 1031 exchange in December 2005, the Partnership has purchased fee and/or option interests in eighteen separate properties. The first acquisition occurred in February 2006 for $1,650,000. The second, third, fourth, fifth, sixth, seventh, eighth, ninth, tenth, and eleventh acquisitions occurred in March 2006 for $1,000,000, $689,000, $631,500, $461,000, $261,500, $255,000, $250,000, $235,000, $200,000, and $108,000 respectively. The twelfth and thirteenth acquisitions occurred in May 2006 for $3,000,000 and $650,000 respectively. The fourteenth, fifteenth, sixteenth, and seventeenth acquisitions occurred in June 2006 for $223,500, $211,000, $100,000, and $23,000 respectively. The eighteenth acquisition occurred in September 2006 for $1,497,300. The private placement offering commenced in March 2002 and was completed in 2005 for the limited partners not involved in the 1031 exchange in 2005 and commenced in December 2005 and was completed in 2006 for the limited partners involved in the 1031 exchange including limited partners not part of the aforementioned 1031 exchange. Springbrook Investments, L.P. to date has raised total gross offering proceeds of $10,510,482 from the sale of 40 limited partnership interests. Net income produced by this program to date is $2,958,318.

The tax operations of Springbrook Investments, L.P. referenced above include two activities which do not appropriately reflect the operations of this partnership to date. The 1031 exchange resulted in the deferral of $5,221,619 of income which is not included in the program net income to date of $2,958,318 referenced above. In addition the general partner of Springbrook Investments, L.P. assigned a portion of its partnership interest to a separate affiliated entity which resulted in a $14,914,332 transfer of income which is not included in the program net income to date of $2,958,318. Inclusion of the $5,221,619 and the $14,914,332 adjusts the tax net income to date to $23,094,269 from the $2,958,318 currently shown.

22B. Springbrook Investments II, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, fee and/or option interests in unimproved and unentitled lands in the Highgrove area of Riverside County, California for the purposes of rezoning and entitling said lands for ultimate sale in bulk to residential, commercial and industrial developers. This program has as limited partners, specific limited partners originally of Springbrook Investments, L.P. who redeemed their interests in Springbrook Investments, L.P. in exchange for and undivided interest in a portion of the Springbrook Investments, L.P. assets. A portion of the assets that Springbrook Investments II, L.P. received in exchange for their redemption of limited partnership interests in Springbrook Investments, L.P. were sold in December 2005, August 2006, and October 2006. The private placement offering commenced in May 2005 and was completed in 2005. Springbrook Investments II, L.P. raised total gross offering proceeds of $638,154 from the sale of 6 limited partnership interests. Net income produced by this program to date is $5,184,666.

22C. Springbrook South, L.P. was formed as a special purpose California Limited Partnership, to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, fee and/or option interests in unimproved and unentitled lands in the Highgrove area of Riverside County, California for the purposes of rezoning and entitling said lands for ultimate sale in bulk to residential, commercial and industrial developers. This program holds the remaining assets of Springbrook Investments, L.P. that were not sold in that program’s December 2005 bulk sale. In addition this program has as limited partners all of the limited partners who were part of Springbrook Investments, L.P. at the time of the bulk sale in December 2005, regardless of whether the limited partner participated in the 1031 exchange that occurred after the bulk sale in December 2005. A portion of the remaining assets of Springbrook Investments, L.P. that were deeded to Springbrook South, L.P. after Springbrook Investments, L.P. bulk sale in December 2005, were sold in August, 2006 and October 2006. After the August 2006 sale, a subsequent 1031 exchange was elected by the partnership. All property originally deeded to Springbrook South, L.P. by Springbrook Investments, L.P. that was not sold in the August 2006 and October 2006 property sales remained in the Springbrook South, L.P. Partnership. The exchanging limited partners then had an undivided interest in fee interests in a separate property consisting of unimproved and unentitled land on the northerly side of Kuakini Highway at Lanihau 2nd, in the Kohanaiki, District of North Kona Island, County of Hawaii, Hawaii. Since the 1031 exchange in August 2006, the Partnership has purchased fee and/or option interests in one separate property. The acquisition occurred in October 2006 for $2,300,000. Immediately after the acquisition, Springbrook South, L.P. deeded the property to TSG Kona Kahua, L.P. in exchange for a limited partnership interest in TSG Kona Kahua. No private placement offering has commenced to date in this program. No gross offering proceeds have been raised to date on this program. Net income produced by this program to date is $1,318,689. This program does have 35 investors who own limited partnership interests whose origination was from Springbrook Investments, L.P.

The tax operations of Springbrook South, L.P. referenced above include two activities which do not appropriately reflect the operations of this partnership to date. The 1031 exchange resulted in the deferral of $1,664,023 of income which is not included in the program net income to date of $1,318,689 referenced above. In addition the general partner of Springbrook South, L.P. assigned a portion of its partnership interest to a separate affiliated entity which resulted in a $10,588,131 transfer of income which is not included in the program net income to date of $1,318,689. Inclusion of the $1,664,023 and the $10,588,131 adjusts the tax net income to date to $13,570,843 from the $1,318,689 currently shown.

23. Wasson Canyon Investments, L.P.; Wasson Canyon Investments II, L.P.; Wasson West, L.P. are inter-related entities with a common purpose, to participate in the profits of a purchase of unimproved and unentitled land in the City of Lake Elsinore, Riverside County, California whose ownership originated from individual land owners. The original acquisitions were made by Wasson Canyon Investments, L.P. whose limited partners included the partners of Wasson Canyon Investments II, L.P. Wasson Canyon Investments, L.P. whose operations started in 2003 redeemed all investors whose capital contributions were made via IRA and IRA related funds in 2005 for an undivided interest in a portion of the Wasson Canyon Investments, L.P. assets. The investors of these IRA and IRA related funds became limited partners in Wasson Canyon Investments II, L.P.

When Wasson Canyon Investments, L.P. sold a portion of its properties acquired, a 1031 exchange was elected by a portion of the Wasson Canyon Investments, L.P. investors. As a portion of the original properties acquired still existed and certain investors did not want to exchange, Wasson West, L.P. was formed and all remaining original property was deeded to Wasson West, L.P. in order to redeem all investors who did not participate in the 1031 exchange of Wasson Canyon Investments, L.P. The limited partners of Wasson Canyon Investments, L.P. who did exchange retained an ownership interest in the remaining original property deeded to Wasson West, L.P.

Each of these entities is discussed below (see 23A, 23B, 23C) however it is important to note that these entities are not inter-related as it relates to the post 1031 operation activities of Wasson Canyon, Investments, L.P. which was renamed to TSG O’Oma, L.P. and has subsequently been renamed to TSG Kula Nei, L.P.

23A. Wasson Canyon Investments, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase nine separate properties consisting of unimproved and unentitled lands in the Wasson Canyon area of Riverside County, California. The first, second and third acquisitions occurred in December 2003 for $26,373, $257,483, and $921,938, respectively. The fourth acquisition occurred in February 2004 for $225,000. The fifth acquisition occurred in April 2004 for $290,000. The sixth acquisition occurred in June 2004 for $1,979,056. The seventh acquisition occurred in January 2005 for $410,000. The eighth acquisition occurred in March 2005 for $960,000. The ninth acquisition occurred in May 2005 for $2,800,000. A portion of the properties acquired under the original private placement offering referenced above were sold in June 2005, a subsequent 1031 exchange was elected by the partnership and the remaining property acquired under the private placement offering was deeded to another special purpose California Limited Partnership. The exchanging limited partners then had an undivided interest in fee interests in two separate properties consisting of unimproved and unentitled land in the Kohanaiki, District of North Kona Island, County of Hawaii, Hawaii. The first acquisition occurred in August 2005 for $3,000,000 and the second acquisition occurred in December 2005 for $2,750,000. The private placement offering commenced in July 2003 and was completed in 2005 for the limited partners not involved in the 1031 exchange in 2005 and is ongoing for the partners who did exchange in 2005. Wasson Canyon Investments, L.P. raised total gross offering proceeds of $6,973,806 from the sale of 70 limited partnership interests. Net income produced by this program to date is $10,925,061.

The tax operations of Wasson Canyon Investments, L.P. referenced above include an activity which does not appropriately reflect the operations of this partnership to date. The 1031 exchange resulted in the deferral of $4,801,425 of income which is not included in the program net income to date of $10,925,061 referenced above. Inclusion of the $4,801,425 adjusts the tax net income to date to $15,726,486 from the $10,925,061 currently shown.

It is important to note that after the 1031 exchange the Wasson Canyon Investments, L.P. was renamed to TSG O’Oma, L.P. and has subsequently been renamed to TSG Kula Nei, L.P.

23B. Wasson Canyon Investments II, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, to acquire unimproved and unentitled lands in the Wasson Canyon area of Riverside County, California for the purposes of entitling said lands for ultimate sale in bulk to residential, commercial and industrial developers. This program has as limited partners, specific limited partners originally of Wasson Canyon Investments, L.P. who redeemed their interests in Wasson Canyon Investments, L.P. in exchange for an undivided interest in a portion of the Wasson Canyon Investments, L.P. assets. The private placement offering commenced in April 2005 and was completed in 2005. Wasson Canyon Investments II, L.P. raised total gross offering proceeds of $1,002,089 from the sale of 13 limited partnership interests. Net income produced by this program to date is $3,563,529.

23C. Wasson West, L.P. was formed as a special purpose California Limited Partnership, to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, to acquire unimproved and unentitled land in the Wasson Canyon area of Riverside County, California for the purposes of rezoning and entitling said lands for ultimate sale in bulk to residential, commercial and industrial developers. This program holds the remaining assets of Wasson Canyon Investments, L.P. that were not sold in that program’s 2005 bulk sale. In addition to owning the remaining assets of Wasson Canyon Investments, L.P. that were not sold in the June 2005 bulk sale, Wasson West, L.P. has acquired four separate properties of unimproved and unentitled land in the Wasson Canyon area of Riverside County, California for the purpose of rezoning and entitling said lands for ultimate sale in bulk to residential, commercial, and industrial developers. The first acquisition occurred in August 2005 for $285,000. The second acquisition occurred in October 2005 for $325,000. The third acquisition occurred in May 2006 for $445,000. The fourth acquisition occurred in December 2006 for $600,000. The property purchased in May 2006 was subsequently sold in July 2006. In addition this program has as limited partners all of the limited partners who were part of Wasson Canyon Investments, L.P. at the time of the bulk sale in 2005, regardless of whether the limited partner participated in the 1031 exchange that occurred after the bulk sale in 2005. No private placement offering has commenced to date in this program. No gross offering proceeds have been raised to date by this program. Net income produced by this program to date is $70,009. This program does have 30 investors who own limited partnership interests whose origination was from Wasson Canyon Investments, L.P.

24. TSG Cherry Valley, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, an approximately 244-acre parcel of unentitled, unimproved land located in the City of Calimesa, County of Riverside, California and in the adjacent County of Riverside, California. This asset was acquired in September 2004 for $5,000,000. The disposition strategy consists of gaining approvals for a residential subdivision and a sale in bulk to a residential developer. The private placement offering commenced in July 2004 and is ongoing. TSG Cherry Valley, L.P. to date has raised total gross offering proceeds of $4,331,041 from the sale of 59 limited partnership interests. Net loss produced by this program to date is $(64,659).

25. TSG Little Valley, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase properties consisting of unimproved and unentitled land in the Little Valley Greenwald area of Riverside County, California. Eight separate properties have been purchased to date in this program. The first acquisition was in September 2004 for $271,000. The second, third and fourth acquisitions occurred in December 2004 for $230,000, $550,000 and $230,000, respectively. The fifth and sixth acquisitions occurred in February 2005 for $475,000 and $450,000, respectively. The seventh acquisition occurred in August 2005 for $575,000. The eighth acquisition occurred in February 2006 for $800,000. To date no sales have occurred. The private placement offering commenced in August 2004 and was completed in 2006. TSG Little Valley, L.P. to date has raised total gross offering proceeds of $3,835,000 from the sale of 32 limited partnership interests. Net loss produced by this program to date is $(37,076).

26. Spring Mountain Investments, LLC. was formed as a special purpose California Limited Liability Company to offer, pursuant to a private placement offering, membership interest investments in the Limited Liability Company, used by the Limited Liability Company to purchase options for the purchase of an undivided interest, in two separate properties consisting of options on four unimproved commercial parcels located in Riverside, California and options on one hundred eighty six (186) shares of stock in Riverside Highlands Water Company. To date no acquisitions have occurred from the existing option contracts. The private placement offering commenced in March 2005 and is ongoing. The offering to date has raised total gross offering proceeds of $367,000 from the sale of 9 membership interests. Net loss produced by this program to date is (1,202).

27. TSG Fund II, L.P. was formed as a special purpose California Limited Partnership, to offer, pursuant to a private placement offering limited partnership investments in the Partnership, used by the Partnership to purchase, investment opportunities in real estate, including real estate-backed mortgages and/or mortgage backed securities, or acquire a limited partnership interest in partnerships or other investment vehicles that have similar investment objectives. TSG GP, LLC, a California Limited Liability Company, is the General Partner. The private placement offering commenced in January 2005 and was completed in 2005. TSG Fund II, L.P. raised total gross offering proceeds of $1,653,057 from the sale of 4 limited partnership interests. Net income produced by this program to date is $43,117.

Funds raised from the TSG Fund II, L.P. were invested in a separate program, TSG Canyon Vista, L.P. through a direct investment as a capital contribution for a limited partnership interest. This related fund is discussed separately below (see 27A).

27A. TSG Canyon Vista, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase properties for industrial development. Two separate properties have been purchased. The first acquisition occurred in June 2005 for $1,630,000. The second acquisition occurred in October 2005 for $1,850,000 of which TSG Canyon Vista, L.P. owns 28.64% for an allocation of $529,840 including an approximately 25,000 square foot building that is generating rental income. The property is located in an unincorporated area of Riverside County, adjacent to Lake Elsinore, California. The private placement offering commenced in June 2005 and is ongoing. TSG Canyon Vista, L.P. raised total gross offering proceeds of $3,561,505 from the sale of 31 limited partnership interests. Net income produced by this program to date is $36,160.

28. Tanglewood Storage, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase property consisting of a mini-self storage facility in Austin, Texas. The acquisition of this single asset occurred in June 1995 for $1,800,000 and included land, an existing building and personal property. The private placement offering commenced in February 1995 and is ongoing. Tanglewood Storage, Ltd. raised total gross offering proceeds of $577,682 from the sale of 10 limited partnership interests. Net income produced by this program to date is $336,524.

29. Two Tanglewood, Ltd. was formed as a special purpose Texas Limited Partnership, to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase land from Tanglewood Storage, Ltd. to construct a mini-self storage facility in Austin, Texas. The acquisition of this single asset occurred in October 1999 for $150,000. The construction of the mini-self storage facility followed the acquisition of land adjacent to Tanglewood Storage, Ltd. The private placement offering commenced in October 1999 and is ongoing. Two Tanglewood Ltd. to date has raised total gross offering proceeds of $439,333 from the sale of 9 limited partnership interests. Net loss produced by this program to date is $(835,411).

30. Peloton Partners, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership, to acquire investment opportunities in real estate, including real estate-backed mortgages and/or mortgage backed securities. Specific opportunities were not identified or limited and the Partnership only accepts tax exempt funds. Peloton Partners, L.P. has invested in several entitlement and development projects since the formation of the Partnership. These investments include serving as the general partner for a limited partnership that has a joint venture arrangement with the land seller on 50 acres of land in Lake Elsinore, California, serving as the general partner for a limited partnership that has an option to purchase four separate properties in Lake Elsinore, California totaling 18.88 acres, participation as a member of a limited liability company that has an option on 27.66 acres of commercial land in Calimesa, California, participating as a member of a limited liability company that has an option on 10.81 acres of commercially zoned land in an unincorporated area of Riverside County California known as Highgrove, participation as a limited partner in a limited partnership that owns 3.07 acres of unentitled land in Brea, California, participation in a condo development project in Puerto Vallarta Mexico, and investing in Axion Power International, a leading developer and manufacturer of advanced energy storage components and devices. Peloton Partners, L.P. has also made fourteen real estate loans or loans backed by real estate assets to date. In May 2006 Peloton Partners, L.P. purchased 2.48 acres in Lake Elsinore, California for $425,000. The 2.48 acres was subsequently sold in July 2006. . The private placement offering commenced in July 2004 and is ongoing. Peloton Partners, L.P. to date has raised total gross offering proceeds of $3,119,011 from the sale of 63 limited partnership interests. Net income produced by this program to date is $506,198. This program, which allows the trading of partnership interests, had a value of $1.66 per unit as of December 2006, up from $1.00 per unit at inception.

31. TSG Investors, LLC. was formed as a special purpose California Limited Liability Company to offer, pursuant to a private placement offering, membership interest investments in the Limited Liability Company, used by the Limited Liability Company to purchase, sell, lease, or exchange real or personal property, make investment, engage in joint venture, partnership, or business for the benefit of its investors. Specific opportunities were not identified or limited. The private placement offering commenced in March 2005 and was completed in 2005. TSG Investors, LLC, raised total gross offering proceeds of $1,100 from the sale of 2 membership interests. Net income produced by this program to date is $4,920,459. TSG Investors, LLC has as its primary business to make investments in residential or commercial land. Its primary investments to date were in land in the unincorporated area of Riverside County California known as Highgrove and land in Lake Elsinore California. Both of these properties were re-zoned and entitled for residential development prior to sale. More recently TSG Investors, LLC obtained an option on 27.66 acres of commercial land in Calimesa California for entitlement.

32. TSG Fund III, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a loan to Wasson West, L.P. a California Limited Partnership. Wasson West, L.P. used the loan funds for working capital and to cover other costs associated with the entitlement of approximately 73.6 acres of land in the Lake Elsinore area of Riverside County. The private placement offering commenced in April 2006 and was completed in 2006. The loan was in the amount of $2,000,000. The term of the loan was a maximum of one year with interest accruing at a rate of 12% per year. The loan to Wasson West, L.P. was secured by the approximately 73.6 acres of land in the Lake Elsinore area of Riverside County owned by Wasson West, L.P. TSG Fund III, L.P. raised total gross offering proceeds of $2,001,500 from the sale of 18 limited partnership interests. Net loss produced by this program to date is $(372).

33. TSG Fund IV, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a loan to The Shopoff Group, L.P. a Delaware Limited Partnership (“TSG”). TSG used the loan funds for general corporate borrowings to cover any working capital needs of TSG and specific related entities. MRF Groves Development, L.P., Wasson West, L.P., TSG Little Valley, L.P., and White Rock Acquisition Co. (Asset Management Agreements on Ramsgate and Little Valley) are the specific other related entities to TSG referenced above. The private placement offering commenced in October 2006 and is ongoing. The loan is in the maximum amount of $5,000,000. The term of the loan was a maximum of eighteen months with interest accruing at a rate of 10% per year. The loan to TSG is not secured but contains a provision that any funds received by TSG and other related entities from the sale of projects during the term of the loan and subsequently distributed to William A. Shopoff, president of TSG will be deemed recourse in nature to William A. Shopoff and documented as such. TSG Fund IV, L.P. raised total gross offering proceeds of $857,000 from the sale of 7 limited partnership interests. No income has been generated from this program to date.

34. TSG Kona Kahua, L.P. was formed as a special purpose Hawaii Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, fee and/ or option interest in real property in the Kailua-Kona area along Kuakini Highway, in the District of North Kona, Island and County of Hawaii, State of Hawaii, for the purposes of zoning and entitling said lands for the development of residential condominiums and other related uses, the sale in bulk thereof to residential, commercial, and industrial developers, and/or the construction of residential units for sale and/or lease. One property has been acquired to date in this program. In October 2006 the partnership acquired 1.959 acres from Springbrook South, L.P. Springbrook South, L.P. contributed the

1.959 acres to TSG Kona Kahua, L.P. in exchange for a limited partnership investment. The private placement offering commenced in October 2006 and is ongoing. TSG Kona Kahua, L.P. raised total gross offering proceeds of $2,325,946 from the sale of 17 limited partnership interests. No income has been generated from this program to date.

35. TSG El Toro, L.P. was formed as a special purpose California Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase, unimproved and un-entitled lands in the City of Lake Elsinore, County of Riverside, State of California, for the purposes of entitling said lands for ultimate sale in bulk to residential, commercial, and industrial developers. As of December 31, 2006 no assets have been purchased but TSG El Toro, L.P. has entered into a contract to purchase 11.66 acres of commercial zoned property for $2,200,000. The private placement offering commenced in December 2006 and is ongoing. As of December 31, 2006 TSG El Toro, L.P. has not raised any gross offering proceeds. No income has been generated from this program to date.

SECURED LOAN ACQUISITION PROGRAMS

In 1992 our sponsor created the entity Asset Recovery Fund (“ARF”) whose primary purpose was to invest in non-performing, delinquent, and foreclosed loans secured by real estate assets. These loans secured by real estate assets included residential, multi-family, commercial, office, and industrial properties. These non-performing, delinquent, and foreclosed loans secured by real estate assets were purchased directly for programs created by ARF and through partnerships / joint ventures with other entities (i.e. Resolution Trust Corporation (“RTC”)/ Federal Deposit Insurance Corporation (“FDIC”)/Fair Housing Authority (“FHA”)).

During the underwriting process the Sponsor would analyze the investment in non-performing, delinquent, and foreclosed loans secured by real estate assets. The sponsor would determine what business model would provide the highest value for the program. The business model would forecast immediate access to the underlying property secured by these non-performing, delinquent, and foreclosed loans or forecast a workout of the non-performing, delinquent, and foreclosed loans. When the sponsor was able to execute on a programs specific business model the investment in the loan (s) would result in positive earnings for the program resulting in profit and cash to the limited and general partners. For certain programs the sponsor was not able to execute the specific business model resulting in little or no profit and cash to the limited and general partners. The programs that made little or no profit and cash suffered from longer than projected foreclosure processes, higher than projected foreclosure expenses, and lower levels of cooperation from debtors on workout loans.

Completed Programs

36. MRF — Pool 208, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase loans that were purchased from the RTC in May 1993. The loans were purchased for $536,428 and are secured by two apartment complexes called Casitas Del Sol Apartments in Tucson, Arizona and El Marco Apartments in San Antonio, Texas. The private placement offering commenced in September 1993 and was completed in 1997. MRF — Pool 208, Ltd. raised total gross offering proceeds of approximately $580,223 from the sale of 10 limited partnership interests. Net income produced by this program was $313,609, resulting in a ROI of 54%.

37. MRF Wayforest, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, a general partnership interest in the 1994 Land Fund II-Dallas I, L.P. and comply with the terms of all its limited partnership agreement dated November 17, 1994. The private placement offering commenced in May 1994 and was completed in 1999. MRF Wayforest, Ltd. raised total gross offering proceeds of $2,525,939 from the sale of 39 limited partnership interests. Net income produced by this program was $808,299, resulting in a ROI of 32%.

38. MRF — Clear Lake, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase notes and property purchased from Wells Fargo N.A. in January 1995 for $500,000 for all phases of Clear Lake Retail Center, located in Clear Lake, Houston, Texas. The private placement offering commenced in February 1995 and was completed in 1998. MRF — Clear Lake, Ltd. raised total gross offering proceeds of $1,535,000 from the sale of 25 limited partnership interests. Net loss produced by this program was $(27,133), resulting in a ROI of (2)%.

39. RTC Mortgage Trust 1994-S6; LP, 1994 S Dallas Associates, L.P.; MRF Dallas S, Ltd. are inter-related entities with a common purpose, to participate in the profits of a pool of 125 non-performing real estate loans whose ownership originated from the RTC. The top tier (Tier I) was RTC Mortgage Trust 1994-S6, L.P. whose ownership was two entities, the RTC as limited partner and 1994 S Dallas Associates, L.P. as general partner (Tier II). MRF Dallas S, Ltd. (Tier III) made a participating loan to 1994 S Dallas Associates, L.P. (Tier II) in order to participate in the profits of RTC Mortgage Trust 1994-S6 (Tier I). This loan was made through Asset Recovery Fund, Inc. a limited partner of 1994 S Dallas Associates, L.P. Each of these separate entities is discussed separately below (39A, 39B, 39C).

39A. RTC Mortgage Trust 1994-S6, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase a pool of 125 non performing real estate loans purchased from the RTC in September 1994 for $38,631,609. The RTC was the limited partner and 1994-S Dallas Associates, L.P. was the general partner. The private placement offering commenced in September 1994 and was completed in 1994. RTC Mortgage Trust 1994-S6, L.P. raised total gross offering proceeds of $25,587,778 from the sale of 2 limited partnership interests. Net income produced by this program was $11,573,260, resulting in a ROI of 45%.

39B. 1994-S Dallas Associates, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, a general partnership interest in the RTC Mortgage Trust 1994-S6, L.P. and comply with the terms of its limited partnership agreement dated November 17, 1994. The private placement offering commenced in September 1994 and was completed in 1999. 1994-S Dallas Associates, L.P. raised total gross offering proceeds of $12,603,952 from the sale of 4 limited partnership interests. Net income produced by this program was $5,076,800, resulting in a ROI of 40%.

39C. MRF Dallas S, Ltd. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a participating loan to 1994-S Dallas Associates, L.P. in order to participate in the profits of RTC Mortgage Trust 1994-S6, L.P. of which 1994-S Dallas Associates, L.P. was the general partner. The private placement offering commenced in September 1994 and was completed in 1998. MRF — Dallas S, Ltd. raised total gross offering proceeds of $783,093 from the sale of 10 limited partnership interests. Net income produced by this program was $299,456, resulting in a ROI of 38%.

40. 1994 Land Fund II — Dallas 1, L.P.; MRF-Land Fund Dallas, L.P.; Dallas Land Fund II, L.P. are inter-related entities with a common purpose, to participate in the profits of a pool of 40 non-performing real estate loans whose ownership originated from the RTC. The top tier (Tier I) was 1994 Land Fund II — Dallas 1, L.P. whose ownership was two entities, the RTC as limited partner and MRF-Land Fund Dallas, L.P. as general partner (Tier II). Dallas Land Fund II, L.P. (Tier III) made a participating loan to MRF — Land Fund Dallas, L.P. (Tier II) in order to participate in the profits of 1994 Land Fund II — Dallas 1, L.P. (Tier I) This loan was made through MRF — Land Fund, Inc. the general partner of MRF — Land Fund Dallas, L.P. (Tier II). Each of these separate entities is discussed separately below (40A, 40B, 40C).

40A. 1994 Land Fund II — Dallas 1, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase loans secured by properties consisting of ownership of a pool of 40 non-performing real estate loans purchased from the RTC in November 1994 for $2,594,441. The RTC was the limited partner and MRF-Land Fund Dallas, L.P. was the general partner. The private placement offering commenced in November 1994 and was completed in 1994. 1994 — Land Fund II — Dallas 1, L.P. raised total gross offering proceeds of $22,591,646 from the sale of 2 limited partnership interests. Net income produced by this program was $12,164,070, resulting in a ROI of 54%.

40B. MRF — Land Fund Dallas, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, a general partnership interest in the 1994 Land Fund II-Dallas I, L.P. and comply with the terms of its limited partnership agreement dated November 17, 1994. The private placement offering commenced in November 1994 and was completed in 1998. MRF — Land Fund Dallas L.P. raised total gross offering proceeds of approximately $5,138,616 from the sale of 7 limited partnership interests. Net income produced by this program was $5,527,232, resulting in a ROI of 108%.

40C. Dallas Land Fund II, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to make a participating loan to MRF-Land Fund Dallas, L.P. in order to participate in the profits of 1994 Land Fund II-Dallas 1, L.P. of which MRF Land Fund Dallas, L.P. was the general partner. The private placement offering commenced in December 1994 and was completed in 2003. Dallas Land Fund II, L.P. raised total gross offering proceeds of $1,664,049 from the sale of 11 limited partnership interests. Net income produced by this program was $1,342,375, resulting in a ROI of 81%.

41. RTC Land Assets 1995-NP2C, L.P.; RTC Land Assets Trust 1995-NP2C; MRF 1995-NP2C, L.P. are inter-related entities with a common purpose, to participate in the profits of a pool of selected non-performing land and construction loans and land REO of several depository institutions and act in partnership with the RTC in its corporate capacity. RTC Land Assets 1995-NP2C, L.P. was formed as the entity to hold the assets of RTC Land Assets Trust 1995-NP2C into which the RTC had transferred the selected non-performing land and construction loans and land REO of several depository institutions and the RTC in its corporate capacity. MRF 1995-NP2C, L.P. was formed to assume the role of general partner of the RTC Land Assets Trust 1995-NP2C. The sponsor was the successful bidder for the Western Pools Class A Certificate(s) of RTC Land Assets Trust 1995 NP2C which were being offered by the RTC. Each of these entities is discussed below (41A, 41B, 41C).

Due to the unique structure of the NP2C transaction, the project generated substantial tax losses in entities 41A and 41B but cash gains. This was due to the RTC contribution of assets to the partnership with a high tax basis relative to the value of the assets. The losses shown in the RTC Land Assets 1995 NP2C, L.P. (41A) and RTC Land Assets Trust 1995 NP2C (41B) are not reflective of the success of the program. At the level the sponsor and its investors participated (MRF 1995 NP2C, L.P. (41C), a profit was generated.

41A. RTC Land Assets 1995 NP2C, L.P. was formed as a special purpose Delaware Limited Partnership to hold the assets of RTC Land Assets Trust 1995-NP2C, a Delaware Business Trust formed to hold a pool of selected non-performing land and construction loans and land REO of several depository institutions and the RTC. The entity commenced operations in September 1995 and was completed in 1997. RTC Land Assets 1995 NP2C L.P. raised total capital of $8,411,549 from the sale of 2 limited partnership interests. Net loss produced by this program was $(1,051,772), resulting in a ROI of (13)%.

41B. RTC Land Assets Trust 1995 NP2C was formed as a special purpose Delaware Business Trust to hold the assets of RTC Land Assets Trust, L.P. and to hold a pool of selected non-performing land and construction loans and land REO of several depository institutions and the RTC. The entity commenced operations in September 1995 and was completed in 1995. RTC Land Assets Trust 1995 NP2C raised total capital of $21,016,207 from the sale of 2 limited partnership interests. Net loss produced by this program was $(9,864,105), resulting in a ROI of (47)%.

41C. MRF 1995 NP2C, L.P. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, a general partnership interest in an entity that owned a pool of selected non-performing land and construction loans and a land REO of several depository institutions and act in partnership with the RTC. MRF 1995 NP2C, L.P. acted as an affiliated entity that acted as a pass through of RTC Land Assets Trust 1995 NP2C, an entity into which the RTC transferred the above referenced pool of non-performing loans in September 1995. The private placement offering commenced in September 1995 and was completed in 1995. MRF 1995 NP2C L.P. raised total gross offering proceeds of $2,250,070 from the sale of 2 limited partnership interests. Net income produced by this program was $3,381,379, resulting in a ROI of 150%.

42. MRF — Atlanta Pools, Ltd. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase 19 non-performing multi-family loans that were purchased from the RTC in March 2005 for $3,760,541. The private placement offering commenced in March 1995 and was completed in 1999. MRF — Atlanta Pools, L.P. raised total gross offering proceeds of $4,603,500 from the sale of 2 limited partnership interests. Net loss produced by this program was $(157,499), resulting in a ROI of (3)%.

Funds raised from the MRF — Atlanta Pools, Ltd were invested in three separate programs, MRF Atlanta 1, Ltd., Atlanta 5, Ltd., and Atlanta 20, Ltd. either through direct investments as capital or as notes. Each of these related funds is discussed separately below (see 42A, 42B, and 42C). The net loss from these programs in aggregate was $(157,499) comprised of a MRF — Atlanta 1, Ltd. loss of $(1,217,721), a MRF Atlanta 5, Ltd. gain of $246,012, a MRF — Atlanta 20, Ltd. loss of $(948) and a MRF Atlanta Pools, Ltd. gain of $815,158.

42A. MRF — Atlanta 1, Ltd. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase non-performing multi-family loans that were purchased from the RTC. The private placement offering commenced in March 1995 and was completed in 1995. MRF — Atlanta 1, Ltd. raised total gross offering proceeds of $1,397,840 from the sale of 2 limited partnership interests. Net loss produced by this program was $(1,217,721), resulting in a ROI of (87)%.

42B. MRF — Atlanta 5, Ltd. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase non-performing multi-family loans that were purchased from the RTC. The private placement offering commenced in March 1995 and was completed in 1995. MRF — Atlanta 5, Ltd. raised total gross offering proceeds of $1,502,705 from the sale of 2 limited partnership interests. Net income produced by this program was $246,012, resulting in a ROI of 16%. Although MRF — Atlanta 5, Ltd. had completed operations in 1996 and as such is not required to be disclosed in the prior performance summary, due to its relevance to MRF — Atlanta Pools, Ltd. (program number 42), MRF — Atlanta 5, Ltd. is included in the Prior Performance Summary.

42C. MRF — Atlanta 20, Ltd. was formed as a special purpose Delaware Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase non-performing multi-family loans that were purchased from the RTC. The private placement offering commenced in March 1995 and was completed in 1995. MRF — Atlanta 20, Ltd. raised total gross offering proceeds of $761 from the sale of 5 limited partnership interests. Net loss produced by this program was $(948), resulting in a ROI of (125)%.

43. MRF — North/Central, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase loans related to 3 commercial real properties consisting of 2501, 2600, and 2601 Westward Drive, San Antonio, Texas, cumulatively known as Westwood Plaza. Loans related to these assets were purchased from the FHA in September 1996 for $4,032,579. The private placement offering commenced in September 1996 and was completed in 2001. MRF — North/Central, L.P. raised total gross offering proceeds of $1,725,001 from the sale of 22 limited partnership interests. Net income produced by this program was $849,335, resulting in a ROI of 49%.

44. MRF — Alameda, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase 3 non-performing commercial loans secured by three industrial buildings located in Central Los Angeles and Vernon, California. Loans related to these assets were purchased from San Paulo U.S. Holding Co. Inc. in March 1997 for $4,000,000. The private placement offering commenced in March 1997 and was completed in 1997. MRF — Alameda, L.P. raised total gross offering proceeds of $1,755,985 from the sale of 33 limited partnership interests. Net income produced by this program was $1,082,531, resulting in a ROI of 62%.

45. MRF — KWS, L.P. was formed as a special purpose Texas Limited Partnership to offer, pursuant to a private placement offering, limited partnership investments in the Partnership, used by the Partnership to purchase 3 commercial loans secured by office and retail properties in Manhattan, New York, Homewood, Illinois, and Sedona, Arizona. Loans related to these assets were purchased from Textron Financial Corporation in October 1997 for $1,476,201. The private placement offering commenced in September 1997 and was completed in 1997. MRF — KWS, L.P. raised total gross offering proceeds of $351,000 from the sale of 11 limited partnership interests. Net income produced by this program was $199,650, resulting in a ROI of 57%.

INSTITUTIONAL PROGRAMS — NO OWNERSHIP; MANAGEMENT AGREEMENT

After the creation of ARF whose primary purpose was to invest in non-performing, delinquent, and foreclosed loans secured by real estate assets, ARF was hired to act in the capacity of servicer for Credit Suisse First Boston in several programs of which Credit Suisse First Boston was the owner of the assets that ARF was servicing.

ARF and its successors, Eastbridge Partners, L.P. and The Shopoff Group, L.P. , as servicer had the responsibility to provide asset management services for the assets acquired by the owner and to provide loan servicing services for the assets acquired. These duties included identifying the target acquisition, negotiating the acquisition for several different owners, managing the loan foreclosure business and assembling the project. After the project was assembled ARF handled the marketing and disposition of the assets. In the case of asset management responsibilities for programs that owned unentitled and un-developed land, ARF had the responsibility of obtaining entitlements, regulatory permits and other jurisdictional approvals necessary to complete the sale of the asset.

Investors should note that Praedium Oddessa, L.P, Flatiron Corporation, Credit Suisse First Boston Mortgage Capital Corp., and White Rock Acquisition Co. L.P. are all entities whose underlying legal owner is Credit Suisse First Boston. Investors should also note that none of the programs owned by Credit Suisse First Boston are included in the Prior Performance Tables.

Completed Programs

46. Asset Management and Servicing Agreement on Franklin Village; was entered into on January 6, 1997 by and between Flatiron Corporation (the “Owner”), and Asset Recovery Fund (“Servicer”). Asset Recovery Fund on behalf of Owner acquired a portfolio of condominiums and real estate loans secured by condominiums in a 308 unit condominium development known as Franklin Village in the City of Rancho Cucamonga, San Bernardino County, California from various financial institutions and individual owners. Asset Recovery Fund negotiated the acquisition from several different owners, managed the loan foreclosure business and assembled the project. Asset Recovery Fund then handled the marketing and disposition of the asset, all within nine (9) months. The acquisition of the condominium and real estate loans occurred via four separate transactions. In January 1997 a $10,000,155 (two hundred and thirty mortgages) and $2,512,284 (twenty mortgages) closing occurred followed in February 1997 by a $1,412,864 (six mortgages and nine second mortgages) and $704,767 (eighteen REO units) closing. The sale of the 308-unit condominiums occurred in September 1997 for $17,500,000. The Servicers duty was to provide asset management services for the assets acquired by the Owner and to provide loan servicing services for the assets acquired. The Servicer earned as compensation an annual servicing fee, an asset disposition fee, incentive fees, acquisition fees and an exit brokerage fee. Flatiron Property Corporation sold the asset to Prince Alpine Villa Property, LLC on September 29, 1997. Credit Suisse First Boston Mortgage Capital Company (Owner) contributed $15,413,801 to this program. Net income produced by this program was $1,660,735, resulting in a ROI of 11%.

47. Asset Management and Servicing Agreement on Maxxam; was entered into on August 21, 1996 by and between Credit Suisse First Boston Mortgage Capital Corp. (the “Owner”), and Asset Recovery Fund (“Servicer”). Asset Recovery Fund on behalf of Owner acquired a portfolio of commercial real estate loans from MXM Mortgage L.P. on August 21, 1996 The four notes purchased were referenced as Balcones Club Associates, Bridgewater Landing Joint Venture, Enfield Courts, Ltd., and Shannon Park. The Servicer’s duty was to provide asset management services for the assets acquired by the Owner and to provide loan servicing services for the assets acquired. The Servicer earned as compensation an annual servicing fee, an asset disposition fee and incentive fees. The four notes were purchased in August 1996 for $13,000,000. Enfield Courts Ltd. paid its loan off in September 1996. Bridgewater Landing Joint Venture and Shannon Park’s loans were sold in December 1997 and Balcones Club Associates loan was paid off in February 1998. Credit Suisse First Boston Mortgage Capital Company (Owner) contributed $12,995,521 to this program. Net income produced by this program was $2,875,381, resulting in a ROI of 22%.

48. Asset Management and Servicing Agreement on Playa Pacifica; was entered into on August 22, 1996 by and between Credit Suisse First Boston Mortgage Capital Corp. (the “Owner”), and Asset Recovery Fund (“Servicer”). Asset Recovery Fund on behalf of Owner acquired a commercial real estate loan from Bank of America National Trust and Savings Association, as Trustee under that certain Pooling and Servicing Agreement dated and effective as of November 1, 1992 as amended for RTC Commercial Mortgage Pass-Through Certificates, Series 1992-C8 on August 22, 1996. The note purchased was referenced as Playa Pacifica II, Ltd. The Servicer’s duty was to provide asset management services for the assets acquired by the Owner and to provide loan servicing services for the assets acquired. The Servicer earned as compensation an annual servicing fee, an asset disposition fee and incentive fees. The note was purchased in August 1996 for $16,000,000. Playa Pacifica II, Ltd.’s loan was paid off in November 1997. Credit Suisse First Boston Mortgage Capital Company (Owner) contributed $16,000,000 to this program. Net income produced by this program was $3,026,333, resulting in a ROI of 19%.

49. Asset Management Agreement on Ramsgate; was entered into on February 15, 2001 by and between White Rock Acquisition Co. L.P. (the “Owner”), and Eastbridge Partners, L.P. (the “Asset Manager”). Eastbridge Partners, L.P. on behalf of Owner has acquired certain real property and improvements thereon commonly known as Ramsgate in the City of Lake Elsinore, County of Riverside, California. The Asset Manager’s duty is to oversee the day-to-day management, servicing and administration of the Ramsgate assets. The Asset Manager earns as compensation an annual servicing fee, disposition fee, brokerage fee, and incentive fees. There are four separate programs under the Ramsgate management agreement; each separate program is described separately below (See 49A, 49B, 49C, 49D).

49A. Casa Feliz was a 138 unit student occupied multifamily property in Tuscon, Arizona near the University of Arizona campus. Acquired in January 29, 1998 for $4,000,000 this asset sold on August 23, 1999 for $5,175,000. Credit Suisse First Boston Mortgage Capital LLC. (Owner) contributed $4,225,000 to this program. Net income produced by this program was zero, resulting in a ROI of 0%.

49B. Santa Fe Railroad was a property consisting of four (4) parcels totaling 1,393 acres in San Bernardino and Kern Counties, California. Three parcels were purchased in December 1997 for $1,975,000 and the fourth parcel was purchased in February 1998 for $278,000. All parcels were sold in December 2003. Credit Suisse First Boston Mortgage Capital LLC. (Owner) contributed $3,452,706 to this program. Net income produced by this program was $394,513, resulting in a ROI of 11%.

49C. Post Oak Place was an undivided interest in 2.53 acres of land and a 77,000 square foot 3 story multi-tenant office building located in Houston Texas’s Galleria business district. The asset was acquired in April of 1998 for $5,351,000 and sold in May 2000 for $5,750,000. Credit Suisse First Boston Mortgage Capital LLC. (Owner) contributed $5,415,539 to this program. Net income produced by this program was $12,976, resulting in a ROI of .2%.

Ongoing Programs

49D. Ramsgate is a 1,189 acre residential tract located in the City of Lake Elsinore, County of Riverside, California. Eastbridge Partners, L.P. and its successor entity The Shopoff Group, have managed the improvement process including obtaining entitlements, regulatory permits, and other approvals necessary to complete the partial sale of this asset. Ramsgate acquired the 1,189 acres in January 1998 for $7,700,000 and has had partial sales to date (November and December 2003, September and October 2004 and November 2006) with portions of the project remaining unsold. Credit Suisse First Boston Mortgage Capital LLC. (Owner) has contributed $18,297,344 to this program to date. Net income produced by this program to date is $33,785,949.

50. Asset Management Agreement on Chino Hills; was entered into on February 15, 2001 by and between White Rock Acquisition Co. L.P. (the “Owner”), and Eastbridge Partners, L.P. (the “Asset Manager”). Eastbridge Partners, L.P. on behalf of Owner has acquired 400 acres of land in the City of Chino Hills, County of San Bernardino, California. The Asset Manager’s duty is to oversee the day-to-day management, servicing and administration of the Chino Hills asset. The Asset Manager earns as compensation an annual servicing fee, disposition fee, brokerage fee, and incentive fees. The note was purchased in May 1998 for $2,238,000. To date White Rock Acquisition Co. L.P. still owns the 400 acres of land in the City of Chino Hills. Credit Suisse First Boston Mortgage Capital LLC. (Owner) to date has contributed $3,254,593 to this program. Net loss produced by this program to date is $(1,916,752).

51. Asset Management Agreement on Little Valley; was entered into on June 1, 2004 by and between White Rock Acquisition Co. L.P. (the “Owner”), and Eastbridge Partners, L.P. (the “Asset Manager”). Eastbridge Partners, L.P. on behalf of Owner has acquired 12.14 acres of land in the unincorporated area of the County of Riverside, California. White Rock Acquisition Co. L.P. has entered into a Joint Entitlement Agreement between TSG Little Valley, L.P., White Rock Acquisition Co. L.P., and Eastbridge Partners, L.P. to jointly seek entitlements to develop the Properties as a single family residential community and to thereafter market and sell their respective properties to one or more third-party homebuilders. The Asset Manager’s duty is to manage the White Rock Property and administer the processing of the development entitlement of the Project as a single family residential community, and thereafter to market and sell the Project to one or more merchant homebuilders on the best terms available in the marketplace. The Asset Manager earns as compensation an annual servicing fee, disposition fee, brokerage fee, and an incentive fee. The 12.14 acres owned by White Rock Acquisition Co. L.P. is comprised of three separate purchases. The first acquisition occurred in June 2004 for $190,000. The second acquisition occurred in July 2004 for $250,000. The third acquisition occurred in December 2004 for $250,000. To date White Rock Acquisition Co. L.P. still owns the 12.14 acres of land in the unincorporated area of the County of Riverside. Credit Suisse First Boston Mortgage Capital LLC. (Owner) to date has contributed $1,000,000 to this program. Net loss produced by this program to date is $(183,569).

LOW INCOME HOUSING TAX CREDIT PROGRAMS

The Low Income Housing Tax Credit (LIHTC or Tax Credit) program was created by the Tax Reform Act of 1986 as an alternate method of funding housing for low- and moderate-income households, and has been in operation since 1987. Until 2000, each state received a tax credit of $1.25 per person that it can allocate towards funding housing that meets program guidelines (currently, legislation is pending to increase this per capita allocation). This per capital allocation was raised to $1.50 in 2001, to $1.75 in 2002, and adjusted for inflation beginning in 2003. These tax credits are then used to leverage private capital into new construction or acquisition and rehabilitation of affordable housing.

The tax credits are determined by the development costs, and are used by the owner. However, often, because of IRS regulations and program restrictions, the owner of the property will not be able to use all of the tax credits, and therefore, many LIHTC properties are owned by limited partnership groups that are put together by syndicators. In this manner, a variety of companies and private investors participate within the LIHTC program, investing in housing development and receiving credit against their federal tax liability in return.

Tax Credits must be used for new construction, rehabilitation, or acquisition and rehabilitation and projects must also meet the following requirements:

•	20 percent or more of the residential units in the project are both rent restricted and occupied by individuals whose income is 50 percent or less of area median gross income or 40 percent or more of the residential units in the project are both rent restricted and occupied by individuals whose income is 60 percent or less of area median gross income.

•	When the LIHTC program began in 1987, properties receiving tax credits were required to stay eligible for 15 years. This eligibility time period has since been increased to 30 years.

As detailed below by asset, each LIHTC program has produced aggregate losses which are a combination of operational deficits and depreciation. These operational deficits are primarily due to the lack of differential in market rents and subsidized rents of which LIHTC projects thrive on, utility bills that were materially higher than underwritten despite utility retrofits by the sponsor, and costs of property insurance which increased dramatically after the 911 terrorist attack. However, our limited partners have received substantially all of the projected tax credits as underwritten despite the ongoing operating deficits at each entity. Through 2006, $8,234,587 in tax credits have been delivered by the sponsor to the program members. In addition, the operating deficits have continued to be funded by our sponsor under the guarantee imbedded in the limited partnership agreement. ROI on this type of program is not the measure of success, as the partnerships are designed to create tax losses as well as to provide tax credits to the limited partners.

Completed Programs

52. MAP AZ-980 L.P. — was formed on February 25, 1998 as a Texas Limited Partnership. This Limited Partnership was amended on May 1, 1998. The General Partner is ARF MAP AZ-980, Inc., FPLP, Inc. is the special limited partner, and the investor limited partner is First Partners Corporate Limited Partnership IV. The Partnership was organized to acquire, rehabilitate, and operate a single asset, a 134 unit apartment building (including land) in Scottsdale, Arizona, for rental to low income tenants. The project was acquired in 1998 for $4,000,000 and rehabilitation was completed in 1999. The sale of this one asset was completed in 2006 when the general partner sold its interest to DLFP Scottsdale, LLC. The Project received an allocation of low income housing tax credits from the Arizona Department of Commerce under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. MAP AZ-980, L.P. raised capital of $1,458,240 from the sale of 2 limited partnership interests. Net loss produced by this program at the time of the general partners interest sale was $(1,176,761). Cumulative tax credits delivered by the sponsor to program members at the time of the general partners interest sale was $1,549,502.

53. MAP AZ-5235 L.P. — was formed on February 25, 1998 as a Texas Limited Partnership. This Limited Partnership was amended on May 1, 1998. The General Partner is ARF MAP AZ-5235, Inc., FPLP, Inc. is the special limited partner, and the investor limited partner is First Partners Corporate Limited Partnership IV. The Partnership was organized to acquire, rehabilitate, and operate a single asset, a 100 unit apartment building (including land) in Phoenix, Arizona, for rental to low income tenants. The project was acquired in 1998 for $2,000,000 and rehabilitation was completed in 2001. The sale of this one asset was completed in 2006 when the general partner sold its interest to DLPF Oasis, LLC. The Project received an allocation of low income housing tax credits from the Arizona Department of Commerce under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. MAP AZ-5235, L.P. raised capital of $766,952 from the sale of 2 limited partnership interests. Net loss produced by this program at the time of the general partners interest sale was $(2,478,468). Cumulative tax credits delivered by the sponsor to program members at the time of the general partners interest sale was $958,173.

Ongoing Programs

54. Arbor Place Apartments Ltd. — was formed on February 28, 1998 as an Arkansas Limited Partnership. This Limited Partnership was amended on December 23, 1998. The General Partner is KNE Corporation and the investor limited partner is KeyCorp Investment Limited Partnership V. The Partnership was organized to acquire land and buildings in Little Rock Arkansas, and to rehabilitate and operate thereon 98 multi-family residential apartment units for rental to low income tenants. The project was placed into service in December 2000. The Project received an allocation of low income housing tax credits from the Arkansas Development Finance Authority under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. Arbor Place Apartments, Ltd. has raised capital of $1,965,168 from the sale of 4 limited partnership interests. Net loss produced by this program to date is $(2,799,153). Cumulative tax credits delivered by the sponsor to program members is $1,137,997.

55. Arbor Place II Apartments, Ltd. — was formed on December 1, 1998 as an Arkansas Limited Partnership. This Limited Partnership was amended on December 30, 1998. The General Partner is Arbor Apartments Corporation and the investor limited partner is KeyCorp Investment Limited Partnership IX. The Partnership was organized to acquire, rehabilitate and operate a 107 unit apartment complex in Little Rock, Arkansas, for rental to low income tenants. The project was acquired in 1998 and rehabilitation was completed in 2001. The Project received an allocation of low income housing tax credits from the Arkansas Development Finance Authority under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. Arbor Place II Apartments, Ltd. has raised capital of $1,399,729 from the sale of 2 limited partnership interests. Net loss produced by this program to date is $(2,616,761). Cumulative tax credits delivered by the sponsor to program members is $713,747.

56. MAP MI-15001, Limited Dividend Housing Association (“LDHA”) L.P. — was formed on September 22, 1999 as a Michigan Limited Partnership. This Limited Partnership was amended on December 14, 1999. The General Partner is ARF MAP MI-15001, L.P., and the investor limited partner is Key Investment Fund Limited Partnership XVII. The Partnership was organized to acquire, rehabilitate and operate a 352 unit townhome complex in Romulus, Michigan, for rental to low income tenants. The project was acquired in 1999 for $8,150,000 and rehabilitation was completed in 2001. The Project received an allocation of low income housing tax credits from the Michigan State Housing Development Authority under Section 42 of the IRS Code of 1986, as amended. As such, the Project is required to lease a minimum of 40% of its units to families whose income is 60% or less of the area median gross income. MAP MI-15001 LDHA L.P. is financed and constructed under Section 221(d)(4) of the National Housing Act, as amended, and is administered by the U.S. Department of Housing and Urban Development (“HUD”). Under this program the Partnership provides housing to low and moderate income tenants, subject to regulation by HUD as to rental charges and operating methods. Lower rental charges to tenants are recovered by the Partnership through rent subsidies provided by HUD. The Section 221(d) (4) and Section 8 programs are major HUD programs. MAP MI-15001 LDHA, L.P. has raised capital of $5,352,606 from the sale of 2 limited partnership interests. Net loss produced by this program to date is $(7,028,735). Cumulative tax credits delivered by the sponsor to program members is $3,875,168.

CONFLICTS OF INTEREST

Our management will be subject to various conflicts of interest arising out of our relationship with Shopoff Advisors, The Shopoff Group, Shopoff Securities and their affiliates. All agreements and arrangements, including those relating to compensation, between us and Shopoff Advisors, The Shopoff Group, Shopoff Securities and their affiliates are not the result of arm’s-length negotiations. The limitations on Shopoff Advisors described below have been adopted to control when we enter into transactions with Shopoff Advisors, Shopoff Securities and their affiliates. With respect to the conflicts of interest described herein, Shopoff Advisors, The Shopoff Group, Shopoff Securities and their affiliates have informed us that they will endeavor to balance their interests with our interests.

We believe that the compensation paid to Shopoff Advisors and its affiliates under the advisory agreement is on terms no less favorable to us than those customary for similar services performed by independent firms in the relevant geographic areas.

Competition for the Time and Service of Shopoff Advisors and Its Affiliates

We rely on Shopoff Advisors and its affiliates to select our investments and to manage our assets and daily operations. Many of the same persons serve as directors, officers and employees of us, Shopoff Advisors and its affiliates. Key executives of Shopoff Advisors have conflicts of interest in allocating management time, services and functions among Shopoff Advisors and the various existing real estate programs and any future real estate programs or business ventures that they may organize or serve. Shopoff Advisors has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities in connection with us and the various other real estate programs advised or managed by affiliates of Shopoff Advisors.

Process for Resolution of Conflicting Opportunities

The Shopoff Group, an affiliate of Shopoff Advisors, has sponsored privately offered real estate programs and may in the future sponsor privately and publicly offered real estate programs that may have investment objectives similar to ours. Therefore, Shopoff Advisors and its affiliates could be subject to conflicts of interest between ours and other real estate programs.

Other factors that may be considered in connection with the decisions as to the suitability of the property for investment include:

•	the effect of the acquisition on the diversification of our portfolio;

•	the amount of funds we have available for investment; and

•	the estimated income tax effects of the purchase and subsequent disposition.

The independent directors must, by majority vote, approve all actions by Shopoff Advisors or its affiliates that present potential conflicts with us.

We believe that the above factors, including the obligations of Shopoff Advisors and its affiliates to present to us any property opportunities that satisfy our investment objectives, will help to lessen the competition or conflicts with respect to the acquisition of properties.

Acquisitions from Affiliates of Shopoff Advisors

We may acquire properties from affiliates of Shopoff Advisors, including our directors or officers. The prices we pay for such properties will not be the subject of arm’s-length negotiations. In certain cases, market conditions may require us to acquire a property at greater than such property’s current appraised value. However, in most cases, we will not acquire a property from Shopoff Advisors or any affiliate, including our officers and directors, unless an independent appraiser confirms that our purchase price is equal to or less than the property’s estimated fair market value and a majority of our board of directors not otherwise interested in the transaction, including a majority of our independent directors, determines that the transaction and the purchase price are fair, reasonable and in our best interests. We cannot absolutely assure you that the price we pay for any such property will not, in fact, exceed that which would be paid by an unaffiliated purchaser.

We May Purchase Properties from Persons with Whom Affiliates of Shopoff Advisors Have Prior Business Relationships

We may purchase properties from sellers with whom Shopoff Advisors or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, Shopoff Advisors will experience a conflict between our current interests and their interest in preserving any ongoing business relationship with such seller. Our board of directors will not, and Shopoff Advisors has informed us that it will not, consummate any such purchases in a manner that would effect a breach of any of our fiduciary obligations.

Shopoff Advisors May Have Conflicting Fiduciary Obligations in the Event Shopoff Properties Trust, Inc. Acquires Properties with Shopoff Advisors’ Affiliates

Shopoff Advisors may advise us to acquire an interest in a property through a joint venture arrangement with Shopoff Advisors’ affiliates. In such instance, Shopoff Advisors will have a fiduciary duty to us, our stockholders and the affiliate participating in the joint venture arrangement. In addition, the advisory agreement provides that a majority of the independent directors not otherwise interested in the transaction must determine that the transaction is on terms and conditions no less favorable than from unaffiliated third parties and is fair and reasonable to us.

Receipt of Fees and Other Compensation by Shopoff Advisors and its Affiliates

Shopoff Advisors and its affiliates will receive the compensation as described in the “Management Compensation” section of the prospectus. The acquisition fee described therein is based upon the purchase price of the properties we acquire and will be payable to Shopoff Advisors despite the lack of cash available to make distributions to our stockholders. To that extent, Shopoff Advisors benefits from our retaining ownership of properties and leveraging our properties, while our stockholders may be better served by our disposing of a property or holding a property on an unleveraged basis. Furthermore, Shopoff Advisors’ receipt and retention of many of the fees and reimbursements it receives from us are dependent upon our making investments in properties. Therefore, the interest of Shopoff Advisors in receiving such fees may conflict with your interest in earning income on your investment in the shares of our common stock.

Non-Arm’s-Length Agreements; Conflicts; Competition

The agreements and arrangements, including those relating to compensation, between us, Shopoff Advisors and its affiliates are not the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. While we will not make loans to Shopoff Advisors or its affiliates, we may borrow money from Shopoff Advisors or its affiliates for various business purposes, including working capital requirements, but only if a majority of our board of directors, including a majority of the independent directors, approve the transaction as being fair, competitive, commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. Shopoff Advisors and its affiliates are not prohibited from providing services to, and otherwise dealing or doing business with, persons who deal with us, although there are no present arrangements with respect to any such services. However, no rebates or “give-ups” may be received by Shopoff Advisors or its affiliates, nor may Shopoff Advisors or any such affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the advisory agreement.

Legal Counsel for Shopoff Properties Trust, Inc. and Shopoff Advisors is the Same Law Firm

Manatt, Phelps & Phillips, LLP acts as our legal counsel and legal counsel to Shopoff Advisors. Manatt, Phelps & Phillips, LLP is not acting as counsel for the stockholders or any potential investor. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Manatt, Phelps & Phillips, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of Shopoff Advisors or their affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, Manatt, Phelps & Phillips, LLP may inadvertently act in derogation of the interest of parties which could adversely affect us, our ability to meet our investment objectives and, therefore, our stockholders.

Shopoff Securities is Participating as our Sole Broker-Dealer in the Sale of Our Common Stock

Shopoff Securities is a securities dealer wholly owned by the Shopoff Revocable Trust dated August 12, 2004, a trust owned by William A. Shopoff, the President, Chief Executive Officer and Chairman of the Board of us and of Shopoff Advisors. It is participating as the sole securities broker-dealer in this offering. Shopoff Securities will not receive any selling commissions, but will receive a fixed monthly marketing fee of approximately $100,000 from our sponsor and will receive reimbursements for bona fide due diligence and other expenses in connection with the sale of shares in this offering. Our broker-dealer may be subject to a conflict of interest, which may arise out of its participation in this offering and its affiliation with Mr. Shopoff in performing independent “due diligence” with respect to us. Any review of our structure, formation or operations performed by our broker-dealer will be conducted as if it was an independent review; however, because the broker-dealer is our affiliate, such review cannot be considered to represent an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Therefore, this offering will not necessarily have the independent review typically conducted by an underwriter or managing broker-dealer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds may be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of certain selling and organizational fees and expenses. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and entitlement of properties.

As of the date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property. The number of properties that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties. Until required for the acquisition and entitlement of properties, we will keep the net proceeds of this offering in short-term, liquid investments.

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We believe this reserve allocation will aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. We will initially allocate to our working capital reserve not less than 0.5% and not more than 5% of the gross proceeds of the offering (assuming we raise the maximum offering). As long as we own any undeveloped real estate assets, we will retain as working capital reserves an amount equal to at least 0.5% and not more than 5% of the gross proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties and/or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income, excluding net capital gains. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income (if any) and results of operations.

Results of Operations

As of the date of this prospectus, we have not commenced business operations as we are in our organizational and development stage. We do not intend to begin our operations until we have sold at least the minimum offering amount of 1,700,000 shares of our common stock. As we have not acquired any properties, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than regional economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on capital resources necessary for the development of our properties.

Liquidity and Capital Resources

We are offering and selling to the public up to 2,000,000 shares of our common stock, $.01 par value per share, at $9.50 per share and 18,100,000 shares of our common stock, $.01 par value per share, at $10.00 per share.

Our principal demands for cash will be for property acquisitions and the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our property acquisitions from the net proceeds of our public offering. We intend to acquire properties with cash and mortgage or other debt, but we may acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price for properties in cash. Due to the delays between the sale of our shares, our acquisition of properties, and the subsequent disposition of properties, there will be a delay, potentially a number of years, in the benefits to our stockholders, if any, of returns generated from our investments.

We anticipate that we will have adequate cash from this offering in order to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions to our stockholders. However, our ability to finance our operations is subject to several uncertainties. Our ability to ultimately sell our real estate investments is partially dependent upon the condition of real estate markets at the time we are prepared to sell and the ability of purchasers to obtain financing at reasonable commercial rates.

Potential future sources of capital include secured and unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. However, we currently have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of the date of this prospectus. Our board of directors will determine the amount of distributions, if any, to be distributed to our stockholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure requirements and the annual distribution requirements necessary to maintain our REIT status under the Internal Revenue Code. Because we expect that the majority of the properties we acquire will not generate any operating cash flow, the timing and amount of any dividends paid will be largely dependent upon the sale of acquired properties. Accordingly, it is uncertain as to when, if ever, dividends will be paid. Our stockholders should have the expectation that no substantial income will be generated from our operations for at least four years from the time we begin property acquisitions.

The Advisory Agreement

The Advisor will be responsible for overseeing the day to day operations of the Company and will have the authority to carry out all the objectives and purposes of the Company. The Advisor has a fiduciary responsibility to the Company and to the Stockholders in carrying out its duties under this Agreement. In providing advice and services hereunder, the Advisor shall not (i) engage in any activity which would require it to be registered as an “Investment Advisor,” as that term is defined in the Investment Advisors Act of 1940 or in any state securities law or (ii) cause the Company to make such investments as would cause the Company to become an “Investment Company,” as that term is defined in the Investment Company Act of 1940.

The Company’s Board of Directors has the right to revoke the Advisor’s authority at any time. The Company shall pay the Advisor the following fees:

Acquisition and Advisory Fees:  3% of, (i) with respect to any real estate asset acquired by the Company directly or indirectly other than a real estate related investment, the contract purchase price of the underlying property, and (ii) with respect to any real estate related investment acquired by the Company directly or indirectly, the contract purchase price of the underlying property.

Debt Financing Fee:  1% of amount available under any loan or line of credit made available to the Company upon the Company’s receipt of the proceeds from such loan or line of credit.

Asset Management Fees:  a monthly payment in an amount equal to one-twelfth of 2% of (i) the aggregate asset value for operating assets and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by us, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value as determined from time to time for real estate assets held for greater than one year by us, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by us, directly or indirectly, as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by us for the purchase of the real estate-related investment.

Disposition Fees:  equal to, (i) in the case of the sale of any real estate asset, other than real estate-related investments, the lesser of: (a) one-half of the competitive real estate commission paid up to 3% of the contract price or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract price of each real estate asset sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price of such real estate-related investments. Any disposition fee payable under this section may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by the Company for each real estate asset, upon disposition thereof, shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract price of each real estate asset or (ii) the competitive real estate commission for each real estate asset. The Company will pay the disposition fees for a property at the time the property is sold.

Subordinated Participation in Distributable Cash:  The Subordinated Participation in Distributable Cash shall be payable to the Advisor at the time or times that the Company determines that the Subordinated Participation in Distributable Cash has been earned by the Advisor.

Subordinated Incentive Fee Due Upon Listing:  Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Fee Upon Listing. The Subordinated Incentive Fee Due Upon Listing shall be payable to the Advisor following twelve (12) months after Listing. The Company shall have the option to pay such fee in the form of cash, common stock, a promissory note with interest accrued as of the date of Listing, or any combination of the foregoing, as determined by the board of directors. In the event the Subordinated Incentive Fee Due Upon Listing is paid to the Advisor following Listing, the Advisor will not be entitled to receive any payments of Subordinated Performance Fee Upon Termination or Subordinated Participation in Distributable Cash following receipt of the Subordinated Incentive Fee Due Upon Listing.

Subordinated Performance Fee Due Upon Termination:  Upon termination of this Agreement, the Advisor shall be entitled to the Subordinated Performance Fee Due Upon Termination.

Critical Accounting Policies

As defined by the SEC, our critical accounting policies will be those which are both important to the portrayal of our financial condition and results of operations, and which require management’s most difficult, subjective, and/or complex judgments, often as a result of the need to make significant estimates and assumptions about the future effect of matters that are inherently uncertain. Such estimates and assumptions will be made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. An accounting estimate requires assumptions about uncertain matters that could have a material effect on the financial statements if a different amount within a range of estimates were used or if estimates changed from period-to-period. Estimates are made under facts and circumstances at a point in time, and changes in those facts and circumstances could produce actual results that differ from when those estimates were made, perhaps in material adverse ways. When we begin our operating activities, we anticipate that our critical accounting policies will include those which are described immediately below.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. These estimates will be made and evaluated on an on-going basis, using information that is currently available as well as applicable assumptions believed to be reasonable under the circumstances. Actual results may vary from those estimates, perhaps in material adverse ways; in addition, such estimates could be different under other conditions and/or if we use alternative assumptions.

Revenue and Profit Recognition

We intend to report gain on sale of investment properties in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 66, “Accounting for Sales of Real Estate.” In order to qualify for immediate recognition of revenue on the transaction date, SFAS No. 66 requires that the sale be consummated, the buyer’s initial and continuing investment be adequate to demonstrate a commitment to pay, any receivable resulting from seller financing not be subject to future subordination, and that the usual risks and rewards of ownership be transferred to the buyer. We would expect these criteria to be met at the close of escrow. SFAS No. 66 also requires that the seller not have any substantial continuing involvement with the property. If we have a commitment to the buyer in a specific dollar amount, such commitment will be accrued and the recognized gain on the sale will be reduced accordingly.

Transactions with unrelated parties which in substance are sales but which do not meet the criteria described in the preceding paragraph will be accounted for using the appropriate method (such as the installment, deposit, or cost recovery method) set forth in SFAS No. 66. Any disposition of a real estate asset which in substance is not deemed to be a “sale” for accounting purposes will be reported as a financing, leasing, or profit-sharing arrangement as considered appropriate under the circumstances of the specific transaction.

For income-producing properties, we intend to recognize base rental income on a straight-line basis over the terms of the respective lease agreements (including any rent holidays). Differences between recognized rental income and amounts contractually due under the lease agreements will be credited or charged (as applicable) to rent receivable. Tenant reimbursement revenue, which is expected to be comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other expenses, will be recognized as revenue in the period in which the related expenses are incurred.

We believe that the accounting policy related to revenue recognition is a critical accounting policy because of the significant impact revenue recognition will have on our financial statements.

Cost of Real Estate Assets Not Held for Sale

We anticipate that real estate assets will principally consist of wholly-owned undeveloped real estate for which we will obtain entitlements and hold such assets as long term investments for eventual sale. Undeveloped real estate not held for sale will be carried at cost subject to downward adjustment as described in “Impairment” below. Cost will include the purchase price of the land, related acquisition fees, as well as costs related to entitlement, property taxes and interest. In addition, any significant other costs directly related to acquisition and development of the land will be capitalized. The carrying amount of land will be charged to earnings when the related revenue is recognized.

Selling commissions and closing costs will be expensed when incurred.

The cost of income-producing properties will include the purchase price of the land and buildings and related improvements. Expenditures that increase the service life of such properties will be capitalized; the cost of maintenance and repairs will be charged to expense as incurred. The cost of building and improvements will be depreciated on a straight-line basis over their estimated useful lives, which are expected to principally range from approximately 15 to 39 years. When depreciable property is retired or disposed of, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in operations.

Impairment

Property Held for Investment

Property held for investment will be accounted for in accordance with SFAS No. 144, “Accounting for the Impairment of or Disposal of Long-Lived Assets.” SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset held for use is greater than the projected future undiscounted net cash flows from such asset (excluding interest), an impairment loss is recognized.

Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

SFAS 144 also requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to shareholders) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell.

Property Held for Sale

We will account for property held for sale in accordance with SFAS No. 144. This pronouncement, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets, requires that in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods report the results of operations of the component as discontinued operations.

In accordance with SFAS No. 144, when a property is held for sale, such property will be carried at the lower of (i) its carrying amount or (ii) the estimated fair value less costs to sell. In addition, a depreciable property being held for sale (such as a building) will cease to be depreciated. We will classify operating properties as held for sale in the period in which all of the following criteria are met:

•	Management, having the authority to approve the action, commits to a plan to sell the asset;

•	The asset is available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such assets;

•	An active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	The sale of the asset is probable, and the transfer of the asset is expected to qualify for recognition as a completed transaction within one year;

•	The asset is being actively marketed for sale at a price that is reasonable in relation to its current estimated fair value; and

•	Given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be abandoned.

We believe that the accounting related to property valuation and impairment is a critical accounting estimate because: (1) assumptions inherent in the valuation of our property are highly subjective and susceptible to change and (2) the impact of recognizing impairments on our property could be material to our consolidated balance sheets and statements of operations. We will evaluate our property for impairment periodically on an asset-by-asset basis. This evaluation includes three critical assumptions with regard to future sales prices, cost of sales and absorption. The three critical assumptions include the timing of the sale, the land residual value and the discount rate applied to determine the fair value of the income-producing properties on the balance sheet date. Our assumptions on the timing of sales are critical because the real estate industry has historically been cyclical and sensitive to changes in economic conditions such as interest rates and unemployment levels. Changes in these economic conditions could materially affect the projected sales price, costs to acquire and entitle our land and cost to acquire our income-producing properties. Our assumptions on land residual value are critical because it will affect our estimate of what a willing buyer would pay and what a willing seller would sell a parcel of land for (other than in a forced liquidation) in order to generate a market rate operating margin and return. Our assumption on discount rates is critical because the selection of a discount rate affects the estimated fair value of the income-producing properties. A higher discount rate reduces the estimated fair value of such properties, while a lower discount rate increases the estimated fair value of these properties. Because of changes in economic and market conditions and assumptions and estimates required of management in valuing property held for investment during these changing market conditions, actual results could differ materially from management’s assumptions and may require material property impairment charges to be recorded in the future.

Purchase Price Allocation

In accordance with SFAS No. 141 “Business Combinations”, we will allocate the purchase price of acquired income-producing properties to tangible and identifiable intangible assets based on their respective estimated fair value. The allocation to tangible assets (building and land) will be based on our determination of the value of the property as if it were vacant, based on discounted cash flow models similar to those used by independent appraisers. Appropriate allocations will also be made to the furniture, fixtures and equipment on the premises. Factors considered by us will include an estimate of carrying costs during the expected lease-up period, considering current market conditions and costs to execute similar leases.

The value allocable to any above or below-market component of acquired in-place leases will be estimated based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term and (ii) management’s estimate of the amounts that would be paid using market rates over the remaining term of the lease. The cost allocated to above-market leases will be included in intangible assets, and below-market lease values will be reported as other liabilities in our consolidated balance sheets; such costs will be amortized to rental income over the weighted average remaining term of the acquired leases for each property.

The total fair value of other intangible assets acquired will be further allocated to in-place lease costs and the estimated value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with the tenant. Characteristics considered by management in re-allocating such amounts will include an evaluation of the tenant’s credit quality and our expectations of lease renewals, among other factors.

These allocations will be subject to change based on a continuing valuation analysis and/or our review of other available information until the earlier of when the allocations are finalized or one year from the date of acquisition.

Potential Investments in Partnerships and Joint Ventures.

If we invest in limited partnerships, general partnerships, or other joint ventures we will evaluate such investments for potential variable interests pursuant to FIN 46(R) “Consolidation of Variable Interest Entities.” We will evaluate variable interest entities (VIEs) in which we hold a beneficial interest for consolidation. VIEs, as defined by FIN 46(R), are legal entities with insubstantial equity, whose equity investors lack the ability to make decisions about the entity’s activities, or whose equity investors do not have the right to receive the residual returns of the entity if they occur. An entity will be considered a VIE if one of the following applies:

•	The total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties (i.e., the equity investment at risk is not greater than the expected losses of the entity).

•	As a group the holders of the equity investment at risk lack any one of the following three characteristics of a controlling financial interest:

—	The direct or indirect ability to make decisions about an entity’s activities through voting rights or similar rights.

—	The obligation to absorb the expected losses of the entity if they occur.

—	The right to receive the expected residual returns of the entity if they occur.

An equity investment of less than 10% of total assets generally should be considered to be insufficient to fund the entity’s operations unless there is clear evidence to the contrary, such as evidence that it can get financing for its activities without additional subordinated financial support.

If the Company is the interest holder that will absorb a majority of the VIE’s expected losses and/or receive a majority of the VIE’s expected residual returns, we will be deemed to be the primary beneficiary and must consolidate the VIE. Management will use its judgment when determining if we are the primary beneficiary of, or have a controlling interest in, an unconsolidated entity. Factors considered in determining whether we have significant influence or we have control include risk and reward sharing, experience and financial condition of the other partners, voting rights, involvement in day-to-day capital and operating decisions and continuing involvement. In the primary beneficiary decision, it is important to realize that a holder which will absorb the majority of losses takes precedence over any other interest holder. The determination of which enterprise (if any) is the primary beneficiary would be made as of the date the company first becomes involved with the VIE — unless events requiring reconsideration of the status of the entity’s variable interest holders have occurred.

Investments in companies that are not consolidated will be accounted for using the equity method when we have the ability to exert significant influence. Generally, significant influence will exist if we have the ability to exercise significant influence over the operating and financial policies of an investee, which may need to include the ability to significantly influence the outcome of corporate actions requiring shareholder approval of an investee. Significant influence is generally presumed to be achieved by owning 20 percent or more of the voting stock of the investee. However, we will be required to evaluate all of the facts and circumstances relating to the investment to determine whether there is predominant evidence contradicting our ability to exercise significant influence, such as the inability by us to obtain financial information from the investee. Under this method , an investee company’s accounts are not reflected within the Company’s consolidated balance sheet and statement of operation; however, the Company’s share of the earnings or losses of the investee company will be reflected in the caption “Equity in net earning of unconsolidated subsidiaries” in the Company’s statement of operations. The Company’s carrying value in an equity method investee company will be reflected in the caption “Investments in unconsolidated subsidiaries” in the Company’s consolidated balance sheet.

Investments in companies in which we cannot exert significant influence will be accounted for under the cost method. Under this method, the Company’s share of the earnings or losses of such investee companies will not be included in the Company’s consolidated balance sheet or statement of operations.

The accounting policy relating to the need to consolidate or to account for such investments or acquisitions using the equity method of accounting is a critical accounting policy due to the judgment required in determining whether we are the primary beneficiary or have control or significant influence.

Income Taxes

We were organized and intend to operate so as to qualify for taxation as a REIT under the Internal Revenue Code, as amended. Our qualification and taxation as a REIT depends upon our ability (through historical annual operating results, asset diversification, distribution of our taxable income to stockholders, and diversity of ownership of our common stock) to meet numerous requirements established under highly technical and complex income tax provisions, which are subject to interpretation and change, sometimes with retroactive effect.

If we fail to qualify as a REIT in any fiscal year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Moreover, unless we are entitled to relief under specific statutory provisions, we would also be disqualified as a REIT for four taxable years following the year in which our REIT qualification was lost.

Stock-Based Compensation.

Stock-based compensation will be accounted for in accordance with the provisions of SFAS No. 123-R, “Share-Based Payment,” which requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

STOCK OWNERSHIP

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by each director and executive officer and all directors and executive officers as a group. The percentage of common stock beneficially owned is based on the total of 21,100 shares of our common stock outstanding as of the date of this prospectus, and 173,750 shares of restricted stock that will be issued to our directors and executive officers, with the exception of William A. Shopoff, under the 2007 equity incentive plan as of the date we reach the minimum offering. There is no established public trading market for our shares of common stock.

	Number of
	Shares of
	Common Stock
	Beneficially	Percentage
Name and Address of Beneficial Owner(1)	Owned(2)	of Class

William A. Shopoff(3)	21,100	10.83%
Edward J. Fitzpatrick	75,000	38.49%
Kevin M. Bridges	18,750	9.62%
Tim McSunas	50,000	25.66%
Jeffrey W. Shopoff	5,000	2.57%
Glenn Patterson	5,000	2.57%
Patrick Meyer	5,000	2.57%
Diane Kennedy	5,000	2.57%
Stuart McManus	5,000	2.57%
Melanie Barnes	5,000	2.57%
All Named Executive Officers and Directors as a Group (10 persons)	194,850	100%

(1)	The address of each person listed is c/o Shopoff Properties Trust, Inc., 8951 Research Drive, Irvine, California 92618.

(2)	Under Securities and Exchange Commission’s rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities in which he or she has no economic or pecuniary interest.

(3)	Represents 21,100 shares of common stock owned directly by The Shopoff Group. William A. Shopoff, President and Chief Executive Officer of The Shopoff Group, may be deemed to be the beneficial owner of these shares of common stock.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock does not purport to be complete. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part. Copies of our charter and bylaws are available upon request. The following summary description describes our charter and bylaws that will be effective upon consummation of this offering.

Our charter provides that we may issue up to 200,000,000 shares of our common stock, par value $0.01 per share. Following completion of this offering, shares of our common stock will be issued and outstanding, and no shares of our preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock will entitle the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock will possess the exclusive voting power. There will be no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our common stock, voting as a single class, may elect all of the directors then standing for election. Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, or engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Subject to certain exceptions, our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in the preceding sentence. Maryland law also does not require approval of a parent corporation to merge and sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of our stockholders.

Dividends, Liquidation and Other Rights

All shares of our common stock offered by this prospectus have been duly authorized and, upon issuance in exchange for the purchase price thereof, will be fully paid and nonassessable. Holders of shares of our common stock will be entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.

Holders of shares of our common stock have no appraisal, preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock will have equal dividend, liquidation and other rights.

Preferred Stock and Power to Reclassify Shares of Our Common Stock

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into preferred stock, to classify any unissued shares of our common stock or preferred stock and to reclassify any previously classified but unissued shares of any series of our preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by Maryland law and our charter to fix, subject to our charter restrictions on transfer and ownership, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for you or otherwise be in your best interest. As of the completion of this offering, no shares of our preferred stock will be outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Our Common Stock and Preferred Stock

Our board of directors, with the approval of a majority of the directors and without any action by stockholders, may also amend our charter from time to time to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue. We believe that the power of our board of directors to increase or decrease the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have authority to issue or to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in your best interest.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of a taxable year, other than our first REIT taxable year. Moreover, 100 or more persons must own our outstanding shares of capital stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

Because our board of directors believes it is essential for us to qualify and continue to qualify as a REIT and for other corporate purposes, our charter, subject to the exceptions described below, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the federal income tax laws, more than 9.8% of:

•	the value of outstanding shares of our capital stock; or

•	the value or number (whichever is more restrictive) of outstanding shares of our common stock.

Our charter provides that, subject to the exceptions described below, any transfer of capital stock that would:

•	result in any person owning, directly or indirectly, shares of our capital stock in excess of the foregoing ownership limitations;

•	result in our capital stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in us being “closely held” under the federal income tax laws;

•	cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property, under the federal income tax laws; or

•	before our shares constitute a class of “publicly-offered securities,” result in 25% or more of our shares being owned by ERISA investors;

will be null and void, with the intended transferee acquiring no rights in such shares of stock, and result in such shares being designated as shares-in-trust and transferred automatically to a trust effective on the day before the purported transfer of such shares. The record holder of the shares that are designated as shares-in-trust, or the prohibited owner, will be required to allow us to register such shares in the name of the trust. We will designate the trustee, but he will not be affiliated with us. The beneficiary of the trust will be one or more charitable organizations that are named by us.

Shares-in-trust will remain shares of issued and outstanding capital stock and will be entitled to the same rights and privileges as all other stock of the same class or series. The trust will receive all dividends and distributions on the shares-in-trust and will hold such dividends or distributions in trust for the benefit of the beneficiary. The trust will vote all shares-in-trust. The trust will designate a permitted transferee of the shares-in-trust, provided that the permitted transferee purchases such shares-in-trust for valuable consideration and acquires such shares-in-trust without such acquisition resulting in a transfer to another trust.

Our charter requires that the prohibited owner of the shares-in-trust pay to the trust the amount of any dividends or distributions received by the prohibited owner that are attributable to any shares-in-trust when the record date for which was on or after the date that such shares of stock became shares-in-trust. The prohibited owner generally will receive from the trust the lesser of:

•	the price per share paid for the shares of capital stock that were designated as shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the price per share received by the trust from the sale of such shares-in-trust.

The trust will distribute to the beneficiary any amounts received by the trust in excess of the amounts to be paid to the prohibited owner.

The shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share paid in the transaction that created such shares-in-trust or, in the case of a gift or devise, the market price per share on the date of such transfer; or

•	the market price per share on the date that we, or our designee, accepts such offer.

We will have the right to accept such offer for a period of 90 days after the later of the date of the purported transfer which resulted in such shares-in-trust or the date we determine in good faith that a purported transfer resulting in such shares-in-trust occurred.

“Market price” on any date means the average of the closing prices for the five consecutive trading days ending on such date. The “closing price” refers to the last quoted price as reported by the primary securities exchange or market on which our stock is then listed or quoted for trading. If our stock is not so listed or quoted at the time of determination of the market price, our board of directors will determine the market price in good faith.

If you acquire or attempt to acquire shares of our capital stock in violation of the foregoing restrictions, or if you owned shares of common stock that were transferred to a trust, then we will require you immediately to give us written notice of such event and to provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

If you own, directly or indirectly, more than 5%, or such lower percentages as required under the federal income tax laws, of our outstanding shares of stock, then you must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating your name and address, the number of shares of capital stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limit.

The ownership limit generally will not apply to the acquisition of shares of capital stock by an underwriter that participates in a public offering of such shares or by Shopoff Advisors. In addition, our board of directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as our board of directors may direct, may exempt a person from the ownership limit. However, the ownership limit will continue to apply until our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any certificates representing our common stock will bear a legend referring to the restrictions described above.

The ownership limit in our charter may have the effect of delaying, deferring or preventing a takeover or other transaction or change in control of us that might involve a premium price for your shares or otherwise be in your interest as a stockholder.

IMPORTANT PROVISIONS OF MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following is a summary of some important provisions of Maryland law in effect as of the date of this prospectus and our charter and our bylaws that will become effective upon consummation of this offering, copies of which may be obtained from us by contacting us at the address indicated on page [xv].

Our Charter and Bylaws

Stockholder rights and related matters are governed by the MGCL and our charter and bylaws. Our board of directors, including our independent directors, unanimously approved our charter and bylaws. Any subsequent amendment to our charter requires the affirmative vote of a majority of our directors and the affirmative vote of not fewer than a majority of all of the votes entitled to be cast on the matter, except that amendments to the provisions of our charter relating to the removal of directors are required to be approved by our stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter. Our bylaws provide that our board of directors has the exclusive power, by the affirmative vote of a majority of our directors to adopt, alter or repeal any provision of the bylaws or to make new bylaws. Provisions of our charter and bylaws, which are summarized below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Stockholders’ Meetings

An annual meeting of our stockholders will be held each year, at least 30 days after the delivery of our annual report, upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. A special meeting of our stockholders may be called in the manner provided in the bylaws, including by the president or a majority of our board of directors or a majority of the independent directors, and will be called by the president upon written request of stockholders holding in the aggregate at least a majority of the outstanding shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, we will provide all stockholders, within 10 days after receipt of this request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to our stockholders. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to be cast at the meeting constitutes a quorum, and the majority of all the votes cast at the meeting by our stockholders is sufficient to approve any matter which properly comes before the meeting.

Our Board of Directors

Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than three. Any vacancy on our board may be filled only by a majority of the remaining directors, even if such a majority constitutes fewer than a quorum. Our bylaws provide that a majority of our board of directors must be independent directors.

Pursuant to our charter, our board of directors will be divided into five classes of directors. Beginning in 2007, directors of each class will be chosen for five-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The initial terms of the first, second, third, fourth and fifth classes will expire in 2007, 2008, 2009, 2010 and 2011, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least three annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or a change of control of us, even though a tender offer or change of control might be in the best interest of our stockholders.

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast by or stockholders generally in the election of our directors. This provision of our charter precludes our stockholders from removing incumbent directors except upon the existence of cause for removal and a substantial affirmative vote. Also, we have elected in our bylaws to be subject to certain provisions of Maryland law that provide that the right to fill vacancies on our board of directors is vested exclusively in our board of directors. This provision will prevent our stockholders, even if they are successful in removing incumbent directors from filling the vacancies created by such removal with their own nominees.

Fiduciary Duties

Shopoff Advisors and directors are deemed to be in a fiduciary relationship to us and our stockholders and our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

Limitation on Organizational and Offering Expenses

The total organizational and offering expenses that we will pay in connection with our formation and the offering and sale of shares of our common stock will be reasonable, and in any event, will not exceed an amount equal to 15% of the gross proceeds raised in this offering.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by judgment or other final adjudication and which is material to the cause of action.

Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, or

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Our charter provides that none of our directors or officers will be liable to our company or our stockholders for money damages and that we will indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to our directors, our officers, our advisor, our advisor’s affiliates and any individual who, while our director or officer at our request, served as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for losses they may incur by reason of their service in those capacities; provided, however, we will not indemnify or hold harmless our directors, our officers, our advisor or our advisor’s affiliates unless all of the following conditions are met:

•	the party was acting on behalf of or performing services on the part of our company;

•	our directors, our officers, our advisor or our advisor’s affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of our company;

•	such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from our stockholders; and

•	such liability or loss was not the result of:

•	negligence or misconduct by our officers or directors (other than the independent directors) or our advisor or their affiliates; or

•	gross negligence or willful misconduct by the independent directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits us from indemnifying our directors, Shopoff Advisors or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful determination on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or

•	a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which shares of our stock were offered and sold as to indemnification for securities law violations.

We may advance amounts to persons entitled to indemnification for reasonable expenses and costs incurred as a result of any proceeding for which indemnification is being sought in advance of a final disposition of the proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of our company;

•	the legal action is initiated by a third party who is not a stockholder of our company or the legal action is initiated by a stockholder of our company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party receiving such advances furnishes our company with a written statement of his or her good faith belief that he or she has met the standard of conduct described above; and

•	the indemnified party receiving such advances furnishes to our company a written undertaking, personally executed on his or her behalf, to repay the advanced funds to our company, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not meet the standard of conduct described above.

Authorizations of payments will be made by a majority vote of a quorum of disinterested directors.

Also, our board of directors may cause us to indemnify or contract to indemnify any person not specified above who was, is, or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of us, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one whom indemnification is granted as described above. Any determination to indemnify or contract to indemnify will be made by a majority vote of a quorum consisting of disinterested directors.

We may purchase and maintain insurance to indemnify such parties against the liability assumed by them in accordance with our charter.

The indemnification provided in our charter is not exclusive of any other right to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by us or others, with respect to claims, issues or matters in relation to which we would not have obligation or right to indemnify such person under the provisions of our charter.

Defenses Available

There are defenses available to our directors and officers under Maryland corporate law in the event of a stockholder action against them. A director or officer may contend that he or she performed the action giving rise to the stockholder’s action in good faith, in a manner he or she reasonably believed to be in our best interests and with the care that an ordinarily prudent person in a like position under similar circumstances would have used. The directors and officers also are entitled to rely on information, opinions, reports or statements prepared by an officer or employee of us whom the director reasonably believes to be reliable and competent in the matters presented or experts, including lawyers, certified public accountants, and other persons, which the director reasonably believes to be within the person’s professional or expert competence or a committee of the board of directors on which the director does not serve as to a matter within its designated authority so long as the director has a reasonable belief that the committee merits its confidence.

Inspection of Books and Records

Shopoff Advisors will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with U.S. generally accepted accounting principles. We will maintain at all times at our principal office all of our books of account, together with all of our other records, including a copy of our charter.

Any stockholder or his or her agent will be permitted access to all of our records at all reasonable times, and may inspect and copy any of them. We will permit the official or agency administering the securities laws of a jurisdiction including, without limitation, the Texas State Securities Board, to inspect our books and records upon reasonable notice and during normal business hours. As part of our books and records, we will maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders along with the number of shares held by each of them. We will make the stockholder list available for inspection by any stockholder or his or her agent at our principal office upon the request of the stockholder.

We will update, or cause to be updated, the stockholder list at least quarterly to reflect changes in the information contained therein.

We will mail a copy of the stockholder list to any stockholder requesting the stockholder list within ten days of the request, subject to verification of the purpose for which the list is requested, as discussed below. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size. We may impose a reasonable charge for copy work incurred in reproducing the stockholder list.

The purposes for which a stockholder may request a copy of the stockholder list include, without limitation, matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws.

If Shopoff Advisors or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, Shopoff Advisors and our board of directors will be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list, and for actual damages suffered by any stockholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require that the stockholder requesting the stockholder list represent that he or she is not requesting the list for a commercial purpose unrelated to the stockholder’s interests in us and that he or she will not make any commercial distribution of such list or the information disclosed through such inspection. These remedies are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

The list may not be sold for commercial purposes.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with Shopoff Advisors or directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for the benefit of us and our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining our stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	which would result in the stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the charter, and dissolution of us;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•	in which our stockholder’s rights to access of records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our charter and described in “Inspection of Books and Records,” above; or

•	in which we would bear any of the costs of the roll-up transaction if our stockholders do not approve the roll-up transaction.

Anti-Takeover Provisions of the MGCL

The following paragraphs summarize some provisions of Maryland law and our charter and bylaws which may delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stockholders.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns 10% or more of the outstanding voting stock of the corporation or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder.

Pursuant to the statute, our board of directors has opted out of these provisions of the MGCL only with respect to affiliates of us and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any affiliate of us. As a result, any affiliate who becomes an interested stockholder may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the super-majority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

(1) a person who makes or proposes to make a control share acquisition,

(2) an officer of the corporation, or

(3) an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

(a) one-tenth or more but less than one-third,

(b) one-third or more but less than a majority, or

(c) a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Article II, Section 2.11 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	two-thirds vote requirements for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Our independent directors will nominate replacements for vacancies amongst the independent directors’ positions. In addition to this, we intend, at such time as we are eligible, to make the election provided for under Subtitle 8, to provide that vacancies on our board of directors, with respect to non-independent directors, may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) have a classified board, (b) vest in the board the exclusive power to fix the number of directorships and (c) require, unless called by our chairman of our board of directors, our president or chief executive officer or our board of directors, at the request of the holders of at least 10% of outstanding shares, to call for a special meeting.

Dissolution or Termination of Shopoff Properties Trust, Inc.

We may be dissolved under the MGCL at any time by the affirmative vote of a majority of our entire board and a majority of our stockholders. If, before 10 years from the date of offering,          , 2017, our common stock is not listed on a national securities exchange or quoted on a national market system or we have not merged with an entity whose shares are so listed or quoted, we intend to submit for a vote of the stockholders at the next annual meeting a proposal to liquidate all of our properties in an orderly fashion and distribute the net proceeds to our stockholders.

Transactions with Affiliates

We have established restrictions on dealings between us, Shopoff Advisors and any of their officers, directors or affiliates in our charter and elsewhere. Under the MGCL, each director is required to discharge his duties in good faith, in a manner reasonably believed to be in the best interests of us and with the care of an ordinarily prudent person in a like position under similar circumstances. In addition, Maryland law provides that a transaction between us and any of our directors or between us and any other corporation, firm or other entity in which any of our directors is a director or has a material financial interest is not voidable solely because of the common directorship or interest if:

•	the fact of the common directorship or interest is disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors even if the disinterested directors constitute less than a quorum; or

•	the fact of the common directorship or interest is disclosed to or known by our stockholders entitled to vote and the transaction is authorized approved or ratified by the disinterested stockholders entitled to vote; or

•	the transaction is fair and reasonable to us.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (A) pursuant to our notice of the meeting, (B) by the board of directors, or (C) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

SHARES AVAILABLE FOR FUTURE SALE

All of the shares of common stock offered and sold by this prospectus to the public will be freely tradable under the federal securities laws, except shares held by our affiliates, such as officers and directors. We may issue up to 20,100,000 shares to the public and up to 1,655,000 shares pursuant to our 2007 equity incentive plan.

AGREEMENT OF LIMITED PARTNERSHIP

The following description of the Agreement of Limited Partnership for Shopoff Partners, a Delaware limited partnership formed on November 17, 2006, is a summary of the provisions included in the Agreement of Limited Partnership. Currently, Shopoff General Partner, LLC is the sole general partner, and we and Shopoff Advisors are the limited partners of Shopoff Partners.

Management

Shopoff Partners has been organized as a Delaware limited partnership under the terms of the Agreement of Limited Partnership. As the sole general partner of Shopoff Partners, we have full, exclusive and complete responsibility and discretion in the management and control of it.

Capital Contribution

We currently own substantially all of the limited partnership interests in Shopoff Partners. We will contribute to Shopoff Partners all the net proceeds of the offering as a capital contribution in exchange for additional limited partnership interests. Shopoff Advisors owns a special limited partnership interest in Shopoff Partners. Shopoff General Partner, LLC owns a 1% General Partnership interest in Shopoff Partners. Shopoff Advisors has no voting rights by virtue of its special limited partner interest.

The Agreement of Limited Partnership provides that if Shopoff Partners requires additional funds at any time or from time to time in excess of funds available to Shopoff Partners from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to Shopoff Partners on the same terms and conditions as are applicable to our borrowing of such funds. Under the Agreement of Limited Partnership, we generally will be obligated to contribute the proceeds of a securities offering as additional capital to Shopoff Partners.

If we contribute additional capital to Shopoff Partners, we will revalue the assets of Shopoff Partners to their fair market value, as determined by us, and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such assets that has not been reflected in the capital accounts previously would be allocated among the partners under the terms of the Agreement of Limited Partnership as if there was a taxable disposition of such property for such estimated fair market value on the date of the revaluation.

Distributions

Shopoff Advisors is a special limited partner of Shopoff Partners. As a special limited partner, Shopoff Advisors will have no voting rights.

As the special limited partner, Shopoff Advisors is entitled to receive an incentive distribution equal to 50% of Distributable Cash (as defined below) after we have received distributions from Shopoff Partners in an amount equal to:

•	the stockholders’ invested capital; and

•	a 10% annual, cumulative, non-compounded return on such capital.

Until such time as we receive such 10% return, Shopoff Advisors will not receive any incentive distributions.

“Distributable Cash” means the sum of Disposition Proceeds, Distributable Cash From Operations, and to the extent our board of directors so determines, Refinancing Proceeds.

“Disposition Proceeds” means (i) the net cash funds or proceeds (including unused property reserves held at time of disposition) resulting from the sale or other disposition of Shopoff Partners’ assets, after deduction of the payment of all expenses incurred in connection therewith; plus (ii) all net cash proceeds subsequently received on any installment payments on promissory notes and/or installment contracts held by Shopoff Partners’ in connection with the sale or other disposition of Shopoff Partners’ assets after payment of any underlying indebtedness related to the assets sold; less (iii) such amounts for reserves as Shopoff General Partner deems reasonably necessary for future Shopoff Partners’ operations; and

“Distributable Cash From Operations” means the funds provided from Shopoff Partners’ operations, rent payments, interest on the Shopoff Partners’ cash and short-term investments and excess operating reserves, without deduction for non-cash expenses (such as cost recovery and amortization of imputed interest), but after deducting cash funds used to pay all other expenses (including asset management fees), debt service, replacements, and capital improvements, together with a reasonable allowance for contingencies and reserves during the same period of time.

“Refinancing Proceeds” means (i) the net cash funds or proceeds resulting from the financing or refinancing of, or any other borrowing secured by, Shopoff Partners’ assets, after deduction for the payment of all expenses incurred in connection therewith; less (ii) such amounts for reserves as Shopoff General Partner deems reasonably necessary for future Shopoff Partners’ operations.

The Agreement of Limited Partnership provides that Shopoff Partners will distribute to its partners Distributable Cash periodically as determined by Shopoff General Partner in accordance with the percentage interests of Shopoff General Partner and the limited partners of Shopoff Partners and the entitlement of Shopoff Advisors. In its sole discretion, Shopoff General Partner will determine the amounts of such distributions. Shopoff Partners does not intend to maintain cash reserves to fund distributions.

The Distributable Cash will be distributed (a) first, 100% to us (directly as a limited partner and indirectly through Shopoff General Partner) until we have received an amount equal to the sum of our stockholders’ invested capital, and (b) second, to us, a 10% annual, cumulative, non-compounded return on such capital. Thereafter, 50% of the remaining amount of Distributable Cash to us and 50% to Shopoff Advisors. Until such time as we receive such 10% return, Shopoff Advisors will not receive any incentive distributions.

Upon liquidation of Shopoff Partners, the proceeds of such liquidation shall be applied and distributed in the order of priority and in the same manner as provided above after providing for the liabilities of Shopoff Partners.

If the advisory agreement is terminated in connection with the listing of our common stock on a national securities exchange, the advisory agreement provides that Shopoff Advisors may be entitled to receive compensation pursuant to the “Subordinated Incentive Listing Fee” described under the heading “Management Compensation.” Further, we may choose to redeem Shopoff Advisors’ interest as a special limited partner in Shopoff Partners, or terminate the advisory agreement with Shopoff Advisors other than for material breach of the advisory agreement, which may entitle it to receive cash, an interest bearing note, or if agreed by us and Shopoff Advisors, shares of common stock of us or units of limited partnership interests in Shopoff Partners equal to the amount that would be payable to the advisor pursuant to the “Subordinated Performance Fee” described under the heading “Management Compensation” if we liquidated all of our assets for their estimated fair market value.

Operations

The Agreement of Limited Partnership requires that Shopoff Partners use its best efforts to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the federal income tax laws, other than any federal income tax liability associated with our retained capital gains, and to ensure that Shopoff Partners will not be classified as a “publicly traded partnership” for purposes of the federal income tax laws.

In addition to the administrative and operating costs and expenses incurred by Shopoff Partners, Shopoff Partners will pay all our administrative costs and expenses, including:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to our public offering, including our organizational expenses;

•	all expenses associated with the preparation and filing of any periodic reports under federal, state or local laws or regulations;

•	all expenses associated with compliance with laws, rules and regulations promulgated by any regulatory body;

•	the actual cost of goods and services used by us and obtained from entities not affiliated with Shopoff Advisors, other than acquisition expenses;

•	interest and other costs for borrowed money, including discounts, points and other similar fees;

•	taxes and assessments on income of us or our real estate assets;

•	costs associated with insurance required in connection with our business or by our directors;

•	expenses of managing and operating properties owned by us, payable to the property manager, whether or not the property manager is an affiliate of us;

•	all compensation and expenses payable to the independent directors and all expenses payable to the non-independent directors in connection with their services to the company and the stockholders and their attendance at meetings of the directors and stockholders;

•	expenses associated with a listing, if applicable, or with the issuance and distribution of our common stock, such as fees, marketing and advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other organizational and offering expenses;

•	expenses connected with distributions in cash or otherwise made or caused to be made by us to our stockholders;

•	expenses of amending, converting liquidating or terminating us or our charter;

•	expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual and other stockholder reports, proxy statements and other reports required by governmental entities;

•	administrative services expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which Shopoff Advisors receives a separate fee);

•	transfer agent and registrar’s fees and charges paid to third parties; and

•	audit, accounting, legal and other professional fees; and

•	all other operating or administrative costs incurred by us in the ordinary course of business on behalf of Shopoff Partners.

Term

Shopoff Partners will continue until [          , 2017] or until dissolved upon our bankruptcy, dissolution or withdrawal, unless the limited partners elect to continue Shopoff Partners; the sale or other disposition of all or substantially all the assets of Shopoff Partners; or the election by the general partner.

Tax Matters

Under the Agreement of Limited Partnership, we will be the tax matters partner of Shopoff Partners and, as such, will have authority to oversee tax audits and to make tax elections under the federal income tax laws on behalf of Shopoff Partners.

FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the federal income tax issues that you, as a prospective stockholder, may consider relevant. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, except to the extent discussed in “— Taxation of Tax-Exempt Stockholders” below, financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations, except to the extent discussed in “— Taxation of Non-U.S. Stockholders” below, among others.

The statements in this section are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to become inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.

Taxation of Shopoff Properties Trust, Inc.

We plan to elect to be taxed as a REIT under the federal income tax laws for our first taxable year. We believe that, commencing with such taxable year, we will be organized and will operate in a manner so as to qualify as a REIT under the federal income tax laws. We cannot assure you, however, that we will qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders, which laws are highly technical and complex.

Manatt, Phelps & Phillips, LLP has acted as tax counsel to us in connection with this offering. Manatt, Phelps & Phillips, LLP, has issued an opinion letter to us concluding that we have been organized in conformity with the requirements for qualification and taxation as a REIT and that our proposed method of operation as described in this prospectus will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2008, and thereafter. The Manatt, Phelps & Phillips, LLP opinion is based solely on our representations with respect to factual matters concerning our business operations and our properties. Manatt, Phelps & Phillips, LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Internal Revenue Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2008, or in any future year.

Our REIT qualification depends on our ability to meet on a continuing basis several qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. We describe the REIT qualification tests, and the consequences of our failure to meet those tests, in more detail below. Manatt, Phelps & Phillips, LLP will not review our compliance with those tests on a continuing basis. Accordingly, neither we nor Manatt, Phelps & Phillips, LLP can assure you that we will satisfy those tests.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,”

which means taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.

However, we will be subject to federal tax in the following circumstances:

•	we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

•	we may be subject to the “alternative minimum tax” on any items of tax preference;

•	we will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property;

•	we will pay a 100% tax on our net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business;

•	if we fail to satisfy either the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amounts by which we fail the 75% or the 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability;

•	if we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests;

•	if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure;

•	if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•	we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

•	a 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our “taxable REIT subsidiaries” (“TRS”) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	if we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

•	we will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

•	we may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	we may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

•	we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes or assets and operations.

Requirements for Qualification

To qualify as a REIT, a corporation must meet the following requirements:

(1) it is managed by one or more trustees or directors;

(2) its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3) it would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws;

(4) it is neither a financial institution nor an insurance company subject to specified provisions of the federal income tax laws;

(5) at least 100 persons are beneficial owners of its shares or ownership certificates;

(6) not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, including specified entities, during the last half of any taxable year;

(7) it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8) it uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the federal income tax laws; and

(9) it meets other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will not apply to us until our second taxable year.

If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that requirement 6 above was violated, we will be deemed to have satisfied that requirement for such taxable year. For purposes of determining share ownership under requirement 6, a supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes are each considered one individual owner. However, a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws is not considered one owner but rather all of the beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We plan to issue sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our charter restricting the ownership and transfer of our stock are described in “Description of Capital Stock — Restrictions on Ownership and Transfer.”

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are considered to be assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be considered to be assets, liabilities and items of income, deduction and credit of us. We currently do not have any corporate subsidiaries, but we may have corporate subsidiaries in the future.

In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership based upon its pro rata share of capital interest in the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as assets and gross income of us for purposes of applying the requirements described in this prospectus.

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a “taxable REIT subsidiary” (“TRS”). The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales). If dividends are paid to us by one or more of our TRSs then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the IRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

We expect that we and one of our corporate subsidiaries, Shopoff TRS, Inc., will make an election for that subsidiary to be treated as a TRS for U.S. federal income tax purposes. We may form additional TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by TRSs to us, then the dividends we designate and pay to our stockholders who are individuals, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income.

Income Tests

We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of the 75% gross income test includes:

•	“rents from real property;”

•	interest on debt or obligations secured by mortgages on real property or on interests in real property;

•	capital gains;

•	gains from the sale of real estate assets; and

•	dividends or other distributions on and gain from the sale of shares in other REITs.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test described above, as well as dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing. The following paragraphs discuss the specific application of those tests to us.

Income

For purposes of the 75% and 95% gross income tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term “interest” generally does not exclude an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests. In addition, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75% and 95% gross income tests.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits.

Other fees are not qualifying income for purposes of either gross income text. Any fees earned by Shopoff TRS, Inc., our TRS, will not be included for purposes of the gross income tests.

Dividend Income

We may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income text, but not under the 75% gross income text. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income texts.

Foreign Investments

To the extent that we hold or acquire foreign investments, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, the IRS has not provided any specific guidance as to the proper treatment of foreign currency gains for purposes of the 95% or 75% gross income tests. No assurance can be given that any foreign currency gains recognized by us directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contacts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire to carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property

To the extent that we own real property or interests therein, rents we receive will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

Failure to Satisfy Income Tests

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under the relief provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Shopoff Properties Trust, Inc.,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Prohibited Transaction Rules

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We anticipate that none of our assets will be held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to avoid any sale of assets that will be treated as being held “primarily for sale to customers in the ordinary course of a trade or business or to conduct such a sale through a TRS.” We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”

Asset Tests

To qualify as a REIT, we also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including receivables specified in the federal tax laws;

•	government securities;

•	interests in mortgages on real property;

•	stock of other REITs;

•	investments in stock or debt instruments but only during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with a term of at least five years; or

•	interests in real property, including leaseholds and options to acquire real property and leaseholds.

The second asset test has two components. First, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Second, we may not own more than 10% of any one issuer’s outstanding securities as measured by vote or value. For purposes of both components of the second asset test, “securities” does not include our stock in other REITs or any qualified REIT subsidiary or our interest in any partnership, including our operating partnership.

We anticipate that, at all relevant times, (1) at least 75% of the value of our total assets will be represented by real estate assets, cash and cash items, including receivables, and government securities and (2) we will not own any securities in violation of the 5% or 10% asset tests. In addition, we will monitor the status of our assets for purposes of the various asset tests and we will manage our portfolio to comply at all times with such tests.

We are allowed to own up to 100% of the stock of a TRS which can perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities, as well as provide services to our tenants. We and our subsidiary must elect for the subsidiary to be treated as a TRS. We may not own more than 10% of the voting power or value of the stock of a taxable subsidiary that is not treated as a TRS. Overall, no more than 20% of our assets can consist of securities of TRSs, determined on a quarterly basis.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of a de minimis amount, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and pay a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

Distribution Requirements

To qualify as a REIT, each taxable year we must make distributions, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of specified items of non-cash income that exceeds a percentage of our income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration and no later than the close of the subsequent tax year.

We will pay federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

From time to time, we may experience timing differences between (1) our actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. In that case, we still would be required to recognize such excess as income in the taxable year in which the difference arose even though we do have the corresponding cash on hand. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property which exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash available for distribution than is necessary to meet the applicable distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we might be required to borrow money or raise funds by issuing additional stock.

We may be able to correct a failure to meet the distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts we distribute as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based on the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements

We must maintain specified records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we will be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In such a year, we would not be able to deduct amounts paid to stockholders in calculating our taxable income. In fact, we would not be required to distribute any amounts to our stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our stockholders would be taxable as ordinary income. Subject to limitations in the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As long as we qualify as a REIT, a taxable “U.S. stockholder” must take into account, as ordinary income, distributions out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or that we retain as long-term capital gain. The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the tax rate for qualified dividend income to 15%. However, dividends from REITs generally are not subject to this lower rate, subject to some exceptions. REIT dividends paid to a U.S. stockholder that is a corporation will not qualify for the dividends received deduction generally available to corporations. As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States or of a political subdivision thereof;

•	an estate whose income from sources without the United States is includable in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

A U.S. stockholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. A corporate U.S. stockholder, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that is received in a taxable year. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

If a distribution exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of a U.S. stockholder’s common stock, the U.S. stockholder will not incur tax on the distribution. Instead, such distribution will reduce the stockholder’s adjusted basis of the common stock. A U.S. stockholder will recognize a distribution that exceeds both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in its common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less, assuming the common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, to the extent of the REIT’s earnings and profits not already distributed, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

Taxation of U.S. Stockholders on the Disposition of the Common Stock

In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder generally must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss a

U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate for the year 2007 is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% for sales and exchanges of assets held for more than one year. For taxable years ending after December 31, 2007, the maximum tax rate on long-term capital gains will increase to 20%. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were a type of depreciable property other than real property. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

We will report to our stockholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to distributions unless such holder either:

•	is a corporation or comes within another exempt category and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. The Treasury Department has issued regulations regarding the backup withholding rules as applied to non-U.S. stockholders.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of the common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income under the “debt-financed property” rules. An exempt stockholder also may have unrelated business income as a result of a distribution by us if we engage in a transaction that results in our receiving excess inclusion income. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in some circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. The percentage of the dividends that the tax-exempt trust must treat as unrelated business taxable income is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of the dividends that the tax-exempt trust must otherwise treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•	either (A) one pension trust owns more than 25% of the value of our stock or (B) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. We urge those non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. A non-U.S. stockholder may also be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files the required form evidencing eligibility for that reduced rate with us; or

•	the non-U.S. stockholder files an IRS Form W-CECIL with us claiming that the distribution is effectively connected income.

•	Any portion of the dividends paid to a non-U.S. stockholder that is treated as excess inclusion income will not be eligible for exemption from the 305 withholding tax or a reduced treaty rate.

A non-U.S. stockholder generally will not incur tax on a distribution that exceeds our current and accumulated earnings and profits but does not exceed the adjusted basis of its common stock. Instead, such a distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if it later determines that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “U.S. real property interests” under special provisions of the federal income tax laws. The term “U.S. real property interests” includes interests in U.S. real property and stock in corporations at least 50% of whose assets consists of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders and might also be subject to the alternative minimum tax. A nonresident alien individual also might be subject to a special alternative minimum tax. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such distributions. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder will receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder generally will not incur tax under the provisions applicable to distributions that are attributable to gain from the sale of U.S. real property interests on gain from the sale of its common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. We cannot assure you that this test will be met. If the gain on the sale of the common stock were taxed under those provisions, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to the provisions applicable to distributions that are attributable to gain from the rule of U.S. real property interests if either:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Other Tax Consequences

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the federal income tax laws that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of either ERISA or the prohibited transaction provisions of the federal income tax laws or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders, including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of the federal income tax laws, and governmental plans and church plans that are exempt from ERISA and the prohibited transaction provisions of the federal income tax laws but that may be subject to state law requirements, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan, fiduciaries should consider, among other things, whether the investment:

•	will be in accordance with the documents and instruments covering the investments by such plan;

•	will allow the plan to satisfy the diversification requirements of ERISA, if applicable;

•	will result in unrelated business taxable income to the plan;

•	will provide sufficient liquidity; and

•	is prudent under the general ERISA standards.

In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the federal income tax laws prohibit a wide range of transactions involving the assets of the plan and persons who have specified relationships to the plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the federal income tax laws. Thus, a designated plan fiduciary considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a direct or indirect prohibited transaction. The fiduciary of an IRA or of an employee benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or plan not subject to Title I of ERISA may only make investments that are authorized by the appropriate governing documents, not prohibited under the prohibited transaction provisions of the federal income tax laws and permitted under applicable state law.

The Department of Labor has issued regulations that provide guidance on the definition of plan assets under ERISA. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the plan’s assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies.

The regulations define a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold in connection with an effective registration statement under the Securities Act, provided the securities are registered under the Securities Exchange Act of 1934 within 190 days after the end of the fiscal year of the issuer during which the offering occurred.

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act.

The regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of the sale of the maximum offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

The regulations list restrictions on transfer that ordinarily will not prevent securities from being freely transferable. Such restrictions on transfer include:

•	any restriction on or prohibition against any transfer or assignment that would result in the termination or reclassification of an entity for federal or state tax purposes, or that otherwise would violate any federal or state law or court order;

•	any requirement that advance notice of a transfer or assignment be given to the issuer;

•	any administrative procedure that establishes an effective date, or an event, such as completion of an offering, prior to which a transfer or assignment will not be effective; and

•	any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting on behalf of the issuer.

We believe that the restrictions imposed under our charter on the ownership and transfer of our common stock will not result in the failure of our common stock to be “freely transferable.” We also are not aware of any other facts or circumstances limiting the transferability of our common stock that are not enumerated in the regulations as those not affecting free transferability. However, no assurance can be given that the Department of Labor or the Treasury Department will not reach a contrary conclusion.

One exception to the regulations provides that the assets of a plan or ERISA investor, which is a person acting on behalf of or using the assets of a plan, will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA investors. We refer to this as the “insignificant participation exception.” Because our common stock will not be “widely held” until we sell shares to 100 or more independent investors, prior to the date that either our common stock qualifies as a class of “publicly-offered securities” or we qualify for another exception to the regulations, other than the insignificant participation exception, our charter will prohibit ERISA investors from owning, directly or indirectly, in the aggregate, 25% or more of our common stock. Accordingly, our assets should not be deemed to be “plan assets” of any plan, IRA, or plan not subject to Title I of ERISA that invests in our common stock.

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to plan stockholders and the prohibited transaction restrictions of ERISA and the federal income tax laws would apply unless an exception under ERISA were to apply. If our underlying assets were treated as “plan assets,” an investment in us also might constitute an improper delegation of fiduciary responsibility to us. and expose the fiduciary of the plan to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, the federal income tax laws and ERISA would impose an excise tax equal to 15% of the amount involved and authorize the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, Shopoff Advisors and possibly other fiduciaries of plan stockholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA that invests in us., the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the federal income tax laws. In that event, the IRA owner generally would be taxed on the estimated fair market value of all the assets in the IRA as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

PLAN OF DISTRIBUTION

The 20,100,000 shares offered to residents of our sales states and to our affiliates are being offered through Shopoff Securities, a registered broker-dealer affiliated with us and our advisor. The shares are being offered on a “best efforts” basis, which means generally that our broker-dealer will be required to use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.

Our board of directors and our broker-dealer have determined the offering price of $9.50 per share for the first 2,000,000 shares sold and $10.00 per share for the remaining 18,100,000 shares sold. While our board considered primarily the per share offering prices in similar offerings conducted by companies formed for purposes similar to ours when determining the offering price, the offering price is not related to the company’s historical book value or earnings and bears no relationship to any established criteria for valuing adjusted or outstanding shares.

Our broker-dealer will not receive commissions from the gross offering proceeds. Our sponsor will pay a fixed monthly marketing fee of approximately $100,000 per month to our broker-dealer for a total of $2,400,000 for the full term of the offering. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Our broker-dealer may authorize other broker-dealers who are members of the NASD to sell shares, however, no sales commissions will be paid on such shares. While we do not anticipate paying any compensation to broker-dealers in this offering, if any compensation was to be paid, in no event would it exceed 10% plus 0.5% for bona fide due diligence expenses. Our broker-dealer intends to offer our shares directly to investors. Registered representatives of our broker-dealer will conduct retail seminars and informational meetings with prospective investors, which will consist of PowerPoint presentations and question & answer forums. We currently anticipate that the maximum expense reimbursement payable to our broker-dealer will be $2,850,000.

	$16,150,000 Minimum Offering			$200,000,000 Maximum Offering
	Percentage	Dollar Amount		Percentage	Dollar Amount

Expense Reimbursement (includes Sales and Advertising, Educational Conferences, and Sales Seminars, as shown in detail immediately below)	2.9412	$475,000		1.4250	$2,850,000
— Sales and Advertising (Promotion) (includes Creative Development, Production Expenses, and Media Expenses)		$300,000	(i)		$1,800,000	(ii)
— Educational Conferences (includes, conference fees, travel, lodging, meals, and in-house training)		$50,000	(i)		$300,000	(ii)
— Sales Seminars (includes seminar rooms, travel, lodging, meals, and logistical consultants)		$125,000	(i)		$750,000	(ii)
Sales Incentive	None	None		None	None
Due Diligence	.4413	$71,275		.4856	$971,250
Monthly Marketing Fee ($100,000 per month)	2.4768	$400,000		1.2000	$2,400,000
TOTAL	5.8593	946,275		3.1106	6,221,250

(i)	Detail of Expense Reimbursement Totalling $475,000 shown above
(ii)	Detail of Expense Reimbursement Totalling $2,850,000 shown above

We have agreed to indemnify our broker-dealer against liabilities arising under the Securities Act of 1933, unless such liability arises from information in this prospectus relating to our broker-dealer and supplied by our broker-dealer. Causes of action resulting from violations of federal or state securities laws will be governed by such law.

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

Our sponsor, The Shopoff Group, purchased 21,100 shares of our common stock, at a price of $9.50 per share, or $200,450. Our sponsor purchased such shares for cash and may not sell such shares for as long as it serves as our sponsor; however, the sponsor may transfer all or a portion of such shares to affiliates, but has no present intention to do so. Our sponsor or its affiliates may also purchase additional shares of us. Our sponsor has advised us that it would expect to hold its shares as stockholder for investment and not for distribution. Any shares sold to the sponsor or its affiliates will not count toward the minimum amount of shares required to break escrow. In addition, neither our broker-dealer nor any other broker-dealer will receive any compensation with respect to shares sold to our sponsor or its affiliates.

Payment for shares should be made by check payable to “Wells Fargo Bank, N.A., as Escrow Agent for Shopoff Properties Trust, Inc.”, and mailed to Trust Company of America, 7103 South Revere Parkway, Centennial, Colorado 80112, Attention: Shopoff Properties Trust Inc.” After we have reached our minimum offering amount, checks should be made payable directly to “Shopoff Properties Trust, Inc.” Subscriptions will be effective only upon acceptance by us, and we reserve the right to reject any subscription in whole or in part. In no event may a subscription for shares be accepted until at least five business days after the date the potential subscriber receives this prospectus. Each subscriber will receive a confirmation of his or her purchase. All accepted subscriptions will be for whole shares and for not less than 2,000 shares.

Subscription proceeds will be placed in interest-bearing accounts with the escrow agent until subscriptions for at least the minimum offering of 1,700,000 shares aggregating at least $16,150,000 have been received and accepted by us. The shares granted to or purchased by our officers, employees or directors under the 2007 equity incentive plan will not be counted toward the minimum offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by our advisor. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least 1,700,000 shares have not been received and accepted by          , 2008, the escrow agent will promptly so notify us and this offering will be terminated. Upon termination, our escrow agent will refund your investment with interest and without deduction for escrow expenses within 10 business days of the termination of the offering. This offering will be conducted in compliance with SEC Rules 10b-9 and 15c2-4. In such event, the escrow agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber whose subscription is rejected. No later than ten business days after rejection of a subscription, the escrow agent will refund and return all monies to rejected subscribers and any interest earned thereon without deducting escrow expenses. In the event that a subscriber fails to remit an executed IRS Form W-9 to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent will be required to withhold from such funds 28% of the earnings attributable to such subscriber in accordance with Internal Revenue Service regulations. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

Initial subscribers may be admitted as stockholders of our company and the payments transferred from escrow to us at any time after we have received and accepted the minimum offering.

After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers within ten business days. Investors whose subscriptions are accepted will be admitted as stockholders of our company periodically, but not less often than quarterly. Escrowed proceeds will be released to us on the date that the applicable stockholder is admitted to our company. Interest earned on the escrow account will be released to us once the minimum offering amount is reached.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the states of Louisiana, North Carolina and Texas. If you would like to place a TOD designation on your shares, you must complete and return the TOD form included as part of the Subscription Agreement in Exhibit A to this prospectus in order to effect the designation.

Our broker-dealer may sell shares to retirement plans, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.

Neither our broker-dealer nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in our company.

SALES LITERATURE

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. This material, prepared by Shopoff Advisors, may include the following: a brochure describing Shopoff Advisors and its affiliates and our investment objectives; a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering; property brochures; a Power Point and/or DVD presentation that provides information regarding us and our offering; and the past performance of private programs managed by Shopoff Advisors and its affiliates. No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part.

EXPERTS

Our balance sheet as of March 31, 2007, included in this prospectus, has been audited by Squar, Milner, Peterson, Miranda & Williamson, LLP, formerly known as “Squar, Milner, Miranda & Williamson LLP”, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. The statements under the caption “Federal Income Tax Considerations — Taxation of Shopoff Properties Trust, Inc.” as they relate to federal income tax matters have been reviewed by Manatt, Phelps & Phillips, LLP and Manatt, Phelps & Phillips, LLP has opined as to certain federal income tax matters relating to an investment in shares of us. Manatt, Phelps & Phillips, LLP will advise us with respect to real estate law and other matters as well. Manatt, Phelps & Phillips, LLP has also represented Shopoff Advisors, as well as various other affiliates of Shopoff Advisors, in other matters and may continue to do so in the future. DLA Piper US LLP, Baltimore, Maryland has issued an opinion to us regarding certain matters of Maryland law, including the validity of the shares offered hereby.

LEGAL PROCEEDINGS

Neither we nor our operating partnership is currently involved in any material litigation, nor to their knowledge, is any material litigation threatened against them.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, as amended, of which this prospectus is a part under the Securities Act of 1933 with respect to the shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. All statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are qualified in all respects by reference to the schedules and exhibits to this prospectus. For further information regarding us and the shares offered by this prospectus, reference is made by this prospectus to the registration statement and such schedules and exhibits.

The registration statement and the schedules and exhibits forming a part of the registration statement filed by us with the Securities and Exchange Commission can be inspected and copies obtained from the Securities and Exchange Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Securities and Exchange Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site that contains reports, proxies and information statements and other information regarding us and other registrants that have been filed electronically with the Securities and Exchange Commission. The address of such site is http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder
Shopoff Properties Trust, Inc. And Subsidiaries

We have audited the accompanying consolidated balance sheet of Shopoff Properties Trust, Inc., a Maryland corporation, and its subsidiaries (collectively the “Company”), a development stage enterprise, as of March 31, 2007. The consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Shopoff Properties Trust, Inc. and its subsidiaries as of March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California
May 4, 2007

SHOPOFF PROPERTIES TRUST, INC. AND SUBSIDIARIES
(A Development Stage Enterprise)

CONSOLIDATED BALANCE SHEET
March 31, 2007

ASSETS
Cash	$200,550

Total assets	$200,550

LIABILITIES AND STOCKHOLDER’S EQUITY
Minority interest	$100

Common stock, $0.01 par value; 200,000,000 shares authorized; 21,100 shares issued and outstanding	211
Additional paid-in capital	200,239

Total stockholder’s equity	200,450

Total liabilities and stockholder’s equity	$200,550

SHOPOFF PROPERTIES TRUST, INC. AND SUBSIDIARIES
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET
March 31, 2007

1.	ORGANIZATION AND NATURE OF BUSINESS

Shopoff Properties Trust, Inc. (the “Trust”) was incorporated on November 16, 2006 under the laws of the state of Maryland. When the Trust has met the qualification requirements, it intends to elect to be treated as a real estate investment trust (“REIT”) for federal income tax purposes for its first full tax year. The Trust was incorporated to raise capital and acquire ownership interests in undeveloped real estate assets for which the Trust will obtain entitlements and hold such assets as long term investments for eventual sale. In addition, the Trust may acquire improved residential and commercial properties and other real estate investments. It is presently expected that the majority of the Trust’s real estate related assets will be located in California, Nevada, Arizona, Hawaii and Texas. As of March 31, 2007, the Trust does not own any properties. The Trust and all of its majority-owned subsidiaries are hereinafter collectively referred to as the “Company”. The Company’s day-to-day operations will be managed by Shopoff Advisors, L.P., a Delaware limited partnership (the “Advisor”) as further discussed in Note 4. The Advisor will also provide investment recommendations as well as marketing, sales and client services to the Company.

The Company intends to operate in an umbrella partnership REIT structure in which its majority-owned subsidiary, Shopoff Partners, L.P., a Maryland limited partnership (the “Operating Partnership”), or wholly owned subsidiaries of the Operating Partnership, will own and manage substantially all of the properties acquired on behalf of the Company. The Trust’s wholly owned subsidiary, Shopoff General Partner, LLC, a Maryland limited liability company (the “Sole General Partner”), is the sole general partner of the Operating Partnership and owns 1% of the equity interest therein. The Trust and the Advisor own 98% and 1% of the Operating Partnership, respectively, as limited partners.

The Company’s activities to date have focused primarily on raising equity capital and establishing a corporate infrastructure to support planned principal operations. Accordingly, the Company is considered to be a development stage enterprise as of March 31, 2007. The Company adopted December 31 as its fiscal year end.

The Company is planning to commence a best-efforts initial public offering in which it intends to offer 2,000,000 shares of its common stock at a price of $9.50 per share. If the 2,000,000 shares are sold, the offering price will increase to $10 per share until an additional 18,100,000 shares of common stock are sold. Subscription proceeds will be deposited in an interest bearing account with an escrow agent until subscriptions for at least the minimum offering of 1,700,000 shares aggregating at least $16,150,000 have been received and accepted by the Company. Shares purchased by the Sponsor, its officers or employees or its affiliates, or shares issued to the Company’s officers or directors will not be counted in calculating the minimum offering.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated balance sheet. Such financial statement and accompanying notes are the representation of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. These estimates will be made and evaluated on an on-going basis, using information that is currently available as well as applicable assumptions believed to be reasonable under the

SHOPOFF PROPERTIES TRUST, INC. AND SUBSIDIARIES
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

circumstances. Actual results may vary from those estimates, perhaps in material adverse ways; in addition, such estimates could be different under other conditions and/or if we use alternative assumptions.

Principles of Consolidation

Since the Company is the sole general partner of the Operating Partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to the Operating Partnership), the accounts of the Operating Partnership are consolidated in the Company’s balance sheet. The accounts of the Sole General Partner are also consolidated in the Company’s balance sheet since it is wholly owned by the Company. All significant intercompany accounts and transactions are eliminated in consolidation.

Consolidation of Variable Interest Entities

In December 2003, the Financial Accounting Standards Board (“FASB”) issued revised Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. FIN No. 46(R) requires the consolidation of certain entities in which an enterprise absorbs a majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both, as a result of ownership, contractual or other financial interests in the entity (variable interest entities, or “VIEs”).

The Company follows FIN No. 46(R), Consolidation of Variable Interest Entities. A VIE is created when (i) the equity investment at risk is not sufficient to permit the entity from financing its activities without additional subordinated financial support from other parties or (ii) equity holders either (a) lack direct or indirect ability to make decisions about the entity, (b) are not obligated to absorb expected losses of the entity or (c) do not have the right to receive expected residual returns of the entity if they occur. If the entity is deemed to be a VIE, pursuant to FIN No. 46(R), an enterprise that has the majority of the variability in gains and losses of the VIE is considered to be the primary beneficiary and must consolidate the VIE.

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Cost of Real Estate Assets Not Held for Sale

The Company intends to invest in real estate assets that will principally consist of wholly-owned undeveloped real estate for which the Company will obtain entitlements and hold such assets as long term investments for eventual sale. This undeveloped real estate, not held for sale, will be carried at cost subject to impairment. Cost will include the purchase price of the land and related acquisition fees, as well as costs related to entitlement, property taxes and interest. In addition, any significant other costs directly related to acquisition and development of the land will be capitalized. The carrying amount of land will be charged to earnings when the related revenue is recognized.

Selling commissions and closing costs will be expensed when incurred.

The cost of income-producing properties will include the purchase price of the land and buildings and related improvements. Expenditures that increase the service life of such properties will be capitalized; the cost of maintenance and repairs will be charged to expense as incurred. The cost of building and improvements will be depreciated on a straight-line basis over their estimated useful lives, which are expected to principally range from approximately 15 to 39 years. When depreciable property is retired or disposed of, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in operations.

SHOPOFF PROPERTIES TRUST, INC. AND SUBSIDIARIES
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Property Held for Sale

Property held for sale will be accounted for in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets.” This pronouncement, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets, requires that in a period in which a component of an entity either has been disposed of or is classified as held for sale, the income statements for current and prior periods report the results of operations of the component as discontinued operations.

In accordance with SFAS No. 144, when a property is held for sale, such property will be carried at the lower of (i) its carrying amount or (ii) the estimated fair value less costs to sell. In addition, a depreciable property being held for sale (such as a building) will cease to be depreciated. Operating properties will be classified as held for sale in the period in which all of the following criteria are met:

•	Management, having the authority to approve the action, commits to a plan to sell the asset;

•	The asset is available for immediate sale in its present condition, subject only to terms that are usual and customary for sales of such assets;

•	An active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	The sale of the asset is probable, and the transfer of the asset is expected to qualify for recognition as a completed transaction within one year;

•	The asset is being actively marketed for sale at a price that is reasonable in relation to its current estimated fair value; and

•	Given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be abandoned.

Impairment of Long-Lived Assets

Property held for investment will be accounted for in accordance with SFAS No. 144, SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the cost basis of a long-lived asset held for use is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

SFAS 144 also requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to shareholders) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or estimated fair value less costs to sell.

Operating properties will generally be carried at historical cost less accumulated depreciation. Properties held for sale will be reported at the lower of the carrying value or the fair value less estimated cost to sell. The cost of operating properties includes the purchase price or development costs of the properties. Costs incurred for the acquisition, renovation and betterment of the operating properties will be capitalized to the Company’s investment in that property. Maintenance and repairs will be charged to expense as incurred.

Purchase Price Allocation

In accordance with SFAS No. 141, “Business Combinations”, management will allocate the purchase price of acquired income-producing properties to tangible and identifiable intangible assets based on their respective

SHOPOFF PROPERTIES TRUST, INC. AND SUBSIDIARIES
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

estimated fair value. The allocation to tangible assets (building and land) will be based on the determination of the value of the property as if it were vacant, based on discounted cash flow models similar to those used by independent appraisers. Appropriate allocations will also be made to the furniture, fixtures and equipment on the premises. Factors considered will include an estimate of carrying costs during the expected lease-up period, current market conditions and costs to execute similar leases.

The value allocable to any above or below-market component of acquired in-place leases will be estimated based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term and (ii) management’s estimate of the amounts that would be paid using then-current market rates over the remaining term of the lease. The cost allocated to above-market leases will be included in intangible assets, and below-market lease values will be reported as other liabilities in our consolidated balance sheets; such costs will be amortized to rental income over the weighted average remaining term of the acquired leases for each property.

The total fair value of other intangible assets acquired will be further allocated to in-place lease costs and the estimated value of tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and management’s overall relationship with the tenant. Characteristics considered by management in re-allocating such amounts will include an evaluation of the tenant’s credit quality and management’s expectations of lease renewals, among other factors.

These allocations will be subject to change based on a continuing valuation analysis and/or review of other available information until the earlier of when the allocations are finalized or one year from the date of acquisition.

Recognition of Revenue and Profit

The Company intends to report on sale of investment properties in accordance with the provisions of SFAS No. 66, “Accounting for Sales of Real Estate.” In order to qualify for immediate recognition of profit on the transaction date, SFAS No. 66 requires that the sale be consummated, the buyer’s initial and continuing investment be adequate to demonstrate a commitment to pay, any receivable resulting from seller financing not be subject to future subordination, and that the usual risks and rewards of ownership be transferred to the buyer. SFAS No. 66 also requires that the seller not have any substantial continuing involvement with the property. If the Company has a commitment to the buyer related to such continuing involvement, the amount of such commitment will be accrued and the recognized profit on the sale will be reduced accordingly.

Revenue (and profit, if any) from transactions with unrelated parties which in substance are sales but which do not meet the criteria described in the preceding paragraph will be accounted for using the appropriate method (such as the installment, deposit, or cost recovery method) set forth in SFAS No. 66. Any disposition of a real estate asset which in substance is not deemed to be a “sale” for accounting purposes will be reported as a financing, leasing, or profit-sharing arrangement as considered appropriate under the circumstances of the specific transaction.

For income-producing properties, the Company intends to recognize base rental income on a straight-line basis over the terms of the respective lease agreements (including any rent holidays). Differences between recognized rental income and amounts contractually due under the lease agreements will be credited or charged (as applicable) to rent receivable.

Tenant reimbursement revenue, which is expected to be comprised of amounts recoverable from tenants for common area maintenance expenses and certain other expenses, will be recognized as revenue in the period in which the related expenses are incurred.

SHOPOFF PROPERTIES TRUST, INC. AND SUBSIDIARIES
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

Stock-Based Compensation

Stock-based compensation will be accounted for in accordance with SFAS No. 123-R, “Share-Based Payment,” which requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, stock appreciation rights, and employee share purchase plans.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, as amended, or the Code, and intends to be taxed as such beginning with the taxable year ending December 31, 2008. The Company has not yet qualified as a REIT. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of ordinary taxable income to stockholders. As a REIT, the Company generally will not be subject to federal income tax on taxable income that it distributes to its stockholders. If the Company fails to qualify as a REIT in any year, it will be subject to federal income taxes on taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders.

The Company adopted the provisions of FASB Interpretation (FIN) No. 48 “Accounting for Uncertainty in Income Taxes” on January 1, 2007. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The implementation of FIN 48 did not result in any adjustment to the Company’s beginning tax positions. As of March 31, 2007, the Company did not have any unrecognized tax benefits.

Concentrations of Credit Risk

The financial instrument that potentially exposes the Company to a concentration of credit risk principally consists of cash. The Company deposits its cash with high credit financial institutions.

At March 31, 2007, the Company maintained cash balances at certain financial institutions in excess of the Federal Deposit Insurance Corporation (“FDIC”) limit of $100,000. Balances in excess of the FDIC limit approximated $91,000.

It is presently expected that the majority of the Company’s real estate related assets will be located in California, Nevada, Arizona, Hawaii and Texas. Accordingly, there may be geographic concentration of risk subject to fluctuations in the local economy of such states. Additionally, the Company’s operations are generally dependent upon the real estate industry which is historically subject to fluctuations in local, regional and national economies.

3.	STOCKHOLDER’S EQUITY

Common Stock

The Company is planning to commence a best-efforts initial public offering in which it intends to offer 2,000,000 shares of its common stock at an offering price of $9.50 per share. If 2,000,000 shares are sold, the offering price will increase to $10 per share until an additional 18,100,000 shares of common stock are sold.

SHOPOFF PROPERTIES TRUST, INC. AND SUBSIDIARIES
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

On November 27, 2006, the Shopoff Group L.P. (the “Sponsor”) purchased 21,100 shares of the Company’s common stock for total cash consideration of $200,450.

Equity Incentive Plan

The board of directors has approved the adoption of the 2007 Equity Incentive Plan (the “Plan”). The Plan provides for grants of stock options, stock appreciation rights, restricted stock and performance shares to the Company’s non-employee directors, officers, employees and consultants. The Plan reserves 1,655,000 shares of the Company’s common stock for issuance and will serve as the underlying equity instrument of all awards granted under the Plan.

Pursuant to the provisions of the Plan, the Company intends to issue, on the date the Company reaches the minimum offering amount, 5,000 shares of restricted common stock to each non-officer director. The restricted stock will vest over four years in equal annual percentages. Each non-officer director will also receive annual stock option grants of 3,000 common shares following the year of the initial grant.

The Chairpersons of each standing committee of the Company’s board of directors will receive annual stock option grants of 3,500 common shares.

In addition, on the date the Company reaches the minimum offering amount, the Company’s executive vice president (“EVP”), who is also a director, will receive an initial restricted stock grant of 75,000 common shares, which will vest in equal percentages over a five year period. Thereafter, the EVP will receive an annual incentive stock option grant of 50,000 common shares, which shall expire ten years after the date of grant if not exercised. The Company’s chief financial officer (“CFO”), who is also a director, will receive an initial restricted stock grant of 18,750 common shares on the date the Company reaches the minimum offering amount, which shall vest in equal percentages over a five-year period. Thereafter, the CFO will receive an annual incentive stock option grant of 12,500 common shares, which shall expire ten years after the date of grant if not exercised. On the date the Company reaches the minimum offering amount, the Company’s senior vice president of acquisitions (“VPA”) will receive an initial restricted stock grant of 50,000 common shares, which shall vest in equal percentages over a five-year period. Thereafter, the VPA will receive an annual incentive stock option grant of 33,000 common shares which shall expire ten years after the date of grant if not exercised.

4.	OTHER RELATED PARTY TRANSACTIONS

The Advisor and its affiliates have incurred certain expenses and offering costs on the Company’s behalf. As of March 31, 2007, such costs and expenses approximated $1,019,000. Because other entities are responsible for such expenses and costs unless and until the Company’s Form S-11 registration statement becomes effective, these transactions have not been reflected in the accompanying consolidated balance sheet.

On November 27, 2006, the Advisor contributed $100 for a 1% limited partnership interest in the Operating Partnership. Such investment is reflected as a minority interest in the accompanying consolidated balance sheet.

The sole general partner of the Advisor is wholly owned by The Shopoff Revocable Trust dated August 12, 2004 (the “Shopoff Trust”). William and Cindy Shopoff are the sole trustees of the Shopoff Trust. The Advisor and its affiliates will receive substantial compensation and fees for services relating to the investment and management of the Company’s assets. Such fees, which were not negotiated on an arm’s-length basis, will be paid regardless of the performance of the real estate investments acquired or the quality of the services provided to the Company.

The Shopoff Trust is also the sole stockholder of Shopoff Securities, Inc., which will serve as the Company’s broker-dealer in the initial public offering described above. Shopoff Securities, Inc. (which was founded in September 2006) will not receive any selling commissions in connection with the offering, but will receive a fixed monthly marketing fee from its Sponsor and reimbursements from the Company for expenses incurred in connection with the sale of shares.

SHOPOFF PROPERTIES TRUST, INC. AND SUBSIDIARIES
(A Development Stage Enterprise)

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)

The relationship between the Company and the Advisor is governed by an advisory agreement (the “Agreement”). Under the terms of the Agreement, the Advisor will be responsible for overseeing the day-to-day operations of the Company and will have the authority to carry out all the objectives and purposes of the Company. The Advisor will have a fiduciary responsibility to the Company and its stockholders in carrying out its duties under the Agreement. In providing advice and services, the Advisor shall not (i) engage in any activity which would require it to be registered as an “Investment Advisor,” as that term is defined in the Investment Advisors Act of 1940, or in any state securities law or (ii) cause the Company to make such investments as would cause the Company to become an “Investment Company,” as that term is defined in the Investment Company Act of 1940. The Company’s Board of Directors has the right to revoke the Advisor’s authority at any time.

In accordance with the Agreement, the Company will pay the Advisor the following fees:

•	Acquisition and Advisory Fees: 3% of (i) with respect to any real estate asset acquired by the Company directly or indirectly other than a real estate related investment, the contract purchase price of the underlying property, and (ii) with respect to any real estate related investment acquired by the Company directly or indirectly, the contract purchase price of the underlying property.

•	Debt Financing Fee: 1% of the amount available under any loan or line of credit made available to the Company upon the receipt of the proceeds from such loan or line of credit.

•	Asset Management Fee: a monthly payment equal to one-twelfth of 2% of (i) the aggregate asset value for operating assets and (ii) the total contract price plus capitalized entitlement and project related costs for real estate assets held for less than or equal to one year by the Company, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iii) the appraised value as determined from time to time for real estate assets held for greater than one year by the Company, directly or indirectly, as of the last day of the preceding month other than a real estate-related investment and (iv) the appraised value of the underlying property, for any real estate-related investment held by the Company directly or indirectly, as of the last day of the preceding month, in the case of subsection (iv) not to exceed one-twelfth of 2% of the funds advanced by the Company for the purchase of the real estate-related investment.

•	Disposition Fees: equal to (i) in the case of the sale of any real estate asset, other than real estate-related investments, the lesser of (a) one-half of the competitive real estate commission paid up to 3% of the contract price or, if none is paid, the amount that customarily would be paid, or (b) 3% of the contract price of each real estate asset sold, and (ii) in the case of the sale of any real estate-related investments, 3% of the sales price. Any disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by the Company for each real estate asset, upon disposition thereof, shall not exceed an amount equal to the lesser of (i) 6% of the aggregate contract price of each real estate asset or (ii) the competitive real estate commission for each real estate asset. The Company will pay the disposition fees for a property at the time the property is sold.

•	Additional Fees: The Agreement includes certain other fees that will be payable to the Advisor upon the occurrence of certain potential events such as listing on a national securities exchange and termination of the Agreement.

5.	SUBSEQUENT EVENT (Unaudited)

Subsequent to March 31, 2007, organization and offering costs totaling approximately $378,553 were incurred by the Advisor and its affiliates on behalf of the Company.

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT
FOR SHARES OF
SHOPOFF PROPERTIES TRUST, INC.

INSTRUCTIONS FOR INVESTORS OTHER THAN CUSTODIAL ACCOUNTS:
WIRE TRANSFERS SHOULD BE SENT TO:

Wells Fargo Bank, N.A., as Escrow Agent for Shopoff Properties Trust, Inc.

Bank: Wells Fargo Bank
ABA: 121000248
Account: 0001038377
BNF: Corporate Trust Clearing
Attn: Amy Perkins
REF: Shopoff Trust Subscription Escrow

Name of investor:

RETURN COMPLETED SUBSCRIPTION AGREEMENT TO:
Trust Company of America
7103 South Revere Parkway
Centennial, CO 80112
Attention: Shopoff Properties Trust, Inc.

INSTRUCTIONS FOR CUSTODIAL ACCOUNTS:

For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents to Trust Company of America and wire the appropriate funds to Wells Fargo, N.A.

QUESTIONS? CONTACT SHOPOFF PROPERTIES TRUST INVESTOR SERVICES:

Toll-free phone: 1-877-TSG-REIT     Fax: 1-949-417-1399     Email: info@shopoff.com

*****FOR OFFICE USE ONLY*****

Check # _ _	Complied By: _ _	W/S _ _

Batch # _ _	Input By: _ _	Region _ _

Subscription # _ _	Proofed By: _ _	Territory _ _

Deposit Date _ _	Posted By: _ _

Admit Date _ _

SUBSCRIPTION AGREEMENT
FOR SHARES OF
SHOPOFF PROPERTIES TRUST, INC.

THIS SUBSCRIPTION AGREEMENT is made and entered into between Shopoff Properties Trust, Inc., a Maryland corporation (the “Company”), and the investor whose signature appears on the signature page hereto (the “Investor”), and shall be effective as of the date of acceptance by the Company. The Investor should read this Subscription Agreement carefully and execute the signature page.

1. _ _	SUBSCRIPTION AMOUNT AND PAYMENT _ _

The Investor hereby subscribes to acquire, on the terms and conditions set forth in this Subscription Agreement, the number of the Company’s common shares, par value $0.01 per share (the “Shares”), set forth on the signature page of this Subscription Agreement, upon payment to Wells Fargo Bank, N.A., as Escrow Agent, of the aggregate subscription price for the subscribed Shares. The subscription price shall be $9.50 per Share until the first 2,000,000 Shares are sold and then the subscription price will increase to $10.00 per Share. Payment for the Shares will be held in escrow in accordance with the Escrow Agreement between the Company and the Escrow Agent until the Company has received and accepted subscriptions for the minimum offering of 1,700,000 Shares aggregating at least $16,150,000 in Shares.

2. _ _	ACCEPTANCE BY THE COMPANY _ _

This Subscription Agreement shall be effective and binding upon the parties only when it has been accepted and agreed to by the Company. The Company may accept or reject any subscription, in whole or in part, in its sole and absolute discretion. Neither the Company nor any person or entity acting on behalf of the Company may accept the Investor’s subscription until at least five business days after the date that the Investor receives the prospectus of the Company, dated          , 2007, as supplemented to date (the “Prospectus”). This Subscription Agreement will be accepted or rejected by the Company within 30 days of the Company’s receipt of a completed copy hereof executed by the Investor. If the Company receives a check not conforming to the instructions provided in the Escrow Agreement, it shall return such check directly to such investor not later than noon of the next business day following its receipt. Checks of rejected investors will be promptly returned to such investors.

3. _ _	DISCLOSURE BY THE COMPANY _ _

The Company hereby advises the Investor that:

a.	All prospective investors are urged to carefully read the Prospectus. Prospective investors should rely solely on the Prospectus in deciding whether or not to invest in the Company, and not on any other information or representations from other sources.

b.	Prospective investors should understand the risks associated with an investment in the Company, as described in the Prospectus, prior to submitting this Subscription Agreement to the Company.

c.	There is no public market for the Shares, and accordingly, it may not be possible to readily liquidate an investment in the Company.

d.	Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies, have no need for liquidity in this investment and are prepared to bear the risk of an investment in the Company for an indefinite period of time.

e.	BY EXECUTING THIS AGREEMENT, THE INVESTOR DOES NOT WAIVE ANY RIGHTS THE INVESTOR MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

4. _ _	SPECIAL NOTICES _ _

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY — CONDITIONS RESTRICTING TRANSFER OF SHARES

260.141.11 Restrictions on Transfer.

(a)	The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law of 1968 (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)	It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)	to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)	by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)	if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)	by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)	by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)	by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

(17)	by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)	The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please separately initial each representation where indicated in this Subscription Agreement and sign the appropriate lines below. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

The Investor has executed this Subscription Agreement as of the date set forth below.

Signature of Investor	Signature of Joint Owner (if applicable)

Date: _ _	Date: _ _

Signature of Custodian/Trustee (if applicable)

Date: _ _

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN)

Accepted by Shopoff Properties Trust, Inc.

By:
Name: _ _
Title: _ _

Registered Representative, Broker Signatures

The Investor’s registered representative (the “Registered Representative”) must sign below to complete the order. The Registered Representative hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the Investor’s legal place of residence on the Subscription Information page herein or the state in which the sale was made, if different. The Registered Representative warrants that it has reasonable grounds to believe this investment is suitable (as defined in Section 3(b) of the Rules of Fair Practice of the NASD Manual) for the Investor and that it has informed the Investor of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

The undersigned confirm by their signatures that they recognize and have complied with their obligations under the NASD’s Conduct Rules, and that they (1) have reasonable grounds to believe that the information and representations concerning the Investor are true, correct and complete in all respects; (2) have discussed the Investor’s prospective purchase of Shares with the Investor; (3) have advised the Investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (4) have delivered a current Prospectus and related supplements, if any, to the Investor; (5) have reasonable grounds to believe that the purchase of Shares is a suitable investment for the Investor, that the Investor meets the suitability standards applicable to the Investor set forth in the Prospectus and related supplements, if any, and that the Investor is in a financial position to enable the Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (6) believe, to the best of their knowledge, that the information provided in this Subscription Agreement is true, correct and complete, including, but not limited to, the Investor’s taxpayer identification number.

I attest that I am a Registered Broker subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, I have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Registered Representative Signature	Branch Manager Signature (If required by Broker-Dealer)

Date: _ _	Date: _ _

All items on the Subscription Agreement must be completed in order for a prospective investor’s subscription to be processed.

5. _ _	INVESTOR REPRESENTATIONS (INITIAL ALL REPRESENTATIONS) _ _

a.	Taxpayer Identification Number Confirmation: The Investor, under penalties of perjury, certifies that (1) the taxpayer identification number shown on the Subscription Information page herein is the Investor’s correct taxpayer identification number (or the Investor is waiting for a number to be issued to it), and (2) the Investor is not subject to backup withholding either because he has not been notified by the Internal Revenue Service (“IRS”) that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified the Investor that the Investor is no longer subject to backup withholding. NOTE: CLAUSE (2) IN THIS REPRESENTATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN INVESTOR INFORMATION SECTION.
		Initials	Initials

b.	Other Representations and Warranties. Please separately initial each of the representations below. Except in the case of fiduciary accounts, the Investor may not grant any person a power of attorney to make such representations on its behalf. In order to induce the Company to accept this subscription, the Investor hereby represent and warrants to the Company as follows:

(1) I have received the Prospectus, and I am purchasing Shares for my own account.
		Initials	Initials

(2) I have (1) a minimum net worth (exclusive of my home, home furnishings, and personal automobiles) of at least $150,000; or (2) a minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000. In addition, I meet any applicable higher suitability requirements imposed by my state of primary residence described in the Prospectus under “SUITABILITY STANDARDS.”

		Initials	Initials
(3) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.
		Initials	Initials
(4) I accept and agree to be bound by the terms and conditions of the Company’s Articles of Incorporation and Bylaws.
		Initials	Initials

(5) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Shares is a California resident, then, pursuant to the special notice to California residents set forth in Section 4 of this Subscription Agreement, I may not consummate a sale or transfer of my Shares, or any interest therein, or receive any consideration therefor, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner’s Rules, and I understand that my Shares, or any document evidencing my Shares, will bear a legend reflecting the substance of the foregoing understanding.

		Initials	Initials

The Investor declares that the information supplied in this Section 5, and the other information provided by the Investor in completing this Subscription Agreement, is true and correct and may be relied upon by the Company in connection with the Investor’s investment in the Company.

6. _ _	ELECTRONIC DELIVERY OF REPORTS AND UPDATES _ _

I authorize Shopoff Properties Trust, Inc. to make available on its website at www.shopoff.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents. Send notices to: (you must provide an e-mail address if you choose this option)

E-Mail Address:

(May not be initially available)

Subscription Information

	Investor Information	Qualified Plans Only — Trustee (Custodian) Information
Amount of Subscription: $ _ _	Investor 1 Name _ _	Trustee Name _ _
Number of Shares: _ _	Investor 2 Name _ _	Trustee Address 1 _ _
Initial Investment -or- Additional Investment	Address Line 1 _ _	Trustee Address 2 _ _
Shares are being purchased through a Registered Investment Advisor or net of commission	Address Line 2 _ _	Trustee City, State, Zip Code _ _
	City, State, Zip Code _ _	Trustee Telephone # _ _
State of Sale: _ _	Phone 1 (daytime) _ _
	Phone 2 (evening) _ _	Trustee Tax Identification Number _ _
Fax Number: _ _
	Email: _ _Date of Birth: _ _	Investor’s Account Number with Trustee _ _
US Citizen US Citizen residing outside the US Foreign Citizen, country _ _
Check this box if you are subject to backup withholding

Investment Type (check one)
Individual	Tenants-In-Common	IRA	Keogh (H.R. 10)	Corporation or Partnership (Please attach Other agreement/corporate resolution)	(specify): _ _
Joint Tenants	Married Person, Separate Property	SEP IRA	Pension Plan	Non-Profit Organization (Please attach agreement/corporate resolution)
Community Property	Custodian for ( UGMA UTMA)	ROTH IRA	Profit Sharing Plan	Trust ( Taxable Tax-Exempt)
	(State of UGMA or UTMA:			Charitable Remainder Trust	(For Trusts, please attach pages of trust which list name of trust, trustees, signatures and date)

Investment Title

          Title Line
1 _ _

          Title Line
2 _ _

Tax Identification Number: _ _

Broker-Dealer and Registered Representative Information
Full Legal Name _ _	Representative Name _ _	Advisor Number _ _
REGISTERED INVESTMENT ADVISOR (RIA): All sales of Common Stock must be made through a Broker/Dealer. If an RIA has introduced a sale, the sale must be conducted through (i) the RIA in its Capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker/Dealer which is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker/Dealer.
Full Legal Name: Shopoff Securities, Inc.	Representative Address _ _
Contact Person: Investor Relations	Representative’s City, State, Zip _ _
Contact Person Email Address: invrel@shopoff.com	Representative’s Phone _ _
Broker-Dealer Address: 8951 Research Drive Irvine, CA 92618	Representative’s email _ _
Phone: 949-417-1396
NASD/CRD Number: 142866
Tax ID Number: 20-5666784

Distribution/Dividend Information (Choose one of the following options):

OPTION 1	OPTION 2	OPTION 3 (Direct Deposit)

Send dividends via check to investor’s home address (not available for qualified plans)	Send dividends via check to third-party payee listed below: (not available for qualified plans without custodial approval)	I authorize Shopoff Properties Trust, Inc. or its agent (collectively, ‘‘Shopoff”) to deposit my dividends to the checking or savings account identified below. This authority will remain in force until I notify Shopoff in writing to cancel it. In the event that Shopoff deposits funds erroneously into my account, Shopoff is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
	NAME _ _	Financial Institution Name _ _
	ADDRESS _ _	ABA/Routing Number _ _
	CITY, STATE, ZIP _ _	Account Number _ _
	ACCOUNT # _ _	(for Direct Deposit, please enclose a voided check).

EXHIBIT B

PRIOR PERFORMANCE TABLES

Prior Performance Tables

The information in this section and in the Prior Performance Summary included in this prospectus beginning on page 62 show relevant summary information concerning real estate programs sponsored by our sponsor and its affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) tax results of prior real estate programs (Table III); (4) results of completed operations (Table IV); and (5) sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of the prior performance tables is to enable you to evaluate accurately the experience of our sponsor and its affiliates in sponsoring like programs.

The Table III and Table V data for all private programs (which are generally formed using limited partnerships) are prepared and presented in accordance with the cash basis of accounting for income tax purposes. This is because most, if not all, of the investors in these private programs are individuals required to report to the Internal Revenue Service using the cash basis of accounting for income tax purposes, and the limited partnerships are required to report using such basis when more than 50% of their investors are taxpayers that report using the cash basis of accounting for income tax purposes. This presentation was made for consistency and to present results meaningful to the typical individual investor who invests in a limited partnership.

The various prior performance tables contain program specific results for certain programs classified as “Programs Similar in Nature to Registration Statement Objectives” in the prior performance summary of the Registration Statement. As the prior performance tables contain date specific information, several of the programs under the classifications above have been excluded from the prior performance tables. The classifications are described more fully in the Prior Performance Summary of this Registration Statement.

Prior programs were deemed to be similar in nature to registration statement objectives if the program raised funds from private placement offerings for the purpose of acquiring real estate as long term investments for eventual sale. Investments in real estate include the purchase of unentitled and un-developed land, as well as income producing properties.

Glossary of Terms

Listed below are various prior performance table terms and their related definitions. This glossary of terms is intended to aid the prospective investor as they evaluate the experience of our sponsor and its affiliates in sponsoring like programs.

Acquisition Expenses — expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

Acquisition Fee — The total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by a program. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees or points paid by borrowers to the sponsor in programs which make or invest in mortgage loans, or any fee of a similar nature, however designated. Excluded shall be development fees and construction fees paid to persons not affiliated with the sponsor in connection with the actual development and construction of a project.

Affiliate — (i) any person directly or indirectly controlling, controlled by or under common control with another person (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person (iii) any officer, director, partner of such person and (iv) if such other person is an officer, director, or partner, any company for which such person acts in any such capacity.

Allocation of Project Costs — expenditures authorized and paid by a particular program as required to meet the particular programs objectives as a percentage of the dollar amount raised by the sponsor.

Capital Contribution — the gross amount of investment in a program by a participant, or all participants as the case may be. Unless otherwise specified, capital contribution shall be deemed to included principal amounts to be received on account of mandatory deferred payments.

Cash Flow — program cash funds provided from operations, including lease payments on net leases from builders and sellers, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements.

Competitive Real Estate Commission — that real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

Dollar Amount Offered — the amount of funds that the sponsor was seeking to raise through a confidential private placement offering for limited partnership interests in a specific program the sponsor was forming.

Dollar Amount Raised — the actual amount of funds that the sponsor raised through a confidential private placement offering for limited partnership interests in a specific program the sponsor was forming.

Financing — all indebtedness encumbering program properties or incurred by the program, the principal amount of which is scheduled to be paid off over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bona-fide pre-payment provision in the financing agreement.

Outstanding Project Cash — amount of cash raised by a particular program from all sources including third-party debt financing, limited and general partner contributions, and other project loans that has not been used for expenditures authorized and paid by a particular program.

Program — a limited or general partnership, a limited liability company, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in real property including such entities formed to make or invest in mortgage loans. A program includes the offering by the sponsor of securities, the proceeds of which are to be used for investments in real estate and real estate related assets. The purchaser of the securities offered by the sponsor acquires an indirect economic interest in any asset(s) purchased by the program through their ownership of a limited partnership interest or a membership interest in a limited liability company, as applicable, but not a direct interest in the underlying asset(s).

Program Management Fee — a fee paid to the sponsor or other persons for management and administration of the program.

Project Costs — expenditures authorized and paid by a particular program as required to meet the particular programs objectives. Expenditures typically include the land purchase price, acquisition expenses, acquisition fees, loan expenses, loan fees, loan interest, management fees, engineering and consulting expenses, agency fees, accounting and tax expenses, copying and printing expenses, political and charitable contributions, and other small miscellaneous charges such as wiring fees and delivery charges.

Purchase Price — the price paid upon the purchase or sale of a particular property, including the amount of acquisition fees and all liens and mortgages on the property, but excluding points and prepaid interest.

Sponsor — a “Sponsor” is any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or participate in the management of a program, and any affiliate of any such person, but does not include a person whose only relation with the program is as that of an independent property manager, whose only compensation is as such. “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of syndicate interest. A person may also be a sponsor of the program by:

(i) Taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the program, either alone or in conjunction with one or more other persons.

(ii) Receiving a material participation in the program in connection with the founding or organizing of the business of the program, in consideration of services or property, or both services and property.

(iii) Having a substantial number of relationships and contacts with the program.

(iv) Possessing significant rights to control program properties.

(v) Receiving fees for providing services to the program which are paid on a basis that is not customary in the industry.

(vi) Providing goods or services to the program on a basis which was not negotiated at arm’s-length with the program.

Table I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

Table I presents the experience of the Company in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2006.

	Groves	Springbrook	Springbrook	Wasson		TSG	TSG	TSG	TSG	TSG Little
	Total(d)	(Exchange)(e)	Total(c),(f)	Total(c),(g)	MRF WFBB(h)	Investors(i)	Fund I(j)	Fund II(k)	Fund III(l)	Valley(m)

Dollar Amount Offered	$12,200,000	$4,750,000	$3,725,000	$3,400,000	$1,000,000	$1,100	$3,000,000	$1,653,057	$2,000,000	$3,800,000

Dollar Amount Raised	$12,070,357	$4,749,001	$5,761,481	$4,082,000	$1,177,584	$1,100	$3,182,000	$1,653,057	$2,001,500	$3,835,000

Percentage Amount Raised	98.94%	99.98%	154.67%	120.06%	117.76%	100.00%	106.07%	100.00%	100.08%	100.92%

Less Offering Expenses:
Selling Commissions	—	—	—	—		—	—	—	—	—
Marketing Support & Due Diligence Reimbursement	—	—	—	—		—	—	—	—	—
Organization and Offering Expenses	—	—	—	—		—	—	—	—	—
Due Diligence Allowance	—	—	—	—		—	—	—	—	—
Reserves	—	—	—	—		—	—	—	—	—

	—	—	—	—		—	—	—	—	—
% Available for Investment	100.00%	99.98%	154.67%	120.06%	117.76%	100.00%	106.07%	100.00%	100.08%	100.92%
Project Costs:
Outstanding Project Cash	1%	4%	6%	0%	1%	9%	0%	0%	0%	0.15%
Loans to Related Entities(b)	0%	0%	0%	7%	0%	91%	100%	103%	100%	0%
Land Costs	92%	0%	154%	540%	140%	0%	0%	0%	0%	93%
Capitalized Project Costs	78%	0%	42%	131%	13%	0%	0%	0%	0%	29%
Loan Fees	3%	0%	3%	11%	1%	0%	0%	0%	0%	2%
Acquisition Fees Paid	1%	3%	4%	3%	3%	0%	0%	0%	0%	3%

Allocation of Project Costs	176%	6%	210%	693%	159%	100%	100%	103%	100%	143%

Available Proceeds used for Project Costs(a)	93.26%	149.75%	93.15%	179.74%	80.72%	100.00%	100.00%	100.00%	100.00%	52.79%
Percent Leveraged	50.66%	45.52%	62.50%	42.61%	61.33%	0.00%	0.00%	0.00%	0.00%	62.75%

Date Offering Began	02/25/98	02/23/06	03/01/02	07/24/03	11/12/97	03/22/05	03/17/04	01/25/05	04/20/06	08/17/04
Date Offering Ended	12/31/05	12/31/06	12/31/05	12/31/05	12/31/06	12/31/05	04/12/04	04/01/05	06/21/06	12/31/06
Length of Offering (months)	94	10	46	29	109	9	1	2	2	28
Months to invest 90% of amount available for investment (measured from beginning of offering)	34	—	32	20	1	3	1	3	2	13
Number of Investors	38	102	40	70	17	2	18	4	18	32

(a)	For the entities where the Project Cost percentage exceeds 100%, the entities leveraged the properties and/or received miscellaneous income from program activities (upon acquisition and/or thereafter) and used part of the net proceeds to finance entitlement/acquisition of the properties. Offering proceeds that were not expended were distributed to the investors as a return of capital. Excess contributions were also returned to investors as a return of capital. Please see detail on Table 3.

(b)	Loans to Related Entities represent the investment of funds resulting in receivables to the programs. Receivables include refundable escrow deposits, loans to related entities, and capital investments in related entities.

(c)	The Springbrook and Wasson totals represent program activity up to the 1031 exchanges that occurred in 2005. Activity after the 1031 exchanges occurred within a new program for each separate entity. The Springbrook offering was completed in 2006 and detailed under “Springbrook (Exchange)” above. The Wasson offering is ongoing.

(d)	Refers to program numbers 18 and 20 in the Prior Performance Summary beginning on page 62.

(e)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(f)	Refers to program numbers 22A, 22B, and 22C in the Prior Performance Summary beginning on page 62.

(g)	Refers to program number 23 in the Prior Performance Summary beginning on page 62.

(h)	Refers to program number 9 in the Prior Performance Summary beginning on page 62.

(i)	Refers to program number 31 in the Prior Performance Summary beginning on page 62.

(j)	Refers to program number 17 in the Prior Performance Summary beginning on page 62.

(k)	Refers to program number 27 in the Prior Performance Summary beginning on page 62.

(l)	Refers to program number 32 in the Prior Performance Summary beginning on page 62.

(m)	Refers to program number 25 in the Prior Performance Summary beginning on page 62.

Table II
COMPENSATION TO SPONSOR (UNAUDITED)
December 31, 2006

Table II presents the types of compensation paid to Sponsor and affiliates in connection with prior offerings that closed in the three years prior to December 31, 2006.

		Springbrook	Springbrook	Wasson						TSG
	Groves Total(b)	(Exchange)(c)	Total(a),(d)	Total(a),(e)	MRF WFBB(f)	TSG Investors(g)	TSG Fund I(h)	TSG Fund II(i)	TSG Fund III(j)	Little Valley(k)	Totals

Date Offering Commenced	2/25/1998	2/23/2006	3/1/2002	7/24/2003	11/12/1997	3/22/2005	3/17/2004	1/25/2005	4/20/2006	8/17/2004
Dollar Amount Raised	$12,070,357	$4,749,001	$5,761,481	$4,082,000	$1,177,584	$1,100	$3,182,000	$1,653,057	$2,001,500	$3,835,000	$38,513,080

Amount paid to Sponsor from Proceeds of Offering:
Selling Commissions to Selling Group	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Marketing Support & Due Diligence Reimbursement	—	—	—	—	—	—	—	—	—	—	—
Organization & Offering Expenses	—	—	—	—	—	—	—	—	—	—	—
Due Diligence Allowance	—	—	—	—	—	—	—	—	—	—	—
Loan Fees	—	—	—	—	—	—	—	—	—	—	—
Acquisition Fees	132,060	450,000	238,500	128,800	33,000	—	—		—	123,793	1,106,153

Total	$132,060	$450,000	$238,500	$128,800	$33,000	$—	$—	$—	—	$123,793	$1,106,153

Amount paid to Sponsor for Real Estate Commissions and Disposition Fees	$13,022,932	$33,000	$28,990,064	$5,898,412	$—	$—	$45,479		—	$—	$47,989,888

Amount paid to Sponsor for Management of Real Estate Owned	$862,526	$580,000	$825,000	$840,000	$5,776	$—	$—		—	$435,000	$3,548,302

Dollar Amount of Cash Generated from Operations Before Deducting payments to Sponsor	$27,220,140	$22,619	$30,039,439	$19,360,024	$(40,240)	$4,920,459	$1,340,363	$43,117	$(372)	$(37,076)	$82,868,472

Amount Paid to Sponsor from Operations — 2004											$—
Property Management Fees	$—	$—	$—	$—		$—	$—	$—	$—	$—	$—
Asset Management Fees	—	—	—	—		—	—	—	—	—	—
Leasing Commissions	—	—	—	—		—	—	—	—	—	—

Total	$—	$—	$—	$—		$—	$—	$—	$—	$—	$—

Amount Paid to Sponsor from Operations — 2005											$—
Property Management Fees	—	—	—	—		—	—	—	—	—	—
Asset Management Fees	—	—	—	—		—	—	—	—	—	—
Leasing Commissions	—	—	—	—		—	—	—	—	—	—

Total	$—	$—	$—	$—		$—	$—	$—	$—	$—	$—

Amount Paid to Sponsor from Operations — 2006											$—
Property Management Fees	—	—	—	—		—	—	—	—	—	—
Asset Management Fees	—	—	—	—		—	—	—	—	—	—
Leasing Commissions	—	—	—	—		—	—	—	—	—	—

Total	$—	$—	$—	$—		$—	$—	$—	$—	$—	$—

Cumulative cash flow from operations	$27,220,140	$22,619	$30,039,439	$19,360,024	$(40,240)	$4,920,459	$1,340,363	$43,117	$(372)	$(37,076)	$82,868,472

(a)	The Springbrook and Wasson totals represent program activity up to the 1031 exchanges that occurred in 2005. Activity after the 1031 exchanges occurred within a new program for each separate entity. The Springbrook offering was completed in 2006 and detailed under “Springbrook (Exchange)” above. The Wasson offering is ongoing.

(b)	Refers to program numbers 18 and 20 in the Prior Performance Summary beginning on page 62.

(c)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(d)	Refers to program numbers 22A, 22B, and 22C in the Prior Performance Summary beginning on page 62.

(e)	Refers to program number 23 in the Prior Performance Summary beginning on page 62.

(f)	Refers to program number 9 in the Prior Performance Summary beginning on page 62.

(g)	Refers to program number 31 in the Prior Performance Summary beginning on page 62.

(h)	Refers to program number 17 in the Prior Performance Summary beginning on page 62.

(i)	Refers to program number 27 in the Prior Performance Summary beginning on page 62.

(j)	Refers to program number 32 in the Prior Performance Summary beginning on page 62.

(k)	Refers to program number 25 in the Prior Performance Summary beginning on page 62.

Table III
Tax Results of Prior Programs

This Table presents Results of Operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

Reconciliations:	2006(a)	2005(b)	2004(c)	2003(d)	2002(e)

Income
Capital Gain (Loss)	$16,507,307	$53,919,108	$15,102,571	$342,445	$1,743
Operating Income	(38,701)	(74,259)	(46)	—	—
Income from Rental Activities	—	50	—	—	(943)
Interest Income	132,469	1,397,582	171,637	889	—
Portfolio Expenses
Deduction related to Portfolio	(2,410)	(16,829)	(149,378)	—	—
Expense related to Portfolio	—	—	—	(461,488)	(114,894)
Interest Expense	—	(123,887)	(93,078)	(897,040)	(399,529)
Investment Interest Expense	(800)	—	(324,843)	—	—
Subtotal	$16,597,865	$55,101,765	$14,706,863	$(1,015,194)	$(513,623)
Other Expenses
Guarantee Payment to Partners	$—	$—	$—	$—	$—
Depreciation	—	—	—	—	—
Total Other Deductions	(14,270)	54,703	62,823	(210,991)	(2,181)
Contribution	(2,167)	(5,750)	(300,500)	—	—
Guarantee Payment	—	—	—	—	—
Income (Expenses) from K-1	16,581,428	55,150,718	14,469,186	(1,226,185)	(515,804)
Net Income per book	16,495,468	55,117,723	14,425,159	(1,235,439)	(520,825)
Less: Cash Distributions From:
Operating Activities — to Investors	13,147,528	48,203,911	14,985,009	—	—
Investing & Financing Activities	—	—	—	—	—
Other — (Return of Capital)	(204,396)	5,923,200	5,000,480	2,129,827	216,144
Total Cash Distributions	12,943,132	54,127,111	19,985,489	2,129,827	216,144
Cash Generated (deficiency) after Cash Distributions	$3,552,336	$990,612	$(5,560,330)	$(3,365,266)	$(736,969)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(95)	$(2)	$24	$(221)	$(9)
From Recapture	—	—	—	—	—
Capital Gain (Loss)	$16,458	$53,846	$14,324	$(119)	$(113)
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—	$—
Investment Income	393	25,724	1,688	38	—
Return of Capital	996	7,226	1,594	363	19
Sources (on Cash basis)
Operations	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Investment Activities	393	25,724	1,575	37	—
Other (Return of Capital)	996	7,226	1,594	363	19

(a)	For detail on the Results of Operations refer to page B-10 of the Prior Performance Tables. Page B-10 details each separate program whose individual Results of Operations in aggregate equal the totals below.

(b)	For detail on the Results of Operations refer to page B-12 of the Prior Performance Tables. Page B-12 details each separate program whose individual Results of Operations in aggregate equal the totals below.

(c)	For detail on the Results of Operations refer to page B-14 of the Prior Performance Tables. Page B-13 details each separate program whose individual Results of Operations in aggregate equal the totals below.

(d)	For detail on the Results of Operations refer to page B-16 of the Prior Performance Tables. Page B-14 details each separate program whose individual Results of Operations in aggregate equal the totals below.

(e)	For detail on the Results of Operations refer to page B-18 of the Prior Performance Tables. Page B-15 details each separate program whose individual Results of Operations in aggregate equal the totals below.

Table III
Tax Results of Prior Programs — 2006

	Total	Springbrook	Total	Total	TSG	TSG	MRF	TSG	TSG	TSG	Total
	Groves(b)	(Exchange)(c)	Springbrook(a),(d)	Wasson(a),(e)	Fund II, LP(f)	Fund III, LP(g)	WFBB, LP(h)	Fund I, LP(i)	Investors, LLC(j)	Little Valley(k)	2006

Reconciliations:
Income
Capital Gain (Loss)	$164,423	$—	$14,466,372	$92,103	$—	$—	$—	$—	$1,784,409	$—	$16,507,307
Operating Income	—	1,300	—	—	8,577	—	—	879	(49,457)	—	$(38,701)
Income from rental activities	—	—	—	—	—	—	—	—	—	—	$—
Interest Income	—	39,529	1,695	1,891	15,586	—	—	—	73,768	—	$132,469
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$—	$—	$(2,410)	$—	$—	$—	$—	—	$(2,410)
Expense related to Portfolio	—	—	—	—	—	—	—	—	—	—	$—
Interest Expense	—	—	—	—	—	—	—	—	—	—	$—
Investment Interest Expense	—	—	(800)	—	—	—	—	—	—	—	$(800)
Subtotal	$164,423	$40,829	$14,467,267	$93,994	$21,753	$—	$—	$879	$1,808,720	—	$16,597,865
Other Expenses
Guarantee payment to partners	$—	$—	$—	$—	$—	$—	$—	$—	$—	—	$—
Total Other Deductions	(15,163)	—	(800)	(800)	—	(372)	4,872	—	(717)	(1,290)	$(14,270)
Contribution	—	(1,000)	—	—	(1,167)	—	—	—	—	—	$(2,167)
Guarantee Payment	—	—	—	—	—	—	—	—	—	—	$—
Income (expense) from K-1	$149,260	$39,829	$14,466,467	$93,194	$20,586	$(372)	$4,872	$879	$1,808,003	$(1,290)	$16,581,428

Net Income per book	$131,345	$22,619	$14,466,217	$73,509	$13,871	$(372)	$4,872	$879	$1,808,003	(25,475)	$16,495,468

Less: Cash Distributions From:
Operating Activities — to Investors	$—	$—	$13,147,528	$—	$—	$—	$—	$—	$—	$—	$13,147,528
Investing & financing Activities	—	—	—	—	—	—	—	—	—	—	$—
Other — (Return of Capital)	—	—	(204,396)	—	—	—	—	—	—	—	$(204,396)
Total Cash distributions	—	—	12,943,132	—	—	—	—	—	—	—	$12,943,132
Cash Generated (deficiency) after Cash Distributions	$131,345	$22,619	$1,523,085	$73,509	$13,871	$(372)	$4,872	$879	$1,808,003	$(25,475)	$3,552,336
Tax and Distribution Data Per $1,000 invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(18)	$(16)	$—	$(20)	$2	$—	$6	$1	$(50)	$—	$(95)
From Recapture	—	—	—	—	—	—	—	—	—	—	$—
Capital Gain (Loss)	$149	$(1)	$14,465	$91	$(4)	$—	$(1)	$—	$1,784	(25)	$16,458
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Investment Income	47	—	346	—	—	—	—	—	—	$—	$393
Return of capital	—	—	996	—	—	—	—	—	—	$—	$996
Sources (on Cash basis)
Operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—	—	—	—	—	—	—
Investment Activities	47	—	346	—	—	—	—	—	—	$—	$393
Other (Return of Capital)	—	—	996	—	—	—	—	—	—	$—	$996

(a)	The Springbrook and Wasson totals represent program activity up to the 1031 exchanges that occurred in 2005. Activity after the 1031 exchanges occurred within a new program for each separate entity. The Springbrook offering was completed in 2006 and detailed under “Springbrook (Exchange)” above. The Wasson offering is ongoing.

(b)	Refers to program numbers 18 and 20 in the Prior Performance Summary beginning on page 62.

(c)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(d)	Refers to program numbers 22A, 22B, and 22C in the Prior Performance Summary beginning on page 62.

(e)	Refers to program number 23 in the Prior Performance Summary beginning on page 62.

(f)	Refers to program number 27 in the Prior Performance Summary beginning on page 62.

(g)	Refers to program number 32 in the Prior Performance Summary beginning on page 62.

(h)	Refers to program number 9 in the Prior Performance Summary beginning on page 62.

(i)	Refers to program number 17 in the Prior Performance Summary beginning on page 62.

(j)	Refers to program number 31 in the Prior Performance Summary beginning on page 62.

(k)	Refers to program number 25 in the Prior Performance Summary beginning on page 62.

Table III
Tax Results of Prior Programs — 2005 (Unaudited)

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

	Total	Total	Total
Reconciliations:	Groves(a)	Springbrook(b)	Wasson(c)	TSG Fund II, LP(d)	MRF WFBB, LP(e)	TSG Fund I, LP(f)	TSG Investors, LLC(g)	TSG Little Valley(h)	Total 2005

Income
Capital Gain (Loss)	$15,481,561	$20,625,482	$14,743,892	$—	$—	$—	$3,068,173	$—	$53,919,108
Operating Income	—	—	—	(419)	—	—	(75,042)	1,202	(74,259)
Income from Rental Activities	—	—	—	50	—	—	—	—	50
Interest Income	—	6,526	63,836	47,432	—	1,160,463	119,325	—	1,397,582
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$—	$(16,829)	$—	$—	$—	$—	$(16,829)
Expense related to Portfolio	—	—	—	—	—	—	—	—	—
Interest Expense	(123,887)	—	—	—	—	—	—	—	(123,887)
Investment Interest Expense	—	—	—	—	—	—	—	—	—
Subtotal	$15,357,674	$20,632,008	$14,807,728	$30,234	$—	$1,160,463	$3,112,456	$1,202	$55,101,765
Other Expenses
Guarantee Payment to Partners	$—	$—	$—	$—	$—	$—	$—	$—	$—
Depreciation	—	—	—	—	—	—	—	—	—
Total Other Deductions	(38,204)	—	(1,500)	—	96,207	(950)	—	(850)	54,703
Contribution	(1,500)	(3,250)	(1,000)	—	—	—	—	—	(5,750)
Guarantee Payment	—	—	—	—	—	—	—	—	—
Income (Expense) from K-1	$15,317,970	$20,628,758	$14,805,228	$30,234	$96,207	$1,159,513	$3,112,456	$352	$55,150,718

Net Income per book	$15,308,964	$20,621,188	$14,800,728	$29,246	$96,207	$1,159,513	$3,112,456	$(10,579)	$55,117,723

Less: Cash Distributions From:
Operating Activities — to Investors	$15,082,790	$20,621,188	$12,499,933	$—	$—	$—	$—	$—	$48,203,911
Investing & Financing Activities	—	—	—	—	—	—	—	—	—
Other — (Return of Capital)	367,060	4,930,318	625,822	—	—	—	—	—	5,923,200
Total Cash Distributions	15,449,850	25,551,506	13,125,755	—	—	—	—	—	54,127,111
Cash Generated (deficiency) after Cash Distributions	$(140,886)	$(4,930,318)	$1,674,973	$29,246	$96,207	$1,159,513	$3,112,456	$(10,579)	$990,612
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(9)	$(8)	$(6)	$(18)	$97	$—	$(75)	$—	$(2)
From Recapture	—	—	—	—	—	—	—	—	—
Capital Gain (Loss)	$15,442	$20,622	$14,743	$—	$(1)	$(1)	$3,068	$(11)	$53,846
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—	$—	$—	$—	$—	$—
Investment Income	2,785	3,995	3,907	—	83	1,365	727	12,862	25,724
Return of Capital	—	1,794	1,819	—	—	—	—	3,613	7,226
Sources (on Cash basis)
Operations	$—	$—	$—	$—	$—	$—	$—	$—	$—
Refinancing	2,785	3,995	3,907	—	83	1,365	727	12,862	25,724
Sales	—	—	—	—	—	—	—	—	—
Other (Return of Capital)	—	1,794	1,819	—	—	—	—	3,613	7,226

(a)	Refers to program numbers 18 and 20 in the Prior Performance Summary beginning on page 62.

(b)	Refers to program numbers 22A, 22B, and 22C in the Prior Performance Summary beginning on page 62.

(c)	Refers to program number 23 in the Prior Performance Summary beginning on page 62.

(d)	Refers to program number 27 in the Prior Performance Summary beginning on page 62.

(e)	Refers to program number 9 in the Prior Performance Summary beginning on page 62.

(f)	Refers to program number 17 in the Prior Performance Summary beginning on page 62.

(g)	Refers to program number 31 in the Prior Performance Summary beginning on page 62.

(h)	Refers to program number 25 in the Prior Performance Summary beginning on page 62.

Table III
Tax Results of Prior Programs — 2004 (Unaudited)

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

			Wasson
			Canyon	MRF	TSG
Reconciliations:	Total Groves(a)	Springbrook(b)	Investment(c)	WFBB, LP(d)	FUND I, LP(e)	TSG Little Valley(f)	Total 2004

Income
Capital Gain (Loss)	$15,102,571	$—	$—	$—	$—	$—	$15,102,571
Operating Income	—	—	—	—	—	(46)	(46)
Income from rental activities	—	—	—	—	—	—	—
Interest Income	(8,387)	—	—	—	180,000	24	171,637
Portfolio Expenses
Deduction related to Portfolio	$(7,237)	$(27,037)	$(115,075)	$—	$(29)	$—	(149,378)
Expense related to Portfolio	—	—	—	—	—	—	—
Interest Expense	(93,078)	—	—	—	—	—	(93,078)
Investment Interest Expense	—	(150,516)	(174,327)	—	—	—	(324,843)
Subtotal	$14,993,869	$(177,553)	$(289,402)	$—	$179,971	$(22)	$14,706,863
Other Expenses
Guarantee Payment to Partners	$—	$—	$—	$—	$—	$—	$—
Depreciation	—	—	—	—	—	—	$—
Total Other Deductions	(1,600)	—	(800)	65,223	—	—	62,823
Contribution	—	(300,500)	—	—	—	—	(300,500)
Guarantee Payment	—	—	—	—	—	—	—
Income (Expense) from K-1	$14,992,269	$(478,053)	$(290,202)	$65,223	$179,971	$(22)	$14,469,186

Net Income per book	$14,985,009	$(502,551)	$(301,471)	$65,223	$179,971	$(1,022)	$14,425,159

Less: Cash Distributions From:
Operating Activities — to Investors	$14,985,009	$—	$—	$—	$—	$—	$14,985,009
Investing & Financing Activities	—	—	—	—	—	—	$—
Other — (Return of Capital)	4,881,860	87,790	30,830				$5,000,480
Total Cash Distributions	19,866,869	87,790	30,830				$19,985,489
Cash Generated (deficiency) after Cash Distributions	$(4,881,860)	$(590,341)	$(332,301)	$65,223	$179,971	$(1,022)	$(5,560,330)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(7)	$(24)	$(11)	$66	$—	$—	$24
From Recapture	—	—	—	—	—	—	—
Capital Gain (Loss)	$15,094	$(478)	$(290)	$(1)	$—	$(1)	$14,324
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—	$—	$—	$—
Investment Income	1,556	19	—	56	57	—	$1,688
Return of Capital	1,594	—	—	—	—	—	$1,594
Sources (on Cash basis)
Operations	$—	$—	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—	—	—
Investment Activities	1,556	19	—	—	—	—	$1,575
Other (Return of Capital)	1,594	—	—	—	—	—	$1,594

(a)	Refers to program numbers 18 and 20 in the Prior Performance Summary beginning on page 62.

(b)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(c)	Refers to program number 23A in the Prior Performance Summary beginning on page 62.

(d)	Refers to program number 9 in the Prior Performance Summary beginning on page 62.

(e)	Refers to program number 17 in the Prior Performance Summary beginning on page 62.

(f)	Refers to program number 25 in the Prior Performance Summary beginning on page 62.

Table III
Tax Results of Prior Programs — 2003 (Unaudited)

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

			Wasson
	Total		Canyon	MRF	Total
Reconciliations:	Groves(a)	Springbrook(b)	Investment(c)	WFBB, LP(d)	2003

Income
Capital Gain (Loss)	$339,271	$3,174	$—	$—	$342,445
Operating Income	—	—	—	—	—
Income from rental activities	—	—	—	—	—
Interest Income	776	—	113	—	889
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$—	$—	$—
Expense related to Portfolio	(448,647)	(2,170)	(9,719)	(952)	(461,488)
Interest Expense	(871,040)	(26,000)	—	—	(897,040)
Investment Interest Expense	—	—	—	—	—
Subtotal	$(979,640)	$(24,996)	$(9,606)	$(952)	$1,015,194
Other Expenses
Guarantee Payment to Partners	$—	$—	$—	$—	$—
Depreciation	—	—	—	—	—
Total Other Deductions	(1,600)	(208,891)	(500)	—	(210,991)
Contribution	—	—	—	—	—
Guarantee Payment	—	—	—	—	—
Income (Expense) from K-1	$(981,240)	$(233,887)	$(10,106)	$(952)	$(1,226,185)

Net Income per book	$(986,433)	$(233,887)	$(14,167)	$(952)	$(1,235,439)

Less: Cash Distributions From:
Operating Activities — to Investors	$—	$—	$—	$—	$—
Investing & Financing Activities	—	—	—	—	—
Other — (Return of Capital)	2,129,827	—	—	—	2,129,827
Total Cash Distributions	2,129,827	—	—	—	2,129,827
Cash Generated (deficiency) after Cash Distributions	$(3,116,260)	$(233,887)	$(14,167)	$(952)	$(3,365,266)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(7)	$(209)	$(5)	$—	$(221)
From Recapture	—	—	—	—	—
Capital Gain (Loss)	$(109)	$1	$(10)	$(1)	$(119)
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—	$—
Investment Income	37	—	—	1	38
Return of Capital	363	—	—	—	363
Sources (on Cash basis)
Operations	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	—
Investment Activities	37	—	—	—	37
Other (Return of Capital)	363	—	—	—	363

(a)	Refers to program numbers 18 and 20 in the Prior Performance Summary beginning on page 62.

(b)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(c)	Refers to program number 23A in the Prior Performance Summary beginning on page 62.

(d)	Refers to program number 9 in the Prior Performance Summary beginning on page 62.

Table III
Tax Results of Prior Programs — 2002 (Unaudited)

Table III presents results of operations on an income tax basis for prior programs, offerings of which have closed in the most recent five years.

Reconciliations:	Total Groves(a)	Springbrook(b)	MRF WFBB, LP(c)	Total 2002

Income
Capital Gain (Loss)	$—	$1,743	$—	$1,743
Operating Income	—	—	—	—
Income from rental activities	—	—	(943)	(943)
Interest Income	—	—	—	—
Portfolio Expenses
Deduction related to Portfolio	$—	$—	$—	$—
Expense related to Portfolio	(114,894)	—	—	(114,894)
Interest Expense	(387,154)	(12,375)	—	(399,529)
Investment Interest Expense	—	—	—	—
Subtotal	$(502,048)	$(10,632)	$(943)	$(513,623)
Other Expenses
Guarantee Payment to Partners	$—	$—	$—	$—
Depreciation	—	—	—	—
Total Other Deductions	(1,600)	(581)	—	(2,181)
Contribution	—	—	—	—
Guarantee Payment	—	—	—	—
Income (Expense) from K-1	$(503,648)	$(11,213)	$(943)	$(515,804)

Net Income per book	$(508,669)	$(11,213)	$(943)	$(520,825)

Less: Cash Distributions From:
Operating Activities — to Investors	$—	$—	$—	$—
Investing & Financing Activities	—	—	—	—
Other — (Return of Capital)	216,144	—	—	216,144
Total Cash Distributions	216,144	—	—	216,144
Cash Generated (deficiency) after Cash Distributions	$(724,813)	$(11,213)	$(943)	$(736,969)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss):
From Operations	$(7)	$(1)	$(1)	$(9)
From Recapture	—	—	—	—
Capital Gain (Loss)	$(115)	$2	$—	$(113)
Cash Distributions to Investors:
Sources (on GAAP basis)
Operating Activities	$—	$—	$—	$—
Investment Income	—	—	—	—
Return of Capital	19	—	—	19
Sources (on Cash basis)
Operations	$—	$—	$—	$—
Refinancing	—	—	—	—
Investment Activities	—	—	—	—
Other (Return of Capital)	19	—	—	19

(a)	Refers to program numbers 18 and 20 in the Prior Performance Summary beginning on page 62.

(b)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(c)	Refers to program number 9 in the Prior Performance Summary beginning on page 62.

Table IV
Results of Completed Operations (Unaudited)

Table IV presents the Tax and Distribution per $1,000 of investment, and Cash distribution to investors for programs which have completed operations in the most recent five years (no longer hold properties) 2002-2006, even if they still hold notes.

		Cedar
		Run,	TSG Fund I,	SEI Multi-Family
	Groves II(a)	Ltd.(b)	LP(c)	Fund 2003, LP(d)

Dollar Amount Raised	$2,242,458	$844,380	$3,182,000	$751,000
Number of Properties Purchased	3	2	1	1
Date of Closing of Offering	5/4/2005	12/31/2002	12/31/2004	12/31/2003
Date of First Sale of Property	1/8/2004	8/30/1996	12/16/2005	12/16/2006
Date of Final Sale of Property	5/4/2005	11/27/2002	12/16/2005	12/16/2006

Tax and Distribution Data Per $1,000 Investment
Federal Income Tax Results
Ordinary Income (Loss)
from operations	$(285)	$142	$421	$(2)
from recapture	$—	$—	$—	$—
Capital Gain (Loss)	$2,400	$(11)	$—	$344
Deferred Gain	$—	$—	$—	$—
Capital	$—	$—	$—	$—
Ordinary	$—	$—	$—	$—

Total	$2,115	$131	$421	$342

Cash Distributions to Investors
Source (on GAAP basis)
Investment Income	$2,603	$—	$—	$345
Return of Capital	$514	$1,000	$1,421	$997

Total	$3,117	$1,000	$1,421	$1,342

Source (on Cash basis)
Sales	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—
Operations	$(2)	$131	$—	$—
Other	$—	$—	$—	$—

Total	$(2)	$131	$—	$—

(a)	Refers to program number 18 in the Prior Performance Summary beginning on page 62.

(b)	Refers to program number 4 in the Prior Performance Summary beginning on page 62.

(c)	Refers to program number 17 in the Prior Performance Summary beginning on page 62.

(d)	Refers to program number 19 in the Prior Performance Summary beginning on page 62.

Table V
Sales or Disposals of Properties (Unaudited)
January 1, 2004 Through December 31, 2006

Table V presents all sales or disposals of properties for programs with similar investment activities for the most recent 3 years.

								Cost of Properties Including Closing and Soft Costs						Excess
	Selling Price Net of Closing Costs and GAAP Adjustments									Total				(Deficiency)
			Cash		Purchase					Acquisition				of Property
			Received	Mortgage	Money					Cost, Capital				Operating
			Net of	Paid at	Mortgage Taken	Adjustment		Original		Improvements,				Cash
	Date	Date of	Closing	Time of	Back by	Resulting from		Mortgage		Closing & Soft			Gain on Sale	Receipts Over Cash
Property	Acquired	Sale	Costs	Sale	Program	Application of GAAP	Total	Financing		Costs(2)		Total	of Investment	Expenditures

MRF Groves Development(i)
Spring Mountain Ranch, Riverside, CA	02/23/98	01/08/04	17,531,545.86	3,670,462.29	—	—	21,202,008.15	4,894,240.00		6,141,390.21		11,035,630.21	$10,166,377.94
Spring Mountain Ranch, Riverside, CA, (Byram)	02/23/98	01/08/04	4,390,910.20	1,092,629.67	—	—	5,483,539.87	(b	)	2,588,452.34		2,588,452.34	2,895,087.53
Spring Mountain Ranch, Riverside, CA, (Lynn)(1)	01/29/03	01/08/04	8,078,220.76	—	—	—	8,078,220.76	—		3,865,773.66		3,865,773.66	4,212,447.10	3,810,587.81
Vacant Land, Riverside, CA	02/23/98	12/08/05	10,411,854.15	1,225,000.00	—	—	11,636,854.15	1,225,000.00		443,682.10		1,668,682.10	9,968,172.05

			$40,412,530.97	$5,988,091.96	$—	$—	$46,400,622.93	$6,119,240.00		$13,039,298.31		$19,158,538.31	$27,242,084.62	$3,810,587.81
MRF Groves II Development(ii)
Spring Mountain Ranch, Riverside, CA	11/08/02	01/08/04	3,309,626.68	2,347,101.90	—	—	5,656,728.58	2,347,101.90		1,004,977.30		3,352,079.73	2,304,648.85
Spring Mountain Ranch, Riverside, CA, (Byram)	11/08/02	01/08/04	2,245,215.48	2,152,898.10	—	—	4,398,113.58	2,152,989.10		920,087.14		3,073,076.24	1,325,037.34
Fox East Parcel, Riverside, CA	11/08/02	04/27/05	897,102.04	—	—	—	897,102.04	—		122,612.04		122,612.04	774,490.00
Lindenmuth West Parcel, Riverside, CA	11/08/02	05/03/05	2,620,286.62	—	—	—	2,620,286.62	—		360,104.05		360,104.05	2,260,182.57

			$9,072,230.82	$4,500,000.00	$—	$—	$13,487,260.82	$4,500,091.00		$2,407,781.06		$6,907,872.06	$6,664,358.76	$—
Total MRF Groves Development			$49,484,761.79	$10,488,091.96	$—	$—	$59,972,858.75	$10,619,331.00		$15,447,079.37		$26,066,410.37	$33,906,443.38	$3,810,587.81

Wasson Canyon Investments, (Renamed to TSG O’Oma and then TSG Kula Nei)(iii)
Wasson Canyon East, Riverside, CA (WCI)	12/05/03	06/28/05	14,660,001.94	3,341,959.59	—	—	18,001,961.53	—		2,275,475.53		2,275,475.53	15,726,486.00
Wasson Canyon East, Riverside, CA (CF)	12/05/03	06/28/05	319,863.69	201,401.22	—	—	521,264.91	—		(c	)	—	521,264.91
Wasson Canyon East, Riverside, CA (PP)	12/05/03	06/28/05	1,064,764.55	824,310.36	—	—	1,889,074.91	—		(c	)	—	1,889,074.91

			$16,044,630.18	$4,367,671.17	$—	$—	$20,412,301.35	$—		$2,275,475.53		$2,275,475.53	$18,136,825.82	$—
Wasson Canyon Investments II(iv)
Matte, Lake Elsinore, CA (Phase 1)	04/01/05	05/02/05	$—	$—	$4,345,500.00	$—	$4,345,500.00	$—		$829,474.00		$829,474.00	$3,516,026.00

Total Wasson			$16,044,630.18	$4,367,671.17	$4,345,500.00	$—	$24,757,801.35	$—		$3,104,949.53		$3,104,949.53	$21,652,851.82	$—

(1)	Lynn and Dunham were included as part of the settlement agreement negotiated by Sponsor. However, these sales were negotiated for individual investors who have provided their individual basis for inclusion herein. Hence, this amount represents the gain passed through to the individual investors for these sales.

(2)	The Total Acquisition Cost, Capital Improvements, Closing and Soft Costs column includes partnership profit and loss activity from prior years before the actual sale listed above occurred. The inclusion of prior year limited partnership operating results allows for the presentation of the overall limited partnership gain or loss on the sale of the asset as opposed to the gain or loss on the sale at a point in time.

(b)	Mortgage Paid at Time of Sale was part of the Original Mortgage Financing of $4,894,240.

(c)	Basis included in the Wasson Canyon East, Riverside, CA (WCI) sale.

(i)	Refers to program number 20 in the Prior Performance Summary beginning on page 62.

(ii)	Refers to program number 18 in the Prior Performance Summary beginning on page 62.

(iii)	Refers to program number 23A in the Prior Performance Summary beginning on page 62.

(iv)	Refers to program number 23B in the Prior Performance Summary beginning on page 62.

Table V
Sales or Disposals of Properties (Unaudited)
January 1, 2004 Through December 31, 2006 (Continued)

Table V presents all sales or disposals of properties for programs with similar investment activities for the most recent 3 years.

									Cost of Properties Including Closing and Soft Costs				Excess
	Selling Price Net of Closing Costs and GAAP Adjustments									Total			(Deficiency)
				Cash		Purchase				Acquisition			of Property
				Received	Mortgage	Money				Cost, Capital			Operating
				Net of	Paid at	Mortgage Taken	Adjustment		Original	Improvements,			Cash
	Date		Date of	Closing	Time of	Back by	Resulting from		Mortgage	Closing & Soft		Gain on Sale	Receipts Over Cash
Property	Acquired		Sale	Costs	Sale	Program	Application of GAAP	Total	Financing	Costs(2)	Total	of Investment	Expenditures

Springbrook Investments, L.P.(i)
Dye House only, Land sold with Vacant Land, Riverside, CA on 12/8/2005	06/15/05		10/27/05	$104,224.99	$277,171.43	$—	$—	$381,396.42	$277,171.43	$104,224.99	$381,396.42	—
Vacant Land, Riverside, CA (SBI)	01/01/03		12/08/05	$12,251,354.77	$7,725,285.10	$—	$—	$19,976,639.87	$8,807,029.01	$3,012,291.86	$11,819,320.87	8,157,319.00
Vacant Land, Riverside, CA (Blue Water)	01/01/03		12/08/05	$14,988,262.75	$—	$—	$—	$14,988,262.75	$—	$78,303.79	$78,303.79	14,909,958.96
Vacant Land, Riverside, CA (Dunham)(1)	(a	)	12/08/05	$1,366,443.02	$453,972.54	$—	$—	$1,820,415.56	$453,972.54	$—	$453,972.54	1,366,443.02	1,366,443.02

				$28,710,285.53	$8,456,429.07	$—	$—	$37,166,714.60	$9,538,172.98	$3,194,820.64	$12,732,993.62	$24,433,720.98	$1,366,443.02

Springbrook Investments II, L.P. (ii)
Vacant Land, Riverside, CA	06/01/05		12/08/05	$2,715,045.27	$—	$—	$—	$2,715,045.27	$—	$691,539.43	$691,539.43	2,023,505.84
Vacant Land, Riverside, CA	06/01/05		08/04/06	$2,691,065.80	$—	$—	$—	$2,691,065.80	$—	$134,243.68	$134,243.68	2,556,822.12
Vacant Land, Riverside, CA	01/01/03		10/05/06	$10,463.63	$—	$—	$—	$10,463.63	$—	$(245.12)	$(245.12)	10,708.75

				$5,416,574.70	$—	$—	$—	$5,416,574.70	$—	$825,537.99	$825,537.99	$4,591,036.71	$—

Springbrook South, L.P.(iii)
Vacant Land, Riverside, CA (SBS)	01/26/05		08/04/06	$3,548,507.00	$—	$—	$—	$3,548,507.00	$—	$565,795.00	$565,795.00	2,982,712.00
Vacant Land, Riverside, CA (Bluewater)	01/01/03		08/04/06	$10,742,984.29	$—	$—	$—	$10,742,984.29	$—	$164,510.05	$164,510.05	10,578,474.24
Vacant Land, Riverside, CA (SBS)	01/01/03		10/05/06	$13,792.62	$—	$—	$—	$13,792.62	$—	$(323.11)	$(323.11)	14,115.73
Vacant Land, Riverside, CA (Bluewater)	01/01/03		10/05/06	$39,255.90	$—	$—	$—	$39,255.90	$—	$(919.63)	$(919.63)	40,175.53

				$14,344,539.81	$—	$—	$—	$14,344,539.81	$—	$729,062.31	$729,062.31	$13,615,477.50	$—
Total Springbrook				$48,471,400.04	$8,456,429.07	$—	$—	$56,927,829.11	$9,538,172.98	$4,749,420.94	$14,287,593.92	$42,640,235.19	$1,366,443.02

(1)	Lynn and Dunham were included as part of the settlement agreement negotiated by Sponsor. However, these sales were negotiated for individual investors who have provided their individual basis for inclusion herein. Hence, this amount represents the gain passed through to the individual investors for these sales.

(2)	The Total Acquisition Cost, Capital Improvements, Closing and Soft Costs column includes partnership profit and loss activity from prior years before the actual sale listed above occurred. The inclusion of prior year limited partnership operating results allows for the presentation of the overall limited partnership gain or loss on the sale of the asset as opposed to the gain or loss on the sale at a point in time.

(a)	Property was acquired by Dunham, the individual investor, and not the Sponsor. The Sponsor had no ownership in the property, but managed the entitlement process and negotiated the sale of this property on Dunham’s behalf.

(i)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(ii)	Refers to program number 22B in the Prior Performance Summary beginning on page 62.

(iii)	Refers to program number 22C in the Prior Performance Summary beginning on page 62.

Table V
Sales or Disposals of Properties (Unaudited)
January 1, 2004 Through December 31, 2006 (Continued)

Table V presents all sales or disposals of properties for programs with similar investment activities for the most recent 3 years.

	Selling Price Net of Closing Costs and GAAP Adjustments							Cost of Properties Including Closing and Soft Costs				Excess
									Total			(Deficiency)
			Cash		Purchase				Acquisition			of Property
			Received	Mortgage	Money				Cost, Capital			Operating
			Net of	Paid at	Mortgage Taken	Adjustment		Original	Improvements,			Cash
	Date	Date of	Closing	Time of	Back by	Resulting from		Mortgage	Closing & Soft		Gain on Sale	Receipts Over Cash
Property	Acquired	Sale	Costs	Sale	Program	Application of GAAP	Total	Financing	Costs(2)	Total	of Investment	Expenditures
SMR Water Stock Company(i)
Spring Mountain Ranch, Riverside, CA	12/18/98	01/10/05	$4,120,325.25	$—	$—	$—	$4,120,325.25	$—	$870,360.25	$870,360.25	3,249,965.00	$—

Wasson West, L.P.(ii)
Pabon Sale, Lake Elsinore, CA	05/26/06	07/19/06	$458,421.37	$—	$—	$—	$458,421.37	$—	$388,412.37	$388,412.37	70,009.00

Peloton Partners, L.P.(iii)
Restivo Sale, Lake Elsinore, CA	05/30/06	07/19/06	$433,507.57	$—	$—	$—	$433,507.57	$—	$448,085.57	$448,085.57	(14,578.00)	$—

Table V Totals			$119,013,046.20	$23,312,192.20	$4,345,500.00	$—	$146,670,738.40	$20,157,503.98	$25,008,308.03	$45,165,812.01	$101,504,926.39	$5,177,030.83

(2)	The Total Acquisition Cost, Capital Improvements, Closing and Soft Costs column includes partnership profit and loss activity from prior years before the actual sale listed above occurred. The inclusion of prior year limited partnership operating results allows for the presentation of the overall limited partnership gain or loss on the sale of the asset as opposed to the gain or loss on the sale at a point in time.

(i)	SMR Water Stock Company, L.P., a California limited partnership, was created to temporarily hold shares of stock of the Riverside Highland Water Company, a mutual water company organized and existing pursuant to California Department of Health Services Permit #03-93-044 for the construction of water related facilities and the furnishings of domestic and irrigation water, that were subsequently sold by MRF Groves Development, L.P., Groves Development II, L.P., and a non-affiliated entity, Riverside 193 Tract, L.P., to SMR Ventures, LLC on January 10, 2005. The shares of stock of the Riverside Highland Water Company discussed above were originally acquired in a 1998 land purchase made by MRF Groves Development, L.P. For additional discussion on the programs that contributed the water stock to SMR Water Stock Company, L.P., refer to program numbers 18 and 20 in the Prior Performance Summary beginning on page 62.

(ii)	Refers to program number 23C in the Prior Performance Summary beginning on page 62.

(iii)	Refers to program number 30 in the Prior Performance Summary beginning on page 62.

Table V
Sales or Disposals of Properties (Unaudited)
January 1, 2004 Through December 31, 2006

Table V presents all sales or disposals of properties for programs with similar investment activities for the most recent 3 years.

			Average
			Holding			Profit		Annualized
	Date of	Date of	Period	Project	Net Sales	From	Sales	Sales
Project Name	Acquisition	Final Sale	(In Years)(1)	Costs ($)	Price ($)(2)	Sales ($)	Profit %(3)	Profit %(4)

MRF — Groves Development (Summary)(i)	2/23/1998	12/22/2006	8.83	26,066,410.37	59,972,853.75	33,906,443.38	130.08%	14.73%
Wasson Canyon Investments (TSG O’Oma) (Summary)(ii)	12/5/2003	6/28/2005	1.56	3,104,949.53	24,757,801.35	21,652,851.82	697.37%	445.78%
Springbrook Investments (Summary)(iii)	1/1/2003	10/5/2006	3.76	14,287,593.92	56,927,829.11	42,640,235.19	298.44%	79.34%
SMR Water Stock Company(iv)	12/18/1998	1/10/2005	6.07	870,360.25	4,120,325.25	3,249,965.00	373.40%	61.53%
Wasson West(v)	5/26/2006	7/19/2006	0.15	388,412.37	458,421.37	70,009.00	18.02%	121.83%
Peloton Partners(vi)	5/30/06	7/19/2006	0.14	448,085.57	433,507.57	(14,578.00)	(3.25%)	(23.75%)

Project Totals				45,165,812.01	146,670,738.40	101.504,926.39	224.74%%

(1)	The average holding period (in years) is calculated by subtracting the date of final sale from the date acquired and dividing by 365.

(2)	The net sale price of $146,670,738.40 is comprised of $152,805,426.02 in gross revenues less $6,134,687.62 in closing costs.

(3)	The sales profit percentage is calculated by dividing Profit From Sales by Project Costs.

(4)	The annualized sales profit is calculated by dividing the sales profit percentage by the average holding period in years.

(i)	For detail on the MRF Groves Development (Summary) refer to page B-17 of the Prior Performance Tables. Page B-17 details each separate sale whose individual sales or disposals in aggregate equal the totals shown.

(ii)	For detail on the Wasson Canyon Investments (TSG O’Oma) (Summary) refer to page B-17 of the Prior Performance Tables. Page B-17 details each separate sale whose individual sales or disposals in aggregate equal the totals shown.

(iii)	For detail on the Springbrook Investments (Summary) refer to page B-18 of the Prior Performance Tables. Page B-18 details each separate sale whose individual sales or disposals in aggregate equal the totals shown.

(iv)	For detail on the SMR Water Stock Company refer to page B-19 of the Prior Performance Tables. Page B-19 details each separate sale whose individual sales or disposals in aggregate equal the totals shown.

(v)	For detail on the Wasson West refer to page B-19 of the Prior Performance Tables, Page B-19 details each separate sale whose individual sales or disposals in aggregate equal the totals shown.

(vi)	For detail on the Peloton Partners refer to page B-19 of the Prior Performance Tables, Page B-19 details each separate sale whose individual sales or disposals in aggregate equal the totals shown.

20,100,000 Shares

Prospectus

You should rely only on the information contained in this prospectus and in supplements to this prospectus. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, in supplements to this prospectus, or in literature issued by us (which shall not be deemed to be a part of this prospectus), in connection with this offering. If given or made, such information or representation must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The statements in this prospectus or in any supplement are made as of the date hereof and thereof, unless another time is specified, and neither the delivery of this prospectus or any supplement nor the sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof or thereof. However, if any material adverse changes occur during the period when a prospectus is required to be delivered to an investor, this prospectus or any supplement will be amended or supplemented accordingly.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  Quantitative and Qualitative Disclosure About Market Risk

Not applicable (per Item 305(e) of Regulation S-K) as Shopoff Properties Trust, Inc. meets the definition of “Small Business Issuer” under Rule 405 promulgated under the Securities Act.

ITEM 31.  Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission registration fee	$21,400.00
NASD filing fee	$20,500.00
Printing and postage	$450,000.00
Legal fees and expenses	$1,250,000.00
Accounting fees and expenses	$350,000.00
Sale and advertising expenses	$1,800,000.00
Blue Sky Expenses	$200,000.00
Educational Conferences	$300,000.00
Sales Seminars	$750,000.00
IT Systems	$350,000.00
Miscellaneous	$258,100.00
Reimbursements to advisor or its affiliates for organization and offering expenses
Total	$5,750,000.00

ITEM 32.  Sales to Special Parties

None.

ITEM 33.  Recent Sales of Unregistered Securities

On November 21, 2006, Shopoff Properties Trust, Inc. was capitalized with the issuance to The Shopoff Group of 21,100 shares of common stock for a purchase price of $9.50 per share for an aggregate purchase of $200,450. The shares were purchased for investment and for the purpose of organizing Shopoff Properties Trust, Inc. Shopoff Properties Trust, Inc. issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act.

ITEM 34.  Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of Shopoff Properties Trust, Inc. shall be liable to Shopoff Properties Trust, Inc. or its stockholders for money damages and (ii) Shopoff Properties Trust, Inc. shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of Shopoff Properties Trust, Inc.; (B) any individual who, while a director or officer of Shopoff Properties Trust, Inc. and at the request of Shopoff Properties Trust, Inc., serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) Shopoff Advisors or any of its affiliates acting as an agent of Shopoff Properties Trust, Inc. and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, Shopoff Properties Trust, Inc. shall not provide for indemnification of or hold harmless a director, Shopoff Advisors or any affiliate of Shopoff Advisors (the “Indemnitee”) for any liability or loss suffered by any of them, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Shopoff Properties Trust, Inc.;

(ii) the Indemnitee was acting on behalf of or performing services for the Shopoff Properties Trust, Inc.;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), Shopoff Advisors or an affiliate of Shopoff Advisors or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of Shopoff Properties Trust, Inc. were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in our charter, nor the adoption or amendment or amendment of any other provision of our charter or bylaws inconsistent with the provision for indemnification in our charter, shall apply to or affect in any respect the applicability of the provision for indemnification in our charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Shopoff Properties Trust, Inc. shall pay or reimburse reasonable legal expenses and other costs incurred by the directors or Shopoff Advisors or its affiliates in advance of the final disposition of a proceeding only if (in addition to the procedures required by the MGCL) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of Shopoff Properties Trust, Inc., (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the directors, officers, employees or agents or Shopoff Advisors or its Affiliates provide Shopoff Properties Trust, Inc. with written affirmation of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification and undertake to repay the amount paid or reimbursed by Shopoff Properties Trust, Inc., together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular indemnitee is not entitled to indemnification.

ITEM 35.  Treatment of Proceeds from Stock Being Registered

None.

ITEM 36.  Financial Statements and Exhibits

(a) Index to Financial Statements

The following financial statements of the Registrant are filed as part of this Registration Statement and included in the prospectus:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheet as of March 31, 2007

(3) Notes to Consolidated Balance Sheet

(b) Exhibits:

Exhibit
Number	Exhibit

1.1	Form of Broker-Dealer Agreement between Shopoff Properties Trust, Inc. and Shopoff Securities, Inc.**
3.1	Charter of Registrant*
3.2	Bylaw of Registrant*
3.3	Form of Articles of Amendment and Restatement of the Registrant
3.4	Form of Amended and Restated Bylaws of the Registrant
3.5	Form of Agreement of Limited Partnership of Shopoff Partners****
4.1	Form of Registrant’s Common Stock Certificate***
5.1	Opinion of DLA Piper US LLP**
8.1	Opinion of Manatt, Phelps & Phillips, LLP, as to Tax Matters***
10.1	2007 Equity Incentive Plan*
10.2	Advisory Agreement between Shopoff Properties Trust, Inc., Shopoff Partners, L.P. and Shopoff Advisors, L.P.****
10.3	Form of Escrow Agreement*
23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)**
23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 8.1)***
23.3	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
24.1	Power of Attorney (included on Signature Page)*

*	Filed with the SEC on November 30, 2006.

**	Filed with the SEC on January 25, 2007.

***	Filed with the SEC on March 30, 2007.

****	Filed with the SEC on June 6, 2007.

ITEM 37.  Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purposes of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(6) That, for the purpose of determining liability under the Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The Registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with Shopoff Advisors or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to Shopoff Advisors or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full year of operations of Shopoff Advisors.

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by Shopoff Advisors and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2004 Through December 31, 2006

Table VI represents all properties acquired by any programs with similar investment objectives for the past three years, January 1, 2004 through December 31, 2006.

Summary By Project

							Mortgage
				Contract			Financing	Other Cash	Total
	Acquisition		Cash Down	Purchase	Date of	Finance &	(Date of	Expenditures	Acquisition
Project Name	Expenses	Acres	Payment	Price	Purchase	Cash Down	Purchase)	Capitalized	Cost

MRF-Carbon Canyon II, L.P. Total(a)	$1,119	3.07	$241,119	$240,000	10/3/2005	$241,119	$—	$—	$241,119
MRF-Groves Development, L.P. Total(b)	$4,904	43.82	$19,904	$750,000	12/2/2004	$754,904	$735,000	$—	$754,904
Springbrook Investments, L.P. Total(c)	$55,805	276.82	$16,165,111	$19,505,982	2/13/2004-9/26/06	$20,049,426	$3,884,315	$487,629	$20,049,416
TSG Canyon Vista Total(d)	$3,751	25.03	$2,204,009	$2,159,840	6/23/2005-10/17/2005	$2,204,009	$—	$40,418	$2,204,009
TSG Cherry Valley Total(e)	$2,696	242.63	$997,578	$5,000,000	9/10/2004	$4,997,578	$4,000,000	$(5,118)	$4,997,578

TSG Little Valley, L.P. Total(f)	$15,353	34.16	$3,351,631	$3,581,000	9/30/04-2/28/2006	$3,631,631	$280,000	$35,279	$3,631,631
Wasson Canyon Investments, L.P. Total(g)	$49,780	154.15	$8,631,617	$14,066,714	2/27/04-12/22/2006	$14,505,005	$5,873,388	$388,511	$14,505,005
Peloton Partners, L.P. Total(h)	$1,363	2.48	$426,466	$425,000	5/30/2006	$426,466	$—	$103	$426,466
TSG Kona Kahua, L.P. Total(i)	$4,836	1.95	$2,308,381	$2,300,000	10/6/2006	$2,308,381	$—	$3,545	$2,308,381
Grand Total	$139,608	784.11	$34,345,817	$48,028,536		$49,118,520	$14,772,703	$950,366	$49,118,510

(a)	For detail on the MRF Carbon Canyon II, L.P. Total refer to page II-8 of the Prior Performance Tables. Page II-8 details each separate acquisition which in aggregate equals the totals shown.

(b)	For detail on the MRF Groves Development, L.P Total refer to page II-8 of the Prior Performance Tables. Page II-8 details each separate acquisition which in aggregate equals the totals shown.

(c)	For detail on the Springbrook Investments, L.P Total refer to page II-8 and II-9 of the Prior Performance Tables. Page II-8 and II-9 details each separate acquisition which in aggregate equals the totals shown.

(d)	For detail on the TSG Canyon Vista, L.P Total refer to page II-9 of the Prior Performance Tables. Page II-9 details each separate acquisition which in aggregate equals the totals shown.

(e)	For detail on the TSG Cherry Valley, L.P Total refer to page II-9 of the Prior Performance Tables. Page II-9 details each separate acquisition which in aggregate equals the totals shown.

(f)	For detail on the TSG Little Valley, L.P Total refer to page II-10 of the Prior Performance Tables. Page II-10 details each separate acquisition which in aggregate equals the totals shown.

(g)	For detail on the Wasson Canyon Investments, L.P. (renamed to TSG O’Oma, L.P. and then TSG Kula Nei, L.P.) Total refer to page II-10 of the Prior Performance Tables. Page II-10 details each separate acquisition which in aggregate equals the totals shown.

(h)	For detail on the Peloton Partners, L.P. Total refer to page II-10 of the Prior Performance Tables, Page II-10 details each separate acquisition which in aggregate equals the totals shown.

(i)	For detail on the TSG Kona Kahua, L.P. Total refer to page II-10 of the Prior Performance Tables, Page II-10 details each separate acquisition which in aggregate equals the totals shown.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2004 Through December 31, 2006 (Continued)

Table VI represents all properties acquired by any programs with similar investment objectives for the past three years, January 1, 2004 through December 31, 2006.

Detail By Project

							Mortgage
				Contract			Financing	Other Cash
	Acquisition		Cash Down	Purchase	Date of	Finance &	(Date of	Expenditures	Total
Project Name	Expenses	Acres	Payment	Price	Purchase	Cash Down	Purchase)	Capitalized	Acquisition Cost

MRF-Carbon Canyon II, L.P.	$1,119	3.07	$241,119	$240,000	10/3/2005	$241,119	$—	$—	$241,119

MRF-Carbon Canyon II, L.P. Total(a)	$1,119	3.07	$241,119	$240,000		$241,119	$—	$—	$241,119

MRF-Groves Development, L.P.	$4,904	43.82	$19,904	$750,000	12/2/2004	$754,904	$735,000		$754,904

MRF-Groves Development, L.P. Total(b)	$4,904	43.82	$19,904	$750,000		$754,904	$735,000	$—	$754,904

Springbrook Investments, L.P.	$1,452	9.70	$163,210	$455,000	2/13/2004	$478,210	$315,000	$21,758	$478,210
Springbrook Investments, L.P.	$1,483	9.50	$218,151	$507,569	2/13/2004	$518,151	$300,000	$9,099	$518,151
Springbrook Investments, L.P.	$1,269	9.55	$73,826	$396,500	6/1/2005	$423,826	$350,000	$26,057	$423,826
Springbrook Investments, L.P.	$1,278	19.90	$1,316,371	$1,315,000	12/2/2004	$1,316,371	$—	$93	$1,316,371
Springbrook Investments, L.P.	$1,888	25.00	$1,751,957	$2,137,650	9/17/2004	$2,151,957	$400,000	$12,419	$2,151,957
Springbrook Investments, L.P.	$1,642	0.54	$245,720	$830,000	6/15/2005	$831,749	$586,029	$107	$831,749
Springbrook Investments, L.P.	$974	10.76	$403,359	$400,000	12/2/2004	$403,359	$—	$2,386	$403,359
Springbrook Investments, L.P.	$14,364	45.00	$1,901,761	$3,000,000	5/17/2006	$3,042,761	$1,141,000	$28,397	$3,042,761
Springbrook Investments, L.P.	$2,128	14.26	$706,650	$1,497,300	9/26/2006	$1,498,936	$792,286	$(502)	$1,498,926
Springbrook Investments, L.P.	$1,496	4.22	$344,736	$211,000	6/2/2006	$344,736	$—	$132,240	$344,736
Springbrook Investments, L.P.	$2,399	4.47	$390,331	$223,500	6/2/2006	$390,331	$—	$164,432	$390,331
Springbrook Investments, L.P.	$1,080	0.46	$40,522	$23,000	6/2/2006	$40,522	$—	$16,442	$40,522
Springbrook Investments, L.P.	$634	2.00	$174,599	$100,000	6/2/2006	$174,599	$—	$73,965	$174,599
Springbrook Investments, L.P.	$1,579	5.00	$651,511	$650,000	5/26/2006	$651,511	$—	$(68)	$651,511
Springbrook Investments, L.P.	$7,334	12.63	$638,512	$631,500	3/31/2006	$638,512	$—	$(322)	$638,512
Springbrook Investments, L.P.	$1,032	9.22	$462,014	$461,000	3/31/2006	$462,014	$—	$(18)	$462,014
Springbrook Investments, L.P.	$1,029	5.10	$256,149	$255,000	3/31/2006	$256,149	$—	$120	$256,149
Springbrook Investments, L.P.	$1,028	4.47	$236,122	$235,000	3/31/2006	$236,122	$—	$94	$236,122
Springbrook Investments, L.P.	$1,028	5.23	$262,634	$261,500	3/31/2006	$262,634	$—	$105	$262,634
Springbrook Investments, L.P.	$987	13.79	$690,869	$689,500	3/31/2006	$690,869	$—	$382	$690,869

(a)	Refers to program number 21B in the Prior Performance Summary beginning on page 62.

(b)	Refers to program number 20 in the Prior Performance Summary beginning on page 62.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2004 Through December 31, 2006 (Continued)

Table VI represents all properties acquired by any programs with similar investment objectives for the past three years, January 1, 2004 through December 31, 2006.

Detail By Project

							Mortgage
				Contract			Financing	Other Cash
	Acquisition		Cash Down	Purchase	Date of	Finance &	(Date of	Expenditures	Total
Project Name	Expenses	Acres	Payment	Price	Purchase	Cash Down	Purchase)	Capitalized	Acquisition Cost

Springbrook Investments, L.P.	$1,029	5.00	$251,147	$250,000	3/31/2006	$251,147	$—	$118	$251,147
Springbrook Investments, L.P.	$980	4.00	$201,126	$200,000	3/31/2006	$201,126	$—	$146	$201,126
Springbrook Investments, L.P.	$1,027	2.17	$109,081	$108,000	3/31/2006	$109,081	$—	$54	$109,081
Springbrook Investments, L.P.	$1,629	10.00	$1,001,923	$1,000,000	3/31/2006	$1,001,923	$—	$294	$1,001,923
Springbrook Investments, L.P.	$2,183	6.11	$1,651,322	$1,650,000	2/21/2006	$1,651,322	$—	$(861)	$1,651,322
Springbrook Investments, L.P.	$1,221	16.80	$1,005,377	$1,004,000	8/3/2005	$1,005,377	$—	$156	$1,005,377
Springbrook Investments, L.P.	$452	1.11	$87,427	$86,963	12/23/2005	$87,427	$—	$12	$87,427
Springbrook Investments, L.P.	$1,182	20.83	$928,704	$927,000	12/2/2004	$928,704	$—	$523	$928,704

Springbrook Investments, L.P. Total(c)	$55,805	276.82	$16,165,111	$19,505,982		$20,049,426	$3,884,315	$487,629	$20,049,416

TSG Canyon Vista, L.P.	$3,290	14.07	$1,633,485	$1,630,000	6/23/2005	$1,633,485	$—	$195	$1,633,485
TSG Canyon Vista, L.P.	$461	10.96	$570,524	$529,840	10/17/2005	$570,524	$—	$40,223	$570,524

TSG Canyon Vista, L.P. Total(d)	$3,751	25.03	$2,204,009	$2,159,840		$2,204,009	$—	$40,418	$2,204,009

TSG Cherry Valley, L.P.	$2,696	242.63	$997,578	$5,000,000	9/10/2004	$4,997,578	$4,000,000	$(5,118)	$4,997,578

TSG Cherry Valley, L.P. Total(e)	$2,696	242.63	$997,578	$5,000,000		$4,997,578	$4,000,000	$(5,118)	$4,997,578

(c)	Refers to program number 22A in the Prior Performance Summary beginning on page 62.

(d)	Refers to program number 27A in the Prior Performance Summary beginning on page 62.

(e)	Refers to program number 24 in the Prior Performance Summary beginning on page 62.

Table VI
Acquisitions of Properties (Unaudited)
For the Period January 1, 2004 through December 31, 2006 (Continued)

Table VI represents all properties acquired by any programs with similar investment objectives for the past three years, January 1, 2004 through December 31, 2006.

							Mortgage
				Contract			Financing	Other Cash
	Acquisition		Cash Down	Purchase	Date of	Finance &	(Date of	Expenditures	Total
Project Name	Expenses	Acres	Payment	Price	Purchase	Cash Down	Purchase)	Capitalized	Acquisition Cost

TSG Little Valley, L.P.	$2,081	5.42	$272,939	$271,000	9/30/2004	$272,939	$—	$(142)	$272,939
TSG Little Valley, L.P.	$3,605	4.55	$578,556	$575,000	8/9/2005	$578,556	$—	$(49)	$578,556
TSG Little Valley, L.P.	$1,292	3.74	$231,084	$475,000	2/9/2005	$511,084	$280,000	$34,792	$511,084
TSG Little Valley, L.P.	$1,122	5.00	$451,444	$450,000	2/28/2005	$451,444	$—	$322	$451,444
TSG Little Valley, L.P.	$1,059	5.23	$801,221	$800,000	2/28/2006	$801,221	$—	$162	$801,221
TSG Little Valley, L.P.	$2,573	2.05	$232,616	$230,000	12/2/2004	$232,616	$—	$42	$232,616
TSG Little Valley, L.P.	$1,069	6.11	$551,157	$550,000	12/2/2004	$551,157	$—	$87	$551,157
TSG Little Valley, L.P.	$2,551	2.06	$232,616	$230,000	12/2/2004	$232,616	$—	$65	$232,616

TSG Little Valley, L.P. Total(f)	$15,353	34.16	$3,351,631	$3,581,000		$3,631,631	$280,000	$35,279	$3,631,631

Wasson Canyon Investments, L.P.	$10,607	43.29	$139,284	$2,750,000	12/16/2005	$2,819,284	$2,680,000	$58,677	$2,819,284
Wasson Canyon Investments, L.P.	$5,000	3.75	$295,000	$290,000	4/9/2004	$295,000	$—	$—	$295,000
Wasson Canyon Investments, L.P.	$723	5.00	$226,265	$225,000	2/27/2004	$226,265	$—	$543	$226,265
Wasson Canyon Investments, L.P.	$2,077	2.23	$737,715	$960,000	3/25/2005	$962,715	$225,000	$638	$962,715
Wasson Canyon Investments, L.P.	$1,089	4.37	$411,704	$410,000	1/3/2005	$411,704	$—	$615	$411,704
Wasson Canyon Investments, L.P.	$5,584	39.36	$3,007,420	$3,000,000	8/31/2005	$3,007,420	$—	$1,835	$3,007,420
Wasson Canyon Investments, L.P.	$6,653	20.00	$148,903	$2,800,000	5/12/2005	$3,117,291	$2,968,388	$310,638	$3,117,291
Wasson Canyon Investments, L.P.	$2,342	20.00	$1,979,056	$1,976,714	4/1/2005	$1,979,056	$—	$—	$1,979,056
Wasson Canyon Investments, L.P.	$838	0.66	$285,625	$285,000	8/31/2005	$285,625	$—	$(212)	$285,625
Wasson Canyon Investments, L.P.	$1,100	0.63	$325,802	$325,000	10/28/2005	$325,802	$—	$(298)	$325,802
Wasson West, L.P.	$12,567	12.90	$628,524	$600,000	12/22/2006	$628,524	$—	$15,958	$628,524
Wasson West, L.P.	$1,201	1.96	$446,317	$445,000	5/26/2006	$446,317	$—	$116	$446,317

Wasson Canyon Investments, L.P. (g) Total	$49,780	154.15	$8,631,617	$14,066,714		$14,505,005	$5,873,388	$388,511	$14,505,005

Peloton Partners, L.P.	$1,363	2.48	$426,466	$425,000	5/30/2006	$426,466	$—	$103	$426,466

Peloton Partners, L.P. Total(h)	$1,363	2.48	$426,466	$425,000		$426,466	$—	$103	$426,466

TSG Kona Kahua, L.P.	$4,836	1.95	$2,308,381	$2,300,000	10/6/2006	$2,308,381	$—	$3,545	$2,308,381

TSG Kona Kahua, L.P. Total(i)	$4,836	1.95	$2,308,381	$2,300,000		$2,308,381	$—	$3,545	$2,308,381

Grand Total	$139,608	784.11	$34,345,817	$48,028,536		$49,118,520	$14,772,703	$950,366	$49,118,510

(f)	Refers to program number 25 in the Prior Performance Summary beginning on page 62.

(g)	Refers to program number 23A in the Prior Performance Summary beginning on page 62. Wasson Canyon Investments, L.P. was renamed to TSG O’Oma, and then TSG Kula Nei, L.P.

(h)	Refers to program number 30 in the Prior Performance Summary beginning on page 62.

(i)	Refers to program number 34 in the Prior Performance Summary beginning on page 62.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 22nd day of June, 2007.

SHOPOFF PROPERTIES TRUST, INC.

By:	/s/ William A. Shopoff
William A. Shopoff
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ William A. Shopoff William A. Shopoff		President and Chief Executive Officer (Principal Executive Officer)	June 22, 2007

/s/ Kevin Bridges Kevin Bridges		Chief Financial Officer and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	June 22, 2007

/s/ Edward Fitzpatrick Edward Fitzpatrick		Executive Vice President and Director	June 22, 2007

/s/ Jeffrey Shopoff Jeffrey Shopoff		Director	June 22, 2007

* Glenn Patterson		Director	June 22, 2007

* Patrick Meyer		Director	June 22, 2007

* Stuart McManus		Director	June 22, 2007

* Diane Kennedy		Director	June 22, 2007

* Melanie Barnes		Director	June 22, 2007

By:	/s/ William A. Shopoff William A. Shopoff Attorney-in-fact

EXHIBIT LIST

Exhibit
Number	Exhibit

1.1	Form of Broker-Dealer Agreement between Shopoff Properties Trust, Inc. and Shopoff Securities, Inc.**
3.1	Charter of the Registrant*
3.2	Bylaws of the Registrant*
3.3	Form of Articles of Amendment and Restatement of the Registrant
3.4	Form of Amended and Restated Bylaws of the Registrant
3.5	Form of Agreement of Limited Partnership of Shopoff Partners****
4.1	Form of Registrant’s Common Stock Certificate***
5.1	Opinion of DLA Piper US LLP**
8.1	Opinion of Manatt, Phelps & Phillips, LLP as to Tax Matters***
10.1	2007 Equity Incentive Plan*
10.2	Advisory Agreement between Shopoff Properties Trust, Inc., Shopoff Partners, L.P. and Shopoff Advisors, L.P.****
10.3	Form of Escrow Agreement*
23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)**
23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 8.1)***
23.3	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP
24.1	Power of Attorney (included on Signature Page)*

*	Filed with the SEC on November 30, 2006.

**	Filed with the SEC on January 25, 2007.

***	Filed with the SEC on March 30, 2007.

****	Filed with the SEC on June 6, 2007.